The information in this preliminary prospectus supplement is not complete and may be changed.  This preliminary prospectus supplement is not an offer to sell these securities and is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 23, 2007

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated May 23, 2007)

$710,534,000

(Approximate)

NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-C

Nationstar Home Equity Loan Trust 2007-C

(Issuing Entity)

Nationstar Mortgage LLC
(Sponsor, Originator and Servicer)

Nationstar Funding LLC
(Depositor)

We are offering pursuant to this preliminary prospectus supplement and the accompanying prospectus:

Offered Certificates	Principal Balance(1)	Certificate Rate(2)	Price to Public (% of Principal Balance)	Underwriting Fee (% of Principal Balance)	Proceeds to Depositor(3) (% of Principal Balance)
Class 1-AV-1	$224,590,000	One-month LIBOR plus [__]%, subject to an interest rate cap.	[__]%	[__]%	[__]%
Class 2-AV-1	$141,639,000	One-month LIBOR plus [__]%, subject to an interest rate cap.	[__]%	[__]%	[__]%
Class 2-AV-2	$100,700,000	One-month LIBOR plus [__]%, subject to an interest rate cap.	[__]%	[__]%	[__]%
Class 2-AV-3	$37,740,000	One-month LIBOR plus [__]%, subject to an interest rate cap.	[__]%	[__]%	[__]%
Class 2-AV-4	$57,306,000	One-month LIBOR plus [__]%, subject to an interest rate cap.	[__]%	[__]%	[__]%
Class M-1	$39,016,000	One-month LIBOR plus [__]%, subject to an interest rate cap.	[__]%	[__]%	[__]%
Class M-2	$28,886,000	One-month LIBOR plus [__]%, subject to an interest rate cap.	[__]%	[__]%	[__]%
Class M-3	$17,257,000	One-month LIBOR plus [__]%, subject to an interest rate cap.	[__]%	[__]%	[__]%
Class M-4	$14,256,000	One-month LIBOR plus [__]%, subject to an interest rate cap.	[__]%	[__]%	[__]%
Class M-5	$12,005,000	One-month LIBOR plus [__]%, subject to an interest rate cap.	[__]%	[__]%	[__]%
Class M-6	$6,752,000	One-month LIBOR plus [__]%, subject to an interest rate cap.	[__]%	[__]%	[__]%
Class M-7	$12,005,000	One-month LIBOR plus [__]%, subject to an interest rate cap.	[__]%	[__]%	[__]%
Class M-8	$6,753,000	One-month LIBOR plus [__]%, subject to an interest rate cap.	[__]%	[__]%	[__]%
Class M-9	$11,629,000	One-month LIBOR plus [__]%, subject to an interest rate cap.	[__]%	[__]%	[__]%
(1) Principal balances subject to variance of plus or minus 5%.

(2)

The certificate rate on each class of certificates will increase for each interest period after the servicer first fails to exercise its clean-up call option.  Additional information regarding the amount of the increase for each class and the interest rate cap for each class is included under “SUMMARY” in this preliminary prospectus supplement.

(3) Does not reflect accrued interest or issuance expenses.

The Certificates

•

Interest and principal on the certificates are scheduled to be paid monthly on the 25th day of the month or, if the 25th day is not a business day, on the next business day.  The first scheduled distribution date is July 25, 2007.

•

The certificates currently have no trading market.

•

The trust will also issue the Class M-10, Class X-IO, Class P and Class R certificates, which are not offered hereby.

•

The Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates will be senior certificates.

•

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 certificates will be subordinate to, and provide credit enhancement for, the senior certificates.  Each class of Class M certificates having a higher numerical designation will be subordinate to, and provide credit enhancement for, each class of Class M certificates having a lower numerical designation.

•

Credit enhancement for the certificates also includes overcollateralization to be maintained over time from the application of excess interest collections, if any, on the home equity loans as accelerated distributions of principal on the certificates.

•

The certificates (other than the Class M-10 certificates) will also have the benefit of an interest rate swap agreement pursuant to which The Royal Bank of Scotland plc will agree to pay to the issuing entity a monthly floating rate payment (in exchange for the issuing entity’s agreement to pay The Royal Bank of Scotland plc a monthly fixed rate payment) as described in this preliminary prospectus supplement.

Consider carefully the risk factors beginning on page S-24 in this preliminary prospectus supplement.  The certificates will represent an interest in the issuing entity only and will not represent obligations of the depositor, the sponsor or any of their affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved of the certificates or determined if this preliminary prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The underwriters listed below will purchase the underwritten certificates from the depositor on a firm commitment basis and offer them to you, subject to certain conditions.  Total proceeds to the depositor with respect to such underwritten certificates are expected to be approximately $[_____] excluding accrued interest, and before deducting issuance expenses payable by the depositor, estimated to be $[______].  We expect that delivery of the offered certificates will be made in book-entry form through the facilities of the Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about June 7, 2007.

BANC OF AMERICA SECURITIES LLC

Citi

RBS GREENWICH CAPITAL

            , 2007

Important notice about information presented in this preliminary prospectus supplement and the accompanying prospectus

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•

the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and

•

this preliminary prospectus supplement, which describes the specific terms of your certificates.

You should rely primarily on the description of your certificates in this preliminary prospectus supplement.

You should rely only on the information contained or incorporated by reference in this preliminary prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.  Each below annex and schedule is incorporated by reference into this preliminary prospectus supplement.

For your convenience, we include cross-references in this preliminary prospectus supplement and in the accompanying prospectus to captions in these materials where you can find related information.

We are not offering the offered certificates in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of the prospectus supplement.

TABLE OF CONTENTS

Caption

Page

Summary

S-3

Risk Factors

S-24

Description of the Home Equity Loans

S-46

Prepayment and Yield Considerations

S-56

Formation of The Issuing Entity and Issuing Entity Property

S-62

Legal Proceedings

S-63

Description of the Certificates

S-64

Use of Proceeds

S-101

Certain Federal Income Tax Considerations

S-101

Certain State Tax Considerations

S-105

ERISA Considerations

S-105

Legal Investment Considerations

S-108

Underwriting

S-108

Legal Matters

S-110

Ratings

S-110

Annex A - Global Clearance, Settlement and Tax Documentation Procedures

A-1

Annex B - Home Equity Loan Statistics

B-1

Annex C - Assumed Home Equity Loan Characteristics

C-1

Annex D - Decrement Tables

D-1

Schedule I

I-1

Caption

Page

Prospectus Supplement

1

Reports to Holders

1

Introduction

2

The Depositor

2

The Sponsor, the Seller and the Servicer

2

Description of the Securities

12

The Issuing Entities

20

Accounts

24

Enhancement

27

The Agreements

28

Certain Legal Aspects of the Home Equity Loans

45

Use of Proceeds

52

Federal Income Tax Consequences

52

State Tax Consequences

75

ERISA Considerations

75

Legal Investment

80

Plan Of Distribution

81

Legal Matters

81

Where You Can Find More Information

82

Incorporation Of Certain Documents By Reference

82

SUMMARY OF PARTIES TO THE TRANSACTION*

Nationstar Mortgage LLC
(Sponsor, Originator and Servicer)
Nationstar Mortgage LLC
(Seller)
Auburn Funding, LLC
(Seller)
Servicing of trust assets
Nationstar Funding LLC
(Depositor)
The Royal Bank of Scotland plc
(Swap Counterparty)
Nationstar Home Equity Loan Trust 2007-C
(Issuing Entity)
The Bank of New York
(Trustee)
The Bank of New York Trust Company, N.A.
(Custodian)
Class 1-AV-1 Certificates
Class 2-AV-1 Certificates
Class 2-AV-2 Certificates
Class 2-AV-3 Certificates
Class 2-AV-4 Certificates
Class M-1 Certificates
Class M-2 Certificates
Class M-3 Certificates
Class M-4 Certificates
Class M-5 Certificates
Class M-6 Certificates
Class M-7 Certificates
Class M-8 Certificates
Class M-9 Certificates
Class M-10 Certificates
Class X-IO Certificates
Class P Certificates
Class R Certificates

*

This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this preliminary prospectus supplement and the accompanying prospectus for a further description.

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C
PAYMENT FLOWS AND DELIVERIES

SUMMARY

•

This summary highlights selected information from this preliminary prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the offered certificates, you should read carefully this entire preliminary prospectus supplement and the accompanying prospectus.

•

This summary provides an overview to aid your understanding and is qualified by the full description of this information in this preliminary prospectus supplement and the accompanying prospectus.

•

You can find a listing of the pages where capitalized terms used in this preliminary prospectus supplement are defined under the caption “INDEX OF DEFINED TERMS” beginning on page S-112 in this preliminary prospectus supplement.

Issuing Entity

•

Nationstar Home Equity Loan Trust 2007-C, a New York common law trust.

Sponsor

•

Nationstar Mortgage LLC, a Delaware limited liability company.  Nationstar Mortgage LLC is sometimes referred to in this preliminary prospectus supplement as “Nationstar Mortgage.”

Depositor

•

Nationstar Funding LLC, a Delaware limited liability company and wholly owned subsidiary of Nationstar Mortgage.

Originator

•

All of the home equity loans have been originated by Nationstar Mortgage, by an affiliate of Nationstar Mortgage or by a broker for simultaneous assignment to Nationstar Mortgage or were acquired by Nationstar Mortgage from correspondent lenders and reunderwritten to comply with Nationstar Mortgage’s underwriting standards.

Sellers

•

Nationstar Mortgage.

•

Auburn Funding, LLC, a limited purpose entity and an affiliate of Nationstar Mortgage.

Servicer

•

Nationstar Mortgage.

Trustee

•

The Bank of New York.

Custodian

•

The Bank of New York Trust Company, National Association.

Swap Provider

•

The Royal Bank of Scotland plc will be the swap provider under the interest rate swap agreement.  We refer you to “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account” in this preliminary prospectus supplement for more information.

Statistical Calculation Date

•

The opening of business on May 1, 2007.

•

All statistical information relating to the home equity loans presented in this preliminary prospectus supplement is given as of the statistical calculation date.

Cut-Off Date

•

The opening of business on June 1, 2007, or, with respect to any home equity loans originated after that date but prior to the closing date, the date of origination of that home equity loan.

•

The cut-off date is the date on and after which the issuing entity will be entitled to receive principal collections on and proceeds of the home equity loans and the date after which the issuing entity will be entitled to receive interest due on the home equity loans.

Closing Date

•

June 7, 2007.

Distribution Date

•

The 25th day of each month, or if the 25th day is not a business day, then the next succeeding business day. The first distribution date will be July 25, 2007.

Record Date

•

With respect to any distribution date and each class of senior certificates and subordinate certificates, the last business day immediately preceding that distribution date or, if definitive certificates are issued, the last business day of the month immediately preceding the calendar month in which that distribution date occurs.

The Certificates

•

On the closing date, the issuing entity will issue the offered certificates, Class M-10, Class X-IO, Class P and Class R certificates.

Offered Certificates

The Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3, Class 2-AV-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 certificates.

Senior Certificates

The Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates.

Subordinate Certificates

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 certificates.

Non-Offered Certificates

The Class M-10, Class X-IO, Class P and Class R certificates are not being offered to the public.  The Class M-10 and Class P certificates will have an initial certificate principal balance of approximately $13,506,000 and $100, respectively. We have included information with respect to the Class M-10, Class X-IO, Class P and Class R certificates in this preliminary prospectus supplement solely to provide you a better understanding of the offered certificates.

Group 1 Certificates

The Class 1-AV-1 certificates.

Group 2 Certificates

The Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates.

Denominations

The offered certificates will be offered for purchase in denominations of $25,000 and multiples of $1,000 above $25,000.

Book-Entry Registration

We will issue the offered certificates in book-entry form.  You will hold your interests either through a depository in the United States or through one of two depositories in Europe.  While the offered certificates are in book-entry form they will be registered in the name of the nominee of the depository in the United States.

Final Distribution Dates

The final scheduled distribution date with respect to each class of senior and subordinate certificates is the distribution date in June 2037, which with respect to each such class is one month after the scheduled maturity date of the latest maturing home equity loan.

The expected final distribution dates for each class of offered certificates are set forth below:

Expected Final Distribution Date
Class	To Optional Termination(1)	To Maturity(2)
1-AV-1	October 2014	October 2023
2-AV-1	December 2008	December 2008
2-AV-2	December 2009	December 2009
2-AV-3	November 2011	November 2011
2-AV-4	October 2014	July 2024
M-1	October 2014	May 2022
M-2	October 2014	May 2021
M-3	October 2014	September 2020
M-4	October 2014	March 2020
M-5	October 2014	September 2019
M-6	October 2014	April 2019
M-7	October 2014	December 2018
M-8	October 2014	May 2018
M-9	October 2014	December 2017

____________________

(1)

The expected final distribution date for each class of offered certificates is based upon (i) the prepayment model for the home equity loans as described under “PREPAYMENT AND YIELD CONSIDERATIONS—Weighted Average Lives”, (ii) the modeling assumptions used in this preliminary prospectus supplement, as described under “PREPAYMENT AND YIELD CONSIDERATIONS—Weighted Average Lives” and (iii) assuming the clean-up call option to purchase the home equity loans is exercised at the earliest possible distribution date, as described in this preliminary prospectus supplement under “DESCRIPTION OF THE CERTIFICATES—Optional Termination by the Servicer.”

(2)

The expected final distribution date for each class of offered certificates is based upon (i) the prepayment model for the home equity loans as described under “PREPAYMENT AND YIELD CONSIDERATIONS—Weighted Average Lives”, (ii) the modeling assumptions used in this preliminary prospectus supplement, as described under “PREPAYMENT AND YIELD CONSIDERATIONS—Weighted Average Lives.”

Distributions to Offered Certificateholders

Interest

You will be entitled to receive distributions of interest on each distribution date to the extent set forth in this preliminary prospectus supplement.

The “interest rate” on any distribution date with respect to the offered certificates will be the applicable certificate rate set forth on the cover page of this preliminary prospectus supplement.

The “interest period” with respect to each distribution date and the senior and subordinate certificates is the period from and including the previous distribution date (or the closing date in the case of the first distribution date) to and including the day preceding the related distribution date.  Interest on the senior and subordinate certificates will accrue during the related interest period on the basis of the actual number of days elapsed in the related interest period and a year consisting of 360 days.  Therefore, if you are a holder of a senior or subordinate certificate, you would use the following formula to calculate your interest payment, which we refer to as the “class monthly interest amount,” on any distribution date:

   N   x IR x PB

=

your interest payment.
360

N

=

number of days in the interest period.

IR

=

the applicable per annum variable interest rate for the interest period, subject to (1) the applicable net wac cap and (2) in the case of the senior certificates, a doubling of the applicable margin after the servicer first fails to exercise its clean-up call option and, in the case of the subordinate certificates, an increase to 1.5 times the applicable margin after the servicer first fails to exercise its clean-up call option.

PB

=

the certificate principal balance of your senior or subordinate certificate immediately prior to any distributions on the distribution date.

If you are a holder of a senior or subordinate certificate, we will increase the interest payment we owe to you for a distribution date by an amount, which we refer to as the “class interest carryover shortfall,” equal to any unpaid interest we owe to you from prior distribution dates, plus accrued interest at the applicable certificate rate.

The “Group 1 net wac cap” for any distribution date and the Class 1-AV-1 certificates is equal to the product of (a) the excess, if any, of (x) the weighted average of the net coupon rates of the Group 1 home equity loans as of the beginning of the related remittance period over (y) the swap expense fee rate for that distribution date, and (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

The “Group 2 net wac cap” for any distribution date and the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates is equal to the product of (a) the excess, if any, of (x) the weighted average of the net coupon rates of the Group 2 home equity loans as of the beginning of the related remittance period over (y) the swap expense fee rate for that distribution date, and (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

The “subordinate net wac cap” for any distribution date and for each class of subordinate certificates is equal to the weighted average of (a) the Group 1 net wac cap and (b) the Group 2 net wac cap, in each case weighted on the basis of the related group subordinate amount.

The “group subordinate amount” for any group and distribution date is the excess of the aggregate loan balance of the home equity loans of the related group as of the first day of the related remittance period over the aggregate certificate principal balance of the senior certificates of such group immediately prior to such distribution date.

The “swap expense fee rate” with respect to each distribution date is a per annum rate, equal to the product of (x) the sum of (i) any net swap payment owed to the swap provider for that distribution date and (ii) any swap termination payment (other than any swap termination payment resulting from a swap provider trigger event) payable by the supplemental interest trust, and (y) 12 divided by the outstanding principal balance of the home equity loans as of the first day of the related remittance period.

If you are a holder of a senior or subordinate certificate, we will pay to you, on future distribution dates, the amount by which we reduce the interest payment we owe to you because of the effect of the applicable net wac cap, including any interest accrued on such amount at the related certificate rate without regard to the applicable net wac cap.  Payment of these amounts, which we refer to as the “Group 1 net wac cap carryover,” “Group 2 net wac cap carryover” or “subordinate net wac cap carryover,” as applicable, will be made on a subordinated basis, only to the extent that money is available to make these payments.  However, if the clean-up call option is exercised as described in this preliminary prospectus supplement, you will not be entitled to receive these amounts upon termination of the issuing entity, except if and to the extent that money is available to pay these amounts (which are payable on a subordinated basis) in accordance with the priorities for distributions described under  “DESCRIPTION OF THE CERTIFICATES—Distributions” in this preliminary prospectus supplement.

Principal

On each distribution date, the amount available for distributions of principal to the senior and subordinate certificates will include (1) principal collections on the home equity loans, plus (2) any excess interest collections on the home equity loans required to be distributed to satisfy the required level of overcollateralization, less (3) any decrease in the required level of overcollateralization.

Group 1 Certificates. On each distribution date we will distribute principal in a specified amount, which we refer to as the “Group 1 principal distribution amount,” (prior to the stepdown date or if a trigger event is in effect) or the lesser of the “Group 1 principal distribution amount” and the “Group 1 senior principal distribution amount” (on or after the stepdown date and for which a trigger event is not in effect) to the Group 1 certificates, as described under “DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Principal”, to the Class 1-AV-1 certificates, until the principal balance of the Class 1-AV-1 certificates has been reduced to zero.

Group 2 Certificates. On each distribution date we will distribute principal in a specified amount, which we refer to as the “Group 2 principal distribution amount,” (prior to the stepdown date or if a trigger event is in effect) or the lesser of the “Group 2 principal distribution amount” and the “Group 2 senior principal distribution amount” (on or after the stepdown date and for which a trigger event is not in effect) to the Group 2 certificates, as described under “DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Principal,” sequentially, to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates, in that order, so that each class does not receive any principal payments until the certificate principal balance of the prior class has been reduced to zero (except in the case where the aggregate certificate principal balance of the subordinate certificates and the overcollateralization amount have been reduced to zero in which case, we will distribute principal to the Group 2 certificates pro rata, based on their respective certificate principal balances).

Subordinate Certificates. On each distribution date we will distribute principal to the subordinate certificates on a subordinated basis.  Prior to the stepdown date or while any trigger event is in effect, principal in respect of the home equity loans will generally be distributed to the senior certificates.  On or after the stepdown date, if there is no trigger event in effect, principal distributions will generally be allocated first to the senior certificates, based on a formula amount, and then any excess will be distributed to the subordinate classes in the amounts and the order of priority described under “DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Principal” in this preliminary prospectus supplement.  We refer to these principal distributions for the subordinate certificates as the “Class M-1 principal distribution amount,” the “Class M-2 principal distribution amount” and similarly for the other subordinate certificates.

Stepdown Date and Trigger Events.  The stepdown date will be the earlier to occur of (1) the distribution date immediately following the distribution date on which the aggregate certificate principal balances of the senior certificates are reduced to zero, and (2) the later to occur of (a) the distribution date in July 2010, and (b) the first distribution date on which the senior enhancement percentage, calculated for this purpose, before giving effect to any distribution of principal on the certificates on that distribution date but after giving effect to the distribution of the aggregate principal amount on the home equity loans, is at least equal to 50.20%.  Generally, the subordinate certificates will not receive distributions of principal prior to the stepdown date.  In addition, the amount and priority of principal distributions may be altered if a delinquency event or cumulative loss trigger event is in effect.  See “DESCRIPTION OF THE CERTIFICATES—Glossary” in this preliminary prospectus supplement.

A delinquency event will have occurred and be continuing if at any time the 60+ delinquency percentage (rolling three month) exceeds 32.10% of the senior enhancement percentage.  A cumulative loss trigger event will have occurred with respect to any distribution date and the home equity loans if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative realized losses incurred on the home equity loans from the cut-off date through the last day of the related remittance period (less the aggregate amount of recoveries during such period) by (y) the aggregate loan balance of the home equity loans as of the cut-off date, exceeds the applicable percentages described in the definition of “cumulative loss trigger event” in this preliminary prospectus supplement.  See “DESCRIPTION OF THE CERTIFICATES—Glossary” in this preliminary prospectus supplement.

Distribution Priorities

On each distribution date, after withdrawal of any amounts required to be deposited into the swap account for payment to the swap provider of any net swap payments and swap termination payments (other than any swap termination payments that are the result of a swap provider trigger event), collections and other funds received with respect to the home equity loans and on deposit in the certificate account with respect to the Group 1 home equity loans and the Group 2 home equity loans (other than any prepayment premiums, penalties or charges), as described under “DESCRIPTION OF THE CERTIFICATES – Distributions” in this preliminary prospectus supplement, will be applied, first, to pay the fees and certain expenses of the trustee, and then to make the following disbursements, in the following order of priority and, in each case, to the extent of funds remaining in the certificate account with respect to the Group 1 home equity loans and the Group 2 home equity loans (other than any prepayment premiums, penalties or charges):

A.

With respect to funds in the certificate account received with respect to the Group 1 home equity loans:

•

First, to the Group 1 certificates, the related class monthly interest amount and any related class interest carryover shortfall for the distribution date.

•

Second, the remaining amount pursuant to clause C. below.

B.

With respect to funds in the certificate account received with respect to the Group 2 home equity loans:

•

First, concurrently, to each class of Group 2 certificates, the related class monthly interest amount and any related class interest carryover shortfall for the distribution date, allocated among each such class of Group 2 Certificates on a pro rata basis based on each Group 2 certificate’s class monthly interest amount and class interest carryover shortfall without priority among such Group 2 certificates.

•

Second, the remaining amount pursuant to clause C. below.

C.

With respect to any remaining amounts in the certificate account received with respect to Group 1 home equity loans and Group 2 home equity loans:

•

First, concurrently, to the senior certificates in both certificate groups, the related class monthly interest amount and any related class interest carryover shortfall to the extent not paid pursuant to clauses A. and B. above on the applicable distribution date, allocated among each such class of senior certificates on a pro rata basis based on the amount that would have been distributed to each such class in the absence of such shortfall.

•

Second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 certificates, in that order, the related class monthly interest amount for the distribution date.

•

Third, to the senior and subordinate certificates, principal distributions in a specified amount, in the order of priority and, in the case of the subordinate certificates, on a subordinated basis, as described above under “Principal” and summarized below:

•

first,

(A) on each distribution date (i) prior to the stepdown date or (ii) on which a trigger event is in effect, to the senior certificates, in an amount up to the principal distribution amount for the distribution date, excluding any subordination increase amount included in that amount, concurrently as follows:

i.

sequentially:

a.  to the Group 1 certificates, the Group 1 principal distribution amount until the certificate principal balance of such certificates has been reduced to zero; and

b.  to the Group 1 certificates, the remaining Group 2 principal distribution amount after distributions pursuant to subclause (A).ii.a. below until the certificate principal balance of such certificates has been reduced to zero;

ii.

sequentially:

a.  to the Group 2 certificates, the Group 2 principal distribution amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates, in that order, until the respective certificate principal balances of such certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any distribution date, the aggregate certificate principal balance of the subordinate certificates is equal to zero and the overcollateralization amount is equal to zero, then the Group 2 principal distribution amount shall be distributed to the Group 2 certificates, pro rata, based on their respective certificate principal balances; and

b.  to the Group 2 certificates, the remaining Group 1 principal distribution amount after distributions pursuant to subclause (A).i.a. above, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates, in that order, until the respective certificate principal balances of such certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any distribution date, the aggregate certificate principal balance of the subordinate certificates is equal to zero and the overcollateralization amount is equal to zero, then the remaining Group 1 principal distribution amount after distributions pursuant to subclause (A).i.a. above shall be distributed to the Group 2 certificates, pro rata, based on their respective certificate principal balances.

(B) on each distribution date (i) on or after the stepdown date and (ii) on which a trigger event is not in effect, to the senior certificates, the Group 1 principal distribution amount or the Group 2 principal distribution amount, as applicable, for the distribution date, excluding any subordination increase amount included in that amount, concurrently as follows:

i.

sequentially:

a.

to the Group 1 certificates, in an amount up to the Group 1 senior principal distribution amount until the certificate principal balance of such certificates has been reduced to zero; and

b.

to the Group 1 certificates, the remaining Group 2 principal distribution amount after distributions pursuant to subclause (B).ii.a. below, in an amount up to the remaining Group 1 senior principal distribution amount until the certificate principal balance of such certificates has been reduced to zero;

ii.

sequentially:

a.

to the Group 2 certificates, in an amount up to the Group  2 senior principal distribution amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates, in that order, until the respective certificate principal balances of such certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any distribution date, the aggregate certificate principal balance of the subordinate certificates is equal to zero and the overcollateralization amount is equal to zero, then the Group 2 senior principal distribution amount shall be distributed to the Group 2 Certificates, pro rata, based on their respective certificate principal balances; and

b.

to the Group 2 certificates, the remaining Group 1 principal distribution amount after distributions pursuant to subclause (B).i.a. above, in an amount up to the remaining Group 2 senior principal distribution amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective certificate principal balances of such certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any distribution date, the aggregate certificate principal balance of the subordinate certificates is equal to zero and the overcollateralization amount is equal to zero, then the remaining Group 1 principal distribution amount after distributions pursuant to subclause (B).i.a. above shall be distributed to the Group 2 certificates, pro rata, based on their respective certificate principal balances;

•

second, to the subordinate certificates, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 certificates, in that order, their respective class principal distribution amounts (excluding any subordination increase amount), which generally will be distributed on or after the stepdown date  provided that no trigger event is in effect; and

•

third, to the senior and subordinate certificates, the subordination increase amount, allocated in the order of priority described above for principal distribution amounts.

•

Fourth, to the subordinate certificates, (a) any related class interest carryover shortfall and (b) any related class principal carryover shortfall described below under “Credit Enhancement – Allocation of Losses.”  Payment of these shortfall amounts will be made, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 certificates, in that order.

•

Fifth, to the senior and subordinate certificates, any related net wac cap carryover.  Payment of these net wac cap carryover amounts will be made in the following order of priority:

•

first, concurrently, to the (i) Group 1 certificates, the related net wac cap carryover and (ii) Group 2 certificates, the related net wac cap carryover, pro rata, based on such amounts, and

•

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 certificates, in that order, the related net wac cap carryover;

•

Sixth, for deposit into the swap account, for payment to the swap provider of any swap termination payments resulting from a swap provider trigger event, in the order of priority described below in “DESCRIPTION OF THE CERTIFICATES—The Swap Account” in this preliminary prospectus supplement;

•

Seventh, to the trustee, as reimbursement for certain reimbursable expenses; and

•

Eighth, to the Class X-IO and Class R certificates, the remainder as provided in the pooling and servicing agreement.

Issuing Entity Property

The issuing entity property is held by the trustee for the benefit of the certificateholders.  The issuing entity property includes:

•

a pool of closed-end, fixed rate and primarily hybrid adjustable rate home equity loans in the aggregate principal amount, as of the statistical calculation date, of approximately $299,914,816, which conform to certain agency guidelines, secured by first and second lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties transferred to the issuing entity on the closing date;

•

a pool of closed-end, fixed rate and primarily hybrid adjustable rate home equity loans in the aggregate principal amount, as of the statistical calculation date, of approximately $450,537,911, some of which conform and some of which do not conform to certain agency guidelines, secured by first and second lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties transferred to the issuing entity on the closing date;

•

principal payments collected on and after the cut-off date and interest payments due on the home equity loans after the cut-off date;

•

property that secured a home equity loan which has been acquired by foreclosure or deed in lieu of foreclosure;

•

amounts on deposit in the accounts specified in this preliminary prospectus supplement;

•

rights under an interest rate swap agreement described in this preliminary prospectus supplement;

•

rights under any hazard insurance policies, if any, covering the mortgaged properties; and

•

proceeds of the foregoing.

The Home Equity Loans

We will divide the home equity loans into two groups, designated as “Group 1 home equity loans” and “Group 2 home equity loans”.  The Group 1 home equity loans will contain home equity loans that conform to certain agency guidelines.  The Group 2 home equity loans will contain home equity loans some of which conform and some of which do not conform to certain agency guidelines.  The Group 1 certificates generally represent interests in the Group 1 home equity loans.  The Group 2 certificates generally represent interests in the Group 2 home equity loans.  The subordinate certificates represent interests in all the home equity loans.

Certain of the home equity loans in each home equity loan group bear interest at fixed rates and certain of the home equity loans in each home equity loan group bear interest at rates that, generally following an initial fixed rate period, adjust semi-annually or annually based on six-month LIBOR or one-year LIBOR, as applicable, and the applicable gross margin, subject to the limitations described in this preliminary prospectus supplement and the accompanying prospectus.  The initial rate adjustment date for the adjustable rate home equity loans is either six months, two years, three years or five years after the date of origination of the related adjustable rate home equity loan.

All of the home equity loans in the issuing entity have been originated by Nationstar Mortgage, an affiliate of Nationstar Mortgage or a broker for simultaneous assignment to Nationstar Mortgage or were acquired by Nationstar Mortgage from correspondent lenders and reunderwritten to comply with Nationstar Mortgage’s underwriting standards.

The home equity loans are not and will not be guaranteed by the sponsor, the depositor, the sellers, the servicer, the trustee, the underwriters or any of their affiliates.  None of the home equity loans is insured by a primary mortgage insurance policy.

The statistical information presented in this preliminary prospectus supplement with respect to all of the home equity loans is with respect to 4,490  home equity loans, of which approximately 39.40% are fixed rate home equity loans and approximately 60.60% are adjustable rate home equity loans, in each case, as of the statistical calculation date.  The statistical information presented in this preliminary prospectus supplement with respect to the Group 1 home equity loans is with respect to 1,960 home equity loans, of which approximately 33.23% are fixed rate home equity loans and approximately 66.77% are adjustable rate home equity loans, in each case, as of the statistical calculation date.   The statistical information presented in this preliminary prospectus supplement with respect to the Group 2 home equity loans is with respect to 2,530 home equity loans, of which approximately 43.50% are fixed rate home equity loans and approximately 56.50% are adjustable rate home equity loans, in each case, as of the statistical calculation date.  Prior to the closing date, additional home equity loans may be added to each home equity loan group and some home equity loans may be removed from each home equity loan group.

As a result of this potential variation in home equity loans to be transferred to the issuing entity and the amortization of home equity loans between the statistical calculation date and the cut-off date, the characteristics of the home equity loans in each home equity loan group as of the closing date may differ from the characteristics presented in this preliminary prospectus supplement as of the statistical calculation date.  The depositor does not expect a material change in the weighted average characteristics of any home equity loan group.

Aggregate Home Equity Loans. The following summary information with respect to all of the home equity loans is as of the statistical calculation date:

	Summary Statistics	Range (if appropriate)

Avg. outstanding principal balance (approximate)	$167,139	$2,968 to $1,109,902
Avg. original loan amount (approximate)	$167,806	$5,150 to $1,111,370
Wtd. avg. gross coupon rate (approximate)	8.998%	5.950% to 18.125%
Wtd. avg. original combined loan-to-value ratio (approximate)	85.17%	7.59% to 100.00%
Wtd. avg. original term to maturity (approximate)	355 months	60 months to 360 months
Wtd. avg. remaining term to maturity (approximate)	351 months	22 months to 360 months
Non-Zero Wtd. avg. credit score (approximate)(1)	602	400 to 812
Wtd. avg. seasoning (approximate)	4 months	0 to 109 months
Percent of second liens (approximate)	2.67%
Percent of loans by outstanding principal balance secured by first liens:
Two- to four-family properties (approximate)	1.01%
All other properties (approximate)	98.99%
Percent of loans by outstanding principal balance secured by second liens:
Two- to four-family properties (approximate)	1.22%
All other properties (approximate)	98.78%

(1)

Excludes two home equity loans for which a credit score is not available.

Group 1 Home Equity Loans. The following summary information with respect to the Group 1 home equity loans is as of the statistical calculation date:

	Summary Statistics	Range (if appropriate)

Avg. outstanding principal balance (approximate)	$153,018	$2,968 to $415,176
Avg. original loan amount (approximate)	$153,825	$5,150 to $415,210
Wtd. avg. gross coupon rate (approximate)	9.031%	6.200% to 18.125%
Wtd. avg. original combined loan-to-value ratio (approximate)	85.74%	7.59% to 100.00%
Wtd. avg. original term to maturity (approximate)	348 months	60 months to 360 months
Wtd. avg. remaining term to maturity (approximate)	345 months	22 months to 360 months
Non-Zero Wtd. avg. credit score (approximate)(1)	603	492 to 812
Wtd. avg. seasoning (approximate)	3 months	0 to 109 months
Percent of second liens (approximate)	1.45%
Percent of loans by outstanding principal balance secured by first liens:
Two- to four-family properties (approximate)	1.09%
All other properties (approximate)	98.91%
Percent of loans by outstanding principal balance secured by second liens:
Two- to four-family properties (approximate)	3.89%
All other properties (approximate)	96.11%

(1)

Excludes one home equity loan for which a credit score is not available.

Group 2 Home Equity Loans. The following summary information with respect to the Group 2 home equity loans is as of the statistical calculation date:

	Summary Statistics	Range (if appropriate)

Avg. outstanding principal balance (approximate)	$178,078	$6,474 to $1,109,902
Avg. original loan amount (approximate)	$178,638	$10,845 to $1,111,370
Wtd. avg. gross coupon rate (approximate)	8.975%	5.950% to 16.500%
Wtd. avg. original combined loan-to-value ratio (approximate)	84.79%	10.56% to 100.00%
Wtd. avg. original term to maturity (approximate)	359 months	120 months to 360 months
Wtd. avg. remaining term to maturity (approximate)	355 months	22 months to 360 months
Non-Zero Wtd. avg. credit score (approximate)(1)	601	400 to 809
Wtd. avg. seasoning (approximate)	4 months	0 to 107 months
Percent of second liens (approximate)	3.49%
Percent of loans by outstanding principal balance secured by first liens:
Two- to four-family properties (approximate)	0.95%
All other properties (approximate)	99.05%
Percent of loans by outstanding principal balance secured by second liens:
Two- to four-family properties (approximate)	0.48%
All other properties (approximate)	99.52%

(1)

Excludes one home equity loan for which a credit score is not available.

Delinquency Advances

Each month the servicer will determine the amount of any unpaid interest due on the home equity loans.  If the servicer believes that unpaid interest can be recovered, then the servicer will either:

•

advance the unpaid interest to the issuing entity out of its own funds; or

•

advance the unpaid interest to the issuing entity out of collections on the home equity loans that are not required to be distributed on the related distribution date.

The servicer will reimburse the issuing entity for amounts advanced from issuing entity collections prior to the date on which these amounts are required to be a part of any amounts distributable to you.

The servicer is entitled to be reimbursed by the issuing entity for any delinquency advances from the related home equity loan and, if the delinquency advance is a non-recoverable advance, from collections on all the home equity loans prior to any distributions to you.

Servicing Advances

Unless the servicer determines that any proposed advance is not recoverable from the related home equity loan, the servicer will pay all “out of pocket” costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

•

expenditures in connection with a foreclosed home equity loan prior to the liquidation of that home equity loan;

•

the cost of any enforcement or judicial proceedings, including foreclosures; and

•

the cost of the management and liquidation of property acquired in satisfaction of the related home equity loan.

The servicer is entitled to be reimbursed by the issuing entity for any servicing advances from the borrower of the related home equity loan to the extent permitted by such loan, from the liquidation proceeds realized upon the liquidation of the related home equity loan and, if the servicing advance is a non-recoverable advance, from collections on all the home equity loans, in each case prior to any distributions to you.

Arrearages

Approximately 3.15%, 2.22% and 3.77% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, in each case, as of the statistical calculation date, have arrearages as a result of delinquency advances and/or servicing advances made prior to the statistical calculation date.  Additional arrearages may accrue with respect to those home equity loans between the statistical calculation date and the cut-off date.  The servicer is entitled to be reimbursed by the issuing entity for any such arrearages in the same manner and subject to the same restrictions that apply to delinquency advances and/or servicing advances made on or after the cut-off date, including if such advances become non-recoverable advances, from collection on all the home equity loans.

Compensating Interest

The servicer will provide to the issuing entity the amount of any shortfall of interest on a home equity loan that is caused by a full prepayment of a home equity loan up to the amount of the aggregate servicing fee for the related period.

Credit Enhancement

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The certificates that are designated as senior certificates will have a payment priority over the certificates that are designated as subordinate certificates.  Among the classes of subordinate certificates:

•

the Class M-1 certificates will have payment priority over the Class M-2 certificates, the Class M-3 certificates, the Class M-4 certificates, the Class M-5 certificates, the Class M-6 certificates, the Class M-7 certificates, the Class M-8 certificates, the Class M-9 certificates and the Class M-10 certificates;

•

the Class M-2 certificates will have payment priority over the Class M-3 certificates, the Class M-4 certificates, the Class M-5 certificates, the Class M-6 certificates, the Class M-7 certificates, the Class M-8 certificates, the Class M-9 certificates and the Class M-10 certificates;

•

the Class M-3 certificates will have payment priority over the Class M-4 certificates, the Class M-5 certificates, the Class M-6 certificates, the Class M-7 certificates, the Class M-8 certificates, the Class M-9 certificates and the Class M-10 certificates;

•

the Class M-4 certificates will have payment priority over the Class M-5 certificates, the Class M-6 certificates, the Class M-7 certificates, the Class M-8 certificates, the Class M-9 certificates and the Class M-10 certificates;

•

the Class M-5 certificates will have payment priority over the Class M-6 certificates, the Class M-7 certificates, the Class M-8 certificates, the Class M-9 certificates and the Class M-10 certificates;

•

the Class M-6 certificates will have payment priority over the Class M-7 certificates, the Class M-8 certificates, the Class M-9 certificates and the Class M-10 certificates;

•

the Class M-7 certificates will have payment priority over the Class M-8 certificates, the Class M-9 certificates and the Class M-10 certificates;

•

the Class M-8 certificates will have payment priority over the Class M-9 certificates and Class M-10 certificates; and

•

the Class M-9 certificates will have payment priority over the Class M-10 certificates.

Allocation of Losses

If, on any distribution date, there is insufficient excess interest or overcollateralization, or available net swap payments received under the interest rate swap agreement, to absorb realized losses on the home equity loans, then realized losses on the home equity loans will be allocated to the subordinate certificates as follows: first, to the Class M-10 certificates, second, to the Class M-9 certificates, third, to the Class M-8 certificates, fourth, to the Class M-7 certificates, fifth, to the Class M-6 certificates; sixth, to the Class M-5 certificates; seventh, to the Class M-4 certificates; eighth, to the Class M-3 certificates, ninth, to the Class M-2 certificates and tenth, to the Class M-1 certificates through a reduction in the certificate principal balance of the applicable class equal to the realized losses in excess of the amount of excess interest, overcollateralization and, except for the Class M-10 certificates, net swap payments received under the interest rate swap agreement on such distribution date.  The pooling and servicing agreement does not permit the allocation of realized losses on the home equity loans to the senior certificates; however, investors in the senior certificates should realize that under certain loss scenarios there will not be sufficient interest and principal collections on the home equity loans to pay the senior certificates all the interest and principal amounts to which such certificates are then entitled.  In addition, if the aggregate certificate principal balance of the subordinate certificates and the overcollateralization amount have been reduced to zero, principal distributions will be made to the Group 2 certificates on a pro rata basis based on their respective certificate principal balances as described under “DESCRIPTION OF THE CERTIFICATES— Distributions—Distributions of Principal.”

Once realized losses are allocated to the subordinate certificates, the certificate principal balance reduced as a result of such realized losses will not be reinstated thereafter, except to the extent the certificate principal balance is increased by a subsequent recovery, as described under “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Allocation of Realized Losses” in this preliminary prospectus supplement.  However, the amount of any realized losses allocated to the subordinate certificates, which we refer to as “class principal carryover shortfalls,” may be paid to the holders of these certificates, together with any class interest carryover shortfall on the subordinate certificates, according to the priorities set forth under “DESCRIPTION OF THE CERTIFICATES—Distributions” and “—The Swap Account” in this preliminary prospectus supplement.

Overcollateralization

Overcollateralization is calculated as the amount by which the aggregate principal balance of the home equity loans exceeds the aggregate certificate principal balance of the senior, subordinate and Class P certificates. On the closing date, there is expected to be an initial overcollateralization amount of approximately 3.50% of the aggregate loan balance of the home equity loans as of the cut-off date.  Beginning on the first distribution date, excess interest collections, if any, will be applied as accelerated payments of principal to the class or classes of senior and subordinate certificates then entitled to receive distributions of principal in order to maintain the overcollateralization level at the required overcollateralization level as described under “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting from Cash Flow Structure.”

If there is not sufficient excess interest and available net swap payments received under the interest rate swap agreement, the required overcollateralization level will not be maintained. In addition, realized losses on the home equity loans in excess of excess interest collections or available net swap payments received under the interest rate swap agreement will reduce the amount of overcollateralization.  If realized losses on the home equity loans result in the overcollateralization amount becoming negative, the certificate principal balance of the class of subordinate certificates then outstanding with the lowest relative payment priority will be reduced by such negative amount.

Crosscollateralization

Each home equity loan group provides for limited crosscollateralization of the senior certificates.

The Interest Rate Swap Agreement

The trustee, on behalf of a trust separate from the issuing entity, referred to in this preliminary prospectus supplement as the “supplemental interest trust,” is expected to enter into an interest rate swap agreement with The Royal Bank of Scotland plc as swap provider.  Under the interest rate swap agreement, on each distribution date the supplemental interest trust will be obligated to make fixed payments as specified in the interest rate swap agreement.  Under the interest rate swap agreement, on each distribution date the swap provider will be obligated to make floating payments equal to the product of (i) one-month LIBOR (as determined pursuant to the interest rate swap agreement), (ii) the lesser of (a) the notional amount for that distribution date (as set forth on Schedule I hereto) and (b)(1) the aggregate certificate principal balance of the senior and subordinate certificates, other than the Class M-10 certificates, divided by (2) 100, (iii) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date and the denominator of which is 360 and (iv) the related payment factor (as set forth on Schedule I hereto).  To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment on any distribution date, the swap provider will make a net swap payment for deposit into a segregated trust account established on the closing date (referred to in this preliminary prospectus supplement as the swap account) pursuant to the pooling and servicing agreement.

The notional amounts set forth on Schedule I are calculated based on the characteristics of the home equity loans as of the statistical calculation date.  The notional amounts set forth on Schedule I may change based on the aggregate principal balance of fixed rate home equity loans and adjustable rate home equity loans that are in their fixed rate period as of the cut-off date, and, in the case of such adjustable rate home equity loans, their adjustment dates.  The depositor does not expect any material change in the characteristics of the home equity loans between the statistical calculation date and the cut-off date.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement.  In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to any distribution to certificateholders.  We refer you to “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account” in this preliminary prospectus supplement for further information.

Net swap payments and swap termination payments payable by the supplemental interest trust (other than swap termination payments resulting from a swap provider trigger event) will be deducted from the certificate account prior to distributions to certificateholders pursuant to “DESCRIPTION OF THE CERTIFICATES—Distributions” below and will first be deposited into the swap account before payment to the swap provider.

On each distribution date, to the extent required, following the distribution of any excess interest and withdrawals from the net wac cap carryover reserve account, the trustee will withdraw amounts in the swap account to distribute in the order of priority described in “DESCRIPTION OF THE CERTIFICATES—The Swap Account” in this preliminary prospectus supplement.

The Class M-10 certificates will not be entitled to any payments received under the interest rate swap agreement.

Optional Termination of the Issuing Entity by the Servicer

The servicer may, at its option, terminate the issuing entity by purchasing, at the termination price described in this preliminary prospectus supplement, all of the home equity loans on any distribution date on or after the date on which the aggregate outstanding loan balance of the home equity loans in both groups is less than or equal to 10% of the aggregate outstanding loan balance of the home equity loans in both groups as of the cut-off date.  We refer to this optional termination as the “clean-up call option.”  The certificate rate on each class of senior and subordinate certificates will increase for each interest period after the servicer first fails to exercise its clean-up call option, as described under “DESCRIPTION OF THE CERTIFICATES—Certificate Rate” in this preliminary prospectus supplement.

Purchase and Substitution of Home Equity Loans

The servicer has the option, but is not obligated, to purchase from the issuing entity any home equity loan that becomes delinquent for two consecutive monthly installments, or as to which enforcement proceedings have been brought by the servicer, subject to the limitations described in the pooling and servicing agreement.

Under the pooling and servicing agreement, Nationstar Mortgage will make certain representations and warranties about the home equity loans transferred to the issuing entity.  If any of these representations and warranties are untrue in any material respect, with the result that the interests of the holders of the offered certificates are materially and adversely affected, Nationstar Mortgage will be required to either cure the breach of the representation or warranty or repurchase or substitute for the home equity loan in question.

In addition, with respect to up to 10% of the aggregate loan balance of the home equity loans as of the cut-off date, the depositor may deliver the related mortgage file to the trustee within 20 days after the closing date.  If Nationstar Mortgage fails to deliver the mortgage file within that period, Nationstar Mortgage will be required to either repurchase or substitute for the home equity loan in question.

Generally, and as more fully described in the related pooling and servicing agreement, a home equity loan substituted for another will be required to meet the following criteria: (i) have a coupon rate at least equal to the coupon rate of the home equity loan being replaced, (ii) be secured by property that is of the same or better property type as, or is a single family dwelling and the same or better occupancy status as, the property securing the home equity loan being replaced or is a primary residence, (iii) will mature no later than the latest final scheduled distribution date with respect to the any home equity loan, (iv) have a loan-to-value ratio as of the replacement cut-off date no higher than the loan-to-value ratio of the replaced home equity loan at such time, and (v) will be of the same or higher credit quality classification (determined in accordance with the originator’s credit underwriting guidelines set forth in the originator’s underwriting manual) as the home equity loan being replaced.

Trustee Fees

Before distributions are made to you, the trustee will be paid a monthly fee of $1,000.  The trustee is also entitled to be reimbursed for any transition expenses and trustee reimbursable expenses.  Any transition expenses are payable to the trustee on each distribution date prior to any distributions to you.  Any trustee reimbursable expenses are payable to the trustee on each distribution date following any deposits to the swap account for payment to the swap provider of any swap termination payments that are the result of a swap provider trigger event.

Servicing Fees

For each home equity loan, the servicer will retain a servicing fee equal to 0.500% per annum, payable monthly at 1/12th of the annual rate of the outstanding principal balance of the home equity loan as of the first day of the related remittance period.  The servicer will also be able to retain late fees, assumption fees, release fees, bad check charges and any other servicing related charges.  The servicer is entitled to retain these amounts from collections on all the home equity loans prior to any distributions to you.

Custodian Fees

The servicer will pay the custodian reasonable compensation as agreed upon for all services rendered by the custodian in the exercise and performance of its powers and duties, and the servicer will pay or reimburse the custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the custodian in accordance with the provisions of the custodial agreement.

Certain Federal Tax Considerations

Subject to the considerations discussed under “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS” in this preliminary prospectus supplement, in the opinion of McKee Nelson LLP, counsel to the sellers and the issuing entity, for federal income tax purposes, the issuing entity will include one or more real estate mortgage investment conduits or “REMICs” and the offered certificates will represent ownership of “regular interests” in a REMIC.

ERISA Considerations

The offered certificates may be eligible for acquisition by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Plans”) provided the acquisition and holding of such offered certificates are eligible for the exemptive relief available under the statutory exemption or one of the class exemptions described in this preliminary prospectus supplement under “ERISA CONSIDERATIONS.”

Legal Investment Considerations

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in such certificates.  You should consult your own counsel as to whether and to what extent the offered certificates constitute legal investments for you.

Certificate Ratings

It is a condition to the issuance of the offered certificates that they receive ratings not lower than the respective ratings set forth below from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.

Class	S & P	Moody’s
1-AV-1	AAA	Aaa
2-AV-1	AAA	Aaa
2-AV-2	AAA	Aaa
2-AV-3	AAA	Aaa
2-AV-4	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
M-7	BBB+	Baal
M-8	BBB	Baa2
M-9	BBB-	Baa3

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating organization may revise or withdraw a rating at any time.  The ratings do not address the frequency of prepayments on the home equity loans, the receipt of any amounts with respect to net wac cap carryover or the corresponding effect on yield to investors.  See “RATINGS” in this preliminary prospectus supplement for additional information.

RISK FACTORS

You should consider the following risk factors together with all the information contained in this preliminary prospectus supplement and the accompanying prospectus in deciding whether to purchase any of the offered certificates.

Recent developments in the subprime mortgage market may adversely affect the yields of the offered certificates

The home equity loans in the trust fund are subprime mortgage loans.  Recently, the subprime mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates.  Delinquencies and losses with respect to subprime mortgage loans generally have increased in recent months, and may continue to increase.  See “DESCRIPTION OF THE HOME EQUITY LOANS—Static Pool Information” in this preliminary prospectus supplement.  In addition, in recent months housing prices and appraisal values in many states have declined or flattened, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.

See “RISK FACTORS—A decrease in the value of mortgaged property may increase the risk of loss” in this preliminary prospectus supplement.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold to third parties under agreements that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.  The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

If Nationstar Mortgage is unable to repurchase home equity loans in the event of breaches of representations and warranties, the performance of the offered certificates may be affected.

You should consider that the general market conditions discussed above may affect the performance of the home equity loans and may adversely affect the yield on your certificates.

See “RISK FACTORS—The borrowers have less than perfect credit” in this preliminary prospectus supplement.  See also “DESCRIPTION OF THE HOME EQUITY LOANS” in this preliminary prospectus supplement for a description of the characteristics of the home equity loans and “THE SPONSOR, THE SELLER AND THE SERVICER—Underwriting Guidelines Applicable to the Home Equity Loans” and “—Nationstar Mortgage’s Underwriting Criteria” in the accompanying prospectus for a general description of the underwriting guidelines applied in originating the home equity loans.

Governmental action may affect foreclosures

In addition to the limitations on foreclosure described in the prospectus, legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability of a servicer to foreclose on a defaulted loan.  Various jurisdictions have considered or are currently considering such actions, and we cannot predict the nature or extent of limitations on foreclosure that may be enacted.  Any such governmental actions that interfere with the foreclosure process could affect yields on the offered certificates, particularly the subordinated certificates.

You may have difficulty selling your certificates

The offered certificates will not be listed on any securities exchange.  As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates.  The underwriters intend to make a secondary market for the underwritten certificates.  The underwriters may do so by offering to buy the underwritten certificates from investors that wish to sell.  However, the underwriters will not be obligated to make offers to buy the underwritten certificates and may stop making offers at any time.  In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset-backed securities, and there may be similar times in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

The borrowers have less than perfect credit

Nationstar Mortgage underwriting standards generally are less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history, collateral and in other respects. The home equity loans originated or acquired by Nationstar Mortgage or its affiliates have been made to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, including impaired past credit experience, limited credit history, insufficient home equity value, or high debt-to-income ratios. As a result of this approach to underwriting, the home equity loans may experience higher rates of delinquencies, defaults and foreclosures than home equity loans underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

Newly originated home equity loans may default

Approximately 96.91%, 97.53% and 96.49% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, in each case as of the statistical calculation date were originated within twelve months prior to the statistical calculation date. The weighted average remaining term to stated maturity of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, in each case as of the statistical calculation date is approximately 351 months, 345 months and 355 months, respectively.  Although little data is available, defaults on home equity loans, including home equity loans similar to the home equity loans expected to be included in the issuing entity, are generally expected to occur with greater frequency in the early years of the terms of home equity loans.

The rate of return of principal is uncertain due to prepayments

Overview.  The issuing entity’s prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.  The average life of your certificates and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments) on the home equity loans.

In general, if you purchase an offered certificate at a premium to the outstanding principal amount of the certificate the yield on your certificate may be adversely affected by a higher than anticipated level of prepayments of the home equity loans. Conversely, if you purchase an offered certificate at a discount to the outstanding principal amount of the certificate, the yield on your certificate may be adversely affected by a lower than anticipated level of prepayments.

Generally, if prevailing interest rates fall significantly below the coupon rates on the home equity loans, the home equity loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the coupon rates on the home equity loans. Conversely, if prevailing interest rates rise significantly above the coupon rates on the home equity loans, the rate of prepayments is likely to decrease.

Certain of the home equity loans have no prepayment penalties.  Approximately 36.63%, 38.67% and 35.27% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, in each case as of origination, and approximately 38.45%, 39.99% and 37.42% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, in each case, as of the statistical calculation date, may be prepaid in whole or in part at any time without penalty.  Home equity loans may not be viewed by borrowers as permanent financing.  Accordingly, the home equity loans in the issuing entity may experience a higher rate of prepayment than traditional mortgage loans.

Prepayment premiums, penalties and charges collected from borrowers will be paid to the holders of the Class P certificates.

Due-on-sale clauses.  All of the home equity loans contain due-on-sale provisions and the servicer is required by the pooling and servicing agreement to enforce these provisions unless the enforcement is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related mortgaged property to assume the home equity loan. To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under any home equity loan.

2/28, 3/27 and 5/25 adjustable rate home equity loans.  Approximately 90.41%, 86.99% and 93.10% of the aggregate outstanding loan balance of the adjustable rate home equity loans, the Group 1 adjustable rate home equity loans and the Group 2 adjustable rate home equity loans, respectively, in each case as of the statistical calculation date, have a two year fixed rate term followed by a 28 year adjustable rate term.  Approximately 9.38%, 12.68% and 6.78% of the aggregate outstanding loan balance of the adjustable rate home equity loans, the Group 1 adjustable rate home equity loans and the Group 2 adjustable rate home equity loans, respectively, in each case as of the statistical calculation date, have a three year fixed rate term followed by a 27 year adjustable rate term.  Approximately 0.02%, 0.00% and 0.03% of the aggregate outstanding loan balance of the adjustable rate home equity loans, the Group 1 adjustable rate home equity loans and the Group 2 adjustable rate home equity loans, respectively, in each case as of the statistical calculation date, have a five year fixed rate term followed by a 25 year adjustable rate term.  We refer to these loans in this preliminary prospectus supplement as the 2/28, 3/27 and 5/25 adjustable rate loans, respectively. Approximately 1.11%, 0.88% and 1.29% of the aggregate outstanding balance of the 2/28 adjustable rate loans, the 2/28 adjustable rate loans in Group 1 and the 2/28 adjustable rate loans in Group 2, respectively, in each case as of the statistical calculation date, are no longer in the initial fixed rate period.  All of the 3/27 and 5/25 adjustable rate loans, as of the statistical calculation date, are in the initial fixed rate period. As with home equity loans generally, the rate of prepayments on these 2/28, 3/27 and 5/25 adjustable rate loans which are in the initial fixed rate period is sensitive to prevailing interest rates. The prepayment behavior of the 2/28, 3/27 and 5/25 adjustable rate loans may differ from that of the other adjustable rate home equity loans although the other adjustable rate home equity loans also have adjustable interest rates.  As a 2/28, 3/27 or 5/25 adjustable rate loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings.

You may be unable to reinvest distributions in comparable investments

Asset-backed securities like the offered certificates usually produce more returns of principal to investors when market interest rates fall below the interest rates on the home equity loans and produce less returns of principal when market interest rates rise above the interest rates on the home equity loans.  If borrowers refinance their home equity loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the offered certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the offered certificates.  You will bear the risk that the timing and amount of distributions on your offered certificates will prevent you from attaining your desired yield.

Effect of home equity loan yield on certificate rate of the variable rate certificates; basis risk

Approximately 0.12%, 0.22% and 0.05% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, in each case as of the statistical calculation date, have interest rates which adjust semi-annually based upon the London interbank offered rate, commonly referred to as LIBOR, for six-month United States dollar deposits and have an initial fixed rate period of six months. We refer to these loans in this preliminary prospectus supplement as the six-month adjustable rate loans.  Following their initial fixed interest rate period, the 2/28 and 3/27 loans provide for interest rate and payment adjustments in a manner similar to the six-month adjustable rate loans and the 5/25 adjustable rate loans provide for interest rate and payment adjustments annually based upon LIBOR for one-year United States dollar deposits.

The interest rates for the senior and subordinate certificates are determined in accordance with and adjust monthly based upon one-month LIBOR, and are subject to the applicable net wac cap.  One-month LIBOR, six-month LIBOR and one-year LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which either six-month LIBOR or one-year LIBOR is stable or is falling or that, even if each of one-month LIBOR, six-month LIBOR and one-year LIBOR rise during the same period, one-month LIBOR may rise more rapidly than six-month LIBOR or one-year LIBOR. Furthermore, even if one-month LIBOR, six-month LIBOR and one-year LIBOR were at the same level, the applicable net wac cap may still limit the amount of interest that would otherwise be distributable on the senior and subordinate certificates.  The operation of the applicable net wac cap may cause the certificate rate of the related senior and subordinate certificates to be reduced for extended periods in a rising interest rate environment.  Although we intend to pay you on future distribution dates on a subordinated basis the amount by which we reduce your interest payment because of the applicable net wac cap together with any interest thereon, to the extent of amounts available under the interest rate swap agreement described herein or to the extent of amounts in the net wac cap carryover reserve account available for such purpose, we cannot assure you that excess funds will be available to make these payments.  Moreover, if the clean-up call option is exercised as described in this preliminary prospectus supplement, you will not be entitled to receive these amounts upon termination of the issuing entity, except if and to the extent that money is available to pay these amounts (which are payable on a subordinated basis) in accordance with the priorities for distributions described under “DESCRIPTION OF THE CERTIFICATES—Distributions” in this preliminary prospectus supplement.

In addition, the fixed rate home equity loans have fixed rates of interest, and the adjustable rate home equity loans are subject to periodic adjustment caps and maximum rate caps, and the weighted average coupon rate is subject to change based upon prepayment experience, which also may result in the applicable net wac cap limiting increases in the certificate rate for the related senior and subordinate certificates. Finally, the adjustable rate home equity loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the senior and subordinate certificates will be made on the basis of the actual number of days elapsed in the related interest period and a year of 360 days.  This may result in the applicable net wac cap limiting the certificate rate for the related senior and subordinate certificates to less than one-month LIBOR plus the applicable margin in interest periods that have more than 30 days.

If you are a holder of an offered certificate and the certificate rate is limited in any period by the applicable net wac cap you may suffer a temporary or permanent decline in the market value of your certificates.

The interest rate swap agreement and the swap provider

Any amounts received from the swap provider under the interest rate swap agreement will be applied as described in this preliminary prospectus supplement to cover losses, maintain overcollateralization, pay interest shortfalls and basis risk shortfalls.  However, no amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date.  This will not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds [__]% (subject to a variance of plus or minus 5.00% of that rate).  No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the loans.  Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the certificate rates of the certificates.  In certain cases, if the rate of prepayments on the loans is faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the aggregate principal balance of the home equity loans, thereby increasing the relative proportion of interest collections on the loans that must be applied to make net payments to the swap provider.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the senior and subordinate certificates.  In addition, any termination payment payable to the swap provider (other than a termination payment resulting from a swap provider trigger event) in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement.  In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders.  This feature may result in losses on the certificates.  Due to the priority of the applications of the available funds, the subordinate certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the supplemental interest trust before such effects are borne by the senior certificates and one or more classes of subordinate certificates may suffer a loss as a result of such payment.

To the extent that distributions on the offered certificates depend in part on payments to be received by the supplemental interest trust under the interest rate swap agreement, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the swap provider to the interest rate swap agreement.  The Class M-10 certificates will not be entitled to any payments received by the supplemental interest trust under the interest rate swap agreement. The credit ratings of the swap provider as of the date of this preliminary prospectus supplement are lower than the ratings assigned to the senior certificates.  See “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account” in this preliminary prospectus supplement.

The subordinate certificates will absorb cash shortfalls before the senior certificates

The subordinate certificates will not receive any distributions of interest until the senior certificates receive their interest distributions and will not receive any distributions of principal until the senior certificates receive their principal distributions.  If the collections of principal and interest on the home equity loans are insufficient to make all of the required distributions on the senior and subordinate certificates, one or more classes of subordinate certificates will not receive all of their distributions.  In addition, losses due to defaults by borrowers, to the extent not covered by the amount of overcollateralization and excess interest at that time, or, other than the Class M-10 certificates, net swap payments received under the interest rate swap agreement available to cover such losses, will be allocated to the subordinate certificates in the reverse order of payment priority.  Any allocation of a loss to a class of subordinate certificates will reduce its certificate principal balance, which will not be recovered unless reimbursed from future excess interest collections on a subordinated basis, except to the extent that the certificate principal balance of such class is increased by any subsequent recoveries.  Distributions to the subordinate certificates are made in the following order of priority: to the Class M-1 certificates, then to the Class M-2 certificates, then to the Class M-3 certificates, then to the Class M-4 certificates, then to the Class M-5 certificates, then to the Class M-6 certificates, then to the Class M-7 certificates, then to the Class M-8 certificates, then to the Class M-9 certificates and then to the Class M-10 certificates.  Losses are allocated to the subordinate certificates in the reverse order, commencing with the Class M-10 certificates, then to the Class M-9 certificates, then to the Class M-8 certificates, then to the Class M-7 certificates, then to the Class M-6 certificates, then to the Class M-5 certificates, then to the Class M-4 certificates, then to the Class M-3 certificates, then to the Class M-2 certificates and then to the Class M-1 certificates.  As a result, the more subordinate certificates, and particularly (with respect to the offered certificates) the Class M-9 certificates, will be affected to a larger degree by any losses on the home equity loans.

Additional risks associated with the subordinate certificates

The weighted average lives of, and the yields to maturity on, the Class M-1 certificates, the Class M-2 certificates, the Class M-3 certificates, the Class M-4 certificates, the Class M-5 certificates, the Class M-6 certificates, the Class M-7 certificates, the Class M-8 certificates, the Class M-9 certificates and the Class M-10 certificates will be progressively more sensitive, in that order, to the rate and timing of borrower defaults and the severity of ensuing losses on the home equity loans.  If the actual rate and severity of losses on the home equity loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by that holder based on that assumption.  The timing of losses on the home equity loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the home equity loans are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the home equity loans, to the extent they exceed the amount of overcollateralization and excess interest at that time following distributions of principal on the related distribution date and, other than the Class M-10 certificates, any net swap payment received under the interest rate swap agreement available to cover such losses, will reduce the certificate principal balance of the Class M-10 certificates, the Class M-9 certificates, the Class M-8 certificates, the Class M-7 certificates, the Class M-6 certificates, the Class M-5 certificates, the Class M-4 certificates, the Class M-3 certificates, the Class M-2 certificates and the Class M-1 certificates, in that order.  As a result of such reductions, less interest will accrue on such class of subordinate certificates than would otherwise be the case.  Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount, except to the extent the certificate principal balance is thereafter increased by a subsequent recovery, as described under “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement —Allocation of Realized Losses” in this preliminary prospectus supplement.  However, the amount of any realized losses allocated to the subordinate certificates, which we refer to as class principal carryover shortfalls, may be reimbursed to the holders of the subordinate certificates according to the priorities set forth under “DESCRIPTION OF THE CERTIFICATES—Distributions” and “DESCRIPTION OF THE CERTIFICATES—The Swap Account” in this preliminary prospectus supplement.

The return on your certificates could be reduced by shortfalls due to the Servicemembers Civil Relief Act

The Servicemembers Civil Relief Act, as amended, or the Relief Act, provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan.  The response of the United States to the terrorist attacks on September 11, 2001 and other recent geopolitical developments has included military operations that have increased and may continue to increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty.  The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty.  These shortfalls are not required to be paid by the borrower at any future time.  The servicer is not required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the certificates.  Interest shortfalls on the home equity loans due to the application of the Relief Act or similar legislation or regulations reduce the amount of interest available for distribution on the offered certificates.

The Relief Act also limits the ability of the servicer to foreclose on a home equity loan during the borrower’s period of active duty and, in some cases, during an additional three month period thereafter.  As a result, there may be delays in payment and increased losses on the home equity loans.  Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

We do not know how many home equity loans have been or may be affected by the application of the Relief Act.
We refer you to “CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS—Servicemembers Civil Relief Act” in the accompanying prospectus.
The yield on the subordinate certificates will be particularly sensitive to prepayments

The multiple class structure of the senior and subordinate certificates causes the yield of the subordinate certificates to be particularly sensitive to changes in the rates of prepayments of the home equity loans.  Because distributions of principal will be made to the classes of senior and subordinate certificates according to the priorities described in this preliminary prospectus supplement, the yield to maturity on the subordinate certificates will be sensitive to the rates of prepayment on the home equity loans experienced both before and after the commencement of principal distributions on subordinate certificates.  In particular, the subordinate certificates do not receive (unless the certificate principal balances of the senior certificates have been reduced to zero) any portion of the amount of principal payable to the senior and subordinate certificates prior to the distribution date in July 2010.  Thereafter, subject to the delinquency and realized loss performance of the home equity loan pool, the subordinate certificates (unless the certificate principal balances of the senior certificates have been reduced to zero) may not receive any portion of the amount of principal then payable to the senior and subordinate certificates.  The weighted average lives of the subordinate certificates will therefore be longer than would otherwise be the case.  The effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.

Yield considerations relating to excess cash

If the senior and subordinate certificates are overcollateralized below the required amount, excess interest, if any, will be distributable on the senior and subordinate certificates then entitled to receive principal distributions as a payment of principal. If purchased at a premium or a discount, the yield to maturity on your certificate will be affected by the rate at which excess interest is distributed as a payment of principal. If the actual rate of excess interest distributions is slower than the rate anticipated by an investor who purchases an offered certificate at a discount, the actual yield to the investor will be lower than the investor’s anticipated yield. If the actual rate of excess interest distributions is faster than the rate anticipated by an investor who purchases an offered certificate at a premium, the actual yield to the investor will be lower than the investor’s anticipated yield.

The amount of excess interest available for distribution on any distribution date will be affected by:

• the actual amount of interest received, advanced, collected or recovered in respect of the home equity loans during the calendar month prior to the related distribution date;
• changes in the weighted average of the coupon rates of the home equity loans resulting from prepayments and liquidations of such home equity loans;

•

adjustments in the interest rates on the adjustable rate home equity loans;

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adjustments in the certificate rates on the senior and subordinate certificates;

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an increase in the certificate rate of the certificates if the servicer should not exercise the clean-up call option on the first distribution date on which such clean-up call option could have been exercised;

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whether the servicer exercises the clean-up call option on the first date upon which such clean-up call option could have been exercised; and

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the amount of certain fees and expenses payable by the issuing entity from interest distributions, including any net swap payments owed to the swap provider and any swap termination payments, other than any swap termination payment resulting from a swap provider trigger event.

The amount of excess interest distributed as principal on the senior and subordinate certificates will also be based on the required amount of overcollateralization and the amount of realized losses on the home equity loans during the related remittance period. We cannot assure you that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization.

Liquidation of home equity loans could cause payment delays and/or losses

Overview.  Even assuming that the mortgaged properties provide adequate security for the related home equity loans, substantial delays in receiving proceeds could be encountered by the issuing entity in connection with the liquidation of defaulted home equity loans. As a result, shortfalls in distributions on offered certificates could occur.  Further, liquidation expenses (including legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable from the liquidation of defaulted home equity loans and thereby reduce the security for the home equity loans. In the event any of the mortgaged properties fail to provide adequate security for the related home equity loans, holders of offered certificates, and the subordinate certificates in particular, could experience a loss.

We refer you to “RISK FACTORS—The subordinate certificates will absorb cash shortfalls before the senior certificates” in this preliminary prospectus supplement for more detail.

Second Liens.  As of the statistical calculation date, approximately 97.33%, 98.55% and 96.51% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, are secured by first liens on the related properties, and approximately 2.67%, 1.45% and 3.49% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, are secured by second liens on the related properties.  With respect to home equity loans that are junior in priority to liens having a first priority with respect to the related mortgaged property, the servicer has the power, in some cases, to consent to a new mortgage lien on the mortgaged property having priority over the home equity loan in connection with the refinancing of the first lien.  Home equity loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that the proceeds are insufficient to satisfy the loans and prior liens in the aggregate, the issuing entity and, accordingly, you (1) bear the risk of delay in distributions while a deficiency judgment, if any, against the borrower is sought and (2) may suffer a loss if the deficiency judgment cannot be obtained or is not realized upon.

In addition, borrowers often have financing needs in excess of the amount Nationstar Mortgage may finance under its first lien home equity loan underwriting guidelines described under “THE SPONSOR, THE SELLER AND THE SERVICER” in the accompanying prospectus.  In such circumstances, Nationstar Mortgage may offer a “piggyback” second lien mortgage in addition to Nationstar Mortgage’s first lien mortgage to finance such excess amount up to a maximum original combined loan-to-value-ratio of 100%.  As of the statistical calculation date, approximately 2.93%, 1.09% and 4.15% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, are subject to piggyback second lien mortgages which may or may not be included in the issuing entity.  The loan-to-value ratios for first lien home equity loans listed under the table entitled “Original Combined Loan-to-Value Ratios of All Home Equity Loans” in this preliminary prospectus supplement (and for purposes of the calculation of the weighted average loan-to-value ratios of the home equity loans) do not reflect the principal balances of the related piggyback second lien mortgages.  Borrowers with piggyback second lien mortgages may have little or no equity in their homes.  These borrowers may have a higher incidence of default than borrowers of home equity loans with substantial equity in their homes.  In the event of a default on any of these home equity loans, holders of the offered certificates, and the subordinate certificates, in particular, may suffer a loss.

Home equity loans transferred to the issuing entity may have characteristics that differ from those of the home equity loans presented in this preliminary prospectus supplement, which may reduce your yield to maturity

Following the transfer of the home equity loans to the issuing entity on the closing date, the characteristics of the home equity loans in either home equity loan group, or in both home equity loan groups, may differ from the information presented in this preliminary prospectus supplement. The characteristics that may differ include, among others, the composition of the home equity loans and of the borrowers, the credit quality of the home equity loans, the distribution by interest rate, the distribution by principal balance, the distribution by loan-to-value ratio and the distribution by remaining term to stated maturity. You should consider potential variances when making your investment decision.  In addition, as a result of the changes in the home equity loans included in the issuing entity, the certificate principal balance of each class of certificates is subject to a variance of plus or minus 5%.

There could be delays in distributions on your certificates if the transfer of home equity loans to the issuing entity is not considered a sale in the event of bankruptcy

The sale of the home equity loans from the sellers to the depositor and from the depositor to the issuing entity will be treated by the sellers, the depositor and the issuing entity, for bankruptcy law purposes, as a sale of the home equity loans. In the event of an insolvency of a seller or the depositor, it is possible that a receiver or conservator for, or a creditor of, such seller or the depositor may argue that the transaction between such seller, the depositor and the issuing entity was a pledge of the home equity loans in connection with a borrowing rather than a true sale. This attempt, even if unsuccessful, could result in delays in distributions on the offered certificates.

Prepayment interest shortfalls may result in loss of interest

When a full principal prepayment is made on a home equity loan, the borrower is charged interest only up to the date of the prepayment instead of for a full month, which may result in a prepayment interest shortfall. The servicer is obligated to pay those shortfalls in interest collections that are attributable to prepayment interest shortfalls, but only to the extent of the aggregate servicing fee for the related remittance period.

Geographic concentration may affect performance

As of the statistical calculation date, approximately 19.33%, 11.72%, 11.05%, 5.20%, and 5.20% of the aggregate outstanding loan balance of all of the home equity loans are located in California, Florida, Texas, Arizona and Virginia, respectively, approximately 11.47%, 11.44%, 9.27%, 7.12%, and 5.70% of the aggregate outstanding loan balance of the Group 1 home equity loans are located in California, Florida, Texas, Arizona and Virginia, respectively, and approximately 24.56%, 12.23% and 11.90% of the aggregate outstanding loan balance of the Group 2 home equity loans are located in California, Texas and Florida, respectively.  To the extent that those regions have experienced or may experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, a concentration of the home equity loans in those regions may be expected to increase the foregoing risks to you. The sellers and the depositor can neither quantify the impact of any recent property value declines on the home equity loans nor predict whether, to what extent or for how long declines may continue.

In addition, properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, as well as floods, wildfires, mudslides and other natural disasters.

We refer you to “CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS—Foreclosure” in the accompanying prospectus for more detail.
A decrease in the value of mortgaged property may increase the risk of loss

There are several factors that could adversely affect the value of a mortgaged property and cause the outstanding balance of the related home equity loan, together with any senior financing, to equal or exceed the value of that mortgaged property.  Among the factors that could adversely affect the value of a mortgaged property are:

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an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

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a decline in the general condition of the mortgaged properties as a result of failure of borrowers to maintain adequately the mortgaged properties; and

•

natural disasters that are not necessarily covered by insurance, including earthquakes, hurricanes, wildfires, floods and eruptions.

If a decline in the value of the mortgaged properties occurs, the actual rates of delinquencies, foreclosure and losses on the home equity loans could be higher than those currently experienced in the mortgage lending industry in general and you could suffer a loss.

Balloon loans may have higher rates of default which may cause losses

Based on the principal balances of the home equity loans on the statistical calculation date, approximately 39.71%, 41.84% and 38.29% of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, are balloon loans. A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date. As a result, the borrower usually will have to refinance the balloon loan in order to pay the amount due. The borrower may not be able to refinance the balloon loan for any number of reasons, including the level of available mortgage rates, the value of the property or the borrower’s payment or credit history. The issuing entity will not have any funds to refinance a balloon loan, and the sellers are not obligated to do so.  If the borrower is unable to refinance the balloon loan, holders of the senior and subordinate certificates, and the subordinate certificates in particular, may suffer a loss.

Violations of consumer protection laws may result in losses

Applicable state laws generally regulate interest rates and other charges on home equity loans and require specific disclosures to borrowers and the licensing of originators of home equity loans.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of home equity loans.

Home equity loans are also subject to federal laws, including:

•

the federal Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the loans;

•

the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•

the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

•

the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles with respect to the home equity loans included in the issuing entity may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuing entity to damages and administrative enforcement.  In this event, holders of the offered certificates, and the subordinate certificates in particular, may suffer a loss.

In addition to the foregoing, a number of federal, state and local laws have been enacted that are designed to discourage predatory lending practices.  The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, requires that borrowers of mortgage loans that have interest rates or origination costs in excess of prescribed levels be given certain disclosures prior to the consummation of such mortgage loans and limits or prohibits the inclusion in such mortgage loans of certain loan provisions.  Some states and localities have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.  Failure to comply with these laws, to the extent applicable to any of the home equity loans, could subject the issuing entity, as an assignee of the home equity loans, to monetary penalties and could result in the borrowers rescinding such home equity loans against the issuing entity.  Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law.  Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The sellers will represent in the pooling and servicing agreement that none of the home equity loans will be subject to HOEPA.

In addition, the sellers will represent in the pooling and servicing agreement that the home equity loans at origination complied in all material respects with applicable federal, state and local laws, including, but not limited to, all applicable predatory and abusive lending laws, and that none of the home equity loans is a “high cost” loan as defined by the applicable predatory and abusive lending laws.  If the issuing entity should include loans subject to HOEPA or in material violation of any applicable federal, state or local law or loans that are “high cost” loans, this would constitute a breach of the related seller’s representations and warranties, and Nationstar Mortgage would be obligated to either cure the breach or repurchase or substitute for the home equity loan in question.

Some of the home equity loans included in the issuing entity were underwritten with, and finance the cost of, credit insurance.  From time to time, originators of home equity loans that finance the cost of credit insurance have been named in legal actions brought by federal and state regulatory authorities alleging that certain practices employed relating to the sale of credit insurance constitute violations of law.  Although Nationstar Mortgage has procedures in place to ensure compliance with applicable law, if such an action was brought against Nationstar Mortgage with respect to home equity loans included in the issuing entity and was successful, it is possible that the borrower could be entitled to refunds of amounts previously paid or that the issuing entity could be subject to damages and administrative enforcement.

In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state debtor relief laws, may also adversely affect the servicer’s ability to collect the principal of or interest on the home equity loans and holders of the offered certificates, and the subordinate certificates in particular, may suffer a loss if the applicable laws result in these loans being uncollectible.

Reduction in certificate rating could have an adverse effect on the value of your certificates

The rating by the rating agencies of the offered certificates is not a recommendation for you to purchase, hold or sell the offered certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. We cannot assure you that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address either the likelihood of prepayments on home equity loans, the likelihood of the payment of any interest payable to the offered certificateholders, on a subordinated basis, due to the application of any interest rate cap described under the section “DESCRIPTION OF THE CERTIFICATES—Certificate Rate,” or the possibility that offered certificateholders might realize a lower than anticipated yield. The ratings of the offered certificates also do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

None of the sponsor, the sellers, the servicer or the depositor is required to maintain the ratings of the offered certificates. Any downgrade in the ratings assigned to your certificates will result in a decline in the market value of your certificates.

Potential liability for environmental conditions

Real property pledged as security to a lender may be subject to environmental risks.  Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of costs of clean-up.  In several states, this type of lien has priority over the lien of an existing mortgage or owner’s interest against real property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  A lender also risks liability on foreclosure of the mortgaged property.

Interest only home equity loans have a greater risk of default

As of the statistical calculation date, approximately 0.42%, 0.73% and 0.21% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, do not provide for any payments of principal for five years after origination.  These home equity loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding loan balance of that home equity loan will be higher than for a home equity loan that commences amortizing on its first payment date.

Insolvency of a seller may cause losses

The sellers intend that their transfer of the home equity loans to the depositor and the depositor intends that its subsequent transfer of the home equity loans to the issuing entity will each constitute a sale, and the depositor, the sellers and the issuing entity will agree to treat each such transfer as a sale. In the event of the insolvency of a seller, the trustee in bankruptcy or the related seller (as applicable), as debtor-in-possession, may attempt to recharacterize such a sale as a loan by the issuing entity to the depositor or the sellers, as applicable, secured by a pledge of the related home equity loans. If such an attempt were to be successful, holders of certificates could receive a prepayment of all or part of their certificates. Any such prepayment would adversely affect the yield on such certificates and could result in a loss. Even if such an attempt were to be unsuccessful, holders of certificates could experience delays in distributions which would adversely affect the yield on the related certificates.

DESCRIPTION OF THE HOME EQUITY LOANS

Overview

The statistical information presented in this preliminary prospectus supplement concerning the home equity loans (the “Home Equity Loans”) in the home equity loan pool (the “Home Equity Loan Pool”) is based on the pool of Home Equity Loans Nationstar Funding LLC (the “Depositor”) expects to transfer to Nationstar Home Equity Loan Trust 2007-C on the date of issuance of the Offered Certificates (the “Closing Date”).  Nationstar Home Equity Loan Trust 2007-C is referred to in this preliminary prospectus supplement as the “issuing entity.”  The statistical information concerning the Home Equity Loans is as of the opening of business on May 1, 2007 (the “Statistical Calculation Date”).

This subsection describes characteristics of the Home Equity Loans.  Unless otherwise noted, all statistical percentages in this preliminary prospectus supplement are measured by the aggregate outstanding loan balance of the related Home Equity Loans as of the Statistical Calculation Date (the “Statistical Calculation Date Loan Balance”).  Prior to the Closing Date, additional Home Equity Loans may be added to each Home Equity Loan Group and other Home Equity Loans may be removed from a Home Equity Loan Group.  As a result, the characteristics of the Home Equity Loans in each Home Equity Loan Pool as of the Closing Date may differ from the characteristics presented in this preliminary prospectus supplement as of the Statistical Calculation Date.  The Depositor does not expect any material change in the weighted average characteristics of the Home Equity Loan Pool.

Each Home Equity Loan in the issuing entity will be assigned to one of two home equity loan groups (“Group 1” and “Group 2”, respectively, and each a “Home Equity Loan Group” or “Group”).  Each Home Equity Loan Group will constitute a separate sub-trust. 2,501, 895 and 1,606 of all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively, representing approximately 39.40%, 33.23% and 43.50% of the Statistical Calculation Date Loan Balance of all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively (the “Fixed Rate Home Equity Loans”) will bear interest at fixed interest rates. 1,989, 1,065 and 924 of all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively, representing approximately 60.60%, 66.77% and 56.50% of the Statistical Calculation Date Loan Balance of all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively (the “Adjustable Rate Home Equity Loans”) will bear interest at adjustable interest rates.

The Home Equity Loans to be transferred by Nationstar Mortgage LLC (“Nationstar Mortgage”) and Auburn Funding, LLC (“Auburn Funding” and together with Nationstar Mortgage, the “Sellers”) to the Depositor and from the Depositor to the issuing entity on the Closing Date are fixed and adjustable rate home equity loans evidenced by promissory notes secured by first and second lien deeds of trust, security deeds or mortgages on properties (the “Mortgaged Properties”).  The Mortgaged Properties securing the Home Equity Loans consist primarily of one- to four-family residential properties and manufactured housing treated as real property under applicable state law.  The Mortgaged Properties may be owner-occupied and non-owner occupied investment properties (which include second and vacation homes).  None of the Home Equity Loans is insured by pool mortgage insurance policies or primary mortgage insurance policies.  All of the Home Equity Loans in the issuing entity have been or will be originated by Nationstar Mortgage, by an affiliate of Nationstar Mortgage or by a broker for simultaneous assignment to Nationstar Mortgage or were or will be acquired by Nationstar Mortgage from correspondent lenders and reunderwritten to comply with Nationstar Mortgage’s underwriting standards.  All of the Home Equity Loans will be serviced by Nationstar Mortgage in its capacity as servicer.  As of the Statistical Calculation Date, the Home Equity Loans have the following general characteristics:

•

4,490 total Home Equity Loans

•

2,501 Fixed Rate Home Equity Loans

•

1,989 Adjustable Rate Home Equity Loans

•

$750,452,727 aggregate outstanding loan balance (approximate)

•

all of the Home Equity Loans were originated no earlier than February 1998

•

located in 48 states

•

Group 1 Home Equity Loans:

•

$299,914,816 aggregate outstanding loan balance (approximate)

•

39.96% of aggregate outstanding loan balance of all Home Equity Loans (approximate)

•

Group 2 Home Equity Loans:

•

$450,537,911 aggregate outstanding loan balance (approximate)

•

60.04% of aggregate outstanding loan balance of all Home Equity Loans (approximate).

The Home Equity Loans to be transferred to the issuing entity are selected by Nationstar Mortgage based on their ability to meet the eligibility criteria for securitization, including satisfaction of the loan level representations and warranties contained in the Pooling Agreement.  Selection of the Home Equity Loans is also based on the effect of aggregate pool criteria, including pool size, and financial considerations relevant to Nationstar Mortgage, such as liquidity and pricing of the Offered Certificates.

Additional criteria used for selection of the Home Equity Loans includes: (i) type of lien on the Home Equity Loans, (ii) interest rate on the Home Equity Loans, (iii) credit scores of the borrowers, (iv) weighted average coupon, (v) Loan-to-Value Ratio, (vi) geographical concentration of mortgaged properties, (vii) seasoning of the Home Equity Loans, (viii) payment status of the Home Equity Loans, and (ix) default history of the Home Equity Loans.

All of the Home Equity Loans as of the Statistical Calculation Date have a monthly payment due in June 2007.

Approximately $23,660,839, $6,660,123 and $17,000,716 of all of the Home Equity loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively, representing approximately 3.15%, 2.22% and 3.77% of the Statistical Calculation Date Loan Balance of all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively, have arrearages as a result of delinquency advances and/or servicer advances made poor to the Statistical Calculation Date (“Arrearages”).  The aggregate Arrearage on all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively, is approximately $2,203,214, $637,611 and $1,565,602, respectively, which is approximately 0.29%, 0.21% and 0.35% of the Statistical Calculation Date Loan Balance of all the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively.

The Loan-to-Value Ratios and Original Combined Loan-to-Value Ratios with respect to the Home Equity Loans were calculated based upon the original balance (plus senior lien balance for Original Combined Loan-to-Value Ratios) divided by the lesser of the (a) appraised value of the related Mortgaged Property at the time of origination with respect to all of the Home Equity Loans or (b) purchase price of the related Mortgaged Property if the Home Equity Loan was made to finance the acquisition of the Mortgaged Property (the “Appraised Value”). Where more than one appraisal was performed on the subject property, the lesser of the two values was used to determine the Loan-to-Value Ratio and the Original Combined Loan-to-Value Ratio.

In a limited number of circumstances, and within Nationstar Mortgage underwriting guidelines, Nationstar Mortgage may discount the Appraised Values of Mortgaged Properties (when calculating maximum Loan-to-Value Ratios and Original Combined Loan-to-Value Ratios) where the Mortgaged Properties are unique or have a high value or where the comparables are not within Fannie Mae guidelines. The purpose for making these reductions is to value the Mortgaged Properties more conservatively than would otherwise be the case if the appraisals were accepted as written.

The “Original Combined Loan-to-Value Ratio” of a Home Equity Loan is the ratio, expressed as a percentage, equal to the sum of any outstanding senior lien mortgage balance plus the original balance of the Home Equity Loan divided by the lesser of the purchase price or Appraised Value of the related Mortgaged Property and the “Loan-to-Value Ratio” of a Home Equity Loan is the ratio, expressed as a percentage, equal to the original balance of the Home Equity Loan divided by the Appraised Value of the related Mortgaged Property.

We refer you to “RISK FACTORS—The borrowers have less than perfect credit” and “—Liquidation of home equity loans could cause payment delays and/or losses” in this preliminary prospectus supplement for more detail.

No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values, causing the outstanding balances of the Home Equity Loans, together with the outstanding balances of any first mortgages, to become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

All Home Equity Loans

The following summary information with respect to all of the Home Equity Loans is as of the Statistical Calculation Date:

	Summary Statistics	Range (if appropriate)
Avg. Outstanding Principal Balance (approximate)	$167,139	$2,968 to $1,109,902
Avg. Original Loan Amount (approximate)	$167,806	$5,150 to $1,111,370
Wtd. Avg. Gross Coupon Rate (approximate)	8.998%	5.950% to 18.125%
Wtd. Avg. Original Combined Loan-to-Value Ratio (approximate)	85.17%	7.59% to 100.00%
Wtd. Avg. Original Term to Maturity (approximate)	355 months	60 months to 360 months
Wtd. Avg. Remaining Term to Maturity (approximate)	351 months	22 months to 360 months
Non-Zero Wtd. Avg. Credit Score (approximate)(1)	602	400 to 812
Wtd. Avg. Seasoning (approximate)	4 months	0 to 109 months
Percent of Second Liens (approximate)	2.67%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by First Liens on:
Two- to Four-Family Properties (approximate)	1.01%
All Other Properties (approximate)	98.99%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by Second Liens on:
Two- to Four-Family Properties (approximate)	1.22%
All Other Properties (approximate)	98.78%
Latest Maturity Date	May 15, 2037
Balloon Loans (as a percent of the aggregate outstanding principal balance) (approximate)	39.71%
Interest Only Loans (as a percent of the aggregate outstanding principal balance) (approximate)(2)	0.42%
31 to 59 day Delinquencies (as a percent of the aggregate outstanding principal balance) (approximate)(3)	0.59%

(1)

Excludes two Home Equity Loans for which a credit score is not available.

(2)

“Interest Only Loans” provide for payments of interest but not principal for the first 60 months and thereafter payment of principal and interest on a monthly basis.

(3)

Approximately 75.50% of the aggregate outstanding principal balance of all Home Equity Loans had first monthly payments due on or after April 1, 2007, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

The tables set forth in Annex B contain approximate statistical information as of the Statistical Calculation Date regarding all of the Home Equity Loans.  The sum of the percentage columns in the tables in Annex B may not equal 100% due to rounding.

Group 1 Home Equity Loans

The following summary information with respect to the Group 1 Home Equity Loans is as of the Statistical Calculation Date:

	Summary Statistics	Range (if appropriate)
Avg. Outstanding Principal Balance (approximate)	$153,018	$2,968 to $415,176
Avg. Original Loan Amount (approximate)	$153,825	$5,150 to $415,210
Wtd. Avg. Gross Coupon Rate (approximate)	9.031%	6.200% to 18.125%
Wtd. Avg. Original Combined Loan-to-Value Ratio (approximate)	85.74%	7.59% to 100.00%
Wtd. Avg. Original Term to Maturity (approximate)	348 months	60 months to 360 months
Wtd. Avg. Remaining Term to Maturity (approximate)	345 months	22 months to 360 months
Non-Zero Wtd. Avg. Credit Score (approximate)(1)	603	492 to 812
Wtd. Avg. Seasoning (approximate)	3 months	0 to 109 months
Percent of Second Liens (approximate)	1.45%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by First Liens on:
Two- to Four-Family Properties (approximate)	1.09%
All Other Properties (approximate)	98.91%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by Second Liens on:
Two- to Four-Family Properties (approximate)	3.89%
All Other Properties (approximate)	96.11%
Latest Maturity Date	May 15, 2037
Balloon Loans (as a percent of the aggregate outstanding principal balance) (approximate)	41.84%
Interest Only Loans (as a percent of the aggregate outstanding principal balance) (approximate)(2)	0.73%
31 to 59 day Delinquencies (as a percent of the aggregate outstanding principal balance) (approximate)(3)	0.52%

(1)

Excludes one Home Equity Loan for which a credit score is not available.

(2)

“Interest Only Loans” provide for payments of interest but not principal for the first 60 months and thereafter payment of principal and interest on a monthly basis.

(3)

Approximately 78.60% of the aggregate outstanding principal balance of the Group 1 Home Equity Loans had first monthly payments due on or after April 1, 2007, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

The tables set forth in Annex B contain approximate statistical information as of the Statistical Calculation Date regarding the Group 1 Home Equity Loans.  The sum of the percentage columns in the tables in Annex B may not equal 100% due to rounding.

Group 2 Home Equity Loans

The following summary information with respect to the Group 2 Home Equity Loans is as of the Statistical Calculation Date:

	Summary Statistics	Range (if appropriate)
Avg. Outstanding Principal Balance (approximate)	$178,078	$6,474 to $1,109,902
Avg. Original Loan Amount (approximate)	$178,638	$10,845 to $1,111,370
Wtd. Avg. Gross Coupon Rate (approximate)	8.975%	5.950% to 16.500%
Wtd. Avg. Original Combined Loan-to-Value Ratio (approximate)	84.79%	10.56% to 100.00%
Wtd. Avg. Original Term to Maturity (approximate)	359 months	120 months to 360 months
Wtd. Avg. Remaining Term to Maturity (approximate)	355 months	22 months to 360 months
Non-Zero Wtd. Avg. Credit Score (approximate)(1)	601	400 to 809
Wtd. Avg. Seasoning (approximate)	4 months	0 to 107 months
Percent of Second Liens (approximate)	3.49%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by First Liens on:
Two- to Four-Family Properties (approximate)	0.95%
All Other Properties (approximate)	99.05%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by Second Liens on:
Two- to Four-Family Properties (approximate)	0.48%
All Other Properties (approximate)	99.52%
Latest Maturity Date	May 15, 2037
Balloon Loans (as a percent of the aggregate outstanding principal balance) (approximate)	38.29%
Interest Only Loans (as a percent of the aggregate outstanding principal balance) (approximate)(2)	0.21%
31 to 59 day Delinquencies (as a percent of the aggregate outstanding principal balance) (approximate)(3)	0.64%

(1)

Excludes one Home Equity Loan for which a credit score is not available.

(2)

“Interest Only Loans” provide for payments of interest but not principal for the first 60 months and thereafter payment of principal and interest on a monthly basis.

(3)

Approximately 73.44% of the aggregate outstanding principal balance of the Group 2 Home Equity Loans had first monthly payments due on or after April 1, 2007, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

The tables set forth in Annex B contain approximate statistical information as of the Statistical Calculation Date regarding the Group 2 Home Equity Loans.  The sum of the percentage columns in the tables in Annex B may not equal 100% due to rounding.

Pool Delinquency Experience

None of the Home Equity Loans to be transferred to the issuing entity will be in loss, foreclosure or REO status, and none of such Home Equity Loans will be 60 or more days delinquent as of the Statistical Calculation Date.

The following tables set forth certain information regarding delinquency with respect to the Home Equity Loans as of the Statistical Calculation Date.

Total Home Equity Loans

	Number of Home Equity Loans	Percentage of Home Equity Loans (%)	Principal Balance Outstanding as of the Statistical Calculation Date ($)	Percentage of Aggregate Principal Balance Outstanding as of the Statistical Calculation Date (%)
Total Home Equity Loans	4,490	100.00	750,452,726.80	100.00
Delinquency
0-29 days	4,436	98.80	746,024,611.65	99.41
30-59 days	54	1.20	4,428,115.15	0.59

The following tables set forth certain historical information regarding delinquency with respect to the Home Equity Loans as of the Statistical Calculation Date.

30-59 Days Delinquent

Times 30-59 days	Number of Home Equity Loans	Percentage of Home Equity Loans (%)	Principal Balance Outstanding as of the Statistical Calculation Date ($)	Percentage of Aggregate Principal Balance Outstanding as of the Statistical Calculation Date (%)
0	4,196	93.45	735,038,229.59	97.95
1	58	1.29	3,061,806.63	0.41
2	46	1.02	2,290,996.92	0.31
3	28	0.62	1,841,349.97	0.25
4	30	0.67	1,564,317.43	0.21
5	25	0.56	1,407,470.71	0.19
6	22	0.49	913,942.39	0.12
7	12	0.27	556,432.03	0.07
8	10	0.22	431,230.78	0.06
9	14	0.31	654,884.97	0.09
10	12	0.27	587,339.10	0.08
11	6	0.13	376,043.40	0.05
12	3	0.07	150,374.55	0.02
13	5	0.11	201,936.76	0.03
14	4	0.09	341,004.64	0.05
15	6	0.13	333,517.52	0.04
16	4	0.09	243,616.49	0.03
17	2	0.04	82,627.78	0.01
18	1	0.02	51,660.62	0.01
19	1	0.02	75,701.70	0.01
20	2	0.04	91,788.30	0.01
21	1	0.02	32,787.02	0.00
22	1	0.02	74,239.22	0.01
28	1	0.02	49,428.28	0.01

60-89 Days Delinquent

Times 60-89 days	Number of Home Equity Loans	Percentage of Home Equity Loans (%)	Principal Balance Outstanding as of the Statistical Calculation Date ($)	Percentage of Aggregate Principal Balance Outstanding as of the Statistical Calculation Date (%)
0	4,364	97.19	743,815,966.30	99.12
1	50	1.11	2,714,383.60	0.36
2	32	0.71	1,727,124.89	0.23
3	17	0.38	724,075.48	0.10
4	8	0.18	429,965.99	0.06
5	4	0.09	156,398.93	0.02
6	5	0.11	229,172.94	0.03
7	3	0.07	289,444.74	0.04
8	4	0.09	198,552.77	0.03
9	1	0.02	31,135.83	0.00
10	1	0.02	103,066.77	0.01
15	1	0.02	33,438.56	0.00

90 Days or More Delinquent

Times 90 days or more	Number of Home Equity Loans	Percentage of Home Equity Loans (%)	Principal Balance Outstanding as of the Statistical Calculation Date ($)	Percentage of Aggregate Principal Balance Outstanding as of the Statistical Calculation Date (%)
0	4,428	98.62	746,927,992.33	99.53
1	26	0.58	1,514,039.94	0.20
2	12	0.27	687,645.94	0.09
3	7	0.16	386,353.39	0.05
4	7	0.16	305,853.22	0.04
5	4	0.09	217,327.48	0.03
6	2	0.04	105,567.54	0.01
7	2	0.04	150,957.59	0.02
8	1	0.02	38,787.66	0.01
11	1	0.02	118,201.71	0.02

Delinquent

A home equity loan is considered “delinquent” by Nationstar Mortgage if any payment due thereon is not made by the borrower by the close of business on the related due date.  A home equity loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month.  Similarly for “60 days delinquent,” “90 days delinquent” and so on.

With respect to a home equity loan that is subject to arrearage, so long as the borrower makes principal and interest payments on the related home equity loan, such home equity loan is treated as current notwithstanding any related arrearage.

Charge-offs and Uncollectible Accounts

From time to time, the servicer will make determinations, in good faith, regarding the ultimate recoverability with respect to any delinquent home equity loan.  A charge-off will only be taken in the event that the servicer determines that all efforts to satisfy the debt obligation have been exhausted and that it has received all cash payments and recoveries that are reasonably deemed recoverable and no reasonable recourse remains for the servicer.  The servicer’s strategy with regard to charge-offs is to minimize the loss on a delinquent home equity loan.

Grace Period

Nationstar Mortgage considers a borrower as current on the home equity loan if the payment is received within an applicable grace period of the loan, which typically ranges between five and 15 calendar days of the relevant due date.  In general, collection efforts begin when a borrower becomes five calendar days past due.  Nationstar Mortgage uses behavior scoring to guide its pre-30-day collection efforts.

Deferment

Nationstar Mortgage may offer a deferment of payments to a borrower who becomes delinquent and is experiencing short-term financial difficulties if the borrower demonstrates the desire to remain in the home and the ability to make payments under the terms of the loan.  Only one deferment may be granted in a 12-month period and not more than three deferments may be granted during the life of a loan.

The deferred loans are brought current for delinquency reporting purposes and the deferred portion of the payments will be recovered at loan maturity, payoff or, if sufficient liquidation proceeds are collected, default of the home equity loan.  The maturity date of the loan is not modified in connection with the deferment.

Modification

Nationstar Mortgage may agree to any modification, waiver or amendment of any provision of any home equity loan if, in its good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to the loan, and then only in the event a payment default with respect to the loan is reasonably foreseeable by Nationstar Mortgage.  However, with respect to loans held in Nationstar Mortgage-sponsored term securitizations, no such modification, waiver or amendment may extend the maturity date of the loan beyond the date that is six months after the latest final scheduled distribution date of all the classes of offered securities of the related trust fund that remain outstanding.  Modifications are analyzed and considered based on documented hardship or other financial circumstances of the borrower precipitating an adjustment in payment.  Modifications may include a limited periodic reduction in the monthly payment required from the borrower.  In addition, Nationstar Mortgage may modify, waive or amend any provision of a home equity loan if required to do so by statute or a court of competent jurisdiction.

Partial Payments

Nationstar Mortgage considers a borrower as current under the terms of the home equity loan if the payment received equals at least 95% of the payment due.  The payment shortage (up to 5%) will be advanced by Nationstar Mortgage and tracked as a servicer advance.  If the payment shortage is not repaid by the borrower in a subsequent month, it will be recovered at payoff, loan maturity or, if sufficient liquidation proceeds are collected, default of the home equity loan.  If the payment received equals less than 95% of the payment due, the received payment will be recorded as a partial payment and the borrower will be reported as delinquent.

Servicing Portfolio Data

The following table sets forth information regarding the size, composition and growth of Nationstar Mortgage’s servicing portfolio:

	As of March 31,
Nationstar Mortgage Servicing Portfolio	2002	2003	2004	2005	2006	2007
	($ in millions)
Non Prime Mortgage Loans(1) (2)	$3,276.7	$4,642.8	$6,498.0	$7,914.4	$6,870.1	$7,887.8
Growth Rate	86%	42%	40%	22%	(13)%	15%
Non Prime Mortgage Loans— Serviced for Others(1) (3)	$1,093.3	$838.7	$645.0	$1,397.3	$3,678.8	$2,771.9
Growth Rate	(27)%	(23)%	(23)%	117%	163%	(25)%
Total Serviced Portfolio	$4,370.0	$5,481.5	$7,143.0	$9,311.7	$10,548.9	$10,659.7
Growth Rate	34%	25%	30%	30%	13%	1%

__________

(1)

A non prime mortgage loan is a loan that is non-conforming in nature and typically offered at a rate above the rate for prime loans to individuals who typically have impaired or limited credit histories and do not qualify for prime rate loans.

(2)

Includes loans originated or acquired, and serviced, by Nationstar Mortgage that are held (a) in Nationstar Mortgage-sponsored term securitizations, (b) in Auburn Funding home equity loan warehouse or (c) in Nationstar Mortgage’s inventory.

(3)

Includes loans originated or acquired by Nationstar Mortgage, which Nationstar Mortgage has sold in whole-loan sale transactions to unaffiliated parties on a servicing-retained basis.

Origination Portfolio Data

The following table sets forth information regarding the size, composition and growth of Nationstar Mortgage’s origination portfolio:

	As of March 31,
Nationstar Mortgage Origination Portfolio	2002	2003	2004	2005	2006	2007
	($ in millions)
Total Originations(1)	$2,092.40	$2,506.20	$3,920.70	$5,276.30	$5,975.60	$4,406.78
Growth Rate	22%	20%	56%	35%	13%	(26)%

__________

(1)

Nationstar Mortgage’s origination portfolio consists entirely of non prime mortgage loans.  A non prime mortgage loan is a loan that is non-conforming in nature and typically offered at a rate above the rate for prime loans to individuals who typically have impaired or limited credit histories and do not qualify for prime rate loans.

Static Pool Information

Information concerning static pool performance data of previous term securitizations of the sponsor is available on the sponsor’s website at www.nationstarmtg.com/staticpool.  At this website, static pool performance data of the sponsor’s previous term securitizations will be presented in the form of published charts.  We caution you that the Home Equity Loans to be transferred to the issuing entity may not perform in a similar manner to the home equity loans in other trusts.

The following information included in the website is not deemed to be a part of this preliminary prospectus supplement, the accompanying prospectus or a part of the registration statement filed with the SEC to which this preliminary prospectus supplement relates:

•

with respect to information regarding the sponsor’s prior securitized pools, information regarding prior securitized pools that were established before January 1, 2006; and

•

with respect to information regarding the Home Equity Loans to be transferred to the issuing entity, information about the Home Equity Loans for periods prior to January 1, 2006.

PREPAYMENT AND YIELD CONSIDERATIONS

The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the Home Equity Loans. The rate of principal payments on the Home Equity Loans will in turn be affected by the amortization schedules of the Home Equity Loans, by the rate of principal prepayments on the Home Equity Loans (including for this purpose prepayments resulting from refinancings of the loans or liquidations of the loans due to defaults, casualties, condemnations and repurchases by Nationstar Mortgage or purchases by the servicer of delinquent Home Equity Loans) and by realized losses on the Home Equity Loans.  Certain of the Home Equity Loans may be prepaid by the borrowers at any time without penalty.  Certain of the Home Equity Loans are subject to penalties for prepayments.  Prepayment premiums, penalties and charges collected from borrowers will be paid to the holders of the Class P certificates.

Prepayments

Prepayments, liquidations and purchases of the Home Equity Loans (including any optional purchase by the Servicer of a delinquent Home Equity Loan and the optional purchase of all the Home Equity Loans by the Servicer in connection with the Servicer’s clean-up call option) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Home Equity Loans. Since the rate of payment of principal of the Home Equity Loans will depend on future events and a variety of factors, no assurance can be given as to the rate or timing of principal prepayments. The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which an Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on the Offered Certificate is sensitive to prepayments, liquidations and purchases of the Home Equity Loans.

The rate of prepayment on the Home Equity Loans cannot be predicted.  As of the Statistical Calculation Date, approximately 38.45%, 39.99% and 37.42% of the aggregate outstanding Loan Balance of all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively, may be prepaid in whole or in part at any time without penalty.  Prepayment premiums, penalties and charges collected from borrowers will be paid to the holders of the Class P certificates.  Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional mortgage loans. The prepayment experience of the issuing entity with respect to the Home Equity Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. All of the Home Equity Loans will contain “due-on-sale” provisions, and the servicer is required by the Pooling Agreement to enforce the provisions, unless the enforcement is not permitted by applicable law or the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Home Equity Loan. The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related Home Equity Loan. The rate of prepayment of the Home Equity Loans may also be affected by the extent to which the Home Equity Loans provide for the payment of a penalty in connection with a prepayment and the amount of the penalty.

We refer you to “CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS—Due-on-Sale Clauses in Home Equity Loans” in the accompanying prospectus for more detail.

As with fixed rate obligations generally, the rate of prepayment on a pool of home equity loans with fixed rates, including the Fixed Rate Home Equity Loans, is affected by prevailing market rates for home equity loans of a comparable term and risk level.  When the market interest rate is below the mortgage coupon, borrowers may have an increased incentive to refinance their home equity loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.  The prepayment behavior of the 2/28, 3/27 and 5/25 adjustable rate loans may differ from that of the other Home Equity Loans.  As a 2/28, 3/27 or 5/25 adjustable rate loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment.  The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. As is the case with conventional fixed rate home equity loans, adjustable rate home equity loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing interest rates fall significantly, adjustable rate home equity loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate home equity loans at competitive rates may encourage borrowers to refinance their adjustable rate home equity loans to “lock in” a lower fixed interest rate.  However, no assurance can be given as to the level of prepayments that the Home Equity Loans will experience.

Furthermore, with respect to up to 10% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date, the Depositor may deliver all or a portion of each related mortgage file to the trustee or the custodian on behalf of the trustee no later than 20 days after the Closing Date.  Should a Seller fail to deliver all or a portion of any mortgage file to the Depositor or other designee of the Depositor or, at the Depositor’s direction, to the trustee or the custodian on behalf of the trustee, within that period, such Seller will be required (i) to use its best efforts to deliver a replacement Home Equity Loan satisfying the criteria specified in the Pooling Agreement for the related delayed delivery Home Equity Loan or (ii) if no such replacement Home Equity Loan has been delivered within the time period specified in the Pooling Agreement, to repurchase the related delayed delivery Home Equity Loan.  Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Home Equity Loans.

In addition, the time at which the clean-up call option may first be exercised will be affected by prepayments in both Home Equity Loan Groups.

Projected Yields

On each Distribution Date, the Principal Distribution Amount will reflect the total amount in respect of principal received with respect to both Home Equity Loan Groups in the related Remittance Period, as adjusted by the overcollateralization provisions described in this preliminary prospectus supplement.  Depending on the rate of payments of principal and/or the rate of Realized Losses on the Home Equity Loans in a Home Equity Loan Group relative to the rates experienced with respect to the Home Equity Loans in the other Home Equity Loan Group, the Senior Certificates in a Certificate Group may receive principal distributions faster or slower than would have been the case were distributions based solely on the principal collections for the related Home Equity Loan Group. The relative rates of principal payments may change over time and may be affected by different factors. For example, the Home Equity Loans with fixed interest rates may prepay at faster rates than the Home Equity Loans with adjustable interest rates in response to a given decline in market interest rates because adjustable interest rates would readjust based on current rates. As a result of this method of allocating the Principal Distribution Amount, it may be more difficult to analyze the potential weighted average lives of the Senior Certificates and the related yields to maturity.

Excess Interest (as defined in “DESCRIPTION OF THE CERTIFICATES—Glossary” below) for the Home Equity Loans will be distributed in reduction of the Certificate Principal Balance of the Senior and Subordinate Certificates then entitled to distributions of principal on each Distribution Date to the extent that the then required overcollateralization amount exceeds the actual overcollateralization amount.  If purchased at a premium or a discount, the yield to maturity on an Offered Certificate will be affected by the rate at which the Excess Interest for the Home Equity Loans is distributed in reduction of the applicable Certificate Principal Balance of the Offered Certificates.  If the actual rate of the Excess Interest distribution is slower than the rate anticipated by an investor who purchases an Offered Certificate, and particularly a Subordinate Certificate, at a discount, the actual yield to the investor will be lower than the investor’s anticipated yield. If the actual rate of the Excess Interest distribution is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to the investor will be lower than the investor’s anticipated yield. The amount of Excess Interest available for distribution on any Distribution Date will be affected by the actual amount of interest received, advanced, collected or recovered in respect of the Home Equity Loans during the related remittance period and the amount will be influenced by changes in the weighted average of the coupon rates of the Home Equity Loans resulting from prepayments and liquidations.  The amount of Excess Interest distributions applied in reduction of the Certificate Principal Balance of the Offered Certificates on each Distribution Date will be based on the then required overcollateralization amount. Once the required level of overcollateralization is reached, the application of Excess Interest to accelerate overcollateralization will cease, unless necessary to maintain the required overcollateralization amount.

We refer you to “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting from Cash Flow Structure” in this preliminary prospectus supplement for more detail.

Subordinate Certificates

The Subordinate Certificates provide credit enhancement for the Senior Certificates in both Home Equity Loan Groups and may absorb losses on the Home Equity Loans in either Home Equity Loan Group.  The weighted average lives of, and the yields to maturity on, the Subordinate Certificates, in order of their relative payment priorities, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the Home Equity Loans.  If the actual rate and severity of losses on the Home Equity Loans is higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity on the holder’s certificate may be lower than the yield expected by the holder based on that assumption.  Realized Losses on the Home Equity Loans will reduce the Certificate Principal Balance of the class of Subordinate Certificates then outstanding with lowest relative payment priority if and to the extent that the aggregate of the Certificate Principal Balances of all classes of Certificates, following all distributions on a Distribution Date, exceeds the aggregate principal balance of the Home Equity Loans.  As a result of these reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case, except to the extent that the Certificate Principal Balance of such class of Subordinate Certificates is subsequently increased by any Recoveries.

In addition, the Subordinate Certificates will not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event, unless the Certificate Principal Balances of all of the Certificates with a higher relative payment priority have been paid in full.  Because of the disproportionate distribution of principal to the Senior Certificates, depending on the timing of Realized Losses, defaults and delinquencies on the Home Equity Loans, the weighted average lives of the Subordinate Certificates may be longer than would otherwise be the case.

Weighted Average Lives

Generally, greater than anticipated prepayments of principal will increase the yield on Offered Certificates purchased at a price less than par and will decrease the yield on Offered Certificates purchased at a price greater than par. In general, the earlier prepayments of principal occur on the Home Equity Loans, the greater the effect on the yields of the Offered Certificates.  The effect on an investor’s yield due to principal prepayments on the Home Equity Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Offered Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments.  The weighted average lives of the Offered Certificates will also be affected by the amount and timing of delinquencies and defaults on the Home Equity Loans and the recoveries, if any, on defaulted Home Equity Loans and foreclosed properties.

The “weighted average life” of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the Certificate is repaid. The weighted average life of any class of the Offered Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Home Equity Loans, including final payments made upon the maturity of Home Equity Loans for which the related monthly payments are insufficient to fully amortize the Home Equity Loans (“Balloon Loans”).

Prepayments of home equity loans are commonly measured relative to a prepayment standard or model. The prepayment model used with respect to the Fixed Rate Home Equity Loans is 115% Fixed Rate Mortgage PPC (“Fixed Rate Mortgage PPC”).  100% Fixed Rate Mortgage PPC assumes a constant prepayment rate (“CPR”) of 4% per annum of the then outstanding principal balance of the Fixed Rate Home Equity Loans in the first month of the life of the Fixed Rate Home Equity Loans and an additional approximately 1.455% (precisely 16/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Fixed Rate Home Equity Loans, 100% Fixed Rate Mortgage PPC assumes a CPR of 20% per annum of the outstanding principal balance of the Fixed Rate Home Equity Loans each month.

The prepayment model used with respect to the Adjustable Rate Home Equity Loans is 100% Adjustable Rate Mortgage PPC (“Adjustable Rate Mortgage PPC” and, together with Fixed Rate Mortgage PPC, the “Prepayment Assumption”).  100% Adjustable Rate Mortgage PPC assumes a CPR of 2% per annum of the outstanding principal balance of the Adjustable Rate Home Equity Loans in the first month of the life of the Adjustable Rate Home Equity Loans and an additional approximately 2.545% (precisely 28/11%) in each month thereafter until the twelfth month, thereafter the CPR remains constant at 30% per annum until the twenty-second month and 50% per annum in the twenty-third month until the twenty-eighth month.  Beginning in the twenty-ninth month and in each month thereafter, 100% Adjustable Rate Mortgage PPC assumes a CPR of 30% per annum of the outstanding principal balance of the Adjustable Rate Home Equity Loans each month.  However, CPR will not exceed 90% per annum in any period.

Neither prepayment model purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the Home Equity Loans to be included in the issuing entity.

Since the tables set forth in Annex D were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables set forth in Annex D.  Any discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and the weighted average lives of the Offered Certificates set forth in the tables in Annex D. In addition, since the actual Home Equity Loans in the issuing entity will have characteristics which differ from those assumed in preparing the tables set forth in Annex D, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables set forth in Annex D.

The information in the decrement tables set forth in Annex D has been prepared on the basis of the following assumed characteristics of the Home Equity Loans and the following additional assumptions (collectively, the “Structuring Assumptions”):

•

the Home Equity Loans consist of pools of loans with the amortization characteristics as of the Cut-Off Date set forth in Annex C,

•

the Closing Date for the Offered Certificates is June 6, 2007,

•

distributions on the Offered Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing on July 25, 2007 and are made in accordance with the priorities described in this preliminary prospectus supplement,

•

the scheduled monthly payments of principal and/or interest on the Home Equity Loans will be timely delivered on the first day of each month commencing on July 1, 2007 (with no defaults, delinquencies, modifications, waivers or amendments),

•

the Home Equity Loans prepay at the specified percentages of the related Prepayment Assumption, as set forth below,

•

all prepayments are prepayments in full received on the last day of each month and include 30 days’ interest thereon beginning in June 2007,

•

the clean-up call option is not exercised (except as noted in footnote 2 in each of the tables set forth in Annex D),

•

the Offered Certificates of each class have the respective Certificate Rates and initial Certificate Principal Balances as set forth in this preliminary prospectus supplement,

•

the overcollateralization level is set as specified in this preliminary prospectus supplement,

•

the coupon rate for each Adjustable Rate Home Equity Loan is adjusted on its next adjustment date and on subsequent adjustment dates which occur at six-month or one-year intervals, as applicable, following the initial adjustment date to equal the sum of the applicable gross margin and six-month LIBOR or one-year LIBOR, as applicable (the sum being subject to the applicable periodic rate adjustment caps and floors and lifetime rate caps and floors),

•

all Adjustable Rate Home Equity Loans adjust based on six-month LIBOR or one-year LIBOR,

•

one-year LIBOR remains constant at 5.3403% per annum, six-month LIBOR remains constant at 5.3700% per annum and one-month LIBOR remains constant at 5.3200% per annum,

•

the servicing fee and trustee fee is payable monthly at the aggregate rate of 0.520% per annum of the outstanding principal balance of the Home Equity Loans as of the first day of each remittance period, and

•

the certificate principal balance of the Class P certificates is $0.

Decrement Tables

The tables set forth in Annex D indicate, based on the Structuring Assumptions, the percentages of the initial Certificate Principal Balances of the Offered Certificates that would be outstanding after each of the dates shown, based on the indicated percentages of the related Prepayment Assumption, and the weighted average lives of such Offered Certificates. It is not likely that:

•

the Home Equity Loans will have the characteristics assumed,

•

the Home Equity Loans will prepay at the specified percentages of the related Prepayment Assumption or at any other constant percentage, or

•

the level of one-month LIBOR, six-month LIBOR and one-year LIBOR will remain constant at the level assumed or at any other level.

Moreover, the diverse remaining terms to maturity of the Home Equity Loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the related Prepayment Assumption even if the weighted average remaining term to maturity of the Home Equity Loans is consistent with the remaining terms to maturity of the Home Equity Loans specified in the Structuring Assumptions.

Prepayment Scenarios

	I	II	III	IV	V
Fixed Rate Home Equity Loans – Fixed Rate Mortgage PPC	50%	75%	115%	150%	200%
Adjustable Rate Home Equity Loans – Adjustable Rate Mortgage PPC	50%	75%	100%	150%	200%

FORMATION OF THE ISSUING ENTITY AND ISSUING ENTITY PROPERTY

The issuing entity will be created and established as a New York common law trust pursuant to the Pooling and Servicing Agreement (the “Pooling Agreement”) dated as of June 1, 2007 among the Depositor, Nationstar Mortgage as a seller (in this capacity, a “Seller”) and as servicer (in this capacity, the “Servicer”), Auburn Funding, LLC as a seller (a “Seller” and together with Nationstar Mortgage, the “Sellers”) and The Bank of New York, as trustee (the “Trustee”).  On the Closing Date, the Sellers will transfer without recourse the Home Equity Loans to the Depositor, the Depositor will convey without recourse the Home Equity Loans to the issuing entity and the issuing entity will issue the Offered Certificates, the Class M-10 Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates at the direction of the Depositor.

The property of the issuing entity will include all:

(a)

the Home Equity Loans together with the related Home Equity Loan documents, each Seller’s interest in any Mortgaged Property which secures a Home Equity Loan, all principal payments collected on each Home Equity Loan on or after the opening of business on June 1, 2007 (the “Cut-Off Date”) and interest payments due on each Home Equity Loan after the Cut-Off Date or, with respect to any Home Equity Loan originated after that date, but prior to the Closing Date, the date of origination of that Home Equity Loan, and proceeds of the conversion, voluntary or involuntary, of the foregoing,

(b)

the amounts as may be held by the Trustee in the Certificate Account and the Net WAC Cap Carryover Reserve Account, together with investment earnings on those amounts, and the amounts as may be held by the Servicer in the Principal and Interest Account (as defined in the accompanying prospectus), if any, inclusive of investment earnings on those amounts, whether in the form of cash, instruments, securities or other properties,

(c)

the issuing entity’s right to receive payments under the Interest Rate Swap Agreement, and the amounts representing those payments as may be held by the Trustee in the Swap Account, and

(d)

proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling Agreement.

As described in the Pooling Agreement, the Trustee and the Servicer shall each receive specified investment earnings on amounts on deposit in the Certificate Account as additional compensation, and the Servicer shall receive any investment earnings on amounts on deposit in the Principal and Interest Account.

The Offered Certificates will not represent an interest in or an obligation of, nor will the Home Equity Loans be guaranteed by, the sponsor, the Depositor, the Sellers, the Servicer, the Trustee, the underwriters or any of their affiliates.

Prior to the Closing Date, the issuing entity will have had no assets or obligations. Upon formation, the issuing entity will not engage in any business activity other than acquiring, holding and collecting payments on the Home Equity Loans, the activities relating to the Interest Rate Swap Agreement, issuing the Certificates, distributing payments on the Certificates and activities necessary or convenient to accomplish the foregoing or incidental thereto, including the investment of monies in accordance with the Pooling Agreement.  The issuing entity will not acquire any receivables or assets other than the Home Equity Loans and their proceeds and rights appurtenant to them and rights under the Interest Rate Swap Agreement.  To the extent that borrowers make scheduled payments under the Home Equity Loans, the issuing entity will have sufficient liquidity to make distributions on the Certificates. As the issuing entity does not have any operating history and will not engage in any business activity other than as described above, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the issuing entity.  The issuing entity’s fiscal year will be the calendar year.

The Pooling Agreement and certain other transaction agreements will contain “non-petition” covenants designed to prevent the commencement of any bankruptcy or insolvency proceedings against the Depositor and/or the issuing entity, as applicable, by any of the transaction parties or by the certificateholders.

We have structured the transactions described in this preliminary prospectus supplement to assure that the transfer of the Home Equity Loans by the Sellers to the Depositor constitutes a “true sale” of the Home Equity Loans.  If the transfer constitutes a “true sale,” the Home Equity Loans and related proceeds would not be property of the applicable Seller should it become subject to any insolvency law.  Although each Seller and the Depositor will express its intent to treat the conveyance of the related Home Equity Loans as a sale, each Seller and the Depositor will also grant to the Trustee, on behalf of the issuing entity, a security interest in the related Home Equity Loans.  This security interest is intended to protect the interests of the certificateholders if a bankruptcy court were to characterize a Seller’s or the Depositor’s transfer of the loans as a borrowing by such Seller or the Depositor secured by a pledge of the Home Equity Loans.  If a bankruptcy court did characterize the transaction as a borrowing by a Seller or the Depositor, that borrowing would be secured by the Home Equity Loans in which such Seller or the Depositor granted a security interest to the Trustee, as applicable.  Each Seller and the Depositor has agreed to take those actions that are necessary to maintain the security interest granted to the Trustee as a first priority, perfected security interest in the Home Equity Loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Upon issuance of the Certificates, the Depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the Home Equity Loans by the applicable Seller to the Depositor would be characterized as a “true sale” and the Home Equity Loans and related proceeds would not be property of the applicable Seller under the insolvency laws.

The Depositor will also represent and warrant that each sale of Home Equity Loans by the Depositor to the issuing entity is a valid sale of those loans.  In addition, the Depositor, the Sellers and the issuing entity will treat the conveyance of the Home Equity Loans as a sale.  The Depositor and each Seller will take all actions that are required so the Trustee will be treated as the legal owner of the Home Equity Loans.

LEGAL PROCEEDINGS

There are no legal proceedings currently pending against any of the sponsor, Depositor, Trustee (other than as described under “Description of the Certificates—The Trustee” in this preliminary prospectus supplement), issuing entity or Servicer that are material to the Certificateholders.

DESCRIPTION OF THE CERTIFICATES

Pursuant to the Pooling Agreement, the issuing entity will issue on the Closing Date the Nationstar Home Equity Loan Asset-Backed Certificates, Series 2007-C, Class 1-AV-1 Certificates, Class 2-AV-1 Certificates, Class 2-AV-2 Certificates, Class 2-AV-3 Certificates, Class 2-AV-4 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates (collectively referred to as the “Offered Certificates”).  The issuing entity will also issue on the Closing Date the Class M-10 Certificates (the “Class M-10 Certificates”), the Class X-IO Certificates (the “Class X-IO Certificates”), the Class P Certificates (the “Class P Certificates”) and one or more classes of residual certificates (together, the “Class R Certificates,” and together with the Class M-10 Certificates, Class X-IO Certificates and Class P Certificates, the “Non-Offered Certificates” and together with the Offered Certificates, the “Certificates”).  Only the Offered Certificates are being offered pursuant to this preliminary prospectus supplement.  The Class M-10 Certificates, Class X-IO Certificates, Class P Certificates and Class R Certificates will be issued to Nationstar Residual LLC, a wholly-owned subsidiary of Nationstar Mortgage.

The Class 1-AV-1 Certificates, Class 2-AV-1 Certificates, Class 2-AV-2 Certificates, Class 2-AV-3 Certificates and Class 2-AV-4 Certificates are sometimes referred to as the “Senior Certificates” and the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates are sometimes referred to as the “Subordinate Certificates.”  The Class 1-AV-1 Certificates are sometimes referred to as the “Group 1 Certificates” and the Class 2-AV-1 Certificates, Class 2-AV-2 Certificates, Class 2-AV-3 Certificates and Class 2-AV-4 Certificates are sometimes referred to as the “Group 2 Certificates”.  Each of the Group 1 Certificates and the Group 2 Certificates is sometimes referred to as a “Certificate Group”.

The form of the Pooling Agreement has been filed as an exhibit to the registration statement to which this preliminary prospectus supplement relates.  The following summaries describe important provisions of the Pooling Agreement.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement.  Wherever particular sections or defined terms of the Pooling Agreement are referred to, the sections or defined terms are incorporated in this preliminary prospectus supplement by reference.

The Offered Certificates will be issued in denominations of $25,000 and multiples of $1,000 in excess of $25,000 and will evidence specified undivided interests in the issuing entity.  Definitive Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar.

We refer you to “—Book-Entry Certificates” below for more detail.

No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

The Group 1 Certificates will receive distributions primarily based upon collections on the Group 1 Home Equity Loans.  The Group 2 Certificates will receive distributions primarily based upon collections on the Group 2 Home Equity Loans.  The Subordinate Certificates will receive distributions on a subordinated basis based upon collections on the Home Equity Loans in Group 1 and Group 2.

The principal amount of a class of Senior or Subordinate Certificates (each, a “Certificate Principal Balance”) on any Distribution Date is equal to the aggregate outstanding principal balance of such class of Senior or Subordinate Certificates on the Closing Date, reduced by the sum of (a) the aggregate of amounts actually distributed as principal to the holders of the class of Senior or Subordinate Certificates and (b) in the case of the Subordinate Certificates, any reductions in the Certificate Principal Balance of such Subordinate Certificates due to Realized Losses, and increased, in the case of any such Subordinate Certificates to which Realized Losses have been allocated, by the amount of any allocated Recoveries, in each case as described in this preliminary prospectus supplement.

Each class of Senior or Subordinate Certificates represents the right to receive payments of interest at the Certificate Rate for that class and payments of principal as described below.

The person in whose name a Certificate is registered in the Certificate Register is referred to in this preliminary prospectus supplement as a “Certificateholder.”

Book-Entry Certificates

The Offered Certificates initially will be book-entry certificates (the “Book-Entry Certificates”).  Persons acquiring beneficial ownership interests in the Offered Certificates (“Certificateowners”) will hold the certificates through The Depository Trust Company (“DTC”), in the United States, or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or the Euroclear System (“Euroclear”), in Europe, if the Certificateowners are participants of the systems, or indirectly through organizations that are participants in the systems.  The Book-Entry Certificates will be issued in one or more certificates per class, representing the aggregate certificate principal balance of each class of Offered Certificates, and will initially be registered in the name of Cede & Co. (“Cede”), the nominee of DTC.  Euroclear and Clearstream, Luxembourg will hold omnibus positions on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream, Luxembourg’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank N.A., will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear.  Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations representing certificate principal balances of $25,000 and in integral multiples of $1,000 in excess of $25,000.  Except as described in the accompanying prospectus, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing the Certificate (a “Definitive Certificate”).  Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede, as nominee of DTC.  Certificateowners will not be Certificateholders as that term is used in the Pooling Agreement. Certificateowners are permitted to exercise their rights only indirectly through DTC and its participants (including Euroclear and Clearstream, Luxembourg).

We refer you to “DESCRIPTION OF THE SECURITIES—Book-Entry Securities” in the accompanying prospectus for more detail.

Distribution Dates

On the 25th day of each month, commencing July 2007, or if the 25th day is not a Business Day, then the next succeeding Business Day (each, a “Distribution Date”), the Trustee will distribute in accordance with the Pooling Agreement (a) amounts then on deposit in the certificate account established and maintained by the Trustee under the Pooling Agreement (the “Certificate Account”), (b) amounts then on deposit in the Net WAC Cap Carryover Reserve Account and (c) amounts then on deposit in the Swap Account.  Distributions will be made in immediately available funds to Certificateholders of Senior and Subordinate Certificates by wire transfer or otherwise, to the account of the Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if the Certificateholder has so notified the Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person entitled to the distributions as it appears on the register (the “Certificate Register”) maintained by the Trustee as registrar (the “Certificate Registrar”). Certificateowners may experience some delay in the receipt of their payments due to the operations of DTC.

We refer you to “—Book-Entry Certificates” above for more detail.

The Pooling Agreement will provide that a Certificateholder, upon receiving the final distribution on a Certificate, will be required to send the Certificate to the Trustee. The Pooling Agreement additionally will provide that, in any event, any Certificate as to which the final distribution on that Certificate has been made shall be deemed canceled for all purposes of the Pooling Agreement.

Reports to Certificateholders

Concurrently with each distribution to the Certificateholders, the Servicer will forward to the Trustee to make available to each Certificateholder a statement setting forth among other items with respect to each Distribution Date and each class of Certificates:

(1)

the aggregate amount of the distribution to the Certificateholders on the related Distribution Date;

(2)

the amount of distribution set forth in paragraph (1) above in respect of interest and the amount thereof in respect of any related Class Interest Carryover Shortfall, and the amount of any related Class Interest Carryover Shortfall remaining;

(3)

the aggregate amount of any related Class Interest Carryover Shortfall, and the aggregate amount of any related Class Interest Carryover Shortfall remaining;

(4)

the amount of the distribution set forth in paragraph (1) above in respect of principal and the amount thereof in respect of the Class Principal Carryover Shortfall, and any remaining Class Principal Carryover Shortfall;

(5)

the amount of Excess Interest distributed on the Certificates and the amount of Excess Interest remaining, if any;

(6)

the Servicing Fee;

(7)

the aggregate Loan Balance of the Fixed Rate Home Equity Loans, the aggregate Loan Balance of the Adjustable Rate Home Equity Loans and the aggregate Loan Balance of all of the Home Equity Loans, in each case, as of the close of business on the last day of the preceding Remittance Period;

(8)

the Certificate Principal Balance for each class of Certificates after giving effect payments allocated to principal above;

(9)

the Required Overcollateralization Amount and the Overcollateralization Amount as of the close of business on the Distribution Date, after giving effect to distributions of principal on the Distribution Date;

(10)

the number and aggregate Loan Balance of the Fixed Rate Home Equity Loans, the Adjustable Rate Home Equity Loans and all of the Home Equity Loans as to which the minimum monthly payment is delinquent for 30 to 59 days, 60 to 89 days and 90 or more days (calculated in accordance with the method described under “DESCRIPTION OF THE HOME EQUITY LOANS—Pool Delinquency Experience” above, in this preliminary prospectus supplement), respectively, as of the end of the preceding Remittance Period;

(11)

the book value of any real estate which is acquired by the issuing entity through foreclosure or grant of deed in lieu of foreclosure;

(12)

the aggregate amount of prepayments received on the Home Equity Loans during the previous Remittance Period and specifying the amount for with respect to the Fixed Rate Home Equity Loans, the Adjustable Rate Home Equity Loans and all of the Home Equity Loans;

(13)

the weighted average loan rate on the Home Equity Loans as of the first day of the month prior to the Distribution Date and specifying this rate for the Fixed Rate Home Equity Loans, the Adjustable Rate Home Equity Loans and all of the Home Equity Loans; and

(14)

the Certificate Rate for each class of Certificates for the Distribution Date.

In the case of information furnished pursuant to clauses (2), (3) and (4) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

Within sixty days after the end of each calendar year, the Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (2), (3) and (4) above aggregated for the applicable calendar year.  See “THE AGREEMENTS—Reporting Requirements” in the accompanying prospectus.

Glossary

“Additional Termination Events” are more specifically defined in the Interest Rate Swap Agreement and include, among others, the termination of the Supplemental Interest Trust or the issuing entity, the amendment or modification of the Pooling Agreement or other transaction documents without the prior written consent of the Swap Provider where written consent is required and an optional termination pursuant to the terms of the Pooling Agreement.  With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions.

“Aggregate Principal Amount” means, as to any Distribution Date, the sum of the Basic Principal Amounts for each Home Equity Loan Group.

The “Basic Principal Amount” with respect to each Distribution Date shall be the sum of (without duplication):

(A)

the principal portion of all scheduled monthly payments on the Home Equity Loans related to the Home Equity Loan Group actually received by the Servicer during the related Remittance Period and any prepayments on the Home Equity Loans made on behalf of the obligors on Home Equity Loans in the related Home Equity Loan Group actually received by the Servicer during the related Remittance Period, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(B)

the outstanding principal balance of each Home Equity Loan in the related Home Equity Loan Group that was purchased or repurchased by Nationstar Mortgage or purchased by the Servicer, on or prior to the related Monthly Remittance Date, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(C)

any Substitution Amounts (as defined in the accompanying prospectus) relating to principal, delivered by Nationstar Mortgage on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in the related Home Equity Loan Group, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(D)

all Net Liquidation Proceeds (as defined in the accompanying prospectus) and Recoveries actually collected by or on behalf of the Servicer with respect to the Home Equity Loans in the related Home Equity Loan Group during the related Remittance Period (to the extent the Net Liquidation Proceeds and Recoveries relate to principal), in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; and

(E)

the principal portion of the proceeds received by the Trustee with respect to the related Home Equity Loan Group upon termination of the issuing entity.

“Business Day” means any day other than (1) a Saturday or Sunday or (2) a day on which banking institutions in New York, New York, Dallas, Texas or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Class Interest Carryover Shortfall” means, with respect to any class of Senior or Subordinate Certificates and any Distribution Date, an amount equal to the sum of (1) the excess of the Class Monthly Interest Amount with respect to that class for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to that class from any preceding Distribution Date, over the amount in respect of interest that is actually distributed to the Certificateholders of that class on the preceding Distribution Date plus (2) one month’s interest on the excess, to the extent permitted by law, at the Certificate Rate for that class.

“Class M-1 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, and

(B)

the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 60.20% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-2 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount and Class M-1 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates and the Class M-1 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, and

(C)

the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 67.90% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-3 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, and

(D)

the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 72.50% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-4 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, and

(E)

the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 76.30% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-5 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, and

(F)

the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 79.50% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-6 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,

(F)

the Certificate Principal Balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, and

(G)

the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 81.30% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-7 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,

(F)

the Certificate Principal Balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date,

(G)

the Certificate Principal Balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, and

(H)

the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 84.50% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-8 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates and the Class M-7 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,

(F)

the Certificate Principal Balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date,

(G)

the Certificate Principal Balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date,

(H)

the Certificate Principal Balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date,

(I)

the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 86.30% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-9 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,

(F)

the Certificate Principal Balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date,

(G)

the Certificate Principal Balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date,

(H)

the Certificate Principal Balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date,

(I)

the Certificate Principal Balance of the Class M-8 Certificates, after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date, and

(J)

the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 89.40% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-10 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount and Class M-9 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,

(F)

the Certificate Principal Balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date,

(G)

the Certificate Principal Balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date,

(H)

the Certificate Principal Balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date,

(I)

the Certificate Principal Balance of the Class M-8 Certificates, after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date,

(J)

the Certificate Principal Balance of the Class M-9 Certificates, after taking into account distribution of the Class M-9 Principal Distribution Amount for the applicable Distribution Date, and

(K)

the Certificate Principal Balance of the Class M-10 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 93.00% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

 “Class Monthly Interest Amount” with respect to each class of Senior and Subordinate Certificates means, with respect to any Distribution Date, the aggregate amount of interest accrued for the related Interest Period at the related Certificate Rate on the Certificate Principal Balance of the related Senior and Subordinate Certificates.  On any Distribution Date, the Group 1 Certificates are each subject to the Group 1 Net WAC Cap, the Group 2 Certificates are each subject to the Group 2 Net WAC Cap and the Subordinate Certificates are each subject to the Subordinate Net WAC Cap.  For a description of the respective Certificate Rates, the Group 1 Net WAC Cap, the Group 2 Net WAC Cap and the Subordinate Net WAC Cap, see “—Certificate Rate” below.

“Class Principal Carryover Shortfall” means, with respect to any class of Subordinate Certificates and any Distribution Date, the excess, if any, of (1) the sum of (x) the amount of the reduction in the Certificate Principal Balance of that class of Subordinate Certificates on the applicable Distribution Date attributable to the allocation of Realized Losses as provided under “—Allocation of Realized Losses” below for such Distribution Date and (y) the amount of any such reductions on prior Distribution Dates over (2) the sum of (x) the amount distributed in respect of the related Class Principal Carryover Shortfall to such class on prior Distribution Dates and (y) the amount of any increases in the Certificate Principal Balance of that class of Subordinate Certificates on that Distribution Date and any prior Distribution Dates attributable to the allocation of Recoveries to such class as provided under “—Allocation of Realized Losses” below.

“Cumulative Loss Trigger Event” shall have occurred with respect to any Distribution Date and the Home Equity Loans, if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Home Equity Loans from the Cut-Off Date through the last day of the related Remittance Period (less the aggregate amount of Recoveries during such period) by (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date, exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date	Loss Percentage
July 2009 to June 2010	1.75% for the first month, plus an additional 1/12th of 2.15% for each month thereafter.
July 2010 to June 2011	3.90% for the first month, plus an additional 1/12th of 2.35% for each month thereafter.
July 2011 to June 2012	6.25% for the first month, plus an additional 1/12th of 1.90% for each month thereafter.
July 2012 to June 2013	8.15% for the first month, plus an additional 1/12th of 1.10% for each month thereafter.
July 2013 to June 2014	9.25% for the first month, plus an additional 1/12th of 0.15% for each month thereafter.
July 2014 and thereafter	9.40%.

“Delinquency Amount” means, with respect to any Remittance Period, the sum, without duplication, of the aggregate principal balance of the Home Equity Loans that are (1) 60 or more days delinquent, (2) 60 or more days delinquent and in bankruptcy, (3) in foreclosure and (4) REO properties, each as of the last day of such Remittance Period.

A “Delinquency Event” shall have occurred and be continuing if at any time the 60+ Delinquency Percentage (Rolling Three Month) exceeds 32.10% of the Senior Enhancement Percentage from the prior period.

“Downgrade Provisions” of the Interest Rate Swap Agreement will be triggered if the Swap Provider’s short-term or long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement.

“Early Termination Date” shall have the meaning assigned to such term in the ISDA Master Agreement.

“Event of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:

•

“Failure to Pay or Deliver,”

•

“Bankruptcy” (as amended in the Interest Rate Swap Agreement) and

•

“Merger without Assumption” (but only with respect to the Swap Provider),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

“Excess Interest” means, with respect to any Distribution Date, the amounts remaining, if any, after the application of payments pursuant to clauses A. and B. and subclauses 1 through 13 of clause C. under “—Distributions” below.

“Excess Overcollateralization Amount” means, with respect to any Distribution Date, the lesser of (1) the Aggregate Principal Amount for the Distribution Date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming only 100% of the Aggregate Principal Amount is distributed on the Senior and Subordinate Certificates, over (y) the Required Overcollateralization Amount.

“Group 1 Allocation Percentage” means, with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Basic Principal Amount derived from the Group 1 Home Equity Loans, and the denominator of which is the Aggregate Principal Amount.

“Group 1 Principal Distribution Amount” means, the product of (i) Principal Distribution Amount for that Distribution Date and (ii) the Group 1 Allocation Percentage.

 “Group 1 Senior Principal Distribution Amount” means, the excess, if any, of (1) the aggregate Certificate Principal Balances of the Group 1 Certificates immediately prior to that Distribution Date over (i) the lesser of (a) approximately 49.80% of the aggregate Loan Balance of the Group 1 Home Equity Loans as of the last day of the related Remittance Period and (b) the aggregate Loan Balance of the Group 1 Home Equity Loans as of the last date of the related Remittance Period minus 0.50% of the aggregate Loan Balance of the Group 1 Home Equity Loans as of the Cut-Off Date.

“Group 2 Allocation Percentage” means, with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Basic Principal Amount derived from the Group 2 Home Equity Loans, and the denominator of which is the Aggregate Principal Amount.

“Group 2 Principal Distribution Amount” means, the product of (i) Principal Distribution Amount for that Distribution Date and (ii) the Group 2 Allocation Percentage.

 “Group 2 Senior Principal Distribution Amount” means, the excess, if any, of (1) the aggregate Certificate Principal Balances of the Group 2 Certificates immediately prior to that Distribution Date over (i) the lesser of (a) approximately 49.80% of the aggregate Loan Balance of the Group 2 Home Equity Loans as of the last day of the related Remittance Period and (b) the aggregate Loan Balance of the Group 2 Home Equity Loans as of the last date of the related Remittance Period minus 0.50% of the aggregate Loan Balance of the Group 2 Home Equity Loans as of the Cut-Off Date.

“Interest Rate Swap Agreement” is the interest rate swap agreement to be entered into with the Swap Provider on or before the Closing Date by the Trustee, on behalf of the Supplemental Interest Trust, at the direction of the Depositor.

“Loan Balance” means, with respect to any Home Equity Loan as of any date of determination, the actual outstanding principal balance thereof on the Cut-Off Date less any principal payments made on such Home Equity Loan through such date of determination.  The Pooling Agreement provides that the Loan Balance of any Home Equity Loan which becomes a Liquidated Loan shall thereafter equal zero.

“Monthly Remittance Date” means the 18th day of each month, or if the 18th day is not a Business Day, the preceding Business Day. On each Monthly Remittance Date, the Servicer will be required to transfer funds on deposit in the Principal and Interest Account to the Certificate Account.

“Net Subordination Deficiency” means, with respect to any Distribution Date, the excess, if any, of (1) the Subordination Deficiency for that Distribution Date over (2) the Excess Interest for that Distribution Date.

“Net Swap Payment” means each any net payment made (i) by the Swap Provider for deposit into the Swap Account to the extent that the floating payment exceeds the fixed payment on any Distribution Date  pursuant to the Interest Rate Swap Agreement, or (ii) to the Swap Provider, to the extent that the fixed payment exceeds the floating payment on any Distribution Date pursuant to the Interest Rate Swap Agreement.

“OC Floor” means an amount equal to 0.50% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.

“Overcollateralization Amount” means, with respect to each Distribution Date, the excess, if any, of (1) the aggregate Loan Balance of the Home Equity Loans as of the close of business on the last day of the related Remittance Period over (2) the aggregate Certificate Principal Balance of the Senior, Subordinate and Class P Certificates as of that Distribution Date (after taking into account the payment of the Principal Distribution Amount on that Distribution Date).

“Principal Distribution Amount” means, with respect to any Distribution Date, the lesser of (1) the aggregate Certificate Principal Balance of the Senior and Subordinate Certificates immediately preceding that Distribution Date and (2) the sum of (x) the Aggregate Principal Amount for that Distribution Date minus the Excess Overcollateralization Amount, if any, for that Distribution Date and (y) the Subordination Increase Amount, if any, for that Distribution Date.

“Record Date” means, with respect to any Distribution Date and the Senior and Subordinate Certificates, the Business Day immediately preceding that Distribution Date, or if Definitive Certificates have been issued, the last Business Day of the month immediately preceding the calendar month in which the Distribution Date occurs.

“Recoveries” means, with respect to any Liquidated Loan, an amount received in respect of principal on that Liquidated Loan, which has previously been allocated as a Realized Loss to a class or classes of Subordinate Certificates, net of reimbursable expenses due and owing to the Servicer.

“Remittance Period” means, with respect to any Distribution Date, the calendar month preceding the calendar month in which the Distribution Date occurs.

“Required Overcollateralization Amount” means, with respect to any Distribution Date (1) prior to the Stepdown Date, the product of (x) 3.50% and (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date; and (2) on and after the Stepdown Date, the greater of (i) the lesser of (x) the product of 3.50% and the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date and (y) the product of 7.00% and the aggregate Loan Balance of the Home Equity Loans as of the end of the related Remittance Period and (ii) the OC Floor; provided, however, that on each Distribution Date during the continuance of a Trigger Event, the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which such Trigger Event first occurred.

“Senior Enhancement Percentage” means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate Certificate Principal Balance of the Subordinate Certificates and (2) the Overcollateralization Amount, in each case, after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, and the denominator of which is the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period.

“Senior Principal Distribution Amount” means, the sum of the Group 1 Senior Principal Distribution Amount and the Group 2 Senior Principal Distribution Amount.

“60+ Delinquency Percentage (Rolling Three Month)” means, with respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Remittance Periods, the numerator of each of which is equal to the Delinquency Amount for such Remittance Period, and the denominator of each of which is the aggregate Loan Balance of all of the Home Equity Loans as of the end of such Remittance Period.

“Stepdown Date” means the earlier to occur of (1) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balances of the Senior Certificates are reduced to zero, and (2) the later to occur of (A) the Distribution Date in July 2010 and (B) the first Distribution Date on which the Senior Enhancement Percentage, calculated for this purpose, before giving effect to any distribution of principal on the Certificates on that Distribution Date but after giving effect to the distribution of the Aggregate Principal Amount on the Home Equity Loans, is at least equal to 50.20%.

“Subordination Deficiency” means, with respect to any Distribution Date, the excess, if any, of (1) the Required Overcollateralization Amount for that Distribution Date over (2) the Overcollateralization Amount for that Distribution Date after giving effect to the distribution of the Aggregate Principal Amount on that Distribution Date.

“Subordination Increase Amount” means, with respect to any Distribution Date, the lesser of (1) the Subordination Deficiency and (2) the Excess Interest.

“Supplemental Interest Trust” means, the trust separate from the issuing entity on whose behalf the Trustee is expected to enter into the Interest Rate Swap Agreement with the Swap Provider.

The “Swap Account” is the segregated trust account into which the Trustee will be required to deposit any amounts received by the Trustee from the Swap Provider and any amounts payable to the Swap Provider by the Trustee.

“Swap Early Termination” means, any occurrence of an Early Termination Date under the Interest Rate Swap Agreement.

The “Swap Provider” is The Royal Bank of Scotland plc, as swap provider, under the Interest Rate Swap Agreement.

“Swap Provider Trigger Event” means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is the Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

“Swap Termination Payment” means the amount, if any, owed by the Supplemental Interest Trust or the Swap Provider upon a Swap Early Termination.

“Transition Expenses” means expenses incurred by the Trustee in connection with the transfer of servicing upon the termination of the Servicer; provided that the amount shall not exceed $50,000 for both Groups in the aggregate in any one calendar year (and no more than $100,000 for both Groups in the aggregate during the term of the issuing entity).

“Trigger Event” means the existence of a Delinquency Event or a Cumulative Loss Trigger Event.

“Trustee Reimbursable Expenses” means (1) any unpaid Trustee Fees and Transition Expenses, (2) all other reimbursable expenses incurred by the Trustee in connection with its duties and obligations under the Pooling Agreement, including indemnity for all losses, liabilities, damages and expenses arising out of or in connection with (a) the performance of its duties under the Pooling Agreement, other than by reason of the negligence or bad faith of the Trustee, (b) the failure of the Sellers to perform their duties in compliance with the Pooling Agreement, or (c) any claim or legal action, pending or threatened, relating to the Trustee’s acceptance or administration of the issuing entity or the Certificates, other than by reason of the willful misfeasance, bad faith, negligence or reckless disregard of the Trustee and (3) if the Trustee is acting as custodian for the Home Equity Loans, any related custodial fees.

Distributions

The Trustee will be required to deposit into the Certificate Account:

•

the proceeds of any liquidation of the assets of the issuing entity,

•

all collections on the Home Equity Loans received during the related Remittance Period and remitted by the Servicer to the Trustee, and

•

all other remittances made to the Trustee by or on behalf of the Sellers or the Servicer.

The Pooling Agreement establishes a certificate rate on each class of Senior and Subordinate Certificates (each, a “Certificate Rate”) as set forth in this preliminary prospectus supplement under “—Certificate Rate.”  The Pooling Agreement also establishes a Servicing Fee and a Trustee Fee for each Distribution Date.

On each Distribution Date, after withdrawal of any amounts required to be deposited into the Swap Account for payment to the Swap Provider of any Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payments that are the result of a Swap Provider Trigger Event), the Trustee will make the following disbursements and transfers from monies then on deposit in the Certificate Account with respect to the Home Equity Loans and apply the amounts in the following order of priority, in each case, to the extent of funds remaining in the Certificate Account with respect to the Group 1 Home Equity Loans and Group 2 Home Equity Loans (other than any prepayment premiums, penalties or charges):

A.

With respect to funds in the Certificate Account received with respect to Group 1 Home Equity Loans:

1.   To the Trustee, the Trustee Fee and any Transition Expenses for Group 1 Home Equity Loans.

2.   Concurrently, to the Group 1 Certificates, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall for the Distribution Date.

3.   The remaining amount pursuant to clause C. below.

B.

With respect to funds in the Certificate Account received with respect to the Group 2 Home Equity Loans:

1.   To the Trustee, the Trustee Fee and any Transition Expenses for Group 2 Home Equity Loans.

2.   Concurrently, to each class of Group 2 Certificates, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall for the Distribution Date, allocated among each such class of Group 2 Certificates on a pro rata basis based on each Group 2 Certificate's Class Monthly Interest Amount and Class Interest Carryover Shortfall without priority among such Group 2 Certificates.

3.   The remaining amount pursuant to clause C. below.

C.   With respect to any remaining amounts in the Certificate Account received with respect to Group 1 Home Equity Loans and Group 2 Home Equity Loans:

1.   Concurrently, to the Senior Certificates in both Certificate Groups, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall to the extent not paid pursuant to clauses A. and B. above on the applicable Distribution Date, allocated among each such class of Senior Certificates on a pro rata basis based on the amount that would have been distributed to each such class in the absence of such shortfall.

2.   Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Class Monthly Interest Amount for the Distribution Date.

3.(A)  On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, to the Senior Certificates, in an amount up to the Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, concurrently as follows:

i.

Sequentially:

a.

To the Group 1 Certificates, the Group 1 Principal Distribution Amount until the Certificate Principal Balance of such Certificates has been reduced to zero.

b.  To the Group 1 Certificates, the remaining Group 2 Principal Distribution Amount after distributions pursuant to clause C.3.A.ii.a. below until the Certificate Principal Balance of such Certificates has been reduced to zero.

ii.

Sequentially:

a.  To the Group 2 Certificates, the Group 2 Principal Distribution Amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective Certificate Principal Balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the Group 2 Principal Distribution Amount shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

b.  To the Group 2 Certificates, the remaining Group 1 Principal Distribution Amount after distributions pursuant to clause C.3.A.i.a. above, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective Certificate Principal Balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the remaining Group 1 Principal Distribution Amount after distributions pursuant to clause C.3.A.i.a. above shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

3.(B)  On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, to the Senior Certificates, in an amount up to the Group 1 Principal Distribution Amount or the Group 2 Principal Distribution Amount, as applicable, for the Distribution Date, excluding any Subordination Increase Amount included in that amount, concurrently as follows:

i.

Sequentially:

a.

To the Group 1 Certificates, in an amount up to the Group 1 Senior Principal Distribution Amount until the Certificate Principal Balance of such Certificates has been reduced to zero.

b.  To the Group 1 Certificates, the remaining Group 2 Principal Distribution Amount after distributions pursuant to clause C.3.B.ii.a. below, in an amount up to the remaining Group 1 Senior Principal Distribution Amount until the Certificate Principal Balance of such Certificates has been reduced to zero.

ii.

Sequentially:

a.  To the Group 2 Certificates, in an amount up to the Group  2 Senior Principal Distribution Amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective Certificate Principal Balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the Group 2 Senior Principal Distribution Amount shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

b.  To the Group 2 Certificates, the remaining Group 1 Principal Distribution Amount after distributions pursuant to clause C.3.B.i.a. above, in an amount up to the remaining Group 2 Senior Principal Distribution Amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective Certificate Principal Balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the remaining Group 1 Principal Distribution Amount after distributions pursuant to clause C.3.B.i.a. above shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

4.   To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

5.   To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

6.   To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

7.   To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

8.   To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

9.   To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

10.  To the Class M-7 Certificates, the Class M-7 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

11.  To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

12.  To the Class M-9 Certificates, the Class M-9 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

13.  To the Class M-10 Certificates, the Class M-10 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

14.  To the Senior and Subordinate Certificates, the Subordination Increase Amount for the applicable Distribution Date, allocated in the order of priority set forth in subclauses 3 through 13 above of this clause C.

15.  To the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case, first (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

16.  To the Net WAC Cap Carryover Reserve Account, the amounts required under the Pooling Agreement for distribution in accordance with subclauses 17 and 18 below of this clause C.

17.  Concurrently, (i) to the Group 1 Certificates, the Group 1 Net WAC Cap Carryover and (ii) to the Group 2 Certificates, the aggregate Group 2 Net WAC Cap Carryover, pro rata, from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account; provided that the Group 2 Net WAC Cap Carryover will be paid to each Group 2 Certificate, pro rata, based on each such Certificate’s Group 2 Net WAC Cap Carryover.

18.  Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Subordinate Net WAC Cap Carryover, from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account.

19.  For deposit into the Swap Account, for payment pursuant to clause (viii) under “—The Swap Account” below.

20.  To the Trustee as reimbursement for all Trustee Reimbursable Expenses.

21.  To the Class X-IO and Class R Certificates, the remainder as provided in the Pooling Agreement.

Class P Certificates

On each Distribution Date, the Trustee will withdraw (subject to the terms of the Pooling and Servicing Agreement, based solely on information provided to it electronically or in writing by the Servicer) an amount equal to any prepayment premiums, penalties or charges then on deposit in the Certificate Account and will distribute such amounts to the Class P Certificates.

Certificate Rate

With respect to any Distribution Date and the Class 1-AV-1 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) [__]% per annum (or [__]% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Group 1 Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class 2-AV-1 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) [__]% per annum (or [__]% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Group 2 Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class 2-AV-2 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) [__]% per annum (or [__]% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Group 2 Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class 2-AV-3 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) [__]% per annum (or [__]% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Group 2 Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class 2-AV-4 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) [__]% per annum (or [__]% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Group 2 Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-1 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) [__]% per annum (or [__]% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-2 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) [__]% per annum (or [__]% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-3 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) [__]% per annum (or [__]% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-4 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) [__]% per annum (or [__]% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-5 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) [__]% per annum (or [__]% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-6 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) [__]% per annum (or [__]% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-7 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) [__]% per annum (or [__]% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-8 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) [__]% per annum (or [__]% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-9 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) [__]% per annum (or [__]% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-10 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) [__]% per annum (or [__]% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

The “Group 1 Net WAC Cap” with respect to any Distribution Date and the Group 1 Certificates will be a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Coupon Rates on the Group 1 Home Equity Loans as of the beginning of the related Remittance Period over (b) the Swap Expense Fee Rate for that Distribution Date, and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Period.

The “Group 2 Net WAC Cap” with respect to any Distribution Date and class of Group 2 Certificates will be a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Coupon Rates on the Group 2 Home Equity Loans as of the beginning of the related Remittance Period over (b) the Swap Expense Fee Rate for that Distribution Date, and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Period.

The “Subordinate Net WAC Cap” with respect to any Distribution Date and class of Subordinate Certificates will be a per annum rate equal to the weighted average of (i) the Group 1 Net WAC Cap and (ii) the Group 2 Net WAC Cap, weighted on the basis of the related Group Subordinate Amount for such Distribution Date.

The “Group Subordinate Amount” for each Home Equity Loan Group and any Distribution Date is the excess, if any, of the aggregate Loan Balance of the related Home Equity Loan Group as of the first day of the related Remittance Period, over the aggregate Certificate Principal Balances of the Senior Certificates related to such Home Equity Loan Group immediately prior to such Distribution Date.

The “Swap Expense Fee Rate” with respect to each Distribution Date, is a per annum rate, equal to the product of (x) the sum of (i) any Net Swap Payment owed to the Swap Provider for that Distribution Date and (ii) any Swap Termination Payment for that Distribution Date (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the supplemental interest trust, and (y) 12 divided by the aggregate Loan Balance of the Home Equity Loans as of the first day of the related Remittance Period.

The “Net Coupon Rate” of any Group 1 Home Equity Loan or Group 2 Home Equity Loan will be the rate per annum equal to the coupon rate of the Home Equity Loan minus the sum of (1) the rate at which the Servicing Fee accrues and (2) the rate at which the Trustee Fee accrues (in each case expressed as a per annum percentage of the aggregate principal balance of the Group 1 or Group 2 Home Equity Loans, as applicable).

If on any Distribution Date the Certificate Rate for the Group 1 Certificates is based on the Group 1 Net WAC Cap, the Group 1 Certificateholders will be entitled to receive on that Distribution Date and each subsequent Distribution Dates the Group 1 Net WAC Cap Carryover from and to the extent of funds available therefor in accordance with the priorities described above under “—Distributions” and below under “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account.”

If on any Distribution Date the Certificate Rate for any class of Group 2 Certificates is based on the Group 2 Net WAC Cap, the applicable Group 2 Certificateholders will be entitled to receive on that Distribution Date and each subsequent Distribution Dates the related Group 2 Net WAC Cap Carryover from and to the extent of funds available therefor in accordance with the priorities described above under “—Distributions” and below under “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account.”

If on any Distribution Date the Certificate Rate for any of the Subordinate Certificates is based on the Subordinate Net WAC Cap, the applicable Subordinate Certificateholders will be entitled to receive on that Distribution Date and each subsequent Distribution Dates the related Subordinate Net WAC Cap Carryover from and to the extent of funds available therefor in accordance with the priorities described above under “—Distributions” and below under “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account.”

On the Closing Date, the Trustee will establish the “Net WAC Cap Carryover Reserve Account” from which distributions in respect of Net WAC Cap Carryover on the Senior or Subordinate Certificates will be made.  The Net WAC Cap Carryover Reserve Account will be an asset of the issuing entity but not of any REMIC.  The source of funds on deposit in the Net WAC Cap Carryover Reserve Account will be limited to an initial deposit of $253,000 and amounts payable to such account pursuant to clause 16 under “—Distributions” above.

The “Group 1 Net WAC Cap Carryover” with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the Group 1 Certificates would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Group 1 Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Group 1 Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the Group 1 Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group 1 Net WAC Cap).

The “Group 2 Net WAC Cap Carryover” with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Group 2 Certificates would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Group 2 Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Group 2 Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Group 2 Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group 2 Net WAC Cap).

The “Subordinate Net WAC Cap Carryover” with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Subordinate Certificates would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Subordinate Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Subordinate Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Subordinate Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Subordinate Net WAC Cap).

The ratings on the Offered Certificates by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”  and together with S&P, the “Rating Agencies”) will not address the likelihood of receipt by such Certificateholders of any amounts in respect of the Group 1 Net WAC Cap Carryover, the Group 2 Net WAC Cap Carryover or the Subordinate Net WAC Cap Carryover, as applicable.  Payment of the Group 1 Net WAC Cap Carryover, the Group 2 Net WAC Cap Carryover or the Subordinate Net WAC Cap Carryover, as applicable, will be subject to availability of funds therefor in accordance with the priority of payments set forth under “—Distributions” above.

“Interest Period”  means, with respect to each Distribution Date, the period from and including the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) to and including the day preceding the related Distribution Date.

Interest on the Senior and Subordinate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of the actual number of days elapsed in the related Interest Period and a year of 360 days.

Calculation of One-Month LIBOR

On each LIBOR Determination Date (as defined below), the Trustee will determine One-Month LIBOR for the next Interest Period for the Senior and Subordinate Certificates.

“One-Month LIBOR” means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on this date. If the rate does not appear on Reuters Screen LIBOR01 Page, the rate for that day will be determined on the basis of the rates at which one-month deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on that day for one-month loans in United States dollars to leading European banks.

“LIBOR Determination Date” means, with respect to any Interest Period, the second London Business Day preceding the commencement of the Interest Period. For purposes of determining One-Month LIBOR, a “London Business Day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Reuters Screen LIBOR01 Page” means the display page currently so designated on the Reuters Monitor Money Rates (or another page that replaces this page on the service for the purpose of displaying comparable rates or prices) and “Reference Banks” means leading banks selected by Nationstar Mortgage and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Credit Enhancement

Overcollateralization Resulting from Cash Flow Structure.  The Pooling Agreement provides that Excess Interest will be used in the following order of priority:

(1)

to pay the Senior and Subordinate Certificates any Subordination Increase Amount,

(2)

to pay any related Class Interest Carryover Shortfall and any related Class Principal Carryover Shortfall on the Subordinate Certificates,

(3)

to pay the applicable Certificateholders any Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover or Subordinate Net WAC Cap Carryover, as applicable, in accordance with subclauses 17 and 18 of clause C. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above,

(4)

to pay the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event.

(5)

to reimburse the Trustee with respect to any amounts owing to it, and

(6)

to pay the Class X-IO and the Class R Certificateholders, as specified in the Pooling Agreement.

Pursuant to the Pooling Agreement, Excess Interest will be applied on each Distribution Date as an accelerated payment of principal on the Senior and Subordinate Certificates until the Overcollateralization Amount has increased to the Required Overcollateralization Amount.  The application of Excess Interest for the payment of principal has the effect of accelerating the amortization of the Senior and Subordinate Certificates relative to the amortization of the Home Equity Loans.

If, on any Distribution Date, the Overcollateralization Amount is, or, after taking into account all other distributions to be made on the Distribution Date, would be, greater than the Required Overcollateralization Amount, then any amounts relating to principal which would otherwise be distributed to the Certificateholders of the Senior and Subordinate Certificates on the Distribution Date shall instead be distributed as Excess Interest as provided in the Pooling Agreement in an amount equal to the Excess Overcollateralization Amount.

Allocation of Realized Losses.  The Pooling Agreement provides generally that on any Distribution Date all amounts collected on account of principal (other than any amount attributed to the Excess Overcollateralization Amount) during the prior Remittance Period will be distributed to the Certificateholders of the Senior and Subordinate Certificates.  If any Home Equity Loan became a Liquidated Loan during the prior Remittance Period, the Net Liquidation Proceeds related to that Home Equity Loan and allocated to principal may be less than the principal balance of the related Home Equity Loan.  The amount of any insufficiency is referred to as a “Realized Loss.”  The Pooling Agreement provides that the Loan Balance of any Home Equity Loan which becomes a Liquidated Loan shall thereafter equal zero.

A “Liquidated Loan” is a Home Equity Loan with respect to which a determination has been made by the Servicer that all recoveries have been made or that the Servicer reasonably believes that the cost of obtaining any additional recoveries from that loan would exceed the amount of the recoveries.

The Basic Principal Amount includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Loan. If the Net Liquidation Proceeds are less than the unpaid principal balance of the related Liquidated Loan, the aggregate Loan Balance of the Home Equity Loans will decline more than the aggregate Certificate Principal Balance of the Senior and Subordinate Certificates.  If the difference is not covered by the Overcollateralization Amount or the application of Excess Interest or except for the Class M-10 Certificates, Net Swap Payments received under the Interest Rate Swap Agreement, the class of Subordinate Certificates then outstanding with the lowest relative payment priority will bear the loss.

If, following the distributions on a Distribution Date, the aggregate Certificate Principal Balance of the Senior and Subordinate Certificates exceeds the aggregate Loan Balance of the Home Equity Loans, that is, the Senior and Subordinate Certificates are undercollateralized, the Certificate Principal Balance of the class of Subordinate Certificates then outstanding with the lowest relative payment priority will be reduced by the amount of the excess.  Any reduction will constitute a Class Principal Carryover Shortfall for the applicable class.  Although a Class Principal Carryover Shortfall will not accrue interest, this amount may be paid on a future distribution date to the extent funds are available for distribution as provided above under “—Distributions” or as provided under “—The Swap Account” below.

To the extent that the Certificate Principal Balance of a class of Subordinate Certificates is reduced on account of Realized Losses that have been allocated to such class (including any class for which the related Certificate Principal Balance has been reduced to zero), then the Certificate Principal Balance of such class will be increased up to the amount of any Recoveries, beginning with the class of Subordinate Certificates with the highest relative payment priority, to the extent of the amount of the lesser of (1) the prior reduction in the Certificate Principal Balance of such class and (2) the outstanding Class Principal Carryover Shortfall of such class.  The outstanding Class Principal Carryover Shortfall of such class will be reduced by the corresponding amount of the increase in the Certificate Principal Balance of such class.

The Pooling Agreement does not permit the allocation of Realized Losses to the Senior Certificates.  Investors in the Senior Certificates should note that although Realized Losses cannot be allocated to the Senior Certificates, under certain loss scenarios there will not be enough principal and interest paid on the Home Equity Loans to pay the Senior Certificates all interest and principal amounts to which they are then entitled.  In addition, if the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero and the Overcollateralization Amount is equal to zero, principal distributions will be made to the Group 2 Certificates on a pro rata basis based on their respective Certificate Principal Balances.

For all purposes of this preliminary prospectus supplement, the Class M-10 Certificates will have the lowest payment priority of any class of Certificates other than the Class X-IO and Class R Certificates.

The Interest Rate Swap Agreement

On or before the Closing Date, the Trustee on behalf of the Supplemental Interest Trust, as directed by the Depositor, will enter into the Interest Rate Swap Agreement with the Swap Provider.  On each Distribution Date, the Trustee, will deposit into the Swap Account certain amounts, if any, received from the Swap Provider from which distributions in respect of any Net Subordination Deficiency, Class Principal Carryover Shortfalls, Class Interest Carryover Shortfalls, Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover or Subordinate Net WAC Cap Carryover will be made.  The Swap Account will be an asset of the Supplemental Interest Trust but not of any REMIC.

The Significance Percentage of the Interest Rate Swap Agreement will be less than 10% as of the Closing Date.  The Significance Percentage is calculated by reference to the “Significance Estimate” of the Interest Rate Swap Agreement which is determined based on a reasonable good faith estimate of maximum probable exposure represented by the Interest Rate Swap Agreement made in substantially the same manner as that used in the sponsor’s internal risk management process in respect of similar instruments.  The “Significance Percentage” is the percentage that the amount of the significance estimate represents of the aggregate Loan Balance of the Home Equity Loans.

Under the Interest Rate Swap Agreement, on each Distribution Date, the Supplemental Interest Trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the Pooling Agreement, a “Fixed Swap Payment” equal to the product of (i) [__]% (subject to a variance of plus or minus 5.00% of that rate), (ii) the lesser of (a) the notional amount for that Distribution Date (as set forth on Schedule I hereto) and (b)(1) the aggregate Certificate Principal Balance of the Senior and Subordinate Certificates, other than the Class M-10 Certificates, divided by (2) 100, (iii) a fraction, the numerator of which is 30 and the denominator of which is 360 and (iv) the related payment factor (as set forth on Schedule I hereto), and the Swap Provider will be obligated to pay to the Trustee a “Floating Swap Payment” equal to the product of (i) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (ii) the lesser of (a) the notional amount for that Distribution Date (as set forth on Schedule I hereto) and (b)(1) the aggregate Certificate Principal Balance of the Senior and Subordinate Certificates, other than the Class M-10 Certificates, divided by (2) 100, (iii) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date and the denominator of which is 360 and (iv) the related payment factor (as set forth on Schedule I hereto).  A Net Swap Payment will be required to be made on each Distribution Date (a) by the Supplemental Interest Trust, to the Swap Provider, to the extent that the Fixed Swap Payment exceeds the corresponding Floating Swap Payment, or (b) by the Swap Provider to the Supplemental Interest Trust to the extent that the Floating Swap Payment exceeds the corresponding Fixed Swap Payment.

The notional amounts set forth on Schedule I are calculated based on the characteristics of the Home Equity Loans as of the Statistical Calculation Date.  The notional amounts set forth on Schedule I may change based on the aggregate Loan Balance of Fixed Rate Home Equity Loans and Adjustable Rate Home Equity Loans that are in their fixed rate period as of the Cut-off Date, and, in the case of such Adjustable Rate Home Equity Loans, their adjustment dates.  The Depositor does not expect any material change in the characteristics of the Home Equity Loans between the Statistical Calculation Date and the Cut-off Date.

The Interest Rate Swap Agreement will terminate immediately after the Distribution Date in February 2013, unless terminated earlier upon the occurrence of a Swap Default, a “Termination Event” (as defined in the ISDA Master Agreement) or an Additional Termination Event.

The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no Early Termination Date has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date.  With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.  A “Termination Event” shall be defined in the Interest Rate Swap Agreement.

Upon a Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.

Upon a Swap Early Termination, the Trustee, at the direction of the Depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement.  To the extent the issuing entity receives a Swap Termination Payment from the Swap Provider, the Supplemental Interest Trust will apply, as set forth in the Pooling Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement.  Furthermore, to the extent the Supplemental Interest Trust is required to pay a Swap Termination Payment to the Swap Provider, the Supplemental Interest Trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

Downgrade Provisions of the Interest Rate Swap Agreement will be triggered if the Swap Provider’s short-term or long-term credit ratings fall below the levels specified in the ISDA Master Agreement.  Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest Rate Swap Agreement, (2) obtain a substitute Swap Provider acceptable to the Rating Agencies, that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement or (3) establish any other arrangement specified in the Interest Rate Swap Agreement.

The Swap Provider

The Royal Bank of Scotland plc will be the Swap Provider.

The Royal Bank of Scotland plc, is a company limited by shares incorporated under the law of Scotland and the principal operating subsidiary of The Royal Bank of Scotland Group plc (“RBS Group”), which, together with its subsidiaries, is a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally.  The short-term unsecured and unguaranteed debt obligations of the Swap Provider are currently rated “A-1+” by S&P and “P-1” by Moody’s.  The long-term, unsecured, unsubordinated and unguaranteed debt obligations of the Swap Provider are currently rated “AA” by S&P and “Aa1” by Moody’s.  Except for the information provided in this paragraph, neither the Swap Provider nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this preliminary prospectus supplement or the accompanying prospectus.  The Swap Provider is an affiliate of Greenwich Capital Markets, Inc., an underwriter.

The information under this heading “—The Swap Provider” has been provided by The Royal Bank of Scotland plc  for use in this preliminary prospectus supplement.

The Swap Account

Net Swap Payments and Swap Termination Payments payable by the Supplemental Interest Trust (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) will be deducted from the Certificate Account prior to distributions to the Trustee and certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.  Swap Termination Payments resulting from a Swap Provider Trigger Event payable by the Supplemental Interest Trust will be deducted from the Certificate Account pursuant to subclause 19 of clause C. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above.

On each Distribution Date, to the extent required, following the distribution of the Excess Interest as described in “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting From Cash Flow Structure” above and withdrawals from the Net WAC Cap Carryover Reserve Account as described in “DESCRIPTION OF THE CERTIFICATES—Distributions” above, the Trustee will withdraw from amounts in the Swap Account to distribute in the following order of priority:

(i)

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date and any Net Swap Payments owed to the Swap Provider remaining unpaid from prior Distribution Dates;

(ii)

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

(iii)

third, to the Senior Certificates and Subordinate Certificates (other than the Class M-10 Certificates), the Net Subordination Deficiency for the applicable Distribution Date, allocated in the order of priority set forth in subclauses 3 through 12. of clause C. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above;

(iv)

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any related Class Principal Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Distributions” above and the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting From Cash Flow Structure” above;

(v)

fifth, concurrently, to the Senior Certificates, any related Class Interest Carryover Shortfall, pro rata, to the extent remaining undistributed based on such amounts after the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Distributions” above;

(vi)

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any related Class Interest Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Distributions” above and the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting From Cash Flow Structure” above;

(vii)

seventh, to pay the applicable Certificateholders (other than the holders of the Class M-10 Certificates), Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover or Subordinate Net WAC Cap Carryover, as applicable, to the extent remaining undistributed after the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Distributions” above and the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting From Cash Flow Structure” above, allocated in the order of priority set forth in subclauses 17 and 18 of clause C. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above;

(viii)

eighth, to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event; and

(ix)

ninth, to the Class X-IO Certificates, any remainder;

provided, that the cumulative amount of distributions pursuant to clauses (iii) and (iv) above on each Distribution Date, and all prior Distribution Dates, will not exceed the cumulative amount of Realized Losses with respect to that Distribution Date and all prior Distribution Dates.

The Class M-10 Certificates will not be entitled to any distributions from the Swap Account.

Final Scheduled Distribution Date

The final scheduled Distribution Date (the “Final Scheduled Distribution Date”) for each class of Offered Certificates is the June 2037 Distribution Date, which is the Distribution Date occurring one month after the latest scheduled payment of the Home Equity Loans. The failure to pay any class of Offered Certificates on its Final Scheduled Distribution Date does not result in any ability of the holders of the Offered Certificates to exercise any remedies.

It is expected that the actual last Distribution Date for each class of Offered Certificates will occur earlier and in some cases, significantly earlier, than the Final Scheduled Distribution Date.

Optional Termination by the Servicer

The Servicer may, at its option, terminate the issuing entity by purchasing, at the Termination Price, all of the Home Equity Loans on any Distribution Date on or after the date on which the aggregate outstanding Loan Balance of the Home Equity Loans is equal to or less than 10% of the aggregate outstanding Loan Balance of the Home Equity Loans on the Cut-Off Date.  We refer to this optional termination as the “clean-up call option.”  The certificate rate on each class of Senior and Subordinate Certificates will increase for each interest period after the Servicer first fails to exercise its clean-up call option, as described under “DESCRIPTION OF THE CERTIFICATES—Certificate Rate” in this preliminary prospectus supplement.

On any date of determination, the “Termination Price” shall be an amount equal to the greater of (A) the sum of (x) the aggregate outstanding Loan Balance of the Home Equity Loans (other than those referred to in clause (y) below), including accrued interest thereon, as of such date, and (y) in the case of any REO property and Home Equity Loans with respect to which foreclosure proceedings have been initiated or are otherwise 120 days or more delinquent as of any date of determination, the fair market value of such REO property and Home Equity Loans (disregarding accrued interest thereon) and (B) the sum of the aggregate unpaid Certificate Principal Balance of the Senior and Subordinate Certificates (other than any Class Principal Carryover Shortfalls), all accrued and unpaid interest thereon (other than any Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover and Subordinate Net WAC Cap Carryover), any unreimbursed Delinquency Advances and unreimbursed Servicing Advances, any Delinquency Advances the Servicer has failed to remit and any Net Swap Payment or Swap Termination Payments payable to any swap provider remaining unpaid or which is due to the exercise of such option.

Servicing of Home Equity Loans with Prepayment Penalties

In the event of a prepayment in full or in part of a Home Equity Loan, the Servicer will not be allowed to waive any prepayment premium, penalty or charge or portion thereof required by the terms of the related note unless (i) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Home Equity Loan, taking into account the value of such prepayment premium, penalty or charge, or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law.  If the Servicer waives or does not collect all or a portion of a prepayment premium, penalty or charge relating to a prepayment in full due to any action or omission of the Servicer, other than as described above, the Servicer will deposit the amount of that prepayment premium, penalty or charge (or such portion thereof as had been waived for deposit) into the Certificate Account for distribution as described in this preliminary prospectus supplement under “DESCRIPTION OF THE CERTIFICATES—Class P Certificates” above.

Fees and Expenses of the Issuing Entity

In consideration of their duties on behalf of the issuing entity, the Servicer, the custodian and the Trustee will receive from the assets of the issuing entity certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:
Servicer	monthly

As to each Home Equity Loan, the Servicer will retain a fee (the “Servicing Fee”) equal to 0.500% per annum, payable monthly at one-twelfth of the annual rate of the then outstanding principal balance of the Home Equity Loan serviced as of the first day of each Remittance Period.  If a successor Servicer is appointed in accordance with the Pooling Agreement, the Servicing Fee shall be an amount agreed upon by the Trustee and the successor Servicer but in no event in an amount greater than the amount paid to the predecessor Servicer.  The Servicer will also be able to retain, as additional servicing compensation, late fees, assumption fees, release fees, bad check charges and any other servicing related charges.  The Servicer will be entitled to retain the Servicing Fee and the additional servicing compensation from collections on the Home Equity Loans prior to any distributions to the Offered Certificates.

Deducted by the Servicer from the Principal and Interest Account (to the extent remitted to the Principal and Interest Account) in respect of each Home Equity Loan serviced by that Servicer, before payment of any amounts to Certificateholders.

Trustee	monthly

Under the Pooling Agreement, the Trustee is entitled to receive a monthly fee (the “Trustee Fee”) in an amount equal to $1,000.  The Trustee is also entitled to be reimbursed for any Transition Expenses.  The Trustee Fee and any Transition Expenses are payable to the Trustee on each Distribution Date prior to any distributions to the Offered Certificates.  The Trustee is also entitled to be reimbursed for all Trustee Reimbursable Expenses.  The Trustee Reimbursable Expenses will be reimbursed to the Trustee on each Distribution Date, to the extent of funds available, following deposits to the Swap Account of any payments pursuant to subclause 20 of clause C. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above.

Trustee Fee and Transition Expenses deducted by the Trustee before payment of any amounts to Certificateholders.  Trustee Reimbursable Expenses deducted by the Trustee following deposits to the Swap Account of any payments pursuant to subclause 20 of clause C. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above.

Custodian	monthly

The Servicer will pay the custodian reasonable compensation as agreed upon for all services rendered by the custodian in the exercise and performance of its powers and duties, and the Servicer will pay or reimburse the custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the custodian in accordance with the provisions of the custodial agreement.

Paid by the Servicer before payment of any amounts to Certificateholders.
Swap Provider	monthly	Any Net Swap Payments or Swap Termination Payments.

Paid by the Supplemental Interest Trust before payment of any amounts to Certificateholders, except that Swap Termination Payments caused by Swap Provider Trigger Event, which are paid by the Supplemental Interest Trust after all distributions to holders of Offered Certificates.

The Pooling Agreement may be amended to change the fees and expenses described above without the consent of Certificateholders, provided the amendment does not cause the Rating Agencies to reduce their then current ratings of the Certificates.

Voting Rights

Each Certificateholder of a class will have a voting interest equal to the product of the voting interest to which such class is collectively entitled and the Certificateholder’s percentage interest in such class.  One percent (1%) of all voting interests will be allocated to each of the Class P, Class X-IO and Class R Certificates.  The remaining voting interests will be allocated to the classes of Senior and Subordinate Certificates in proportion to their respective Certificate Principal Balances on any determination date.

The Trustee

The Trustee is The Bank of New York, a banking corporation organized under the laws of the State of New York.  The Bank of New York’s operations include a full range of securities services, treasury management, investment management and private banking services.

Asset classes for which The Bank of New York serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, trade receivables, commercial leases, franchise loans, and student loans.

The Depositor, the Servicer, and the Sellers may maintain other banking relationships in the ordinary course of business with The Bank of New York.  The Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 2001 Bryan Street, 9th Floor, Dallas, Texas 75201, Attention:  Structured Finance Transfer Department, Nationstar Home Equity Loan Series 2007-C or at any other addresses that the Trustee may designate from time to time.

On or about May 17, 2007, The Bank of New York was made aware by means of various press reports that a lawsuit was filed against The Bank of New York by a Russian Agency described as the Federal Customs Service.  While The Bank of New York has not seen the complaint, based on its knowledge of the facts, The Bank of New York believes any such suit would be without merit, if not frivolous, and The Bank of New York would expect to defend itself. The Bank of New York believes that the suit will not be material to holders of the Certificates offered herein.

The Pooling Agreement requires that the Trustee at all times:

•

be a corporation or association organized and doing business under United States federal or state law authorized to exercise corporate trust powers;

•

have a combined capital and surplus of at least $50 million;

•

be subject to supervision or examination by the United States or any state thereof; and

•

have a deposit rating of at least “A-” by S&P, “A2” by Moody’s and, if rated by Fitch Ratings, “A” by Fitch Ratings.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Servicer.  The Depositor and the Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue under the Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of these circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Servicer (which approval shall not be unreasonably withheld).  In addition, the holders of a majority of the voting rights represented by the Offered Certificates may at any time remove the Trustee and appoint a successor Trustee.  Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

No holder of a Certificate will have any right under the Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless (1) Certificateholders holding Certificates evidencing at least 51% of the percentage interests in the issuing entity have made written requests upon the Trustee to institute a proceeding in its own name as Trustee under the Pooling Agreement and have offered to the Trustee reasonable indemnity and (2) the Trustee for 60 days has neglected or refused to institute any proceeding.  In addition, the holders of a majority of the voting rights represented by outstanding Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Certificates or the issuing entity.  However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to the Pooling Agreement at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee in compliance with such request or direction.

The Pooling Agreement provides that the Trustee will not be liable to the Depositor, the Sellers, the Servicer or any Certificateholders for any action taken or for refraining from taking action in good faith pursuant to the Pooling Agreement or for errors in judgment, but the Pooling Agreement does not protect the Trustee against any liability resulting from its negligence, willful misconduct or reckless disregard of its obligations thereunder.

The Trustee will receive indemnity, as part of the “Trustee Reimbursable Expenses” (as such term is defined in the Pooling Agreement), for all losses, liabilities, damages and expenses arising out of or in connection with (i) the performance of its duties under the Pooling Agreement, other than by reason of the negligence or bad faith of the Trustee, (ii) the failure of the Sellers to perform their duties in compliance with the Pooling Agreement, or (iii) any claim or legal action, pending or threatened, relating to the Trustee’s acceptance or administration of the issuing entity or the Certificates, other than by reason of the willful misfeasance, bad faith, negligence or reckless disregard of the Trustee.  All Trustee Reimbursable Expenses will be reimbursed to the Trustee on each Distribution Date, to the extent of funds available, following deposits to the Swap Account of any payments pursuant to subclause 20 of clause C. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above.

Under the Pooling Agreement, the Trustee is required to take the following actions upon a breach of the following covenants and agreements:

•

upon discovery by the Trustee of a breach by Nationstar Mortgage of any of its representations and warranties in the Pooling Agreement, which breach materially and adversely affects the interests of the Certificateholders, the Trustee must give prompt notice of the breach to the other parties to the Pooling Agreement; and

•

upon becoming aware of a Servicer Termination Event (as defined in the accompanying prospectus) under the Pooling Agreement, the Trustee must give notice of the event to the Depositor, Nationstar Mortgage, the Certificateholders and the Rating Agencies.

The Trustee will make the monthly statement to Certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to the Pooling Agreement via the Trustee’s internet website at https://sfr.bankofny.com or by calling the Trustee’s customer service desk at 1-800-332-4550.  Parties are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk.  The Trustee shall have the right to change the way monthly statements are distributed in order to make distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any changes.

The Custodian

The Bank of New York Trust Company, National Association will be the custodian for the Home Equity Loans on behalf of the Trustee (the “Custodian”).

The Custodian will have custodial responsibility for certain assets of the issuing entity pursuant to the Custodial Agreement dated as of June 1, 2007 among the Custodian, the Trustee and the Servicer (the “Custodial Agreement”).  Pursuant to the Custodial Agreement, the Custodian will act as agent for the Trustee for the purpose of receiving and holding certain documents and other instruments delivered by the Servicer under the Pooling Agreement.  The Servicer does not have custodial liability for these documents and instruments.

Business Relationships

Apart from the transaction related to this preliminary prospectus supplement, there is no business relationship, agreement, arrangement, transaction or understanding that has been entered into outside of the ordinary course of business or that is on terms other than would be obtained in an arm’s length transaction with an unrelated third party as between the sponsor, the Depositor, the issuing entity, the Servicer, the Trustee, any originator, any obligor, any credit enhancement provider, any credit support provider or any other material party.

USE OF PROCEEDS

The net proceeds to be received from the sale of the underwritten certificates will be applied by the Depositor towards the purchase of the Home Equity Loans from the Sellers.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following section in conjunction with the section in the accompanying prospectus captioned “FEDERAL INCOME TAX CONSEQUENCES” discusses the material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  This section must be considered only in connection with “FEDERAL INCOME TAX CONSEQUENCES” in the accompanying prospectus.  The discussion in this preliminary prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change.  The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.  No portion of the “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS” or “FEDERAL INCOME TAX CONSEQUENCES” sections of this preliminary prospectus supplement or accompanying prospectus constitutes an opinion of counsel, other than the opinions set forth in the second paragraph of “—General” below and in “FEDERAL INCOME TAX CONSEQUENCES—Opinions” in the accompanying prospectus.

General

The Pooling Agreement provides that the issuing entity, exclusive of the assets held in the Net WAC Cap Carryover Reserve Account and the Swap Account, will comprise a tiered REMIC structure.  The Pooling Agreement will designate a single class of interest in each of the REMICs as the residual interest in that REMIC.  The Class R Certificates will represent ownership of the residual interest in each of the REMICs.

Upon the issuance of the Offered Certificates, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Pooling Agreement, each of the REMICs created by and designated in the Pooling Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).  In addition, Tax Counsel will deliver its opinion to the effect that the Net WAC Cap Carryover Reserve Account and the Swap Account each is an “outside reserve fund” for purposes of the Treasury regulations promulgated under the REMIC provisions of the Internal Revenue Code.

To the extent that the Net WAC Cap applicable to a Certificate is reduced by a Swap Termination Payment payable to the Swap Provider and such reduction causes a Group 1 Net WAC Cap Carryover, a Group 2 Net WAC Cap Carryover or a Subordinate Net WAC Cap Carryover to arise with respect to such Certificate, the holders of such Certificates will be deemed to receive a payment equal to that reduction and then pay that amount to the Class X-IO Certificateholder pursuant to an obligation that will be treated as separate from their REMIC regular interest.  The following discussion assumes that the rights and obligations of the applicable Certificateholders to receive payments of a Group 1 Net WAC Cap Carryover, a Group 2 Net WAC Cap Carryover or a Subordinate Net WAC Cap Carryover and make deemed payments under the Interest Rate Swap Agreement will be treated as rights and obligations under one or more notional principal contracts rather than as a partnership for federal income tax purposes.  Treatment of such rights as a partnership interest could result in differing timing and character consequences to all certificateholders and withholding tax consequences to certificateholders who are non-U.S. Persons.  Prospective investors in the certificates should consult their tax advisors regarding the appropriate tax treatment of the right to receive payments of a Group 1 Net WAC Cap Carryover, a Group 2 Net WAC Cap Carryover or a Subordinate Net WAC Cap Carryover.

Tax Treatment of the Offered Certificates

Offered Certificates entitled to a Group 1 Net WAC Cap Carryover, a Group 2 Net WAC Cap Carryover or a Subordinate Net WAC Cap Carryover as described in this preliminary prospectus supplement will be referred to hereinafter as the “Carryover Certificates.”  For federal income tax information reporting purposes, the Trustee will treat a beneficial owner of a Carryover Certificate (i) as holding an undivided interest in a REMIC regular interest corresponding to that Certificate and (ii) as having entered into a limited recourse interest rate contract or contracts (the “Interest Rate Contract Component”).  The REMIC regular interest corresponding to a Carryover Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Carryover Certificate to which it corresponds, except that the interest payments will be determined without regard to any payments made from the Net WAC Cap Carryover Reserve Account or the Swap Account (the rights from each fund could be treated as separate contracts).  In addition to an Offered Certificate’s respective Net WAC Cap Carryover, any payment on a Carryover Certificate in excess of the weighted average of the Net Coupon Rates of all Home Equity Loans (adjusted to account for expenses and differences in monthly day count conventions) will be treated as made from the Net WAC Cap Carryover Reserve Account or the Swap Account and will be deemed to have been paid pursuant to an Interest Rate Contract Component.  Consequently, each beneficial owner of a Carryover Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “FEDERAL INCOME TAX CONSEQUENCES—Taxation of Debt Securities (Including Regular Interest Securities)” in the accompanying prospectus.  In addition, each beneficial owner of a Carryover Certificate will be required to report net income with respect to the Interest Rate Contract Component and will be permitted to recognize a net deduction with respect to the Interest Rate Contract Component, subjects to the discussion under “—The Interest Rate Contract Components” below.  Investors in the Certificates will also be treated as having issued an Interest Rate Contract Component (in exchange for a premium used to purchase their Certificate), under which they are treated as receiving certain payments and then paying them to the Class X-IO Certificates to the extent the applicable Net WAC Cap (adjusted to account for expenses and differences in monthly day count conventions) is reduced by a Swap Termination Payment payable to the Swap Provider and their LIBOR rate exceeds such Net WAC Cap (adjusted to account for expenses and differences in monthly day count conventions).  Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each Carryover Certificate.

Allocations

A beneficial owner of a Carryover Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and each Interest Rate Contract Component.  The right to receive payments of Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover or Subordinate Net WAC Cap Carryover and the deemed obligation to make Swap Termination Payments to the Swap Provider could be treated as two separate contracts, but the Trustee will, unless otherwise required or advised, account for them as one contract.  For information reporting purposes the Trustee will treat the Interest Rate Contract Components as having insignificant value.  The Interest Rate Contract Component is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a Interest Rate Contract Component as of the Closing Date is greater than the value used for information reporting purposes.  Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Interest Rate Contract Components.

Upon the sale, exchange, or other disposition of a Carryover Certificate, the beneficial owner of the Certificate must allocate the amount realized between the components of the Certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC Regular Interest Component and the Interest Rate Contract Component.  Assuming that the Carryover Certificate is held as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code, gain or loss on the disposition of an interest in The Interest Rate Contract Component should be capital gain or loss.  For a discussion of the material federal income tax consequences to a Beneficial Owner upon disposition of a REMIC Regular Interest, see “FEDERAL INCOME TAX CONSEQUENCES—Taxation of Debt Securities (Including Regular Interest Securities)” in the accompanying prospectus.

Original Issue Discount

Depending on their issue price, Offered Certificates may be issued with original issue discount.  The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount, and bond premium, if any, will be at a rate equal to 115% Fixed Rate Mortgage PPC for the Fixed Rate Home Equity Loans and 100% Adjustable Rate Mortgage PPC for the Adjustable Rate Home Equity Loans.  No representation is made that the Home Equity Loans will actually prepay at these rates or at any other rates.

If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to a beneficial owner, the amount of original issue discount allocable to such period would be zero and such beneficial owner will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificates.

In certain circumstances, the original issue discount regulations permit the beneficial owner of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity provided that such holder discloses such position to the IRS. Accordingly, it is possible that the beneficial owner of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the entity identified as the “tax matters person” in the Pooling Agreement in preparing reports to the beneficial owner and the IRS.

Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any beneficial owner of such a class of Offered Certificates will be treated as holding a certificate with amortizable bond premium will depend on such beneficial owner’s purchase price (or in the case of a Carryover Certificate, the portion of the purchase price allocated to the regular interest component) and the distributions remaining to be made on such certificate at the time of its acquisition by such beneficial owner. Beneficial owners of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium.  See “FEDERAL INCOME TAX CONSEQUENCES—Taxation of Debt Securities (Including Regular Interest Securities),” “—Market Discount” and “—Premium” in the accompanying prospectus.

The Interest Rate Contract Components

The portion of the overall purchase price of a Carryover Certificate attributable to the Interest Rate Contract Component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component.  Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate contract.  Under one method—the level yield constant interest method—the price paid for an interest rate contract is amortized over the life of the contract as though it were the principal amount of a loan bearing interest at a reasonable rate.  Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Contract Component of an Offered Certificate.

Any payments made to a beneficial owner of a Carryover Certificate from a Net WAC Cap Carryover Reserve Account or the Swap Account will be treated as periodic payments on an interest rate  contract.  To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Interest Rate Contract Component, such excess represents net income for that year.  Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the period payments (or in the case of the Subordinate Certificates, any payment deemed made as a result of the functioning of the contract as described in “—Tax Treatment of the Offered Certificates” above), such excess shall represent a net deduction for that year.  Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Interest Rate Contract Component may be limited in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business).  Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.  Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Interest Rate Contract Component in computing the beneficial owner’s alternative minimum tax liability.

Status of the Offered Certificates

The REMIC regular interest components of the Carryover Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code, and as “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code, generally, in the same proportion that the assets of the issuing entity, exclusive of the assets not included in any REMIC, would be so treated.  In addition, the interest derived from the REMIC regular interest component of a Carryover Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Internal Revenue Code, subject to the same limitation in the preceding sentence.  The Interest Rate Contract Components of the Carryover Certificates will not qualify, however, as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code or as real estate assets under Section 856(c)(5)(B) of the Internal Revenue Code, or as qualified mortgages within the meaning of section 860G(a)(3) of the Internal Revenue Code if held by another REMIC and could prevent a transferee REMIC from qualifying as a REMIC, particularly the deemed obligations of the Certificates.  See “CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Treatment of the Offered Certificates” in this preliminary prospectus supplement.

CERTAIN STATE TAX CONSIDERATIONS

Because the income tax laws of the states vary, it is impractical to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.

ERISA CONSIDERATIONS

General

Any plan fiduciary that proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan’s acquisition and ownership of those certificates.  See “ERISA CONSIDERATIONS” in the accompanying prospectus.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this preliminary prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Loans.

Application of the Underwriter’s Exemption

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Exemption described below, which certificate entitles the holder to receive payments under the Interest Rate Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The U.S. Department of Labor has granted individual administrative exemptions to Citigroup Global Markets Inc. (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including Offered Certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  Assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the Home Equity Loans, and to certificates that qualify for the Exemption and represent fractional undivided interests in a trust such as the issuing entity consisting of mortgage loans like the Home Equity Loans.

For a general description of the Exemption as amended by PTE 2007-5, 72 Fed. Reg. 13130, (2007), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see “ERISA CONSIDERATIONS” in the accompanying prospectus.  The issuer expects that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (excluding the right to receive payments from the Supplemental Interest Trust), and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan.  In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the Home Equity Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

The rating of a security may change.  If a class of Offered Certificates is no longer rated at least BBB- or Baa3, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Offered Certificate when it had an investment grade rating would not be required by the Exemption to dispose of it).  Consequently, transfers of any Offered Certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the trust administrator unless the Trustee receives the following:

•

a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

•

if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95-60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

•

an opinion of counsel satisfactory to the Trustee that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Depositor, the Servicer or either of the Sellers to any obligation in addition to those undertaken in the Pooling Agreement.

ERISA Considerations with respect to the Interest Rate Swap Agreement

The Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Exemption before the termination of the Interest Rate Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code or Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Offered Certificate are eligible for the exemptive relief available under the statutory exemption or one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement, any such Offered Certificate whose rating has fallen to below investment grade could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of such Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Trustee, the Depositor, the Servicer and the Sellers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the issuing entity being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

If an Offered Certificate has not been underwritten by the Underwriter, it will not be eligible to be purchased by Plans under the Exemption.  However, in the event that such Offered Certificate is subsequently underwritten or placed by the Underwriter, or another underwriter that has obtained an individual exemption similar to the Exemption, such Offered Certificate may be acquired under the same conditions as are described above for other Offered Certificates that are eligible under the Exemption.

LEGAL INVESTMENT CONSIDERATIONS

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in such Certificates.  You should consult your own counsel as to whether and to what extent the Offered Certificates constitute legal investments for you.

We refer you to “LEGAL INVESTMENT” in the accompanying prospectus for more detail.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated May [__], 2007 (the “Underwriting Agreement”), between the Depositor and Banc of America Securities LLC as representative of the underwriters named below (the “Underwriters”), the Depositor has agreed to sell to the Underwriters and the Underwriters have agreed to purchase from the Depositor the principal amount of the underwritten certificates set forth opposite their respective names.  The underwritten certificates will be offered by the Underwriters when, as and if issued and sold by the Depositor to the Underwriters, subject to the Underwriters’ right to reject any subscription, in whole or in part.

	Principal Amount of	Principal Amount of	Principal Amount of	Principal Amount of	Principal Amount of
	Class 1-AV-1	Class 2-AV-1	Class 2-AV-2	Class 2-AV-3	Class 2-AV-4
Underwriter	Certificates	Certificates	Certificates	Certificates	Certificates

Banc of America Securities LLC .
Citigroup Global Markets Inc.
Greenwich Capital Markets, Inc.

	Principal Amount of	Principal Amount of	Principal Amount of	Principal Amount of	Principal Amount of
	Class M-1	Class M-2	Class M-3	Class M-4	Class M-5
Underwriter	Certificates	Certificates	Certificates	Certificates	Certificates

Banc of America Securities LLC .
Citigroup Global Markets Inc.
Greenwich Capital Markets, Inc.

	Principal Amount of	Principal Amount of	Principal Amount of	Principal Amount of
	Class M-6	Class M-7	Class M-8	Class M-9
Underwriter	Certificates	Certificates	Certificates	Certificates

Banc of America Securities LLC .
Citigroup Global Markets Inc.
Greenwich Capital Markets, Inc.

The Underwriters have informed the Depositor that they propose to offer the underwritten certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect the transactions by selling the underwritten certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters.  In connection with the sale of the underwritten certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation.  The Underwriters and any dealers that participate with the Underwriters in the distribution of the underwritten certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the underwritten certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”).

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter severally has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter severally has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of any Offered Certificates in circumstances in which section 21(1) of the Financial Services and Markets Act does not apply to the issuing entity; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

No Offered Certificate will have an established trading market when issued. The Underwriters may, from time to time, act as brokers or purchase and sell underwritten certificates in the secondary market, but the Underwriters are under no obligation to do so and there can be no assurance that there will be a secondary market for the underwritten certificates or liquidity in the secondary market if one does develop.

From time to time the Underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against described civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor, the Sellers and the Servicer by McKee Nelson LLP, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

RATINGS

It is a condition to the issuance of the Offered Certificates that they receive ratings not lower than the ratings set forth below by S&P and Moody’s:

Class	S & P	Moody’s
1-AV-1	AAA	Aaa
2-AV-1	AAA	Aaa
2-AV-2	AAA	Aaa
2-AV-3	AAA	Aaa
2-AV-4	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
M-7	BBB+	Baal
M-8	BBB	Baa2
M-9	BBB-	Baa3

A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions on the Home Equity Loans. The rating takes into consideration the characteristics of the Home Equity Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Home Equity Loans, the likelihood of payment of any Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover or Subordinate Net WAC Cap Carryover or the possibility that Offered Certificateholders might realize a lower than anticipated yield.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

INDEX OF DEFINED TERMS

Terms

Page

30 days delinquent

S-53

60 days delinquent

S-53

60+ Delinquency Percentage (Rolling Three Month)

S-81

90 days delinquent

S-53

Additional Termination Events

S-67

Adjustable Rate Mortgage PPC

S-59

Aggregate Principal Amount

S-67

Appraised Value

S-48

Arrearages

S-47

Auburn Funding

S-46

Balloon Loans

S-59

Basic Principal Amount

S-67

Book-Entry Certificates

S-65

Business Day

S-68

Carryover Certificates

S-102

Cede

S-65

Certificate Account

S-65

Certificate Group

S-64

Certificate Principal Balance

S-64

Certificate Rate

S-82

Certificate Register

S-65

Certificate Registrar

S-66

Certificateholder

S-65

Certificateowners

S-65

Certificates

S-64

Class Interest Carryover Shortfall

S-68

Class M-1 Principal Distribution Amount

S-68

Class M-10 Certificates

S-64

Class M-10 Principal Distribution Amount

S-76

Class M-2 Principal Distribution Amount

S-69

Class M-3 Principal Distribution Amount

S-69

Class M-4 Principal Distribution Amount

S-70

Class M-5 Principal Distribution Amount

S-71

Class M-6 Principal Distribution Amount

S-72

Class M-7 Principal Distribution Amount

S-73

Class M-8 Principal Distribution Amount

S-74

Class M-9 Principal Distribution Amount

S-75

Class Monthly Interest Amount

S-77

Class P Certificates

S-64

Class R Certificates

S-64

Class X-IO Certificates

S-64

clean-up call option

S-96

Clearstream, Luxembourg

S-65

Closing Date

S-46

CPR

S-59

Cumulative Loss Trigger Event

S-78

Custodial Agreement

S-101

Custodian

S-101

Cut-Off Date

S-62

Definitive Certificate

S-65

Delinquency Amount

S-78

Delinquency Event

S-78

delinquent

S-53

Depositor

S-46

Distribution Date

S-65

Downgrade Provisions

S-78

DTC

S-65

Early Termination Date

S-78

ERISA Restricted Offered Certificates

S-106

Euroclear

S-65

Event of Default

S-78

Excess Interest

S-79

Excess Overcollateralization Amount

S-79

Exemption

S-106

Final Scheduled Distribution Date

S-96

Fixed Rate Home Equity Loans

S-46

Fixed Rate Mortgage PPC

S-59

Floating Swap Payment

S-93

Group 1 Allocation Percentage

S-79

Group 1 Certificates

S-64

Group 1 Net WAC Cap

S-88

Group 1 Net WAC Cap Carryover

S-89

Group 1 Principal Distribution Amount

S-79

Group 1 Senior Principal Distribution Amount

S-79

Group 2 Allocation Percentage

S-79

Group 2 Certificates

S-64

Group 2 Net WAC Cap

S-88

Group 2 Net WAC Cap Carryover

S-89

Group 2 Principal Distribution Amount

S-79

Group 2 Senior Principal Distribution Amount

S-79

Group Subordinate Amount

S-88

Home Equity Loan Pool

S-46

Home Equity Loans

S-46

Interest Period

S-90

Interest Rate Contract Component

S-102

Interest Rate Swap Agreement

S-79

Internal Revenue Code

S-102

IRS

S-103

issuing entity

S-46

LIBOR Determination Date

S-90

Liquidated Loan

S-91

Loan Balance

S-79

Loan-to-Value Ratio

S-48

London Business Day

S-90

Monthly Remittance Date

S-79

Moody’s

S-89

mortgage related securities

S-108

Mortgaged Properties

S-46

Nationstar Mortgage

S-46

Net Coupon Rate

S-88

Net Subordination Deficiency

S-80

Net Swap Payment

S-80

Net WAC Cap Carryover Reserve Account

S-89

Non-Offered Certificates

S-64

OC Floor

S-80

Offered Certificates

S-64

One-Month LIBOR

S-90

Original Combined Loan-to-Value Ratio

S-48

Overcollateralization Amount

S-80

Pooling Agreement

S-62

Prepayment Assumption

S-59

Principal Distribution Amount

S-80

Prospectus Directive

S-109

Rating Agencies

S-89

Realized Loss

S-91

Record Date

S-80

Recoveries

S-80

Reference Banks

S-90

REMICs

S-22

Remittance Period

S-80

Required Overcollateralization Amount

S-80

S&P

S-89

Securities Act

S-109

Seller

S-46

Sellers

S-62

Senior Certificates

S-64

Senior Enhancement Percentage

S-80

Senior Principal Distribution Amount

S-81

Servicer

S-62

Servicing Fee

S-97

Significance Estimate

S-92

Significance Percentage

S-92

Statistical Calculation Date

S-46

Statistical Calculation Date Loan Balance

S-46

Stepdown Date

S-81

Structuring Assumptions

S-60

Subordinate Certificates

S-64

Subordinate Net WAC Cap Carryover

S-89

Subordination Deficiency

S-81

Subordination Increase Amount

S-81

Supplemental Interest Trust

S-81

Swap Account

S-81

Swap Default

S-78

Swap Early Termination

S-81

Swap Expense Fee Rate

S-88

Swap Provider

S-81

Swap Provider Trigger Event

S-81

Swap Termination Payment

S-81

Tax Counsel

S-102

Telerate Page 3750

S-90

Termination Event

S-93

Termination Price

S-96

Transition Expenses

S-82

Trigger Event

S-82

Trustee

S-62

Trustee Fee

S-97

Trustee Reimbursable Expenses

S-82

Underwriters

S-108

Underwriting Agreement

S-108

weighted average life

S-59

ANNEX A

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Nationstar Home Equity Loan Asset-Backed Certificates, Series 2007-C (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream, Luxembourg. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream, Luxembourg will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior home equity loan asset-backed certificates issues.

Secondary cross-market trading between Euroclear or Clearstream, Luxembourg and DTC participants holding Offered Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream, Luxembourg and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream, Luxembourg will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior home equity loan asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers’ accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

Trading between Euroclear and/or Clearstream, Luxembourg Participants. Secondary market trading between Euroclear participants or Clearstream, Luxembourg participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Euroclear or Clearstream, Luxembourg  Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream, Luxembourg participant, the purchaser will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream, Luxembourg participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream, Luxembourg cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream, Luxembourg participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, Euroclear participants or Clearstream, Luxembourg participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream, Luxembourg participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream, Luxembourg participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The sellers will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. In these cases Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream, Luxembourg participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream, Luxembourg participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream, Luxembourg participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream, Luxembourg participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream, Luxembourg and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream, Luxembourg participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Euroclear or Clearstream, Luxembourg for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream, Luxembourg accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC participant  no later than one day prior to settlement, which would give the Global  Securities sufficient time to be reflected in their Euroclear or Clearstream, Luxembourg account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade  so that the value date for the purchase from the DTC participant is at  least one day prior to the value date for the sale to the Euroclear participant  or Clearstream, Luxembourg participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons and are individuals or entities treated as corporations for United States federal income tax purposes can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. Partnerships that are not U.S. persons and similar non-U.S. entities have additional reporting requirements. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States and are individuals or entities treated as corporations for United States federal income tax purposes can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.  Partnerships that are not U.S. persons and similar non-U.S. entities may have additional reporting requirements.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure.  The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency).  Forms W8 BEN and W-8ECI are generally effective until the end of the third succeeding calendar year after the form is signed unless a change in circumstances makes any information of the form inaccurate.  In such case a new form must be filed within 30 days of the change.

U.S. Person.  As used in this preliminary prospectus supplement the term “U.S. person” means a beneficial owner of an Offered Certificate that is for United States federal income tax purposes

•

a citizen or resident of the United States,

•

an entity treated as a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•

an estate the income of which is subject to United States federal income taxation regardless of its source, or

•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust and certain eligible trusts that elect to be treated as a United States person.

As used in this preliminary prospectus supplement, the term “non-U.S. person” means a beneficial owner of an Offered Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that have detailed rules regarding the determination of beneficial ownership.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX B

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF ALL HOME EQUITY LOANS (1)

Geographic Distribution	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
Alabama	12	$ 1,462,240.23	0.19%	9.896%	345	85.63%	628
Arizona	213	38,987,284.29	5.20	8.718	355	87.15	608
Arkansas	30	2,367,654.42	0.32	10.005	325	85.26	562
California	463	145,063,481.50	19.33	8.279	358	87.78	617
Colorado	55	10,630,283.19	1.42	8.663	355	90.76	607
Connecticut	58	10,673,361.30	1.42	9.168	356	82.69	599
Delaware	31	5,579,539.58	0.74	9.152	355	84.84	591
Florida	489	87,931,037.09	11.72	8.756	354	85.08	603
Georgia	121	16,321,457.79	2.17	10.074	345	86.17	588
Idaho	29	3,929,546.40	0.52	8.779	347	81.00	585
Illinois	37	5,700,410.20	0.76	9.691	345	92.51	599
Indiana	75	7,120,872.94	0.95	9.446	348	89.65	610
Iowa	11	1,029,538.49	0.14	10.289	345	89.03	597
Kansas	27	2,111,765.61	0.28	9.813	335	87.73	581
Kentucky	46	4,644,184.78	0.62	9.659	354	84.27	583
Louisiana	61	8,112,072.54	1.08	9.378	348	85.81	580
Maine	15	1,723,123.45	0.23	9.474	349	84.23	593
Maryland	130	29,102,940.00	3.88	8.559	354	84.03	600
Massachusetts	57	11,320,015.68	1.51	9.573	354	81.23	596
Michigan	97	14,155,695.89	1.89	9.467	353	88.34	597
Minnesota	13	1,715,978.49	0.23	9.931	357	83.67	598
Mississippi	17	913,584.35	0.12	11.012	274	83.82	555
Missouri	54	6,648,367.55	0.89	9.467	346	90.61	584
Montana	6	638,488.05	0.09	9.538	359	84.13	579
Nebraska	8	749,536.39	0.10	9.710	344	86.77	574
Nevada	72	18,240,386.79	2.43	8.642	355	88.25	604
New Hampshire	24	3,916,153.14	0.52	9.065	354	83.15	619
New Jersey	139	30,677,145.48	4.09	9.167	352	79.47	595
New Mexico	45	5,829,528.50	0.78	9.759	348	87.50	583
New York	136	22,403,274.08	2.99	9.214	344	81.10	609
North Carolina	149	18,658,987.53	2.49	10.058	340	86.30	588
North Dakota	1	74,911.38	0.01	8.640	357	100.00	598
Ohio	127	14,653,629.42	1.95	9.859	340	86.95	594
Oklahoma	60	5,158,976.76	0.69	9.697	349	84.97	592
Oregon	37	7,224,435.45	0.96	9.012	357	84.44	590
Pennsylvania	201	27,054,249.69	3.61	9.228	347	82.17	583
Rhode Island	12	3,449,552.57	0.46	8.982	355	83.37	581
South Carolina	72	8,970,818.77	1.20	9.921	346	83.83	587
South Dakota	4	281,164.74	0.04	9.666	351	87.45	569
Tennessee	49	4,939,471.28	0.66	10.209	332	86.90	581
Texas	789	82,901,799.21	11.05	9.475	339	81.84	596
Utah	21	3,557,719.96	0.47	8.625	356	86.86	598
Vermont	33	4,405,131.66	0.59	9.528	359	72.28	584
Virginia	200	38,996,241.14	5.20	8.741	352	85.91	599
Washington	114	23,403,208.97	3.12	8.679	356	83.98	615
West Virginia	15	2,464,236.96	0.33	9.505	352	90.16	588
Wisconsin	31	3,939,581.07	0.52	9.715	354	86.48	612
Wyoming	4	619,662.05	0.08	8.290	341	82.01	634
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

—————————

(1)

Determined by property address designated as such in the related mortgage.

(2)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF ALL HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01- 49.99	200	$ 20,382,887.66	2.72%	9.019%	325	39.59%	599
50.00- 54.99	83	10,054,868.24	1.34	9.232	342	52.29	586
55.00- 59.99	98	11,637,206.84	1.55	8.840	340	57.18	601
60.00- 64.99	126	15,410,175.02	2.05	9.163	340	62.40	592
65.00- 69.99	206	28,223,853.49	3.76	9.061	349	67.17	586
70.00- 74.99	268	37,907,923.48	5.05	9.179	348	71.99	588
75.00- 79.99	397	57,721,188.36	7.69	9.234	350	76.65	584
80.00	445	60,360,584.95	8.04	9.081	342	80.00	606
80.01- 85.00	488	83,112,069.87	11.07	9.130	352	82.58	583
85.01- 90.00	824	148,989,846.66	19.85	9.161	353	88.48	593
90.01- 95.00	434	82,850,899.99	11.04	8.932	354	92.62	606
95.01- 100.00	921	193,801,222.24	25.82	8.684	356	99.88	625
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

—————————

(1)

The weighted average Original Combined Loan-to-Value Ratio of all of the Home Equity Loans is approximately 85.17%.

(2)

Excludes two Home Equity Loans for which a credit score is not available. We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

CURRENT GROSS COUPON RATES OF ALL HOME EQUITY LOANS (1)

Range of Current Gross Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
5.500 - 5.999	3	$ 1,238,792.34	0.17%	5.950%	358	100.00%	650
6.000 - 6.499	23	7,312,865.70	0.97	6.237	358	90.70	635
6.500 - 6.999	185	46,328,209.04	6.17	6.809	350	83.54	633
7.000 - 7.499	167	43,033,621.92	5.73	7.249	355	85.13	624
7.500 - 7.999	428	96,744,256.52	12.89	7.777	354	85.88	618
8.000 - 8.499	461	97,727,641.71	13.02	8.269	355	86.20	616
8.500 - 8.999	628	123,029,209.67	16.39	8.746	353	86.80	607
9.000 - 9.499	475	87,386,237.15	11.64	9.250	356	85.39	599
9.500 - 9.999	539	86,901,422.87	11.58	9.747	353	87.00	591
10.000 - 10.499	414	62,063,325.20	8.27	10.236	354	82.93	569
10.500 - 10.999	319	37,837,467.00	5.04	10.718	341	82.24	567
11.000 - 11.499	147	14,106,167.84	1.88	11.251	337	80.08	564
11.500 - 11.999	226	17,878,258.37	2.38	11.772	330	78.84	569
12.000 - 12.499	163	13,561,573.49	1.81	12.198	333	80.09	569
12.500 - 12.999	121	6,428,739.64	0.86	12.703	297	84.07	578
13.000 - 13.499	65	3,076,918.81	0.41	13.218	292	85.48	598
13.500 - 13.999	71	3,137,042.06	0.42	13.765	288	81.95	578
14.000 - 14.499	29	1,576,716.41	0.21	14.223	313	83.80	571
14.500 - 14.999	12	514,047.12	0.07	14.649	284	77.49	534
15.000 - 15.499	7	185,097.11	0.02	15.135	245	75.40	548
15.500 - 15.999	3	221,762.04	0.03	15.875	296	84.33	497
16.000 - 16.499	2	80,139.93	0.01	16.179	298	76.00	566
16.500 - 16.999	1	34,288.60	0.00	16.500	276	74.84	426
18.000 - 18.499	1	48,926.26	0.01	18.125	298	64.29	527
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

The weighted average Current Gross Coupon Rate of all of the Home Equity Loans is approximately 8.998%.

(2)

Excludes two Home Equity Loans for which a credit score is not available. We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

STATISTICAL CALCULATION DATE
LOAN BALANCES OF ALL HOME EQUITY LOANS (1)

Range of Statistical Calculation Date Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01 - 50,000.00	477	$ 15,529,937.56	2.07%	11.853%	258	78.82%	590
50,000.01 - 100,000.00	1,133	88,203,813.73	11.75	10.135	332	77.56	592
100,000.01 - 150,000.00	961	118,684,276.25	15.82	9.391	350	81.56	593
150,000.01 - 200,000.00	606	105,217,548.95	14.02	9.137	356	84.72	597
200,000.01 - 250,000.00	417	93,478,315.62	12.46	8.801	356	85.64	600
250,000.01 - 300,000.00	303	82,843,129.06	11.04	8.673	358	87.57	607
300,000.01 - 350,000.00	187	60,482,295.73	8.06	8.550	358	87.34	609
350,000.01 - 400,000.00	134	50,329,984.29	6.71	8.351	359	88.17	615
400,000.01 - 450,000.00	110	46,797,788.53	6.24	8.249	358	90.49	614
450,000.01 - 500,000.00	61	28,881,175.10	3.85	8.255	358	90.81	606
500,000.01 - 550,000.00	40	21,054,978.46	2.81	8.085	354	89.18	616
550,000.01 - 600,000.00	24	13,727,715.89	1.83	8.005	358	91.08	599
600,000.01 - 650,000.00	19	11,832,435.17	1.58	8.543	358	92.81	602
650,000.01 - 700,000.00	11	7,474,489.13	1.00	9.334	359	89.17	616
700,000.01 - 750,000.00	2	1,479,600.00	0.20	8.001	359	91.56	644
750,000.01 - 800,000.00	1	794,177.69	0.11	7.045	352	90.49	462
800,000.01 - 850,000.00	2	1,645,773.60	0.22	7.575	357	92.85	622
850,000.01 - 900,000.00	1	885,390.00	0.12	8.050	360	80.49	518
1,000,000.01+	1	1,109,902.04	0.15	6.500	357	85.49	657
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

The average outstanding Statistical Calculation Date Loan Balance of all of the Home Equity Loans is approximately $167,139.

(2)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

TYPES OF MORTGAGED PROPERTIES OF ALL HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Single Family	3,598	$ 567,402,338.70	75.61%	9.066%	350	83.77%	599
PUD	556	117,282,650.51	15.63	8.787	356	89.97	609
Condominium	179	36,769,071.06	4.90	8.452	355	91.34	620
Townhouse	91	18,561,121.67	2.47	9.084	357	87.38	598
Two-Four Family	37	7,594,380.41	1.01	8.991	345	83.02	611
Manufactured Home	29	2,843,164.45	0.38	10.448	329	78.11	618
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

ORIGINAL TERMS TO MATURITY OF ALL HOME EQUITY LOANS (1)

Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
60	4	$ 205,329.55	0.03%	8.611%	59	44.71%	571
72	1	75,000.00	0.01	10.010	72	53.57	568
84	3	168,013.08	0.02	9.429	83	70.94	591
92	1	14,550.00	0.00	6.990	92	31.63	688
96	4	92,841.68	0.01	6.966	96	45.02	598
99	1	130,000.00	0.02	9.900	98	41.94	580
108	2	96,518.32	0.01	8.348	108	76.71	672
120	39	1,842,641.05	0.25	9.440	111	61.46	626
132	2	127,892.21	0.02	9.971	127	82.81	690
133	1	83,600.63	0.01	7.800	132	49.12	631
144	5	216,534.99	0.03	8.539	114	72.73	658
155	1	41,000.00	0.01	6.990	154	65.08	621
156	1	53,225.38	0.01	6.550	155	64.40	513
158	1	55,400.00	0.01	6.990	158	69.25	574
168	1	40,884.20	0.01	7.500	168	60.12	603
180	162	9,668,807.84	1.29	9.775	156	70.70	604
181	1	65,048.47	0.01	10.510	180	80.49	534
186	1	197,400.00	0.03	7.560	186	59.46	644
204	3	315,374.50	0.04	8.180	191	77.60	637
240	121	9,062,302.41	1.21	9.915	224	77.07	609
264	1	90,400.00	0.01	7.740	263	80.00	742
272	1	150,250.00	0.02	8.240	272	72.58	667
276	8	383,576.65	0.05	7.504	275	66.94	637
300	12	1,206,619.31	0.16	8.743	297	75.45	602
360	4,113	726,069,516.53	96.75	8.978	356	85.61	601
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

The weighted average Original Term to Maturity of all of the Home Equity Loans is approximately 355 months.

(2)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

REMAINING TERMS TO MATURITY OF ALL HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
1-60	22	$ 384,047.77	0.05%	10.233%	47	57.44%	587
61-120	126	4,984,331.12	0.66	10.551	103	69.60	579
121-180	124	9,201,500.01	1.23	9.439	172	70.30	614
181-240	84	8,017,540.03	1.07	9.428	236	75.89	623
241-300	318	20,098,940.91	2.68	11.433	273	80.66	540
301-360	3,816	707,766,366.96	94.31	8.906	359	85.72	603
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

The weighted average Remaining Term to Maturity of all of the Home Equity Loans is approximately 351 months.

(2)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

SEASONING OF ALL HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0	1,312	$ 222,260,818.70	29.62%	9.250%	356	79.92%	589
1-6	2,630	494,830,262.66	65.94	8.739	354	87.72	611
7-12	97	10,391,234.62	1.38	9.927	347	85.78	578
19 - 24	2	168,499.55	0.02	8.055	338	89.91	522
61 - 66	57	2,901,885.25	0.39	12.645	252	74.19	520
67 - 72	33	1,456,730.03	0.19	11.632	242	78.34	519
73 - 78	30	1,725,875.40	0.23	11.805	251	79.71	519
79 - 84	16	771,313.76	0.10	11.754	248	78.83	496
85 - 90	56	3,200,464.85	0.43	11.913	235	82.13	510
91 - 96	48	2,419,716.38	0.32	11.094	243	83.46	544
97 - 102	202	10,110,434.30	1.35	11.567	236	82.22	553
103 - 108	6	184,310.51	0.02	12.505	220	77.68	486
109 - 114	1	31,180.79	0.00	10.375	251	80.00	607
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

The weighted average Seasoning of all of the Home Equity Loans is approximately 4 months.

(2)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

CURRENT DELINQUENCY STATUS OF ALL HOME EQUITY LOANS

Current Delinquency Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Current	4,436	$ 746,024,611.65	99.41%	8.989%	351	85.16%	602
Delinquent 30-59 Days	54	4,428,115.15	0.59	10.402	290	86.76	548
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

Excludes two Home Equity Loans for which a credit score is not available. We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

NUMBER OF TIMES 30-59 DAYS DELINQUENT OF ALL HOME EQUITY LOANS

Number of Times 30-59 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	3,852	$ 636,938,509.98	84.87%	8.935%	350	85.95%	607
1	388	70,304,079.62	9.37	9.153	355	82.11	582
2	141	25,431,547.19	3.39	9.581	355	78.18	558
3	87	13,960,570.94	1.86	9.616	356	80.66	555
4	14	2,367,495.89	0.32	10.294	359	73.77	571
5	5	884,489.98	0.12	10.729	359	76.16	523
6	2	309,437.92	0.04	9.793	336	80.35	527
9	1	256,595.28	0.03	12.170	359	75.49	516
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

NUMBER OF TIMES 60-89 DAYS DELINQUENT OF ALL HOME EQUITY LOANS

Number of Times 60-89 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	4,406	$ 738,575,082.17	98.42%	8.970%	351	85.35%	603
1	48	7,201,384.12	0.96	10.422	354	76.77	546
2	29	3,960,196.26	0.53	11.192	354	69.04	539
3	5	454,350.87	0.06	10.827	357	72.68	523
4	1	53,225.38	0.01	6.550	155	64.40	513
6	1	208,488.00	0.03	11.780	360	71.40	539
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

Excludes two Home Equity Loans for which a credit score is not available. We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

NUMBER OF TIMES 90 DAYS OR MORE DELINQUENT OF ALL HOME EQUITY LOANS

Number of Times 90 Days or More Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	4,476	$ 748,705,380.84	99.77%	8.993%	351	85.20%	602
1	13	1,624,381.63	0.22	11.099	353	71.56	550
2	1	122,964.33	0.02	11.940	359	66.49	532
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

Excludes two Home Equity Loans for which a credit score is not available. We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

OCCUPANCY STATUS OF ALL HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Owner Occupied	4,418	$ 743,009,595.90	99.01%	8.986%	351	85.33%	602
Second Home	27	3,974,563.38	0.53	9.450	354	68.96	613
Investor Owned	45	3,468,567.52	0.46	10.863	338	68.90	606
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

LIEN POSITIONS OF ALL HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
First Lien	4,122	$ 730,388,777.37	97.33%	8.909%	351	85.12%	600
Second Lien	368	20,063,949.43	2.67	12.215	332	86.86	643
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

DOCUMENTATION TYPES OF ALL HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Full Documentation	3,564	$ 551,346,365.27	73.47%	8.988%	350	86.16%	597
No Income Verification	698	151,795,319.75	20.23	8.979	355	82.00	619
Limited Documentation	228	47,311,041.78	6.30	9.173	353	83.77	602
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

CREDIT GRADES OF ALL HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
A+	1,370	$ 267,626,935.89	35.66%	8.422%	355	91.03%	630
A1	1,614	279,447,613.22	37.24	8.814	350	84.86	610
A2	780	113,714,165.47	15.15	9.584	347	80.53	565
B	438	59,917,792.18	7.98	10.295	349	75.10	537
C1	185	19,547,206.36	2.60	10.779	338	75.80	535
C2	88	8,671,938.11	1.16	11.471	339	68.07	542
D	14	1,317,173.55	0.18	12.349	329	66.32	551
F	1	209,902.02	0.03	9.750	358	100.00	642
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

CREDIT SCORES OF ALL HOME EQUITY LOANS (1)

Range of Credit Scores (2)(3)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(4)
None	2	$ 289,440.94	0.04%	9.058%	350	68.72%	0
400 - 499	177	13,382,958.42	1.78	11.130	287	80.54	467
500 - 524	300	41,992,315.49	5.60	10.397	348	76.62	511
525 - 549	416	63,159,563.37	8.42	9.793	350	78.98	536
550 - 574	538	86,210,296.43	11.49	9.186	352	81.08	563
575 - 599	853	155,549,699.53	20.73	9.040	355	86.90	588
600 - 624	826	151,342,656.05	20.17	8.665	354	87.86	612
625 - 649	636	114,369,632.57	15.24	8.604	352	87.71	638
650 - 674	406	74,719,297.18	9.96	8.454	352	87.06	661
675 - 699	180	27,644,178.40	3.68	8.467	344	87.89	685
700+	156	21,792,688.42	2.90	8.550	342	84.49	729
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

The non-zero weighted average Credit Score of all of the Home Equity Loans is approximately 602.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)

Home Equity Loans indicated as having a credit score that is “None” consist of Home Equity Loans where no credit score can be obtained for the related borrower.

(4)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

PRODUCT TYPES OF ALL HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
2/28 6 MO LIBOR	950	$ 174,514,059.36	23.25%	9.220%	357	83.97%	576
2/28 6 MO LIBOR 40/30 Balloon	505	142,377,035.60	18.97	8.411	359	88.80	605
2/28 6 MO LIBOR 50/30 Balloon	296	93,832,009.72	12.50	8.194	358	94.04	629
2/28 6 MO LIBOR IO	1	453,418.00	0.06	8.500	357	100.00	638
3/27 6 MO LIBOR	112	18,728,302.71	2.50	9.054	359	84.79	590
3/27 6 MO LIBOR 40/30 Balloon	83	16,305,460.55	2.17	8.848	358	82.23	590
3/27 6 MO LIBOR 50/30 Balloon	16	4,931,536.03	0.66	7.685	358	92.97	657
3/27 6 MO LIBOR IO	14	2,673,799.99	0.36	9.325	359	87.62	614
5/25 1 YR LIBOR	1	78,313.86	0.01	8.990	358	70.00	613
6 MO LIBOR	11	890,502.67	0.12	11.511	294	83.76	561
Fixed Rate	2,305	255,115,883.72	33.99	9.517	339	80.67	605
Fixed Rate 30/15 Balloon	20	1,250,716.88	0.17	11.402	142	88.33	579
Fixed Rate 30/25 Balloon	1	73,911.86	0.01	8.790	300	75.49	602
Fixed Rate 40/30 Balloon	142	30,741,939.01	4.10	8.821	358	85.05	622
Fixed Rate 50/30 Balloon	33	8,485,836.84	1.13	8.405	359	86.74	624
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

PREPAYMENT PENALTIES AS OF ORIGINATION OF ALL HOME EQUITY LOANS (1)

Prepayment Penalty (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
Prepay Penalty: 0 months	1,922	$ 274,911,060.35	36.63%	9.446%	348	82.74%	595
Prepay Penalty: 12 months	195	31,358,188.66	4.18	8.684	341	80.35	625
Prepay Penalty: 24 months	555	128,916,635.90	17.18	8.478	358	91.24	606
Prepay Penalty: 36 months	1,651	305,291,023.54	40.68	8.762	355	85.36	605
Prepay Penalty: 60 months	167	9,975,818.35	1.33	11.539	244	82.92	534
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)  The non-zero weighted average Prepayment Penalty of all of the Home Equity Loans is approximately 32 months.

(2)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

PURPOSE OF ALL HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Cash Out Refinance	2,893	$ 443,630,338.30	59.12%	9.097%	348	80.76%	597
Purchase	986	191,737,856.08	25.55	8.782	356	94.18	616
Rate/Term Refinance	611	115,084,532.42	15.34	8.975	352	87.13	594
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

DEBT TO INCOME RATIO OF ALL HOME EQUITY LOANS (1)

Range of Debt to Income Ratio (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
None	1	$ 82,685.21	0.01%	7.125%	238	61.48%	636
0.01 - 20.00	151	16,770,174.50	2.23	9.514	337	76.65	595
20.01 - 25.00	166	18,101,451.19	2.41	9.637	338	74.48	593
25.01 - 30.00	278	35,337,225.31	4.71	9.333	344	80.42	595
30.01 - 35.00	437	59,450,864.89	7.92	8.909	347	81.72	604
35.01 - 40.00	673	101,602,597.65	13.54	9.137	349	83.64	599
40.01 - 45.00	921	154,249,548.03	20.55	8.982	350	85.50	603
45.01 - 50.00	1,286	246,415,300.47	32.84	8.971	354	86.74	604
50.01 - 55.00	536	105,317,805.15	14.03	8.770	356	88.18	599
55.01 - 60.00	40	12,728,496.40	1.70	8.383	357	93.50	606
60.01+	1	396,578.00	0.05	8.560	359	100.00	622
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

________________

(1)    The non-zero weighted average Debt to Income Ratio of all of the Home Equity Loans is approximately 42.50%.

(2)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

FIXED RATE/ARM STATUS OF ALL HOME EQUITY LOANS

Fixed Rate/ARM	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
ARM	1,989	$ 454,784,438.49	60.60%	8.722%	358	87.66%	598
Fixed Rate	2,501	295,668,288.31	39.40	9.421	340	81.33	607
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

INTEREST ONLY STATUS OF ALL HOME EQUITY LOANS

Interest Only	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Interest Only	15	$ 3,127,217.99	0.42%	9.206%	359	89.42%	618
Not Interest Only	4,475	747,325,508.81	99.58	8.997	351	85.15	602
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

GROSS MARGIN OF ALL HOME EQUITY LOANS(1)

Range of Gross Margin (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	2,501	$ 295,668,288.31	39.40%	9.421%	340	81.33%	607
2.000 - 2.499	1	299,481.97	0.04	6.750	358	88.50	665
2.500 - 2.999	1	318,187.78	0.04	7.850	358	100.00	678
3.000 - 3.499	1	108,516.66	0.01	6.875	358	80.00	611
3.500 - 3.999	2	475,879.64	0.06	6.345	359	79.49	666
4.000 - 4.499	38	13,899,839.27	1.85	6.476	358	89.40	623
4.500 - 4.999	86	27,973,144.47	3.73	6.993	358	89.03	623
5.000 - 5.499	146	39,743,358.35	5.30	7.532	358	86.84	609
5.500 - 5.999	276	66,616,081.69	8.88	8.156	358	87.28	604
6.000 - 6.499	338	77,756,341.21	10.36	8.520	357	87.44	601
6.500 - 6.999	319	75,494,314.17	10.06	8.914	358	86.94	596
7.000 - 7.499	401	76,635,468.82	10.21	9.590	358	86.88	582
7.500 - 7.999	273	57,114,082.68	7.61	9.922	358	88.60	588
8.000 - 8.499	70	13,845,210.59	1.84	10.219	357	92.51	596
8.500 - 8.999	20	3,192,193.76	0.43	10.836	352	92.28	570
9.000 - 9.499	7	685,020.86	0.09	11.561	348	85.49	554
9.500 - 9.999	4	276,488.34	0.04	12.861	335	78.98	522
10.500 - 10.999	5	301,901.97	0.04	15.956	296	82.12	515
12.500 - 12.999	1	48,926.26	0.01	18.125	298	64.29	527
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

________________

(1)

The non-zero weighted average Gross Margin of all of the Home Equity Loans is approximately 6.445%.

(2)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

MINIMUM INTEREST RATE OF ALL HOME EQUITY LOANS (1)

Range of Minimum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	2,501	$ 295,668,288.31	39.40%	9.421%	340	81.33%	607
5.500 - 5.999	3	1,238,792.34	0.17	5.950	358	100.00	650
6.000 - 6.499	22	7,005,371.21	0.93	6.237	358	90.73	636
6.500 - 6.999	85	29,599,856.08	3.94	6.815	358	88.07	627
7.000 - 7.499	95	29,439,525.04	3.92	7.237	359	88.56	617
7.500 - 7.999	225	61,784,944.21	8.23	7.781	358	89.23	612
8.000 - 8.499	246	63,335,724.50	8.44	8.269	358	88.98	611
8.500 - 8.999	351	84,045,435.89	11.20	8.763	358	88.37	603
9.000 - 9.499	264	57,489,200.24	7.66	9.258	358	86.76	594
9.500 - 9.999	292	56,344,808.47	7.51	9.758	358	88.60	585
10.000 - 10.499	263	44,485,798.62	5.93	10.254	358	83.11	560
10.500 - 10.999	98	16,271,329.03	2.17	10.833	352	81.84	544
11.000 - 11.499	20	1,853,736.87	0.25	11.524	329	81.57	532
11.500 - 11.999	17	1,411,324.83	0.19	12.274	308	84.86	547
12.000 - 12.499	3	236,983.35	0.03	12.978	310	83.84	494
12.500 - 12.999	3	156,621.94	0.02	14.794	272	86.92	510
13.000 - 13.499	1	48,926.26	0.01	18.125	298	64.29	527
14.000 - 14.499	1	36,059.61	0.00	15.000	253	75.00	410
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

________________

(1)   The non-zero weighted average Minimum Interest Rate of all of the Home Equity Loans is approximately 8.701%.

(2)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

MAXIMUM INTEREST RATE OF ALL HOME EQUITY LOANS (1)

Range of Maximum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	2,501	$ 295,668,288.31	39.40%	9.421%	340	81.33%	607
12.500 - 12.999	5	1,646,790.97	0.22	6.156	358	96.59	650
13.000 - 13.499	22	7,005,371.21	0.93	6.237	358	90.73	636
13.500 - 13.999	85	29,475,021.45	3.93	6.822	358	87.89	627
14.000 - 14.499	98	30,301,983.02	4.04	7.259	359	88.30	619
14.500 - 14.999	225	61,409,486.46	8.18	7.788	358	89.41	612
15.000 - 15.499	249	63,630,445.47	8.48	8.282	358	88.90	610
15.500 - 15.999	351	84,200,321.73	11.22	8.767	358	88.26	603
16.000 - 16.499	258	56,682,021.29	7.55	9.256	359	86.94	594
16.500 - 16.999	290	55,932,216.38	7.45	9.760	358	88.71	585
17.000 - 17.499	263	44,485,798.62	5.93	10.254	358	83.11	560
17.500 - 17.999	98	16,271,329.03	2.17	10.833	352	81.84	544
18.000 - 18.499	20	1,853,736.87	0.25	11.524	329	81.57	532
18.500 - 18.999	17	1,411,324.83	0.19	12.274	308	84.86	547
19.000 - 19.499	3	236,983.35	0.03	12.978	310	83.84	494
19.500 - 19.999	3	156,621.94	0.02	14.794	272	86.92	510
20.000 - 20.499	1	48,926.26	0.01	18.125	298	64.29	527
21.000+	1	36,059.61	0.00	15.000	253	75.00	410
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

________________

(1)   The non-zero weighted average Maximum Interest Rate of all of the Home Equity Loans is approximately 15.695%.

(2)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

INITIAL PERIODIC RATE CAP OF ALL HOME EQUITY LOANS (1)

Initial Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	2,501	$ 295,668,288.31	39.40%	9.421%	340	81.33%	607
1.000	10	560,204.54	0.07	13.310	257	87.82	565
1.500	124	21,687,459.39	2.89	9.264	358	81.05	584
2.000	60	4,805,550.30	0.64	12.172	278	81.45	521
3.000	1,795	427,731,224.26	57.00	8.650	359	88.07	600
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

________________

(1)   The non-zero weighted average Initial Periodic Rate Cap of all of the Home Equity Loans is approximately 2.915%

(2)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

SUBSEQUENT PERIODIC RATE CAP OF ALL HOME EQUITY LOANS (1)

Subsequent Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	2,501	$ 295,668,288.31	39.40%	9.421%	340	81.33%	607
1.000	87	8,323,540.00	1.11	10.935	304	81.14	565
1.500	1,902	446,460,898.49	59.49	8.681	359	87.79	599
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

________________

(1)   The non-zero weighted average Subsequent Periodic Rate Cap of all of the Home Equity Loans is approximately 1.491%.

(2)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

NEXT INTEREST RATE ADJUSTMENT DATES OF ALL HOME EQUITY LOANS

Next Interest Rate Adjustment Date	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
N/A	2,501	$ 295,668,288.31	39.40%	9.421%	340	81.33%	607
5/15/2007	4	290,246.95	0.04	11.544	266	81.40	547
6/1/2007	6	394,303.05	0.05	12.673	272	84.00	454
6/3/2007	1	23,988.30	0.00	12.125	272	48.08	536
6/15/2007	2	198,594.10	0.03	11.339	272	84.59	498
7/1/2007	4	424,387.57	0.06	13.295	288	88.03	492
7/15/2007	1	39,535.66	0.01	13.125	177	80.00	664
8/1/2007	2	239,991.62	0.03	12.107	316	92.32	506
8/15/2007	9	580,931.42	0.08	12.562	271	76.85	551
9/1/2007	16	1,467,942.71	0.20	11.986	295	81.62	535
9/5/2007	1	27,410.51	0.00	14.375	263	85.00	491
9/15/2007	2	240,229.23	0.03	12.420	263	90.71	484
10/1/2007	16	1,122,804.14	0.15	12.130	263	83.09	534
10/15/2007	7	467,323.54	0.06	11.228	266	83.73	541
11/1/2007	1	57,190.77	0.01	8.650	336	80.00	432
5/1/2008	1	248,492.63	0.03	10.060	348	85.49	437
5/15/2008	2	241,887.29	0.03	8.410	349	90.72	517
7/1/2008	1	177,552.83	0.02	7.760	350	80.00	510
8/1/2008	3	826,823.29	0.11	9.544	351	69.48	523
8/15/2008	3	319,434.50	0.04	10.486	352	64.77	479
9/1/2008	8	2,344,672.50	0.31	8.130	352	87.03	535
10/1/2008	3	856,853.22	0.11	9.698	353	84.53	602
11/1/2008	6	1,868,856.84	0.25	8.037	354	96.13	628
11/15/2008	1	379,754.42	0.05	7.970	355	100.00	692
12/1/2008	29	9,456,393.47	1.26	7.988	355	98.29	638
12/15/2008	16	4,980,854.13	0.66	8.042	356	98.44	605
1/1/2009	61	18,192,405.82	2.42	8.176	356	97.56	619
1/15/2009	23	5,493,325.72	0.73	8.360	357	95.41	612
2/1/2009	91	27,015,156.64	3.60	8.472	357	98.77	609
2/6/2009	1	611,290.61	0.08	7.590	358	97.85	623
2/8/2009	1	259,440.55	0.03	9.400	358	62.55	549
2/15/2009	28	7,436,301.49	0.99	8.507	358	98.49	607
2/20/2009	1	277,653.21	0.04	8.375	358	94.88	798
2/21/2009	2	449,321.72	0.06	7.542	358	81.72	644
2/24/2009	1	118,333.70	0.02	8.990	358	80.00	575
2/26/2009	1	112,888.38	0.02	9.500	358	100.00	720
2/27/2009	2	166,954.15	0.02	7.663	358	74.75	621
3/1/2009	154	41,328,590.49	5.51	8.553	358	95.14	611
3/15/2009	188	39,566,022.59	5.27	8.470	359	85.21	595
4/1/2009	500	119,665,030.70	15.95	8.621	359	86.34	606
4/15/2009	145	29,629,446.50	3.95	9.283	360	82.06	583
5/1/2009	413	93,408,972.39	12.45	8.955	360	82.53	582
5/15/2009	6	1,059,436.00	0.14	8.464	360	75.87	570
12/1/2009	4	1,157,189.65	0.15	8.122	355	93.66	648
12/15/2009	1	107,200.22	0.01	7.860	356	100.00	656
1/1/2010	7	1,092,216.38	0.15	7.996	356	88.15	621
1/15/2010	2	529,145.98	0.07	8.396	357	95.09	600
1/18/2010	1	354,120.21	0.05	6.990	357	56.75	684
2/1/2010	12	2,367,088.83	0.32	8.348	357	93.05	607
2/15/2010	1	82,241.55	0.01	8.110	358	90.00	602
3/1/2010	52	9,399,994.56	1.25	9.184	358	85.65	598
3/14/2010	1	74,966.89	0.01	10.010	359	100.00	604
3/15/2010	16	2,932,312.75	0.39	8.371	359	92.65	623
4/1/2010	95	18,808,473.48	2.51	8.947	359	81.68	595
4/15/2010	9	1,047,895.80	0.14	8.728	360	82.70	570
5/1/2010	22	4,312,752.98	0.57	8.801	360	85.16	583
5/15/2010	2	373,500.00	0.05	8.951	360	90.00	586
2/15/2012	1	78,313.86	0.01	8.990	358	70.00	613
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.  We refer you to the “CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the credit scores.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF GROUP 1 HOME EQUITY LOANS (1)

Geographic Distribution	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
Alabama	2	$ 154,755.47	0.05%	10.859%	237	77.39%	629
Arizona	110	21,368,201.81	7.12	8.601	354	88.76	608
Arkansas	18	1,142,146.99	0.38	9.575	313	82.39	594
California	127	34,392,496.61	11.47	8.410	358	83.62	611
Colorado	32	6,043,088.81	2.01	8.510	355	90.91	624
Connecticut	27	5,625,556.23	1.88	9.133	355	87.07	604
Delaware	11	1,865,023.84	0.62	8.632	358	87.17	614
Florida	198	34,314,120.41	11.44	8.610	352	84.51	598
Georgia	63	7,802,985.11	2.60	10.222	341	86.20	593
Idaho	12	1,649,003.66	0.55	8.578	332	88.15	613
Illinois	19	2,754,636.26	0.92	9.662	338	90.34	605
Indiana	37	3,878,927.06	1.29	9.186	353	90.08	617
Iowa	5	501,651.96	0.17	9.429	353	89.33	643
Kansas	17	1,300,924.47	0.43	9.632	327	87.38	585
Kentucky	24	2,145,901.66	0.72	9.180	351	83.46	592
Louisiana	23	2,959,088.30	0.99	9.147	350	86.02	594
Maine	7	1,000,467.19	0.33	9.126	354	83.01	603
Maryland	64	12,087,638.02	4.03	8.683	349	84.11	597
Massachusetts	29	6,326,236.35	2.11	9.127	351	84.60	622
Michigan	55	7,142,843.14	2.38	9.522	352	89.81	598
Minnesota	9	1,314,371.05	0.44	9.896	356	87.01	603
Mississippi	8	522,301.25	0.17	10.491	281	83.93	602
Missouri	31	3,307,873.10	1.10	9.385	343	90.18	593
Montana	4	419,410.05	0.14	9.544	358	90.84	592
Nebraska	5	504,732.90	0.17	8.515	359	87.39	611
Nevada	34	8,820,575.18	2.94	8.396	356	89.45	610
New Hampshire	9	1,568,044.59	0.52	8.638	346	86.58	639
New Jersey	53	11,168,954.39	3.72	9.345	340	80.23	595
New Mexico	19	2,504,025.43	0.83	9.625	348	88.26	598
New York	69	9,199,444.74	3.07	9.582	337	79.87	603
North Carolina	78	9,711,337.92	3.24	9.989	331	89.74	589
North Dakota	1	74,911.38	0.02	8.640	357	100.00	598
Ohio	66	7,155,763.73	2.39	9.923	330	89.29	594
Oklahoma	26	2,415,439.91	0.81	9.751	349	88.72	595
Oregon	24	4,862,776.59	1.62	9.002	357	84.89	594
Pennsylvania	89	11,746,516.08	3.92	9.203	338	82.98	590
Rhode Island	4	1,002,985.03	0.33	8.846	344	94.95	606
South Carolina	31	3,842,299.24	1.28	9.851	341	86.59	586
South Dakota	2	145,550.00	0.05	9.863	360	86.67	564
Tennessee	22	2,034,171.40	0.68	9.887	330	90.15	606
Texas	300	27,816,919.28	9.27	9.419	312	84.51	602
Utah	11	1,851,464.98	0.62	9.244	354	86.22	592
Vermont	13	1,809,707.95	0.60	9.631	359	83.70	588
Virginia	94	17,083,415.11	5.70	8.651	345	85.73	603
Washington	53	11,218,935.52	3.74	8.668	357	85.68	612
West Virginia	7	1,167,538.85	0.39	9.210	358	94.49	618
Wisconsin	17	2,029,035.81	0.68	10.145	353	87.41	605
Wyoming	1	160,620.99	0.05	8.360	359	85.49	659
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

—————————

(1)

Determined by property address designated as such in the related mortgage.

(2)

Excludes one Home Equity Loan for which a credit score is not available. We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF GROUP 1 HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01- 49.99	74	$ 6,600,624.13	2.20%	8.902%	272	38.03%	608
50.00- 54.99	29	2,757,768.51	0.92	9.190	303	52.10	612
55.00- 59.99	30	3,695,918.80	1.23	8.591	310	57.33	606
60.00- 64.99	39	4,796,132.41	1.60	8.896	313	62.43	591
65.00- 69.99	77	10,456,168.19	3.49	9.067	335	67.20	580
70.00- 74.99	95	12,987,011.95	4.33	9.495	332	71.86	586
75.00- 79.99	134	19,217,576.28	6.41	9.090	341	76.56	581
80.00	166	17,297,226.96	5.77	9.459	317	80.00	602
80.01- 85.00	255	41,489,999.04	13.83	8.940	351	82.57	592
85.01- 90.00	441	72,978,269.32	24.33	9.127	351	88.52	599
90.01- 95.00	250	43,252,921.89	14.42	8.974	352	92.54	607
95.01- 100.00	370	64,385,198.32	21.47	8.831	356	99.83	623
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

—————————

(1)

The weighted average Original Combined Loan-to-Value Ratio of the Group 1 Home Equity Loans is approximately 85.74%.

(2)

Excludes one Home Equity Loan for which a credit score is not available. We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

CURRENT GROSS COUPON RATES OF GROUP 1 HOME EQUITY LOANS (1)

Range of Current Gross Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
6.000 - 6.499	4	$ 1,003,940.20	0.33%	6.277%	358	88.10%	622
6.500 - 6.999	71	11,324,668.68	3.78	6.842	334	82.14	635
7.000 - 7.499	79	16,902,548.85	5.64	7.260	351	84.48	620
7.500 - 7.999	192	37,308,506.50	12.44	7.797	348	85.53	621
8.000 - 8.499	195	38,098,500.84	12.70	8.277	349	87.12	616
8.500 - 8.999	304	54,149,499.80	18.05	8.751	348	87.73	604
9.000 - 9.499	231	40,710,232.46	13.57	9.247	353	85.03	593
9.500 - 9.999	284	41,973,113.61	14.00	9.747	349	87.63	594
10.000 - 10.499	199	27,843,447.24	9.28	10.220	352	84.83	577
10.500 - 10.999	128	13,424,770.53	4.48	10.723	331	82.76	581
11.000 - 11.499	46	4,079,093.26	1.36	11.251	321	78.98	583
11.500 - 11.999	75	5,045,966.17	1.68	11.764	299	81.92	586
12.000 - 12.499	55	4,112,844.69	1.37	12.225	310	80.67	585
12.500 - 12.999	36	1,602,347.23	0.53	12.680	240	82.54	603
13.000 - 13.499	27	1,177,252.12	0.39	13.193	244	84.85	612
13.500 - 13.999	22	747,241.21	0.25	13.731	219	83.78	600
14.000 - 14.499	5	141,794.15	0.05	14.090	208	79.73	554
14.500 - 14.999	2	52,834.21	0.02	14.592	164	73.30	511
15.000 - 15.499	1	28,386.30	0.01	15.100	105	75.49	509
15.500 - 15.999	2	93,079.20	0.03	15.875	294	76.48	558
16.000 - 16.499	1	45,822.29	0.02	16.125	298	80.49	540
18.000 - 18.499	1	48,926.26	0.02	18.125	298	64.29	527
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

The weighted average Current Gross Coupon Rate of the Group 1 Home Equity Loans is approximately 9.031%.

(2)

Excludes one Home Equity Loan for which a credit score is not available. We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

STATISTICAL CALCULATION DATE
LOAN BALANCES OF GROUP 1 HOME EQUITY LOANS (1)

Range of Statistical Calculation Date Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01 - 50,000.00	220	$ 6,316,293.72	2.11%	11.310%	205	76.68%	609
50,000.01 - 100,000.00	427	34,149,481.04	11.39	9.863	308	80.23	598
100,000.01 - 150,000.00	481	59,063,420.91	19.69	9.335	344	85.04	597
150,000.01 - 200,000.00	313	54,364,117.31	18.13	9.019	354	86.80	600
200,000.01 - 250,000.00	189	42,068,224.62	14.03	8.718	355	86.19	599
250,000.01 - 300,000.00	145	39,590,626.31	13.20	8.587	357	87.77	611
300,000.01 - 350,000.00	106	34,229,976.00	11.41	8.690	357	87.29	605
350,000.01 - 400,000.00	60	22,378,864.65	7.46	8.441	358	87.51	611
400,000.01 - 450,000.00	19	7,753,811.24	2.59	8.470	359	90.31	616
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

The average outstanding Statistical Calculation Date Loan Balance of the Group 1 Home Equity Loans is approximately $153,018.

(2)

Excludes one Home Equity Loan for which a credit score is not available. We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

TYPES OF MORTGAGED PROPERTIES OF GROUP 1 HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Single Family	1,614	$ 237,637,139.16	79.23%	9.067%	343	85.14%	602
PUD	202	37,493,685.33	12.50	8.858	352	88.16	602
Condominiums	72	12,138,896.83	4.05	8.639	350	88.59	608
Townhouse	46	8,187,134.81	2.73	9.226	355	88.60	597
Two-Four Family	19	3,394,560.78	1.13	9.165	338	85.94	621
Manufactured Home	7	1,063,398.89	0.35	9.774	352	77.89	668
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

ORIGINAL TERMS TO MATURITY OF GROUP 1 HOME EQUITY LOANS (1)

Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
60	4	$ 205,329.55	0.07%	8.611%	59	44.71%	571
72	1	75,000.00	0.03	10.010	72	53.57	568
84	3	168,013.08	0.06	9.429	83	70.94	591
92	1	14,550.00	0.00	6.990	92	31.63	688
96	4	92,841.68	0.03	6.966	96	45.02	598
99	1	130,000.00	0.04	9.900	98	41.94	580
108	2	96,518.32	0.03	8.348	108	76.71	672
120	37	1,825,795.33	0.61	9.420	112	61.40	627
132	2	127,892.21	0.04	9.971	127	82.81	690
133	1	83,600.63	0.03	7.800	132	49.12	631
144	4	186,689.32	0.06	8.386	121	72.61	683
155	1	41,000.00	0.01	6.990	154	65.08	621
156	1	53,225.38	0.02	6.550	155	64.40	513
158	1	55,400.00	0.02	6.990	158	69.25	574
168	1	40,884.20	0.01	7.500	168	60.12	603
180	130	7,968,566.95	2.66	9.712	160	70.33	614
181	1	65,048.47	0.02	10.510	180	80.49	534
186	1	197,400.00	0.07	7.560	186	59.46	644
204	2	274,914.41	0.09	7.397	203	76.23	668
240	109	8,549,713.28	2.85	9.779	227	77.28	617
264	1	90,400.00	0.03	7.740	263	80.00	742
272	1	150,250.00	0.05	8.240	272	72.58	667
276	8	383,576.65	0.13	7.504	275	66.94	637
300	11	1,171,564.69	0.39	8.669	299	75.81	606
360	1,632	277,866,641.65	92.65	8.995	357	86.83	601
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

The weighted average Original Term to Maturity of the Group 1 Home Equity Loans is approximately 348 months.

(2)

Excludes one Home Equity Loan for which a credit score is not available. We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

REMAINING TERMS TO MATURITY OF GROUP 1 HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
1-60	20	$ 367,202.05	0.12%	10.171%	48	56.93%	588
61-120	98	4,129,123.05	1.38	10.400	104	68.27	601
121-180	108	7,893,861.83	2.63	9.346	172	69.76	619
181-240	81	7,862,195.88	2.62	9.376	236	76.43	624
241-300	90	5,887,654.14	1.96	10.804	275	80.60	598
301-360	1,563	273,774,778.85	91.28	8.952	359	86.88	602
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

The weighted average Remaining Term to Maturity of the Group 1 Home Equity Loans is approximately 345 months.

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

SEASONING OF GROUP 1 HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0	600	$ 101,183,371.51	33.74%	9.116%	351	82.21%	594
1-6	1,153	188,697,275.43	62.92	8.869	347	87.78	608
7-12	26	2,631,643.59	0.88	9.645	341	86.57	596
19 - 24	1	111,308.78	0.04	7.750	339	95.00	568
61 - 66	24	852,593.51	0.28	12.782	184	73.98	572
67 - 72	12	418,256.65	0.14	12.460	207	78.70	554
73 - 78	9	421,267.41	0.14	11.891	188	83.36	576
79 - 84	4	91,349.14	0.03	13.023	165	75.23	553
85 - 90	19	952,567.43	0.32	12.139	193	80.72	561
91 - 96	23	941,239.45	0.31	11.294	218	83.06	578
97 - 102	87	3,542,601.98	1.18	11.611	203	83.02	599
103 - 108	1	40,160.13	0.01	11.750	137	90.00	526
109 - 114	1	31,180.79	0.01	10.375	251	80.00	607
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

The weighted average Seasoning of the Group 1 Home Equity Loans is approximately 3 months.

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

CURRENT DELINQUENCY STATUS OF GROUP 1 HOME EQUITY LOANS

Current Delinquency Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Current	1,938	$ 298,363,943.35	99.48%	9.022%	346	85.72%	603
Delinquent 30-59 Days	22	1,550,872.45	0.52	10.929	258	88.76	586
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available. We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

NUMBER OF TIMES 30-59 DAYS DELINQUENT OF GROUP 1 HOME EQUITY LOANS

Number of Times 30-59 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	1,676	$ 251,327,208.57	83.80%	8.998%	344	86.32%	607
1	166	29,838,218.94	9.95	9.037	351	84.23	586
2	63	9,998,003.76	3.33	9.419	349	79.73	563
3	49	7,654,479.34	2.55	9.420	354	81.80	568
4	3	589,083.69	0.20	9.320	359	78.59	585
5	1	226,470.00	0.08	11.480	360	75.49	554
6	1	24,756.22	0.01	8.790	59	21.29	556
9	1	256,595.28	0.09	12.170	359	75.49	516
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

NUMBER OF TIMES 60-89 DAYS DELINQUENT OF GROUP 1 HOME EQUITY LOANS

Number of Times 60-89 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	1,928	$ 295,646,324.06	98.58%	9.015%	345	85.89%	603
1	16	2,029,138.93	0.68	9.813	343	79.12	565
2	14	2,088,734.53	0.70	10.790	350	71.30	537
3	1	97,392.90	0.03	6.550	360	80.49	529
4	1	53,225.38	0.02	6.550	155	64.40	513
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

NUMBER OF TIMES 90 DAYS OR MORE DELINQUENT OF GROUP 1 HOME EQUITY LOANS

Number of Times 90 Days or More Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	1,954	$ 299,009,899.29	99.70%	9.026%	345	85.78%	603
1	6	904,916.51	0.30	10.697	348	69.84	540
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

OCCUPANCY STATUS OF GROUP 1 HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Owner Occupied	1,905	$ 294,617,041.92	98.23%	9.005%	345	86.01%	602
Second Home	17	2,262,944.86	0.75	9.981	352	71.38	617
Investor Owned	38	3,034,829.02	1.01	10.869	337	69.76	607
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

LIEN POSITIONS OF GROUP 1 HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
First Lien	1,855	$ 295,573,662.16	98.55%	8.988%	346	85.76%	602
Second Lien	105	4,341,153.64	1.45	11.993	265	84.34	652
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

DOCUMENTATION TYPES OF GROUP 1 HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Full Documentation	1,610	$ 232,183,827.68	77.42%	9.027%	343	87.15%	601
No Income Verification	261	52,137,511.98	17.38	9.050	354	79.77	607
Limited Documentation	89	15,593,476.14	5.20	9.037	347	84.54	610
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available. We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

CREDIT GRADES OF GROUP 1 HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
A+	545	$ 88,715,516.62	29.58%	8.511%	349	90.69%	629
A1	747	122,108,196.74	40.71	8.844	344	86.73	611
A2	423	61,558,543.80	20.53	9.514	346	81.32	567
B	135	16,813,862.67	5.61	10.286	339	76.03	561
C1	71	6,805,782.45	2.27	10.503	324	75.84	559
C2	34	3,397,526.43	1.13	11.014	328	70.97	539
D	5	515,387.09	0.17	11.924	309	69.50	587
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS (1)

Range of Credit Scores (2)(3)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(4)
None	1	$ 254,456.36	0.08%	8.660%	358	65.49%	0
400 - 499	11	442,259.36	0.15	11.681	223	76.19	494
500 - 524	45	3,695,026.60	1.23	10.937	298	79.10	516
525 - 549	250	35,533,515.77	11.85	9.639	348	79.47	537
550 - 574	325	50,138,576.07	16.72	9.255	348	80.56	562
575 - 599	403	65,808,996.97	21.94	9.074	351	89.00	588
600 - 624	336	53,629,463.47	17.88	8.849	348	89.54	612
625 - 649	263	43,082,339.39	14.36	8.717	346	87.27	637
650 - 674	157	25,576,271.15	8.53	8.672	342	86.78	662
675 - 699	90	13,238,436.42	4.41	8.437	329	89.07	685
700+	79	8,515,474.24	2.84	8.643	320	81.12	735
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

The non-zero weighted average Credit Score of the Group 1 Home Equity Loans is approximately 603.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)

Home Equity Loans indicated as having a credit score that is “None” consist of Home Equity Loans where no credit score can be obtained for the related borrower.

(4)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

PRODUCT TYPES OF GROUP 1 HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
2/28 6 MO LIBOR	550	$ 90,584,168.29	30.20%	9.189%	357	85.52%	584
2/28 6 MO LIBOR 40/30 Balloon	263	60,156,777.06	20.06	8.600	359	89.03	601
2/28 6 MO LIBOR 50/30 Balloon	98	23,448,705.91	7.82	8.332	359	92.79	628
3/27 6 MO LIBOR	77	12,734,160.53	4.25	9.213	359	85.97	589
3/27 6 MO LIBOR 40/30 Balloon	51	9,017,842.45	3.01	8.998	359	84.47	591
3/27 6 MO LIBOR 50/30 Balloon	6	1,440,211.24	0.48	8.450	359	95.10	640
3/27 6 MO LIBOR IO	13	2,198,799.99	0.73	9.428	359	90.21	617
6 MO LIBOR	7	663,221.87	0.22	10.986	303	81.78	583
Fixed Rate	734	68,253,636.42	22.76	9.525	303	81.61	614
Fixed Rate 30/15 Balloon	10	667,255.90	0.22	11.033	133	86.30	586
Fixed Rate 30/25 Balloon	1	73,911.86	0.02	8.790	300	75.49	602
Fixed Rate 40/30 Balloon	127	25,087,162.59	8.36	8.781	358	83.02	622
Fixed Rate 50/30 Balloon	23	5,588,961.69	1.86	8.332	359	84.64	615
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available. We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

PREPAYMENT PENALTIES AS OF ORIGINATION OF GROUP 1 HOME EQUITY LOANS (1)

Prepayment Penalty (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
Prepay Penalty: 0 months	857	$ 115,991,069.85	38.67%	9.384%	339	84.64%	599
Prepay Penalty: 12 months	64	7,201,903.69	2.40	9.302	305	76.47	630
Prepay Penalty: 24 months	248	46,435,035.42	15.48	8.715	358	88.87	596
Prepay Penalty: 36 months	734	127,404,636.38	42.48	8.748	351	86.14	607
Prepay Penalty: 60 months	57	2,882,170.46	0.96	11.756	197	84.67	574
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)  The non-zero weighted average Prepayment Penalty of the Group 1 Home Equity Loans is approximately 32 months.

(2)

Excludes one Home Equity Loan for which a credit score is not available. We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

PURPOSE OF GROUP 1 HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Cash Out Refinance	1,134	$ 181,665,930.54	60.57%	8.927%	340	83.46%	601
Purchase	341	39,771,504.25	13.26	9.320	354	93.53	607
Rate/Term Refinance	485	78,477,381.01	26.17	9.127	351	87.06	603
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

DEBT TO INCOME RATIO OF GROUP 1 HOME EQUITY LOANS (1)

Range of Debt to Income Ratio (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
None	1	$ 82,685.21	0.03%	7.125%	238	61.48%	636
0.01 - 20.00	66	5,500,385.47	1.83	9.425	306	77.31	598
20.01 - 25.00	71	7,187,063.93	2.40	9.463	320	76.69	602
25.01 - 30.00	113	13,867,305.16	4.62	9.318	332	81.37	598
30.01 - 35.00	180	24,544,225.46	8.18	8.944	339	84.10	609
35.01 - 40.00	299	41,864,626.81	13.96	9.189	342	85.50	599
40.01 - 45.00	394	60,578,044.68	20.20	8.926	344	85.41	603
45.01 - 50.00	570	97,521,172.20	32.52	9.054	350	86.65	603
50.01 - 55.00	250	45,240,992.67	15.08	8.870	356	89.01	602
55.01 - 60.00	16	3,528,314.21	1.18	8.454	356	87.69	608
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

________________

(1)    The non-zero weighted average Debt to Income Ratio of the Group 1 Home Equity Loans is approximately 42.56%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

FIXED RATE/ARM STATUS OF GROUP 1 HOME EQUITY LOANS

Fixed Rate/ARM	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
ARM	1,065	$ 200,243,887.34	66.77%	8.908%	358	87.51%	596
Fixed Rate	895	99,670,928.46	33.23	9.280	319	82.16	616
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

________________

(1)

Excludes one Home Equity Loan for which a credit score is not available. We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

INTEREST ONLY STATUS OF GROUP 1 HOME EQUITY LOANS

Interest Only	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Interest Only	13	$ 2,198,799.99	0.73%	9.428%	359	90.21%	617
Not Interest Only	1,947	297,716,015.81	99.27	9.029	345	85.70	602
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

GROSS MARGIN OF GROUP 1 HOME EQUITY LOANS(1)

Range of Gross Margin (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	895	$ 99,670,928.46	33.23%	9.280%	319	82.16%	616
2.000 - 2.499	1	299,481.97	0.10	6.750	358	88.50	665
3.500 - 3.999	1	365,730.21	0.12	6.350	359	85.49	668
4.000 - 4.499	6	1,473,456.07	0.49	6.526	358	86.39	603
4.500 - 4.999	30	7,538,021.98	2.51	7.137	358	90.02	629
5.000 - 5.499	82	18,250,389.54	6.09	7.647	358	87.02	610
5.500 - 5.999	153	31,650,356.46	10.55	8.336	358	87.15	604
6.000 - 6.499	192	37,344,091.07	12.45	8.649	358	88.12	596
6.500 - 6.999	162	31,722,476.37	10.58	8.982	358	87.03	591
7.000 - 7.499	208	34,140,312.70	11.38	9.581	359	85.90	588
7.500 - 7.999	170	28,829,304.26	9.61	9.957	358	88.56	586
8.000 - 8.499	42	6,921,721.48	2.31	10.207	357	90.25	587
8.500 - 8.999	8	1,019,269.35	0.34	10.671	353	95.17	581
9.000 - 9.499	4	308,152.50	0.10	11.381	359	84.66	558
9.500 - 9.999	2	193,295.63	0.06	11.971	359	79.38	543
10.500 - 10.999	3	138,901.49	0.05	15.957	295	77.80	552
12.500 - 12.999	1	48,926.26	0.02	18.125	298	64.29	527
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

________________

(1)

The non-zero weighted average Gross Margin of the Group 1 Home Equity Loans is approximately 6.552%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

MINIMUM INTEREST RATE OF GROUP 1 HOME EQUITY LOANS (1)

Range of Minimum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	895	$ 99,670,928.46	33.23%	9.280%	319	82.16%	616
6.000 - 6.499	4	1,003,940.20	0.33	6.277	358	88.10	622
6.500 - 6.999	21	5,676,226.49	1.89	6.862	358	89.62	623
7.000 - 7.499	48	11,850,934.25	3.95	7.247	359	87.31	617
7.500 - 7.999	118	26,067,612.49	8.69	7.818	358	88.71	613
8.000 - 8.499	120	25,401,067.81	8.47	8.280	359	89.48	611
8.500 - 8.999	196	39,239,904.97	13.08	8.745	359	89.09	599
9.000 - 9.499	153	30,046,633.08	10.02	9.249	359	85.18	587
9.500 - 9.999	190	30,154,854.12	10.05	9.753	358	88.59	590
10.000 - 10.499	141	21,319,071.46	7.11	10.225	359	84.52	565
10.500 - 10.999	53	7,874,276.40	2.63	10.875	351	82.84	564
11.000 - 11.499	9	787,246.41	0.26	11.477	333	76.47	575
11.500 - 11.999	9	614,110.82	0.20	12.493	299	83.42	570
12.000 - 12.499	1	108,720.63	0.04	12.260	359	75.00	536
12.500 - 12.999	1	50,361.95	0.02	15.875	290	73.44	566
13.000 - 13.499	1	48,926.26	0.02	18.125	298	64.29	527
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

________________

(1)   The non-zero weighted average Minimum Interest Rate of the Group 1 Home Equity Loans is approximately 8.890%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

MAXIMUM INTEREST RATE OF GROUP 1 HOME EQUITY LOANS (1)

Range of Maximum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	895	$ 99,670,928.46	33.23%	9.280%	319	82.16%	616
12.500 - 12.999	1	299,481.97	0.10	6.750	358	88.50	665
13.000 - 13.499	4	1,003,940.20	0.33	6.277	358	88.10	622
13.500 - 13.999	21	5,460,967.22	1.82	6.878	358	89.69	620
14.000 - 14.499	49	12,128,587.46	4.04	7.273	359	87.48	621
14.500 - 14.999	118	26,148,232.18	8.72	7.824	358	88.78	613
15.000 - 15.499	120	25,474,317.11	8.49	8.290	359	89.28	609
15.500 - 15.999	197	39,277,950.96	13.10	8.748	359	89.01	599
16.000 - 16.499	151	29,605,730.57	9.87	9.251	359	85.32	587
16.500 - 16.999	189	30,041,965.74	10.02	9.754	358	88.54	590
17.000 - 17.499	141	21,319,071.46	7.11	10.225	359	84.52	565
17.500 - 17.999	53	7,874,276.40	2.63	10.875	351	82.84	564
18.000 - 18.499	9	787,246.41	0.26	11.477	333	76.47	575
18.500 - 18.999	9	614,110.82	0.20	12.493	299	83.42	570
19.000 - 19.499	1	108,720.63	0.04	12.260	359	75.00	536
19.500 - 19.999	1	50,361.95	0.02	15.875	290	73.44	566
20.000 - 20.499	1	48,926.26	0.02	18.125	298	64.29	527
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

________________

(1)   The non-zero weighted average Maximum Interest Rate of the Group 1 Home Equity Loans is approximately 15.884%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

INITIAL PERIODIC RATE CAP OF GROUP 1 HOME EQUITY LOANS (1)

Initial Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	895	$ 99,670,928.46	33.23%	9.280%	319	82.16%	616
1.000	6	332,923.74	0.11	13.492	249	86.65	611
1.500	91	15,574,076.12	5.19	9.327	358	83.31	583
2.000	22	1,526,644.85	0.51	12.376	269	84.12	577
3.000	946	182,810,242.63	60.95	8.835	359	87.90	597
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

________________

(1)   The non-zero weighted average Initial Periodic Rate Cap of the Group 1 Home Equity Loans is approximately 2.872%

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

SUBSEQUENT PERIODIC RATE CAP OF GROUP 1 HOME EQUITY LOANS (1)

Subsequent Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	895	$ 99,670,928.46	33.23%	9.280%	319	82.16%	616
1.000	34	3,090,987.02	1.03	10.892	302	85.85	621
1.500	1,031	197,152,900.32	65.74	8.877	359	87.54	595
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

________________

(1)   The non-zero weighted average Subsequent Periodic Rate Cap of the Group 1 Home Equity Loans is approximately 1.492%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

NEXT INTEREST RATE ADJUSTMENT DATES OF GROUP 1 HOME EQUITY LOANS

Next Interest Rate Adjustment Date	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
N/A	895	$ 99,670,928.46	33.23%	9.280%	319	82.16%	616
5/15/2007	2	128,825.66	0.04	12.199	259	82.06	622
6/1/2007	1	56,303.04	0.02	14.000	259	80.00	565
6/3/2007	1	23,988.30	0.01	12.125	272	48.08	536
6/15/2007	1	95,527.33	0.03	10.625	272	78.75	529
7/1/2007	1	50,361.95	0.02	15.875	290	73.44	566
7/15/2007	1	39,535.66	0.01	13.125	177	80.00	664
8/1/2007	1	111,308.78	0.04	7.750	339	95.00	568
8/15/2007	6	425,937.73	0.14	12.494	269	84.21	567
9/1/2007	8	746,171.11	0.25	11.116	310	81.06	572
10/1/2007	5	384,848.35	0.13	12.697	263	90.10	604
10/15/2007	3	238,367.59	0.08	11.299	267	88.14	574
5/15/2008	1	175,520.73	0.06	7.790	349	92.70	536
8/1/2008	2	323,782.65	0.11	8.151	351	53.01	554
8/15/2008	1	74,947.19	0.02	10.330	352	85.49	525
9/1/2008	3	508,710.20	0.17	8.978	352	90.49	595
10/1/2008	1	180,620.48	0.06	10.560	353	90.49	531
11/1/2008	3	915,034.08	0.31	8.117	354	92.10	631
11/15/2008	1	379,754.42	0.13	7.970	355	100.00	692
12/1/2008	10	2,264,187.49	0.75	8.050	355	98.70	668
12/15/2008	9	2,637,988.33	0.88	7.941	356	98.85	607
1/1/2009	23	4,393,749.86	1.46	8.401	356	92.34	604
1/15/2009	16	2,941,508.25	0.98	9.111	357	99.47	601
2/1/2009	32	6,829,683.94	2.28	8.458	357	100.00	612
2/8/2009	1	259,440.55	0.09	9.400	358	62.55	549
2/15/2009	20	4,127,415.32	1.38	8.830	358	97.28	598
2/20/2009	1	277,653.21	0.09	8.375	358	94.88	798
2/21/2009	1	299,481.97	0.10	6.750	358	88.50	665
2/24/2009	1	118,333.70	0.04	8.990	358	80.00	575
2/26/2009	1	112,888.38	0.04	9.500	358	100.00	720
3/1/2009	64	13,425,719.51	4.48	8.866	358	97.17	605
3/15/2009	114	21,705,234.93	7.24	8.493	359	88.32	598
4/1/2009	237	43,548,516.80	14.52	8.944	359	84.57	596
4/15/2009	96	18,237,888.84	6.08	9.266	360	84.73	586
5/1/2009	247	48,501,700.80	16.17	8.918	360	84.20	588
5/15/2009	3	311,936.00	0.10	10.182	360	77.95	537
12/1/2009	1	221,463.56	0.07	8.280	355	90.49	614
12/15/2009	1	107,200.22	0.04	7.860	356	100.00	656
1/1/2010	6	738,400.66	0.25	8.880	356	87.26	596
1/15/2010	1	269,538.91	0.09	8.460	357	100.00	622
2/1/2010	9	1,328,305.25	0.44	8.341	357	94.15	633
3/1/2010	35	5,930,201.76	1.98	9.400	358	87.33	590
3/14/2010	1	74,966.89	0.02	10.010	359	100.00	604
3/15/2010	11	2,164,903.19	0.72	8.554	359	94.80	626
4/1/2010	60	10,597,231.59	3.53	9.345	359	82.62	587
4/15/2010	5	621,395.80	0.21	8.607	360	83.60	576
5/1/2010	15	2,963,906.38	0.99	8.784	360	85.33	594
5/15/2010	2	373,500.00	0.12	8.951	360	90.00	586
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS” table for further information with respect to the credit scores.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF GROUP 2 HOME EQUITY LOANS (1)

Geographic Distribution	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
Alabama	10	$ 1,307,484.76	0.29%	9.782%	358	86.61%	627
Arizona	103	17,619,082.48	3.91	8.861	356	85.19	608
Arkansas	12	1,225,507.43	0.27	10.406	336	87.94	533
California	336	110,670,984.89	24.56	8.239	358	89.07	619
Colorado	23	4,587,194.38	1.02	8.865	355	90.57	584
Connecticut	31	5,047,805.07	1.12	9.206	357	77.80	593
Delaware	20	3,714,515.74	0.82	9.413	353	83.67	580
Florida	291	53,616,916.68	11.90	8.850	356	85.45	606
Georgia	58	8,518,472.68	1.89	9.937	350	86.14	583
Idaho	17	2,280,542.74	0.51	8.925	357	75.83	564
Illinois	18	2,945,773.94	0.65	9.719	351	94.53	593
Indiana	38	3,241,945.88	0.72	9.757	343	89.14	602
Iowa	6	527,886.53	0.12	11.106	338	88.75	554
Kansas	10	810,841.14	0.18	10.103	348	88.30	576
Kentucky	22	2,498,283.12	0.55	10.070	357	84.96	576
Louisiana	38	5,152,984.24	1.14	9.511	346	85.68	571
Maine	8	722,656.26	0.16	9.956	343	85.91	579
Maryland	66	17,015,301.98	3.78	8.471	358	83.97	603
Massachusetts	28	4,993,779.33	1.11	10.138	358	76.97	564
Michigan	42	7,012,852.75	1.56	9.411	354	86.83	595
Minnesota	4	401,607.44	0.09	10.047	359	72.77	585
Mississippi	9	391,283.10	0.09	11.708	266	83.68	486
Missouri	23	3,340,494.45	0.74	9.548	348	91.05	576
Montana	2	219,078.00	0.05	9.528	360	71.29	556
Nebraska	3	244,803.49	0.05	12.175	311	85.49	500
Nevada	38	9,419,811.61	2.09	8.871	355	87.12	600
New Hampshire	15	2,348,108.55	0.52	9.350	359	80.85	606
New Jersey	86	19,508,191.09	4.33	9.066	358	79.03	594
New Mexico	26	3,325,503.07	0.74	9.861	347	86.92	572
New York	67	13,203,829.34	2.93	8.958	349	81.95	614
North Carolina	71	8,947,649.61	1.99	10.134	349	82.57	587
Ohio	61	7,497,865.69	1.66	9.798	348	84.72	595
Oklahoma	34	2,743,536.85	0.61	9.649	349	81.67	589
Oregon	13	2,361,658.86	0.52	9.032	357	83.51	582
Pennsylvania	112	15,307,733.61	3.40	9.247	354	81.54	578
Rhode Island	8	2,446,567.54	0.54	9.039	360	78.62	570
South Carolina	41	5,128,519.53	1.14	9.973	349	81.77	587
South Dakota	2	135,614.74	0.03	9.455	342	88.30	573
Tennessee	27	2,905,299.88	0.64	10.434	333	84.62	564
Texas	489	55,084,879.93	12.23	9.504	352	80.50	594
Utah	10	1,706,254.98	0.38	7.954	358	87.56	606
Vermont	20	2,595,423.71	0.58	9.457	359	64.32	581
Virginia	106	21,912,826.03	4.86	8.811	358	86.05	596
Washington	61	12,184,273.45	2.70	8.690	356	82.42	618
West Virginia	8	1,296,698.11	0.29	9.770	347	86.27	560
Wisconsin	14	1,910,545.26	0.42	9.259	355	85.50	619
Wyoming	3	459,041.06	0.10	8.265	335	80.79	625
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

—————————

(1)

Determined by property address designated as such in the related mortgage.

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF GROUP 2 HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01- 49.99	126	$ 13,782,263.53	3.06%	9.076%	350	40.33%	594
50.00- 54.99	54	7,297,099.73	1.62	9.248	357	52.36	576
55.00- 59.99	68	7,941,288.04	1.76	8.956	354	57.12	599
60.00- 64.99	87	10,614,042.61	2.36	9.284	351	62.39	592
65.00- 69.99	129	17,767,685.30	3.94	9.057	357	67.16	590
70.00- 74.99	173	24,920,911.53	5.53	9.015	356	72.06	589
75.00- 79.99	263	38,503,612.08	8.55	9.307	354	76.69	585
80.00	279	43,063,357.99	9.56	8.929	352	80.00	608
80.01- 85.00	233	41,622,070.83	9.24	9.320	353	82.60	574
85.01- 90.00	383	76,011,577.34	16.87	9.193	354	88.44	588
90.01- 95.00	184	39,597,978.10	8.79	8.885	357	92.71	605
95.01- 100.00	551	129,416,023.92	28.72	8.610	357	99.91	626
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

—————————

(1)

The weighted average Original Combined Loan-to-Value Ratio of the Group 2 Home Equity Loans is approximately 84.79%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

CURRENT GROSS COUPON RATES OF GROUP 2 HOME EQUITY LOANS (1)

Range of Current Gross Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
5.500 - 5.999	3	$ 1,238,792.34	0.27%	5.950%	358	100.00%	650
6.000 - 6.499	19	6,308,925.50	1.40	6.231	358	91.11	637
6.500 - 6.999	114	35,003,540.36	7.77	6.798	356	83.99	633
7.000 - 7.499	88	26,131,073.07	5.80	7.242	358	85.55	626
7.500 - 7.999	236	59,435,750.02	13.19	7.764	358	86.11	616
8.000 - 8.499	266	59,629,140.87	13.24	8.265	358	85.61	616
8.500 - 8.999	324	68,879,709.87	15.29	8.742	358	86.07	609
9.000 - 9.499	244	46,676,004.69	10.36	9.252	358	85.69	603
9.500 - 9.999	255	44,928,309.26	9.97	9.747	356	86.40	588
10.000 - 10.499	215	34,219,877.96	7.60	10.250	356	81.37	563
10.500 - 10.999	191	24,412,696.47	5.42	10.715	347	81.95	560
11.000 - 11.499	101	10,027,074.58	2.23	11.251	344	80.53	557
11.500 - 11.999	151	12,832,292.20	2.85	11.775	342	77.64	562
12.000 - 12.499	108	9,448,728.80	2.10	12.187	343	79.84	562
12.500 - 12.999	85	4,826,392.41	1.07	12.711	316	84.58	569
13.000 - 13.499	38	1,899,666.69	0.42	13.233	322	85.87	589
13.500 - 13.999	49	2,389,800.85	0.53	13.775	309	81.38	572
14.000 - 14.499	24	1,434,922.26	0.32	14.236	323	84.20	573
14.500 - 14.999	10	461,212.91	0.10	14.655	298	77.97	537
15.000 - 15.499	6	156,710.81	0.03	15.141	270	75.39	556
15.500 - 15.999	1	128,682.84	0.03	15.875	297	90.00	453
16.000 - 16.499	1	34,317.64	0.01	16.250	298	70.00	601
16.500 - 16.999	1	34,288.60	0.01	16.500	276	74.84	426
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)   The weighted average Current Gross Coupon Rate of the Group 2 Home Equity Loans is approximately 8.975%.

(2)   Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

STATISTICAL CALCULATION DATE
LOAN BALANCES OF GROUP 2 HOME EQUITY LOANS (1)

Range of Statistical Calculation Date Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01 - 50,000.00	257	$ 9,213,643.84	2.05%	12.225%	295	80.28%	577
50,000.01 - 100,000.00	706	54,054,332.69	12.00	10.307	347	75.88	589
100,000.01 - 150,000.00	480	59,620,855.34	13.23	9.447	355	78.11	590
150,000.01 - 200,000.00	293	50,853,431.64	11.29	9.263	357	82.48	594
200,000.01 - 250,000.00	228	51,410,091.00	11.41	8.869	358	85.19	600
250,000.01 - 300,000.00	158	43,252,502.75	9.60	8.751	358	87.39	603
300,000.01 - 350,000.00	81	26,252,319.73	5.83	8.368	359	87.40	615
350,000.01 - 400,000.00	74	27,951,119.64	6.20	8.279	359	88.70	617
400,000.01 - 450,000.00	91	39,043,977.29	8.67	8.205	358	90.53	614
450,000.01 - 500,000.00	61	28,881,175.10	6.41	8.255	358	90.81	606
500,000.01 - 550,000.00	40	21,054,978.46	4.67	8.085	354	89.18	616
550,000.01 - 600,000.00	24	13,727,715.89	3.05	8.005	358	91.08	599
600,000.01 - 650,000.00	19	11,832,435.17	2.63	8.543	358	92.81	602
650,000.01 - 700,000.00	11	7,474,489.13	1.66	9.334	359	89.17	616
700,000.01 - 750,000.00	2	1,479,600.00	0.33	8.001	359	91.56	644
750,000.01 - 800,000.00	1	794,177.69	0.18	7.045	352	90.49	462
800,000.01 - 850,000.00	2	1,645,773.60	0.37	7.575	357	92.85	622
850,000.01 - 900,000.00	1	885,390.00	0.20	8.050	360	80.49	518
1,000,000.01+	1	1,109,902.04	0.25	6.500	357	85.49	657
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

The average outstanding Statistical Calculation Date Loan Balance of the Group 2 Home Equity Loans is approximately $178,078.

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

TYPES OF MORTGAGED PROPERTIES OF GROUP 2 HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Single Family	1,984	$ 329,765,199.54	73.19%	9.066%	354	82.78%	597
PUD	354	79,788,965.18	17.71	8.754	357	90.83	612
Condominium	107	24,630,174.23	5.47	8.360	358	92.70	625
Townhouse	45	10,373,986.86	2.30	8.971	358	86.42	600
Two-Four Family	18	4,199,819.63	0.93	8.850	350	80.66	603
Manufactured Home	22	1,779,765.56	0.40	10.850	316	78.24	588
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

ORIGINAL TERMS TO MATURITY OF GROUP 2 HOME EQUITY LOANS (1)

Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
120	2	$ 16,845.72	0.00%	11.585%	22	68.64%	566
144	1	29,845.67	0.01	9.500	73	73.44	497
180	32	1,700,240.89	0.38	10.071	142	72.41	561
204	1	40,460.09	0.01	13.500	108	86.88	425
240	12	512,589.13	0.11	12.184	175	73.61	483
300	1	35,054.62	0.01	11.200	211	63.33	485
360	2,481	448,202,874.88	99.48	8.966	356	84.85	601
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

The weighted average Original Term to Maturity of the Group 2 Home Equity Loans is approximately 359 months.

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

REMAINING TERMS TO MATURITY OF GROUP 2 HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
1-60	2	$ 16,845.72	0.00%	11.585%	22	68.64%	566
61-120	28	855,208.07	0.19	11.280	99	76.05	472
121-180	16	1,307,638.18	0.29	9.997	172	73.57	584
181-240	3	155,344.15	0.03	12.054	230	48.54	536
241-300	228	14,211,286.77	3.15	11.694	273	80.68	516
301-360	2,253	433,991,588.11	96.33	8.877	359	84.99	604
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

The weighted average Remaining Term to Maturity of the Group 2 Home Equity Loans is approximately 355 months.

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

SEASONING OF GROUP 2 HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0	712	$ 121,077,447.19	26.87%	9.362%	360	78.01%	586
1-6	1,477	306,132,987.23	67.95	8.658	358	87.68	612
7-12	71	7,759,591.03	1.72	10.023	349	85.52	573
19 - 24	1	57,190.77	0.01	8.650	336	80.00	432
61 - 66	33	2,049,291.74	0.45	12.588	280	74.27	499
67 - 72	21	1,038,473.38	0.23	11.298	256	78.20	505
73 - 78	21	1,304,607.99	0.29	11.777	272	78.54	501
79 - 84	12	679,964.62	0.15	11.584	259	79.31	488
85 - 90	37	2,247,897.42	0.50	11.817	253	82.73	489
91 - 96	25	1,478,476.93	0.33	10.966	260	83.72	522
97 - 102	115	6,567,832.32	1.46	11.543	254	81.79	529
103 - 108	5	144,150.38	0.03	12.715	243	74.25	475
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

The weighted average Seasoning of the Group 2 Home Equity Loans is approximately 4 months.

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

CURRENT DELINQUENCY STATUS OF GROUP 2 HOME EQUITY LOANS

Current Delinquency Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Current	2,498	$ 447,660,668.30	99.36%	8.968%	355	84.79%	601
Delinquent 30-59 Days	32	2,877,242.70	0.64	10.118	308	85.68	528
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

NUMBER OF TIMES 30-59 DAYS DELINQUENT OF GROUP 2 HOME EQUITY LOANS

Number of Times 30-59 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	2,176	$ 385,611,301.41	85.59%	8.894%	354	85.70%	607
1	222	40,465,860.68	8.98	9.239	359	80.54	578
2	78	15,433,543.43	3.43	9.685	360	77.18	555
3	38	6,306,091.60	1.40	9.853	359	79.26	539
4	11	1,778,412.20	0.39	10.617	359	72.17	566
5	4	658,019.98	0.15	10.471	359	76.39	513
6	1	284,681.70	0.06	9.880	360	85.49	525
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

NUMBER OF TIMES 60-89 DAYS DELINQUENT OF GROUP 2 HOME EQUITY LOANS

Number of Times 60-89 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	2,478	$ 442,928,758.11	98.31%	8.940%	355	84.99%	602
1	32	5,172,245.19	1.15	10.661	358	75.84	538
2	15	1,871,461.73	0.42	11.641	359	66.53	541
3	4	356,957.97	0.08	11.994	357	70.55	521
6	1	208,488.00	0.05	11.780	360	71.40	539
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

NUMBER OF TIMES 90 DAYS OR MORE DELINQUENT OF GROUP 2 HOME EQUITY LOANS

Number of Times 90 Days or More Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	2,522	$ 449,695,481.55	99.81%	8.970%	355	84.81%	601
1	7	719,465.12	0.16	11.604	359	73.71	563
2	1	122,964.33	0.03	11.940	359	66.49	532
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

OCCUPANCY STATUS OF GROUP 2 HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Owner Occupied	2,513	$ 448,392,553.98	99.52%	8.974%	355	84.89%	601
Second Home	10	1,711,618.52	0.38	8.749	356	65.75	606
Investor Owned	7	433,738.50	0.10	10.820	341	62.89	594
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

LIEN POSITIONS OF GROUP 2 HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
First Lien	2,267	$ 434,815,115.21	96.51%	8.856%	355	84.69%	600
Second Lien	263	15,722,795.79	3.49	12.276	350	87.55	641
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

DOCUMENTATION TYPES OF GROUP 2 HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Full Documentation	1,954	$ 319,162,537.59	70.84%	8.959%	354	85.44%	594
No Income Verification	437	99,657,807.77	22.12	8.942	356	83.17	625
Limited Documentation	139	31,717,565.64	7.04	9.240	356	83.40	597
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

CREDIT GRADES OF GROUP 2 HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
A+	825	$ 178,911,419.27	39.71%	8.378%	358	91.20%	630
A1	867	157,339,416.48	34.92	8.791	355	83.41	609
A2	357	52,155,621.67	11.58	9.667	348	79.60	563
B	303	43,103,929.51	9.57	10.298	353	74.73	527
C1	114	12,741,423.91	2.83	10.926	346	75.78	522
C2	54	5,274,411.68	1.17	11.764	345	66.20	545
D	9	801,786.46	0.18	12.622	342	64.27	528
F	1	209,902.02	0.05	9.750	358	100.00	642
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS (1)

Range of Credit Scores (2)(3)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(4)
None	1	$ 34,984.58	0.01%	11.950%	290	92.18%	0
400 - 499	166	12,940,699.06	2.87	11.112	289	80.69	466
500 - 524	255	38,297,288.89	8.50	10.345	353	76.38	511
525 - 549	166	27,626,047.60	6.13	9.990	354	78.35	535
550 - 574	213	36,071,720.36	8.01	9.091	358	81.81	564
575 - 599	450	89,740,702.56	19.92	9.014	358	85.36	588
600 - 624	490	97,713,192.58	21.69	8.564	358	86.94	612
625 - 649	373	71,287,293.18	15.82	8.536	356	87.98	638
650 - 674	249	49,143,026.03	10.91	8.340	357	87.20	660
675 - 699	90	14,405,741.98	3.20	8.495	357	86.80	685
700+	77	13,277,214.18	2.95	8.491	357	86.65	726
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

The non-zero weighted average Credit Score of the Group 2 Home Equity Loans is approximately 601.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)

Home Equity Loans indicated as having a credit score that is “None” consist of Home Equity Loans where no credit score can be obtained for the related borrower.

(4)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

PRODUCT TYPES OF GROUP 2 HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
2/28 6 MO LIBOR	400	$ 83,929,891.07	18.63%	9.254%	356	82.30%	567
2/28 6 MO LIBOR 40/30 Balloon	242	82,220,258.54	18.25	8.273	358	88.63	608
2/28 6 MO LIBOR 50/30 Balloon	198	70,383,303.81	15.62	8.148	358	94.46	629
2/28 6 MO LIBOR IO	1	453,418.00	0.10	8.500	357	100.00	638
3/27 6 MO LIBOR	35	5,994,142.18	1.33	8.715	359	82.27	593
3/27 6 MO LIBOR 40/30 Balloon	32	7,287,618.10	1.62	8.662	358	79.46	588
3/27 6 MO LIBOR 50/30 Balloon	10	3,491,324.79	0.77	7.369	358	92.10	663
3/27 6 MO LIBOR IO	1	475,000.00	0.11	8.850	359	75.64	600
5/25 1 YR LIBOR	1	78,313.86	0.02	8.990	358	70.00	613
6 MO LIBOR	4	227,280.80	0.05	13.043	268	89.53	498
Fixed Rate	1,571	186,862,247.30	41.48	9.515	352	80.33	601
Fixed Rate 30/15 Balloon	10	583,460.98	0.13	11.824	151	90.65	571
Fixed Rate 40/30 Balloon	15	5,654,776.42	1.26	9.000	358	94.05	619
Fixed Rate 50/30 Balloon	10	2,896,875.15	0.64	8.546	359	90.78	640
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

PREPAYMENT PENALTIES AS OF ORIGINATION OF GROUP 2 HOME EQUITY LOANS (1)

Prepayment Penalty (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
Prepay Penalty: 0 months	1,065	$ 158,919,990.50	35.27%	9.492%	355	81.35%	592
Prepay Penalty: 12 months	131	24,156,284.97	5.36	8.499	351	81.51	623
Prepay Penalty: 24 months	307	82,481,600.48	18.31	8.344	358	92.57	612
Prepay Penalty: 36 months	917	177,886,387.16	39.48	8.772	358	84.81	604
Prepay Penalty: 60 months	110	7,093,647.89	1.57	11.451	262	82.20	518
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)  The non-zero weighted average Prepayment Penalty of the Group 2 Home Equity Loans is approximately 31 months.

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

PURPOSE OF GROUP 2 HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Cash Out Refinance	1,759	$ 261,964,407.76	58.14%	9.214%	354	78.90%	595
Purchase	645	151,966,351.83	33.73	8.641	356	94.35	618
Rate/Term Refinance	126	36,607,151.41	8.13	8.650	355	87.29	575
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

DEBT TO INCOME RATIO OF GROUP 2 HOME EQUITY LOANS (1)

Range of Debt to Income Ratio (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01 - 20.00	85	$ 11,269,789.03	2.50%	9.557%	351	76.33%	594
20.01 - 25.00	95	10,914,387.26	2.42	9.752	349	73.03	587
25.01 - 30.00	165	21,469,920.15	4.77	9.343	351	79.80	593
30.01 - 35.00	257	34,906,639.43	7.75	8.884	353	80.04	601
35.01 - 40.00	374	59,737,970.84	13.26	9.101	355	82.35	599
40.01 - 45.00	527	93,671,503.35	20.79	9.018	354	85.56	603
45.01 - 50.00	716	148,894,128.27	33.05	8.917	356	86.80	604
50.01 - 55.00	286	60,076,812.48	13.33	8.695	356	87.55	597
55.01 - 60.00	24	9,200,182.19	2.04	8.356	358	95.72	606
60.01 +	1	396,578.00	0.09	8.560	359	100.00	622
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

________________

(1)    The non-zero weighted average Debt to Income Ratio of the Group 2 Home Equity Loans is approximately 42.46%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

FIXED RATE/ARM STATUS OF GROUP 2 HOME EQUITY LOANS

Fixed Rate/ARM	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
ARM	924	$ 254,540,551.15	56.50%	8.577%	357	87.78%	600
Fixed Rate	1,606	195,997,359.85	43.50	9.492	351	80.91	602
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

INTEREST ONLY STATUS OF GROUP 2 HOME EQUITY LOANS

Interest Only	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Interest Only	2	$ 928,418.00	0.21%	8.679%	358	87.54%	619
Not Interest Only	2,528	449,609,493.00	99.79	8.976	355	84.79	601
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.   We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

GROSS MARGIN OF GROUP 2 HOME EQUITY LOANS(1)

Range of Gross Margin (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,606	$ 195,997,359.85	43.50%	9.492%	351	80.91%	602
2.500 - 2.999	1	318,187.78	0.07	7.850	358	100.00	678
3.000 - 3.499	1	108,516.66	0.02	6.875	358	80.00	611
3.500 - 3.999	1	110,149.43	0.02	6.330	359	59.57	660
4.000 - 4.499	32	12,426,383.20	2.76	6.470	358	89.76	625
4.500 - 4.999	56	20,435,122.49	4.54	6.939	358	88.67	621
5.000 - 5.499	64	21,492,968.81	4.77	7.434	358	86.69	608
5.500 - 5.999	123	34,965,725.23	7.76	7.993	357	87.40	605
6.000 - 6.499	146	40,412,250.14	8.97	8.400	357	86.81	605
6.500 - 6.999	157	43,771,837.80	9.72	8.864	357	86.87	600
7.000 - 7.499	193	42,495,156.12	9.43	9.597	358	87.67	577
7.500 - 7.999	103	28,284,778.42	6.28	9.885	358	88.65	590
8.000 - 8.499	28	6,923,489.11	1.54	10.231	356	94.76	605
8.500 - 8.999	12	2,172,924.41	0.48	10.914	351	90.92	565
9.000 - 9.499	3	376,868.36	0.08	11.709	339	86.17	551
9.500 - 9.999	2	83,192.71	0.02	14.929	278	78.07	474
10.500 - 10.999	2	163,000.48	0.04	15.954	297	85.79	484
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

________________

(1)

The non-zero weighted average Gross Margin of the Group 2 Home Equity Loans is approximately 6.360%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

MINIMUM INTEREST RATE OF GROUP 2 HOME EQUITY LOANS (1)

Range of Minimum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,606	$ 195,997,359.85	43.50%	9.492%	351	80.91%	602
5.500 - 5.999	3	1,238,792.34	0.27	5.950	358	100.00	650
6.000 - 6.499	18	6,001,431.01	1.33	6.230	358	91.17	638
6.500 - 6.999	64	23,923,629.59	5.31	6.804	358	87.70	628
7.000 - 7.499	47	17,588,590.79	3.90	7.231	358	89.40	617
7.500 - 7.999	107	35,717,331.72	7.93	7.754	358	89.61	612
8.000 - 8.499	126	37,934,656.69	8.42	8.262	358	88.64	611
8.500 - 8.999	155	44,805,530.92	9.94	8.780	357	87.73	606
9.000 - 9.499	111	27,442,567.16	6.09	9.267	358	88.50	601
9.500 - 9.999	102	26,189,954.35	5.81	9.764	358	88.62	579
10.000 - 10.499	122	23,166,727.16	5.14	10.281	357	81.81	555
10.500 - 10.999	45	8,397,052.63	1.86	10.793	354	80.90	525
11.000 - 11.499	11	1,066,490.46	0.24	11.560	327	85.32	501
11.500 - 11.999	8	797,214.01	0.18	12.104	315	85.96	529
12.000 - 12.499	2	128,262.72	0.03	13.587	268	91.34	458
12.500 - 12.999	2	106,259.99	0.02	14.282	263	93.31	484
14.000 - 14.499	1	36,059.61	0.01	15.000	253	75.00	410
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

________________

(1)   The non-zero weighted average Minimum Interest Rate of the Group 2 Home Equity Loans is approximately 8.552%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

MAXIMUM INTEREST RATE OF GROUP 2 HOME EQUITY LOANS (1)

Range of Maximum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,606	$ 195,997,359.85	43.50%	9.492%	351	80.91%	602
12.500 - 12.999	4	1,347,309.00	0.30	6.025	358	98.39	646
13.000 - 13.499	18	6,001,431.01	1.33	6.230	358	91.17	638
13.500 - 13.999	64	24,014,054.23	5.33	6.809	358	87.48	628
14.000 - 14.499	49	18,173,395.56	4.03	7.250	358	88.84	618
14.500 - 14.999	107	35,261,254.28	7.83	7.761	358	89.87	611
15.000 - 15.499	129	38,156,128.36	8.47	8.277	358	88.65	611
15.500 - 15.999	154	44,922,370.77	9.97	8.784	357	87.61	606
16.000 - 16.499	107	27,076,290.72	6.01	9.262	358	88.70	601
16.500 - 16.999	101	25,890,250.64	5.75	9.768	358	88.90	579
17.000 - 17.499	122	23,166,727.16	5.14	10.281	357	81.81	555
17.500 - 17.999	45	8,397,052.63	1.86	10.793	354	80.90	525
18.000 - 18.499	11	1,066,490.46	0.24	11.560	327	85.32	501
18.500 - 18.999	8	797,214.01	0.18	12.104	315	85.96	529
19.000 - 19.499	2	128,262.72	0.03	13.587	268	91.34	458
19.500 - 19.999	2	106,259.99	0.02	14.282	263	93.31	484
21.000 +	1	36,059.61	0.01	15.000	253	75.00	410
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

________________

(1)   The non-zero weighted average Maximum Interest Rate of the Group 2 Home Equity Loans is approximately 15.546%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

INITIAL PERIODIC RATE CAP OF GROUP 2 HOME EQUITY LOANS (1)

Initial Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,606	$ 195,997,359.85	43.50%	9.492%	351	80.91%	602
1.000	4	227,280.80	0.05	13.043	268	89.53	498
1.500	33	6,113,383.27	1.36	9.104	358	75.28	584
2.000	38	3,278,905.45	0.73	12.076	283	80.20	496
3.000	849	244,920,981.63	54.36	8.513	358	88.19	602
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

________________

(1)   The non-zero weighted average Initial Periodic Rate Cap of the Group 2 Home Equity Loans is approximately 2.949%

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

SUBSEQUENT PERIODIC RATE CAP OF GROUP 2 HOME EQUITY LOANS (1)

Subsequent Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,606	$ 195,997,359.85	43.50%	9.492%	351	80.91%	602
1.000	53	5,232,552.98	1.16	10.960	305	78.36	533
1.500	871	249,307,998.17	55.34	8.527	358	87.98	601
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

________________

(1)   The non-zero weighted average Subsequent Periodic Rate Cap of the Group 2 Home Equity Loans is approximately 1.490%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

NEXT INTEREST RATE ADJUSTMENT DATES OF GROUP 2 HOME EQUITY LOANS

Next Interest Rate Adjustment Date	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
N/A	1,606	$ 195,997,359.85	43.50%	9.492%	351	80.91%	602
5/15/2007	2	161,421.29	0.04	11.020	271	80.87	488
6/1/2007	5	338,000.01	0.08	12.451	274	84.66	436
6/15/2007	1	103,066.77	0.02	12.000	272	90.00	470
7/1/2007	3	374,025.62	0.08	12.948	288	90.00	482
8/1/2007	1	128,682.84	0.03	15.875	297	90.00	453
8/15/2007	3	154,993.69	0.03	12.750	277	56.62	506
9/1/2007	8	721,771.60	0.16	12.885	280	82.20	496
9/5/2007	1	27,410.51	0.01	14.375	263	85.00	491
9/15/2007	2	240,229.23	0.05	12.420	263	90.71	484
10/1/2007	11	737,955.79	0.16	11.835	263	79.43	497
10/15/2007	4	228,955.95	0.05	11.154	266	79.15	507
11/1/2007	1	57,190.77	0.01	8.650	336	80.00	432
5/1/2008	1	248,492.63	0.06	10.060	348	85.49	437
5/15/2008	1	66,366.56	0.01	10.050	349	85.49	468
7/1/2008	1	177,552.83	0.04	7.760	350	80.00	510
8/1/2008	1	503,040.64	0.11	10.440	351	80.08	504
8/15/2008	2	244,487.31	0.05	10.533	352	58.41	464
9/1/2008	5	1,835,962.30	0.41	7.895	352	86.07	518
10/1/2008	2	676,232.74	0.15	9.468	353	82.94	621
11/1/2008	3	953,822.76	0.21	7.961	354	100.00	624
12/1/2008	19	7,192,205.98	1.60	7.968	355	98.16	628
12/15/2008	7	2,342,865.80	0.52	8.156	356	97.97	602
1/1/2009	38	13,798,655.96	3.06	8.105	356	99.22	624
1/15/2009	7	2,551,817.47	0.57	7.494	357	90.74	624
2/1/2009	59	20,185,472.70	4.48	8.476	357	98.35	608
2/6/2009	1	611,290.61	0.14	7.590	358	97.85	623
2/15/2009	8	3,308,886.17	0.73	8.103	358	100.00	617
2/21/2009	1	149,839.75	0.03	9.125	358	68.18	603
2/27/2009	2	166,954.15	0.04	7.663	358	74.75	621
3/1/2009	90	27,902,870.98	6.19	8.402	358	94.17	613
3/15/2009	74	17,860,787.66	3.96	8.441	359	81.43	591
4/1/2009	263	76,116,513.90	16.89	8.437	359	87.36	611
4/15/2009	49	11,391,557.66	2.53	9.309	360	77.77	579
5/1/2009	166	44,907,271.59	9.97	8.995	360	80.73	575
5/15/2009	3	747,500.00	0.17	7.748	360	75.01	584
12/1/2009	3	935,726.09	0.21	8.084	355	94.41	656
1/1/2010	1	353,815.72	0.08	6.150	356	90.00	673
1/15/2010	1	259,607.07	0.06	8.330	357	90.00	578
1/18/2010	1	354,120.21	0.08	6.990	357	56.75	684
2/1/2010	3	1,038,783.58	0.23	8.356	357	91.64	574
2/15/2010	1	82,241.55	0.02	8.110	358	90.00	602
3/1/2010	17	3,469,792.80	0.77	8.814	358	82.76	612
3/15/2010	5	767,409.56	0.17	7.853	359	86.60	612
4/1/2010	35	8,211,241.89	1.82	8.432	359	80.47	605
4/15/2010	4	426,500.00	0.09	8.906	360	81.40	561
5/1/2010	7	1,348,846.60	0.30	8.838	360	84.78	558
2/15/2012	1	78,313.86	0.02	8.990	358	70.00	613
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.  We refer you to the “CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS” table for further information with respect to the credit scores.

ANNEX C

ASSUMED HOME EQUITY LOAN CHARACTERISTICS

Group 1 Home Equity Loans

Pool Number	Cut-off Date Loan Balance ($)	Gross Coupon (%)	Net Coupon (%)	Stated Original Term to Maturity (months)	Stated Remaining Term to Maturity (months)	Original Amortization Term* (months)	Original IO Term (months)	Original Prepayment Term (months)

1	502,887.72	12.5021	11.9821	360	272	360	N/A	N/A
2	88,797.68	9.7000	9.1800	360	263	360	N/A	12
3	48,909.50	18.1250	17.6050	360	297	360	N/A	24
4	135,189.39	8.5258	8.0058	360	326	360	N/A	36
5	860,763.05	12.2594	11.7394	360	266	360	N/A	60
6	89,960.13	13.7307	13.2107	331	250	331	N/A	N/A
7	242,667.37	13.4036	12.8836	341	247	341	N/A	60
8	38,775,969.67	9.4557	8.9357	360	358	360	N/A	N/A
9	1,568,459.74	8.5859	8.0659	360	357	360	N/A	12
10	19,192,532.91	8.9889	8.4689	360	358	360	N/A	24
11	29,396,200.70	8.8388	8.3188	360	358	360	N/A	36
12	17,409,148.46	8.9312	8.4112	360	358	480	N/A	N/A
13	15,303,108.41	8.5416	8.0216	360	358	480	N/A	24
14	27,438,979.59	8.4226	7.9026	360	358	480	N/A	36
15	5,906,008.27	8.4288	7.9088	360	358	600	N/A	N/A
16	11,378,771.23	8.3573	7.8373	360	358	600	N/A	24
17	6,162,398.07	8.1907	7.6707	360	358	600	N/A	36
18	7,673,652.73	9.4250	8.9050	360	358	360	N/A	N/A
19	99,916.97	11.0600	10.5400	360	358	360	N/A	24
20	4,956,820.43	8.8478	8.3278	360	358	360	N/A	36
21	2,198,799.99	9.4279	8.9079	360	358	360	60	N/A
22	6,944,976.15	9.1918	8.6718	360	357	480	N/A	N/A
23	2,071,678.46	8.3497	7.8297	360	358	480	N/A	36
24	471,961.19	9.3069	8.7869	360	358	600	N/A	N/A
25	968,197.33	8.0327	7.5127	360	358	600	N/A	36
26	330,094.83	8.4600	7.9400	360	357	360	N/A	36
27	51,421.55	12.4446	11.9246	120	33	120	N/A	N/A
28	54,382.42	11.8744	11.3544	120	32	120	N/A	60
29	61,295.55	11.0765	10.5565	144	75	144	N/A	N/A
30	725,758.17	12.1875	11.6675	180	92	180	N/A	N/A
31	37,261.34	10.6101	10.0901	180	86	180	N/A	36
32	489,012.64	11.5842	11.0642	180	92	180	N/A	60
33	25,119.20	13.9900	13.4700	180	110	360	N/A	N/A
34	358,176.23	12.0248	11.5048	180	100	360	N/A	60
35	677,345.19	11.6186	11.0986	240	149	240	N/A	N/A
36	107,587.58	12.1165	11.5965	240	141	240	N/A	12
37	61,796.06	7.8500	7.3300	240	141	240	N/A	36
38	189,713.76	11.2946	10.7746	240	149	240	N/A	60
39	1,042,685.06	11.7012	11.1812	360	268	360	N/A	N/A
40	140,871.05	11.4428	10.9228	360	274	360	N/A	12
41	483,651.08	11.4205	10.9005	360	262	360	N/A	36
42	588,353.34	10.5391	10.0191	360	267	360	N/A	60
43	24,606.85	13.1985	12.6785	120	46	120	N/A	N/A
44	8,213.01	9.9500	9.4300	120	22	120	N/A	60
45	76,649.75	12.0200	11.5000	180	101	180	N/A	N/A
46	20,999.72	14.1500	13.6300	180	82	180	N/A	36
47	82,913.85	11.3495	10.8295	180	107	180	N/A	60
48	34,964.21	12.9967	12.4767	240	175	240	N/A	N/A
49	45,678.76	13.2571	12.7371	240	163	240	N/A	36
50	25,051.19	13.5000	12.9800	360	289	360	N/A	N/A
51	775,274.01	9.2650	8.7450	120	118	120	N/A	N/A
52	65,037.36	9.5000	8.9800	120	117	120	N/A	12
53	98,894.54	9.3800	8.8600	120	117	120	N/A	24
54	576,679.21	8.3141	7.7941	120	118	120	N/A	36
55	83,600.63	7.8000	7.2800	133	131	133	N/A	N/A
56	78,073.82	8.7300	8.2100	132	125	132	N/A	36
57	113,156.54	7.0700	6.5500	144	142	144	N/A	N/A
58	12,000.00	6.9900	6.4700	144	143	144	N/A	36
59	108,625.38	6.7744	6.2544	157	156	157	N/A	N/A
60	40,836.45	6.9900	6.4700	155	153	155	N/A	36
61	40,884.20	7.5000	6.9800	168	167	168	N/A	N/A
62	2,788,879.41	9.3422	8.8222	180	179	180	N/A	N/A
63	768,788.86	7.7696	7.2496	180	177	180	N/A	12
64	1,833,534.84	8.3940	7.8740	180	177	180	N/A	36
65	93,531.33	7.9500	7.4300	180	175	360	N/A	N/A
66	169,529.47	9.9000	9.3800	180	173	360	N/A	36
67	197,400.00	7.5600	7.0400	186	185	186	N/A	N/A
68	275,458.75	7.3956	6.8756	204	202	204	N/A	N/A
69	3,596,478.56	9.2515	8.7315	240	238	240	N/A	N/A
70	510,713.01	8.5272	8.0072	240	238	240	N/A	12
71	1,828,815.78	8.3372	7.8172	240	238	240	N/A	36
72	90,269.24	7.7400	7.2200	264	262	264	N/A	N/A
73	59,300.00	8.0506	7.5306	276	275	276	N/A	N/A
74	72,336.00	6.9900	6.4700	276	275	276	N/A	12
75	402,129.39	7.7910	7.2710	275	273	275	N/A	36
76	602,199.80	8.7932	8.2732	300	299	300	N/A	N/A
77	495,368.07	8.5003	7.9803	300	298	300	N/A	36
78	73,980.20	8.7900	8.2700	300	299	360	N/A	N/A
79	13,689,362.32	9.5191	8.9991	360	357	360	N/A	N/A
80	1,947,992.37	9.8716	9.3516	360	358	360	N/A	12
81	208,747.31	10.3596	9.8396	360	357	360	N/A	24
82	27,055,705.39	9.2393	8.7193	360	358	360	N/A	36
83	7,257,209.55	9.2483	8.7283	360	357	480	N/A	N/A
84	1,016,230.29	8.3851	7.8651	360	357	480	N/A	12
85	16,815,744.21	8.6026	8.0826	360	358	480	N/A	36
86	670,472.50	8.3804	7.8604	360	358	600	N/A	N/A
87	109,991.69	12.0700	11.5500	360	356	600	N/A	12
88	4,808,089.57	8.2395	7.7195	360	358	600	N/A	36
89	54,825.21	7.5615	7.0415	60	58	60	N/A	N/A
90	48,711.66	10.2500	9.7300	60	57	60	N/A	12
91	99,996.49	8.4000	7.8800	60	58	60	N/A	36
92	75,000.00	10.0100	9.4900	72	71	72	N/A	N/A
93	159,780.31	9.5451	9.0251	84	82	84	N/A	N/A
94	221,987.48	8.6728	8.1528	98	96	98	N/A	N/A
95	14,550.00	6.9900	6.4700	92	91	92	N/A	36
96	20,318.32	9.9900	9.4700	108	106	108	N/A	N/A
97	76,200.00	7.9100	7.3900	108	107	108	N/A	36
98	158,230.38	11.5379	11.0179	120	114	120	N/A	N/A
99	49,440.61	11.9400	11.4200	132	128	132	N/A	N/A
100	265,992.85	11.9298	11.4098	180	176	180	N/A	N/A
101	181,155.91	10.3938	9.8738	180	176	180	N/A	12
102	79,839.51	12.5800	12.0600	180	176	180	N/A	36
103	20,474.10	13.4900	12.9700	180	173	360	N/A	N/A
104	787,841.16	11.9411	11.4211	240	237	240	N/A	N/A
105	572,336.82	11.9028	11.3828	240	237	240	N/A	12
106	91,751.66	11.7616	11.2416	240	237	240	N/A	36
107	908,159.06	12.4358	11.9158	360	355	360	N/A	N/A
108	98,418.11	12.6459	12.1259	360	357	360	N/A	24
109	799,100.08	11.8081	11.2881	360	356	360	N/A	36
110	7,500.00	6.9900	6.4700	84	83	84	N/A	N/A

* Includes IO Term

Pool Number	Gross Margin (%)	Lifetime Cap (%)	Lifetime Floor (%)	Next Rate Change (months)	Rate Change Frequency (months)	Initial Periodic Cap (%)	Subsequent Periodic Cap (%)	Index
1	7.1027	17.5917	10.5917	4	6	2.0000	1.0000	6 Mo Libor
2	5.6000	16.7000	9.7000	5	6	2.0000	1.0000	6 Mo Libor
3	12.8000	20.4000	13.4000	3	6	2.0000	1.0000	6 Mo Libor
4	5.9185	15.4681	8.4681	2	6	2.8227	1.4113	6 Mo Libor
5	6.8846	17.9936	10.9936	3	6	2.0000	1.0000	6 Mo Libor
6	8.3874	17.2776	10.2776	3	6	1.0000	1.0000	6 Mo Libor
7	8.0400	17.6055	10.6055	4	6	1.0000	1.0000	6 Mo Libor
8	6.9988	16.4473	9.4557	22	6	3.0000	1.4955	6 Mo Libor
9	5.5146	15.1460	8.5859	21	6	3.0000	1.2800	6 Mo Libor
10	7.0249	15.9821	8.9889	22	6	3.0000	1.4950	6 Mo Libor
11	6.3573	15.8388	8.8388	22	6	3.0000	1.5000	6 Mo Libor
12	6.6504	15.9217	8.9312	22	6	3.0000	1.5000	6 Mo Libor
13	6.6658	15.5416	8.5416	22	6	2.9279	1.5000	6 Mo Libor
14	6.1054	15.4226	8.4226	22	6	3.0000	1.5000	6 Mo Libor
15	6.5612	15.4288	8.4288	22	6	2.9433	1.5000	6 Mo Libor
16	6.4853	15.3573	8.3573	22	6	3.0000	1.5000	6 Mo Libor
17	6.3231	15.1907	8.1907	22	6	3.0000	1.5000	6 Mo Libor
18	6.0547	16.3976	9.3976	34	6	1.8332	1.5000	6 Mo Libor
19	7.9100	18.0600	11.0600	34	6	3.0000	1.5000	6 Mo Libor
20	6.6373	15.8478	8.8478	34	6	3.0000	1.5000	6 Mo Libor
21	6.0519	16.4279	9.4279	34	6	1.5000	1.5000	6 Mo Libor
22	5.9325	16.1918	9.1918	33	6	1.6797	1.5000	6 Mo Libor
23	6.1533	15.3497	8.3497	34	6	3.0000	1.5000	6 Mo Libor
24	7.4069	16.3069	9.3069	34	6	3.0000	1.5000	6 Mo Libor
25	6.1571	15.0327	8.0327	34	6	3.0000	1.5000	6 Mo Libor
26	6.5900	15.4600	8.4600	3	6	1.5000	1.5000	6 Mo Libor
27	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
28	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
29	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
31	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
32	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
33	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
34	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
35	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
37	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
38	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
39	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
42	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
43	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
44	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
45	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
46	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
47	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
48	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
49	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
51	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
52	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
53	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
54	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
55	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
56	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
57	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
58	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
59	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
60	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
61	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
62	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
63	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
64	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
65	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
66	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
67	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
68	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
69	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
70	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
71	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
72	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
73	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
74	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
75	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
76	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
77	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
78	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
79	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
80	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
81	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
82	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
83	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
84	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
85	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
86	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
87	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
88	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
89	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
90	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
91	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
92	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
93	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
94	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
95	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
96	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
97	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
98	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
99	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
100	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
101	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
102	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
103	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
104	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
105	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
106	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
107	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
108	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
109	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
110	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Group 2 Home Equity Loans

Pool Number	Cut-off Date Loan Balance ($)	Gross Coupon (%)	Net Coupon (%)	Stated Original Term to Maturity (months)	Stated Remaining Term to Maturity (months)	Original Amortization Term* (months)	Original IO Term (months)	Original Prepayment Term (months)
1	593,945.45	11.4472	10.9272	360	273	360	N/A	N/A
2	391,410.03	13.4836	12.9636	360	281	360	N/A	24
3	310,467.44	12.9347	12.4147	360	285	360	N/A	36
4	1,747,815.32	12.2756	11.7556	360	272	360	N/A	60
5	103,579.62	11.6250	11.1050	360	289	360	N/A	N/A
6	123,290.39	14.2391	13.7191	348	248	348	N/A	60
7	78,313.86	8.9900	8.4700	360	357	360	N/A	12
8	28,353,986.80	9.4462	8.9262	360	358	360	N/A	N/A
9	1,307,202.88	8.0012	7.4812	360	358	360	N/A	12
10	21,913,752.49	8.9892	8.4692	360	358	360	N/A	24
11	29,288,751.13	9.0014	8.4814	360	358	360	N/A	36
12	453,418.00	8.5000	7.9800	360	356	360	60	N/A
13	23,113,149.20	8.8032	8.2832	360	358	480	N/A	N/A
14	2,084,068.61	8.7295	8.2095	360	358	480	N/A	12
15	23,673,672.41	8.1558	7.6358	360	357	480	N/A	24
16	33,336,845.62	7.9591	7.4391	360	357	480	N/A	36
17	16,355,502.89	8.4978	7.9778	360	357	600	N/A	N/A
18	1,693,782.17	8.7544	8.2344	360	357	600	N/A	12
19	34,656,443.68	7.8396	7.3196	360	357	600	N/A	24
20	17,670,858.17	8.3691	7.8491	360	357	600	N/A	36
21	3,653,964.75	9.0424	8.5224	360	357	360	N/A	N/A
22	2,338,726.03	8.2024	7.6824	360	358	360	N/A	36
23	475,000.00	8.8500	8.3300	360	358	360	60	N/A
24	4,196,694.35	9.0007	8.4807	360	357	480	N/A	N/A
25	3,089,460.59	8.2023	7.6823	360	357	480	N/A	36
26	933,646.97	8.3643	7.8443	360	358	600	N/A	N/A
27	2,557,386.83	7.0058	6.4858	360	357	600	N/A	36
28	10,372.12	11.9500	11.4300	120	21	120	N/A	N/A
29	29,533.75	9.5000	8.9800	144	72	144	N/A	N/A
30	426,426.50	11.5258	11.0058	180	96	180	N/A	N/A
31	111,984.64	11.6095	11.0895	180	92	180	N/A	60
32	36,205.43	10.7500	10.2300	180	90	360	N/A	12
33	176,394.77	10.1105	9.5905	180	110	360	N/A	60
34	40,460.09	13.5000	12.9800	204	107	204	N/A	N/A
35	139,452.46	13.3200	12.8000	240	153	240	N/A	N/A
36	209,439.12	11.1102	10.5902	240	160	240	N/A	60
37	35,003.84	11.2000	10.6800	300	210	300	N/A	N/A
38	4,089,285.44	12.0721	11.5521	360	272	360	N/A	N/A
39	571,691.63	10.6492	10.1292	360	262	360	N/A	12
40	105,446.76	10.5000	9.9800	360	261	360	N/A	24
41	1,094,666.95	10.9101	10.3901	360	268	360	N/A	36
42	4,715,907.44	11.1347	10.6147	360	272	360	N/A	60
43	9,818.98	13.2500	12.7300	180	105	180	N/A	N/A
44	19,044.95	12.8000	12.2800	180	93	180	N/A	36
45	9,934.85	11.6000	11.0800	240	143	240	N/A	N/A
46	31,814.53	13.9900	13.4700	240	140	240	N/A	36
47	413,750.29	12.2750	11.7550	360	279	360	N/A	N/A
48	543,216.88	6.5800	6.0600	180	178	180	N/A	12
49	74,921.38	11.7300	11.2100	240	238	240	N/A	36
50	68,150,885.94	9.5427	9.0227	360	358	360	N/A	N/A
51	15,503,126.99	8.2314	7.7114	360	357	360	N/A	12
52	696,684.00	10.7807	10.2607	360	359	360	N/A	24
53	74,920,491.89	8.8968	8.3768	360	358	360	N/A	36
54	919,260.87	10.1591	9.6391	360	357	480	N/A	N/A
55	1,774,935.29	9.6685	9.1485	360	356	480	N/A	12
56	2,960,068.83	8.2384	7.7184	360	358	480	N/A	36
57	313,325.00	10.6500	10.1300	360	359	600	N/A	12
58	2,583,325.73	8.2905	7.7705	360	358	600	N/A	36
59	171,316.16	13.1396	12.6196	180	173	360	N/A	N/A
60	127,967.97	12.6000	12.0800	180	178	360	N/A	24
61	70,979.99	12.0700	11.5500	180	178	360	N/A	36
62	45,247.06	13.2500	12.7300	240	230	240	N/A	N/A
63	6,168,475.92	12.6144	12.0944	360	357	360	N/A	N/A
64	244,042.96	11.9613	11.4413	360	356	360	N/A	12
65	901,091.47	11.9952	11.4752	360	354	360	N/A	24
66	7,506,455.26	12.0033	11.4833	360	357	360	N/A	36

* Includes IO Term

Pool Number	Gross Margin (%)	Lifetime Cap (%)	Lifetime Floor (%)	Next Rate Change (months)	Rate Change Frequency (months)	Initial Periodic Cap (%)	Subsequent Periodic Cap (%)	Index
1	6.4760	17.6055	10.6055	5	6	2.0000	1.0000	6 Mo Libor
2	8.1335	17.6989	10.8705	3	6	2.1716	1.0000	6 Mo Libor
3	7.5902	16.6210	9.6210	3	6	2.0000	1.0000	6 Mo Libor
4	6.9073	17.4271	10.4271	4	6	2.0000	1.0000	6 Mo Libor
5	6.3000	16.0000	9.0000	1	6	1.0000	1.0000	6 Mo Libor
6	8.8788	18.9317	11.9317	2	6	1.0000	1.0000	6 Mo Libor
7	5.1410	14.9900	8.9900	57	12	3.0000	1.0000	1 Yr Libor
8	6.9094	16.4235	9.4462	22	6	3.0000	1.4818	6 Mo Libor
9	5.9786	14.9182	8.0012	22	6	3.0000	1.4585	6 Mo Libor
10	6.8698	15.9707	8.9892	22	6	2.9863	1.4932	6 Mo Libor
11	6.3272	16.0014	9.0014	22	6	3.0000	1.5000	6 Mo Libor
12	6.6540	15.5000	8.5000	20	6	3.0000	1.5000	6 Mo Libor
13	6.5694	15.8032	8.8032	22	6	3.0000	1.5000	6 Mo Libor
14	6.8611	15.7295	8.7295	22	6	3.0000	1.5000	6 Mo Libor
15	6.2465	15.1558	8.1558	21	6	3.0000	1.5000	6 Mo Libor
16	5.7743	14.9591	7.9591	21	6	3.0000	1.5000	6 Mo Libor
17	6.5981	15.4843	8.4978	21	6	3.0000	1.4866	6 Mo Libor
18	6.8743	15.7544	8.7544	21	6	3.0000	1.5000	6 Mo Libor
19	5.9904	14.8396	7.8396	21	6	3.0000	1.5000	6 Mo Libor
20	6.4925	15.3691	8.3691	21	6	3.0000	1.5000	6 Mo Libor
21	6.5804	16.0450	9.0424	33	6	2.2511	1.5000	6 Mo Libor
22	6.0180	15.2024	8.2024	34	6	3.0000	1.5000	6 Mo Libor
23	6.4750	15.8500	8.8500	34	6	1.5000	1.5000	6 Mo Libor
24	5.9762	16.0007	9.0007	33	6	1.7873	1.5000	6 Mo Libor
25	6.0963	15.2023	8.2023	33	6	3.0000	1.5000	6 Mo Libor
26	6.2957	15.3643	8.3643	34	6	2.3254	1.5000	6 Mo Libor
27	5.1253	14.0058	7.0058	33	6	3.0000	1.5000	6 Mo Libor
28	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
29	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
31	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
32	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
33	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
34	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
35	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
36	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
37	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
38	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
39	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
42	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
43	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
44	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
45	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
46	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
47	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
48	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
49	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
51	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
52	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
53	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
54	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
55	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
56	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
57	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
58	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
59	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
60	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
61	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
62	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
63	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
64	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
65	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
66	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

ANNEX D

DECREMENT TABLES

Percent of Initial Certificate Principal Balance Outstanding

	Class 1-AV-1
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	86	80	73	61	47
June 25, 2009	67	53	38	15	0
June 25, 2010	52	34	16	0	0
June 25, 2011	40	27	16	0	0
June 25, 2012	32	21	13	0	0
June 25, 2013	27	17	9	0	0
June 25, 2014	23	14	7	0	0
June 25, 2015	20	11	5	0	0
June 25, 2016	17	9	4	0	0
June 25, 2017	15	7	3	0	0
June 25, 2018	13	6	2	0	0
June 25, 2019	11	4	1	0	0
June 25, 2020	9	4	1	0	0
June 25, 2021	8	3	1	0	0
June 25, 2022	7	2	*	0	0
June 25, 2023	6	2	*	0	0
June 25, 2024	5	1	0	0	0
June 25, 2025	4	1	0	0	0
June 25, 2026	3	1	0	0	0
June 25, 2027	3	1	0	0	0
June 25, 2028	2	*	0	0	0
June 25, 2029	2	*	0	0	0
June 25, 2030	2	*	0	0	0
June 25, 2031	1	0	0	0	0
June 25, 2032	1	0	0	0	0
June 25, 2033	1	0	0	0	0
June 25, 2034	1	0	0	0	0
June 25, 2035	*	0	0	0	0
June 25, 2036	*	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	5.18	3.58	2.49	1.36	1.09
Weighted Average Life** (2)	4.87	3.33	2.32	1.36	1.09

—————————

*

Means a number less than 0.50% but greater than 0.00%.

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class 2-AV-1
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	68	53	35	7	0
June 25, 2009	24	0	0	0	0
June 25, 2010	0	0	0	0	0
June 25, 2011	0	0	0	0	0
June 25, 2012	0	0	0	0	0
June 25, 2013	0	0	0	0	0
June 25, 2014	0	0	0	0	0
June 25, 2015	0	0	0	0	0
June 25, 2016	0	0	0	0	0
June 25, 2017	0	0	0	0	0
June 25, 2018	0	0	0	0	0
June 25, 2019	0	0	0	0	0
June 25, 2020	0	0	0	0	0
June 25, 2021	0	0	0	0	0
June 25, 2022	0	0	0	0	0
June 25, 2023	0	0	0	0	0
June 25, 2024	0	0	0	0	0
June 25, 2025	0	0	0	0	0
June 25, 2026	0	0	0	0	0
June 25, 2027	0	0	0	0	0
June 25, 2028	0	0	0	0	0
June 25, 2029	0	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	1.52	1.14	0.90	0.70	0.58
Weighted Average Life** (2)	1.52	1.14	0.90	0.70	0.58

—————————

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class 2-AV-2
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	65
June 25, 2009	100	88	36	0	0
June 25, 2010	87	28	0	0	0
June 25, 2011	48	*	0	0	0
June 25, 2012	16	0	0	0	0
June 25, 2013	2	0	0	0	0
June 25, 2014	0	0	0	0	0
June 25, 2015	0	0	0	0	0
June 25, 2016	0	0	0	0	0
June 25, 2017	0	0	0	0	0
June 25, 2018	0	0	0	0	0
June 25, 2019	0	0	0	0	0
June 25, 2020	0	0	0	0	0
June 25, 2021	0	0	0	0	0
June 25, 2022	0	0	0	0	0
June 25, 2023	0	0	0	0	0
June 25, 2024	0	0	0	0	0
June 25, 2025	0	0	0	0	0
June 25, 2026	0	0	0	0	0
June 25, 2027	0	0	0	0	0
June 25, 2028	0	0	0	0	0
June 25, 2029	0	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	4.15	2.75	2.00	1.52	1.19
Weighted Average Life** (2)	4.15	2.75	2.00	1.52	1.19

—————————

*

Means a number less than 0.50% but greater than 0.00%.

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class 2-AV-3
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	7	0
June 25, 2010	100	100	13	0	0
June 25, 2011	100	100	13	0	0
June 25, 2012	100	52	0	0	0
June 25, 2013	100	14	0	0	0
June 25, 2014	70	0	0	0	0
June 25, 2015	41	0	0	0	0
June 25, 2016	16	0	0	0	0
June 25, 2017	0	0	0	0	0
June 25, 2018	0	0	0	0	0
June 25, 2019	0	0	0	0	0
June 25, 2020	0	0	0	0	0
June 25, 2021	0	0	0	0	0
June 25, 2022	0	0	0	0	0
June 25, 2023	0	0	0	0	0
June 25, 2024	0	0	0	0	0
June 25, 2025	0	0	0	0	0
June 25, 2026	0	0	0	0	0
June 25, 2027	0	0	0	0	0
June 25, 2028	0	0	0	0	0
June 25, 2029	0	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	7.85	5.20	3.00	1.98	1.61
Weighted Average Life** (2)	7.85	5.20	3.00	1.98	1.61

—————————

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class 2-AV-4
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	0
June 25, 2010	100	100	100	0	0
June 25, 2011	100	100	100	0	0
June 25, 2012	100	100	82	0	0
June 25, 2013	100	100	60	0	0
June 25, 2014	100	88	44	0	0
June 25, 2015	100	72	32	0	0
June 25, 2016	100	58	24	0	0
June 25, 2017	96	47	18	0	0
June 25, 2018	83	38	13	0	0
June 25, 2019	72	31	10	0	0
June 25, 2020	62	25	7	0	0
June 25, 2021	53	20	5	0	0
June 25, 2022	46	16	4	0	0
June 25, 2023	39	13	2	0	0
June 25, 2024	34	11	*	0	0
June 25, 2025	29	9	0	0	0
June 25, 2026	24	7	0	0	0
June 25, 2027	20	5	0	0	0
June 25, 2028	17	4	0	0	0
June 25, 2029	14	3	0	0	0
June 25, 2030	12	1	0	0	0
June 25, 2031	9	0	0	0	0
June 25, 2032	7	0	0	0	0
June 25, 2033	6	0	0	0	0
June 25, 2034	4	0	0	0	0
June 25, 2035	2	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	15.88	11.10	7.60	2.47	1.90
Weighted Average Life** (2)	13.76	9.31	6.38	2.47	1.90

—————————

*

Means a number less than 0.50% but greater than 0.00%.

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-1
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	83
June 25, 2010	100	100	100	88	83
June 25, 2011	100	83	70	88	78
June 25, 2012	97	67	41	88	44
June 25, 2013	84	54	30	71	25
June 25, 2014	73	43	22	47	14
June 25, 2015	63	35	16	31	4
June 25, 2016	54	28	12	21	0
June 25, 2017	47	23	8	13	0
June 25, 2018	41	18	6	6	0
June 25, 2019	35	15	5	1	0
June 25, 2020	30	12	3	0	0
June 25, 2021	26	10	2	0	0
June 25, 2022	22	8	0	0	0
June 25, 2023	19	6	0	0	0
June 25, 2024	16	5	0	0	0
June 25, 2025	14	4	0	0	0
June 25, 2026	12	3	0	0	0
June 25, 2027	10	3	0	0	0
June 25, 2028	8	*	0	0	0
June 25, 2029	7	0	0	0	0
June 25, 2030	6	0	0	0	0
June 25, 2031	5	0	0	0	0
June 25, 2032	4	0	0	0	0
June 25, 2033	3	0	0	0	0
June 25, 2034	1	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	11.35	7.77	5.77	7.18	4.97
Weighted Average Life** (2)	10.35	6.95	5.21	4.72	3.17

—————————

*

Means a number less than 0.50% but greater than 0.00%.

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-2
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	100	100	100	100
June 25, 2011	100	83	56	100	13
June 25, 2012	97	67	41	46	8
June 25, 2013	84	54	30	12	4
June 25, 2014	73	43	22	8	0
June 25, 2015	63	35	16	5	0
June 25, 2016	54	28	12	4	0
June 25, 2017	47	23	8	0	0
June 25, 2018	41	18	6	0	0
June 25, 2019	35	15	5	0	0
June 25, 2020	30	12	3	0	0
June 25, 2021	26	10	0	0	0
June 25, 2022	22	8	0	0	0
June 25, 2023	19	6	0	0	0
June 25, 2024	16	5	0	0	0
June 25, 2025	14	4	0	0	0
June 25, 2026	12	3	0	0	0
June 25, 2027	10	*	0	0	0
June 25, 2028	8	0	0	0	0
June 25, 2029	7	0	0	0	0
June 25, 2030	6	0	0	0	0
June 25, 2031	5	0	0	0	0
June 25, 2032	4	0	0	0	0
June 25, 2033	2	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	11.33	7.74	5.62	5.36	3.78
Weighted Average Life** (2)	10.35	6.95	5.08	4.85	3.34

—————————

*

Means a number less than 0.50% but greater than 0.00%.

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-3
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	100	100	100	29
June 25, 2011	100	83	56	91	13
June 25, 2012	97	67	41	19	8
June 25, 2013	84	54	30	12	4
June 25, 2014	73	43	22	8	0
June 25, 2015	63	35	16	5	0
June 25, 2016	54	28	12	3	0
June 25, 2017	47	23	8	0	0
June 25, 2018	41	18	6	0	0
June 25, 2019	35	15	5	0	0
June 25, 2020	30	12	1	0	0
June 25, 2021	26	10	0	0	0
June 25, 2022	22	8	0	0	0
June 25, 2023	19	6	0	0	0
June 25, 2024	16	5	0	0	0
June 25, 2025	14	4	0	0	0
June 25, 2026	12	1	0	0	0
June 25, 2027	10	0	0	0	0
June 25, 2028	8	0	0	0	0
June 25, 2029	7	0	0	0	0
June 25, 2030	6	0	0	0	0
June 25, 2031	5	0	0	0	0
June 25, 2032	4	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	11.31	7.72	5.54	4.80	3.36
Weighted Average Life** (2)	10.35	6.95	5.02	4.41	3.06

—————————

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-4
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	100	100	100	24
June 25, 2011	100	83	56	29	13
June 25, 2012	97	67	41	19	8
June 25, 2013	84	54	30	12	4
June 25, 2014	73	43	22	8	0
June 25, 2015	63	35	16	5	0
June 25, 2016	54	28	12	0	0
June 25, 2017	47	23	8	0	0
June 25, 2018	41	18	6	0	0
June 25, 2019	35	15	5	0	0
June 25, 2020	30	12	0	0	0
June 25, 2021	26	10	0	0	0
June 25, 2022	22	8	0	0	0
June 25, 2023	19	6	0	0	0
June 25, 2024	16	5	0	0	0
June 25, 2025	14	3	0	0	0
June 25, 2026	12	0	0	0	0
June 25, 2027	10	0	0	0	0
June 25, 2028	8	0	0	0	0
June 25, 2029	7	0	0	0	0
June 25, 2030	6	0	0	0	0
June 25, 2031	5	0	0	0	0
June 25, 2032	*	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	11.28	7.69	5.50	4.56	3.18
Weighted Average Life** (2)	10.35	6.95	4.99	4.18	2.89

—————————

*

Means a number less than 0.50% but greater than 0.00%.

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-5
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	100	100	100	24
June 25, 2011	100	83	56	29	13
June 25, 2012	97	67	41	19	8
June 25, 2013	84	54	30	12	1
June 25, 2014	73	43	22	8	0
June 25, 2015	63	35	16	5	0
June 25, 2016	54	28	12	0	0
June 25, 2017	47	23	8	0	0
June 25, 2018	41	18	6	0	0
June 25, 2019	35	15	2	0	0
June 25, 2020	30	12	0	0	0
June 25, 2021	26	10	0	0	0
June 25, 2022	22	8	0	0	0
June 25, 2023	19	6	0	0	0
June 25, 2024	16	5	0	0	0
June 25, 2025	14	0	0	0	0
June 25, 2026	12	0	0	0	0
June 25, 2027	10	0	0	0	0
June 25, 2028	8	0	0	0	0
June 25, 2029	7	0	0	0	0
June 25, 2030	6	0	0	0	0
June 25, 2031	3	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	11.26	7.67	5.46	4.40	3.06
Weighted Average Life** (2)	10.35	6.95	4.97	4.04	2.79

—————————

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-6
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	100	100	100	24
June 25, 2011	100	83	56	29	13
June 25, 2012	97	67	41	19	8
June 25, 2013	84	54	30	12	0
June 25, 2014	73	43	22	8	0
June 25, 2015	63	35	16	5	0
June 25, 2016	54	28	12	0	0
June 25, 2017	47	23	8	0	0
June 25, 2018	41	18	6	0	0
June 25, 2019	35	15	0	0	0
June 25, 2020	30	12	0	0	0
June 25, 2021	26	10	0	0	0
June 25, 2022	22	8	0	0	0
June 25, 2023	19	6	0	0	0
June 25, 2024	16	2	0	0	0
June 25, 2025	14	0	0	0	0
June 25, 2026	12	0	0	0	0
June 25, 2027	10	0	0	0	0
June 25, 2028	8	0	0	0	0
June 25, 2029	7	0	0	0	0
June 25, 2030	6	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	11.23	7.64	5.42	4.31	2.99
Weighted Average Life** (2)	10.35	6.95	4.95	3.96	2.72

—————————

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-7
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	100	100	100	24
June 25, 2011	100	83	56	29	13
June 25, 2012	97	67	41	19	8
June 25, 2013	84	54	30	12	0
June 25, 2014	73	43	22	8	0
June 25, 2015	63	35	16	0	0
June 25, 2016	54	28	12	0	0
June 25, 2017	47	23	8	0	0
June 25, 2018	41	18	5	0	0
June 25, 2019	35	15	0	0	0
June 25, 2020	30	12	0	0	0
June 25, 2021	26	10	0	0	0
June 25, 2022	22	8	0	0	0
June 25, 2023	19	5	0	0	0
June 25, 2024	16	0	0	0	0
June 25, 2025	14	0	0	0	0
June 25, 2026	12	0	0	0	0
June 25, 2027	10	0	0	0	0
June 25, 2028	8	0	0	0	0
June 25, 2029	7	0	0	0	0
June 25, 2030	1	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	11.19	7.61	5.39	4.22	2.92
Weighted Average Life** (2)	10.35	6.95	4.94	3.89	2.67

—————————

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-8
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	100	100	100	24
June 25, 2011	100	83	56	29	13
June 25, 2012	97	67	41	19	8
June 25, 2013	84	54	30	12	0
June 25, 2014	73	43	22	8	0
June 25, 2015	63	35	16	0	0
June 25, 2016	54	28	12	0	0
June 25, 2017	47	23	8	0	0
June 25, 2018	41	18	0	0	0
June 25, 2019	35	15	0	0	0
June 25, 2020	30	12	0	0	0
June 25, 2021	26	10	0	0	0
June 25, 2022	22	8	0	0	0
June 25, 2023	19	0	0	0	0
June 25, 2024	16	0	0	0	0
June 25, 2025	14	0	0	0	0
June 25, 2026	12	0	0	0	0
June 25, 2027	10	0	0	0	0
June 25, 2028	8	0	0	0	0
June 25, 2029	3	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	11.14	7.56	5.35	4.13	2.85
Weighted Average Life** (2)	10.35	6.95	4.94	3.83	2.62

—————————

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-9
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	100	100	100	100
June 25, 2010	100	100	100	100	24
June 25, 2011	100	83	56	29	13
June 25, 2012	97	67	41	19	1
June 25, 2013	84	54	30	12	0
June 25, 2014	73	43	22	3	0
June 25, 2015	63	35	16	0	0
June 25, 2016	54	28	12	0	0
June 25, 2017	47	23	5	0	0
June 25, 2018	41	18	0	0	0
June 25, 2019	35	15	0	0	0
June 25, 2020	30	12	0	0	0
June 25, 2021	26	10	0	0	0
June 25, 2022	22	2	0	0	0
June 25, 2023	19	0	0	0	0
June 25, 2024	16	0	0	0	0
June 25, 2025	14	0	0	0	0
June 25, 2026	12	0	0	0	0
June 25, 2027	10	0	0	0	0
June 25, 2028	4	0	0	0	0
June 25, 2029	0	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	11.06	7.50	5.29	4.04	2.79
Weighted Average Life** (2)	10.35	6.95	4.92	3.77	2.59

—————————

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

SCHEDULE I

SCHEDULED NOTIONAL AMOUNTS FOR THE INTEREST RATE SWAP AGREEMENT*

Distribution Date	Notional Amount($)	Payment Factor	Distribution Date	Notional Amount($)	Payment Factor
7/25/2007	N/A	N/A	5/25/2010	1,206,038.61	100
8/25/2007	7,030,291.51	100	6/25/2010	1,171,375.76	100
9/25/2007	6,937,516.20	100	7/25/2010	1,137,700.00	100
10/25/2007	6,827,058.07	100	8/25/2010	1,104,983.40	100
11/25/2007	6,699,087.09	100	9/25/2010	1,073,198.80	100
12/25/2007	6,553,907.99	100	10/25/2010	1,042,319.84	100
1/25/2008	6,391,974.60	100	11/25/2010	1,012,320.86	100
2/25/2008	6,213,892.83	100	12/25/2010	983,176.97	100
3/25/2008	6,020,407.06	100	1/25/2011	954,863.94	100
4/25/2008	5,812,465.88	100	2/25/2011	927,358.25	100
5/25/2008	5,597,224.72	100	3/25/2011	900,637.03	100
6/25/2008	5,389,474.43	100	4/25/2011	874,678.06	100
7/25/2008	5,189,048.80	100	5/25/2011	849,459.75	100
8/25/2008	4,995,685.26	100	6/25/2011	824,962.92	100
9/25/2008	4,809,130.77	100	7/25/2011	801,165.28	100
10/25/2008	4,629,141.50	100	8/25/2011	778,047.01	100
11/25/2008	4,455,482.57	100	9/25/2011	755,588.87	100
12/25/2008	4,287,927.47	100	10/25/2011	733,772.13	100
1/25/2009	4,126,258.00	100	11/25/2011	712,578.61	100
2/25/2009	3,970,164.05	100	12/25/2011	691,990.63	100
3/25/2009	3,787,072.88	100	1/25/2012	671,991.02	100
4/25/2009	3,549,013.21	100	2/25/2012	652,563.09	100
5/25/2009	3,327,143.04	100	3/25/2012	633,690.62	100
6/25/2009	3,120,443.48	100	4/25/2012	615,286.38	100
7/25/2009	2,927,508.46	100	5/25/2012	597,483.08	100
8/25/2009	2,747,388.03	100	6/25/2012	580,195.82	100
9/25/2009	2,598,953.45	100	7/25/2012	563,403.06	100
10/25/2009	2,480,940.85	100	8/25/2012	547,090.76	100
11/25/2009	1,563,362.76	100	9/25/2012	531,245.27	100
12/25/2009	1,517,199.50	100	10/25/2012	515,853.35	100
1/25/2010	1,472,400.42	100	11/25/2012	500,902.12	100
2/25/2010	1,428,924.96	100	12/25/2012	486,379.05	100
3/25/2010	1,386,733.77	100	1/25/2013	472,271.99	100
4/25/2010	1,296,574.83	100	2/25/2013	458,569.12	100

________________________________
* Each notional amount is based on the characteristics of the Home Equity Loans as of the Statistical Calculation Date.

PROSPECTUS
Asset-Backed Certificates
Asset-Backed Notes
(Issuable in Series)
_______________

Nationstar Mortgage LLC
(Sponsor, Seller and Servicer)

Nationstar Funding LLC
(Depositor)
_______________

OFFERED SECURITIES

Asset-backed certificates and asset-backed notes will be sold from time to time pursuant to a prospectus supplement in amounts, at prices and on terms to be determined at the time of sale. Each series will include one or more classes of certificates or one or more classes of notes with differing payment terms, priority of payments and maturities.

A series of certificates will evidence undivided interests in an issuing entity created in connection with the issuance of the series. A series of notes will be issued pursuant to an indenture and secured by assets of the issuing entity. In each case, the certificates and notes will be payable only from the assets of the issuing entity.

Separate loan groups may be established for one or several classes of a series of notes or certificates issued by an issuing entity, with each class or group of classes being entitled to payment either from the assets of their individual loan group or one or more other loan groups.  Crosscollateralization among loan groups of an issuing entity may be permitted.

Credit enhancement will be provided for all offered securities.

ISSUING ENTITY

The assets of the issuing entity may only include some or all of the following assets:

•

closed-end home equity loans secured by first or second mortgages on one- to four-family residential or mixed properties

•

amounts received or due on the home equity loans

•

the mortgaged properties securing the home equity loans and certain proceeds of liquidation of these properties

•

funds on deposit in one or more prefunding, capitalized interest or other accounts as described herein

•

reserve funds, letters of credit, surety bonds, insurance policies and/or the additional forms of credit enhancement described herein

Prefunding accounts may be established to purchase additional home equity loans during a specified prefunding period.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED WHETHER
THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT ARE
TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.

May 23, 2007

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND IN
THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered securities in two separate documents that provide progressively more detail:

•

this prospectus, which provides general information, some of which may not be applicable to your series of notes or certificates; and

•

the accompanying prospectus supplement, which describes the specific terms of your series of notes or certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference.  See “Reports to Holders”, “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. You can request information incorporated by reference from Nationstar Mortgage LLC by calling us at (469) 549-2000 or writing to us at Nationstar Mortgage LLC, 350 Highland Drive, Lewisville, TX 75067.  We have not authorized anyone to provide you with different information. We are not offering the notes or certificates in any state where the offer is not permitted.

TABLE OF CONTENTS

Page

PROSPECTUS SUPPLEMENT

1

REPORTS TO HOLDERS

1

INTRODUCTION

2

THE DEPOSITOR

2

THE SPONSOR, THE SELLER AND THE SERVICER

2

General

2

Underwriting Guidelines Applicable to the Home Equity Loans

3

Nationstar Mortgage’s Underwriting Criteria

7

Servicing

9

The Sponsor’s Securitization Program

12

DESCRIPTION OF THE SECURITIES

13

General

13

Book-Entry Securities

14

Valuation of the Home Equity Loans

18

Payments of Interest

18

Payments of Principal

19

Final Scheduled Distribution Date

19

Weighted Average Life of the Securities

19

Ratings

20

THE ISSUING ENTITIES

21

General

21

The Home Equity Loans

22

Additional Information About the Home Equity Loans

23

ACCOUNTS

24

Certificate and Distribution Accounts

24

Prefunding and Capitalized Interest Accounts

24

Eligible Investments

25

Revolving Period and Amortization Period; Retained Interest

26

ENHANCEMENT

27

Derivative Instruments

28

THE AGREEMENTS

28

General

28

Repurchase and Substitution of Non-Conforming Home Equity Loans

29

Assignment of Home Equity Loans

31

Deposits to Principal and Interest Account and Certificate Account

32

Advances; Compensating Interest

34

Advance Facility

35

Optional Repurchase of Defaulted Home Equity Loans

35

Realization Upon Defaulted Home Equity Loans

35

Hazard Insurance

35

Servicing

36

General Servicing Standard

36

Sub-Servicing Arrangements

37

Certain Matters Regarding the Servicer

37

Evidence as to Compliance

37

Merger, Conversion, Consolidation or Succession to Business of Servicer

38

Removal and Resignation of Servicer

38

The Trustee

39

Reporting Requirements

39

Removal of Trustee for Cause

42

Governing Law

42

Amendments

42

Termination of the Trust

43

Optional Termination

43

REMIC Administrator

45

CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS

45

Home Equity Loans

45

Foreclosure

46

Rights of Redemption

48

Junior Home Equity Loans; Rights of Senior Home Equity Loans

48

Anti-Deficiency Legislation and Other Limitations on Lenders

49

Due-on-Sale Clauses in Home Equity Loans

50

Enforceability of Prepayment Charges and Late Payment Fees

50

Equitable Limitations on Remedies

51

Applicability of Usury Laws

51

Environmental Legislation

51

Servicemembers Civil Relief Act

52

USE OF PROCEEDS

52

FEDERAL INCOME TAX CONSEQUENCES

52

General

52

Opinions

53

Taxation of Debt Securities (Including Regular Interest Securities)

54

Status of Regular Interest Securities

60

REMIC Expenses; Single Class REMICs

60

Taxation of the REMIC

61

Taxation of Holders of Residual Interest Securities

62

Administrative Matters

66

Tax Status as a Grantor Trust

66

Miscellaneous Tax Aspects

68

Tax Treatment of Foreign Investors

69

Tax Characterization of the Trust as a Partnership

70

Tax Consequences to Holders of the Notes Issued by a Partnership

70

Tax Consequences to Holders of the Certificates Issued by a Partnership

71

STATE TAX CONSEQUENCES

75

ERISA CONSIDERATIONS

75

General

75

ERISA Considerations Relating to Certificates

76

Underwriter Exemption

76

ERISA Considerations Relating to Notes

79

LEGAL INVESTMENT

80

PLAN OF DISTRIBUTION

81

LEGAL MATTERS

81

WHERE YOU CAN FIND MORE INFORMATION

82

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

82

PROSPECTUS SUPPLEMENT

The prospectus supplement relating to a series of securities to be offered under this prospectus will, among other things, set forth with respect to the series of securities:

•

the aggregate principal amount, interest rate and authorized denominations of each class;

•

the type of securities to be issued with respect to each class;

•

certain information concerning the home equity loans;

•

the terms of any credit enhancement with respect to the series;

•

the terms of any insurance related to the home equity loans;

•

the final scheduled distribution date of each class;

•

the method to be used to calculate the amount of interest and principal required to be applied to the securities of each class of the series on each distribution date, and the timing, order of priority and allocation of distributions of interest and principal among the classes;

•

the distribution dates on which payments of principal and interest on the securities, along with other amounts specified in the prospectus supplement, are made;

•

any assumed reinvestment rate with respect to funds held in any fund or account for the series;

•

the amount, if any, deposited in a prefunding account available to purchase additional home equity loans, the length of the prefunding period and the criteria for determining which additional home equity loans may become part of the assets of the issuing entity;

•

additional information with respect to the plan of distribution of the securities; and

•

whether one or more real estate mortgage investment conduit, which we refer to as a REMIC, elections will be made under U.S. federal income tax laws with respect to some or all of the issuing entity for the series and, if so, the designation of the offered securities as regular interests or residual interests in a REMIC.

REPORTS TO HOLDERS

Depending on whether a series of certificates or a series of notes is being issued, the agreements governing the transaction will include:

•

a pooling and servicing agreement for a transaction involving the issuance of certificates; or

•

a sale and servicing agreement, an indenture and a trust agreement for a transaction involving the issuance of notes.

The agreements require periodic and annual reports concerning the related issuing entity for a series of securities to be forwarded to holders of the securities. If specified in the related prospectus supplement, these reports will not be examined and reported on by an independent public accountant. If specified in the prospectus supplement for a series of securities, the series or one or more classes of the series will be issued in book-entry form. In this case, owners of the notes or certificates will not be considered “holders” under the agreements and will not receive any reports directly. Instead, reports will be furnished to owners through the participants and indirect participants of the applicable book-entry system. References in this prospectus to the rights of “holders” will refer to the rights of owners as they may be exercised indirectly through these participants.

We refer you to “THE AGREEMENTS—Reporting Requirements” for more detail.

INTRODUCTION

This prospectus provides for the issuance of series of certificates or notes consisting of one or more classes, one or more of which may be classes of:

•

compound interest securities

•

variable interest securities

•

planned amortization class securities

•

zero coupon securities

•

principal only securities

•

interest only securities

Certain classes of securities may be subordinated to other classes, both as to payment priority and as to allocation of losses on the home equity loans. In addition, securities representing a retained interest in the residual value of the issuing entity may be provided for. Each class may differ in payment terms and priorities, final scheduled distribution dates and distribution dates with respect to distributions of interest and principal.

The certificates will represent interests in, and the notes will be secured by, all or a portion of the assets of the issuing entity with respect to the series issued. Where one or more classes of securities are backed by only a portion of the assets of the issuing entity, it will, unless crosscollateralization is permitted pursuant to the related agreement, only be entitled to payment out of the assets of its portion of the issuing entity.

This prospectus provides for various features, including a prefunding account to be used to purchase assets after the closing date for a specified prefunding period, revolving and amortizing periods, and optional termination of the trust. Credit enhancement is available in a number of forms, which are discussed in this prospectus.

THE DEPOSITOR

Nationstar Funding LLC, formerly known as CHEC Funding, LLC, will act as depositor.  Nationstar Funding LLC is a Delaware limited liability company formed in December 1999, and is a wholly-owned subsidiary of the sponsor, seller and servicer, Nationstar Mortgage LLC, formerly known as Centex Home Equity Company, LLC.  The depositor maintains its principal offices at 350 Highland Drive, Lewisville, TX 75067. Its telephone number is (469) 549-2000.

The depositor was formed for the sole purpose of, and its only business activity has been, acting as depositor for asset-backed securities transactions sponsored by Nationstar Mortgage LLC.  The depositor has been engaged in this activity since 1999. The depositor does not have, nor is it expected in the future to have, any significant assets.

THE SPONSOR, THE SELLER AND THE SERVICER

General

The sponsor, seller and servicer, Nationstar Mortgage LLC, a Delaware limited liability company, which we sometimes refer to as “Nationstar Mortgage”, is a sub-prime mortgage lender formed in 1994 that engages in originating primarily non-conforming home equity loans, through five major origination sources. The sponsor was originally named Nova Credit Corporation and was headquartered in Denver, Colorado. In the first calendar quarter of 1997, the sponsor’s operations were moved to Dallas, Texas and the sponsor underwent a reorganization and the hiring of a new management team. In April 1997, the sponsor’s name was changed to Centex Credit Corporation. In September of 2001, the sponsor merged into its wholly-owned subsidiary, Centex Home Equity Company, LLC, a Delaware limited liability company, with Centex Home Equity Company, LLC becoming the surviving entity.  On July 11, 2006, Centex Financial Services, LLC sold Centex Home Equity Company, LLC to FIF HE Holdings LLC, an affiliate of Fortress Investment Group LLC.  Pursuant to such sale, FIF HE Holdings LLC became the sole equityholder of Centex Home Equity Company, LLC and Centex Home Equity Company, LLC’s name was changed to Nationstar Mortgage LLC.  In addition, the name of CHEC Funding, LLC was changed to Nationstar Funding LLC. Fortress Investment Group LLC is a global alternative investment and asset management firm that manages private equity capital on behalf of institutional investors and high net worth individuals.  Since inception, the sponsor has focused on lending to individuals who have substantial equity in their homes but have impaired or limited credit histories. The sponsor’s home equity loans to these borrowers are made for many purposes such as debt consolidation, refinancing, home improvement and educational expenses. Substantially all of the sponsor’s home equity loans are secured by first or second mortgage liens on one- to four-family residences, and have amortization schedules ranging from 5 to 50 years.  On February 28, 2007, Nationstar Mortgage completed the purchase of certain assets of KeyCorp’s (NYSE:KEY) subprime mortgage line of business operating under the name “Champion Mortgage”.  Champion Mortgage became an operating division of Nationstar Mortgage.

Nationstar Mortgage is currently licensed to do business in 48 states and employs approximately 2,250 people in 71 locations throughout the United States. Nationstar Mortgage originates home equity loans through its retail branch network of 58 offices and eight direct sales centers.  Nationstar Mortgage also originates home equity loans through a broker referral network from four division offices with a total of 16 regions nationwide. A fourth production source for Nationstar Mortgage is its Alliance Division which generates loans through conforming referral sources such as CTX Mortgage Company, LLC, other prime mortgage companies and national home builders. In addition, Nationstar Mortgage purchases loans from approved wholesale sources.  Nationstar Mortgage’s strategy is to utilize these origination channels to generate growth in the volume of the home equity loans originated while diversifying sources of the home equity loans and maintaining emphasis on its underwriting standards.

Nationstar Mortgage’s executive offices are located at 350 Highland Drive, Lewisville, TX 75067. Its telephone number is (469) 549-2000.  Nationstar Mortgage has centralized its underwriting, servicing and quality control functions in its Lewisville office. The Lewisville office is located at 350 Highland Drive, Lewisville, Texas, 75067.

Nationstar Mortgage will sell home equity loans to the depositor, which will then transfer the loans to the relevant issuing entity. In addition, as specified in the related prospectus supplement, certain affiliates of Nationstar Mortgage may sell home equity loans to the depositor. References in this prospectus to the transfer of home equity loans by Nationstar Mortgage to the depositor will be deemed to include, unless the context indicates otherwise, sales of home equity loans by affiliates of Nationstar Mortgage to the depositor as provided in the related prospectus supplement.

Underwriting Guidelines Applicable to the Home Equity Loans

The Pre-Underwriting Process. Nationstar Mortgage’s home equity loan application process is conducted by Nationstar Mortgage’s branch officers and approved mortgage brokers who compile information necessary for Nationstar Mortgage’s underwriting department to evaluate the home equity loan. The approval process is generally coordinated over the telephone with applications and credit reports obtained by branch processors or brokers and usually sent by facsimile transmission to the processing department at one of Nationstar Mortgage’s offices. Branch personnel communicate with Nationstar Mortgage’s centralized underwriting staff, located in five retail centers consisting of approximately 23 underwriters. Nationstar Mortgage also employs 13 other underwriters in four wholesale offices, which have loan approval authority on a limited basis. Branch operation personnel review the applicant’s credit history, based on the information contained in the application as well as reports available from credit reporting bureaus, to see if the credit history is acceptable given Nationstar Mortgage’s underwriting guidelines. A credit report from one approved repository is required for pre-approval and one preferred credit bureau report or three credit reports are required prior to underwriting review. These credit reports are the primary means utilized to verify each borrower’s mortgage and other debt payment histories. Based on this review, the proposed terms of the home equity loan are then communicated to the branch officer or broker responsible for the application who in turn discusses the proposal with the home equity loan applicant. If the applicant accepts the proposed terms, a branch officer or broker will gather additional information necessary for the underwriting, closing and funding of the loan.

The Standard Non-Conforming Program. The home equity loans were originated under, or, if acquired by Nationstar Mortgage from wholesale sources, were reunderwritten to comply with, Nationstar Mortgage’s Standard Non-Conforming Program. The Standard Non-Conforming Program is applicable to residential loans which, for credit reasons, do not conform to “traditional lenders” underwriting guidelines comparable to those employed by savings and loans and commercial banks. The sponsor began underwriting home equity loans in accordance with the Standard Non-Conforming Program in May 1997.

Nationstar Mortgage’s underwriting standards under the Standard Non-Conforming Program are primarily intended to assess the creditworthiness of the mortgagor and the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the home equity loan. While Nationstar Mortgage’s primary consideration in underwriting a home equity loan is the borrower’s employment stability and debt-to-income ratio, the condition and value of the mortgaged property relative to the amount of the home equity loan is another critical factor. In addition, it also considers, among other things, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property.

Nationstar Mortgage currently employs approximately 36 underwriters and has its underwriting functions primarily centralized in its Lewisville, Texas location. Nationstar Mortgage does not delegate underwriting authority to any broker or correspondent lender. Nationstar Mortgage’s underwriting department functions independently of its mortgage origination departments. Underwriters are compensated on a salary basis, and not through commissions.

Nationstar Mortgage’s policy is that every home equity loan is reviewed and approved by an underwriter with assigned approval authorities. Home equity loans exceeding those authorities require a second approval, generally from a manager of underwriting or an underwriting vice president. Individual approval authorities are controlled within the loan origination system.  The loan origination system also contains embedded automated pre-approval underwriting and pricing engines.  Nationstar Mortgage’s policy is to conduct a pre-closing call, typically initiated by a manager, prior to the closing of a mortgage loan.  Nationstar Mortgage’s quality control group typically re-underwrites approximately 10% to 15% of a previous month’s originations upon review

Nationstar Mortgage has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of seven ratings “A+” through “D”. Terms of loans made by Nationstar Mortgage as well as maximum loan-to-value ratios and debt-to-income ratios vary depending on the classification of the applicant. Home equity loan applicants with less favorable credit ratings are generally offered home equity loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings.

The home equity loans underwritten under Nationstar Mortgage’s Standard Non-Conforming Program are fixed and adjustable rate loans. Except for balloon loans and interest only loans, the fixed rate home equity loans originated by Nationstar Mortgage have amortization schedules ranging from 5 to 30 years, and generally require equal monthly payments that are due as of a scheduled day of each month which is fixed at the time of origination. The fixed rate balloon loans originated by Nationstar Mortgage generally provide for scheduled amortization over 30, 40 or 50 years, with a maturity date and a balloon payment at the end of the 15th or 30th year. Nationstar Mortgage originates adjustable rate mortgage (ARM) loan products called six-month ARMs, 2/28 ARMs, 3/27 ARMs or 5/25 ARMs, each of which bear interest at rates which adjust based on the six-month (or, in the case of the 5/25 ARMs, one-year) London interbank offered rate, or LIBOR, with the initial rate adjustment date being either six months, 24 months, 36 months or 60 months after the date of origination of the loan, respectively. The six-month ARMs amortize over 15 to 30 years, adjust every six months and allow for a maximum periodic rate adjustment of 1.50%. The maximum adjustment over the life of a six-month ARM is capped at 7.00% above the initial interest rate of the loan and the minimum interest rate is generally equal to the initial interest rate. The 2/28 and the 3/27 ARMs amortize over 30, 40 or 50 years, have an initial interest rate adjustment date which is 24 months or 36 months, respectively, after the date of origination and allow for a maximum rate adjustment on the initial interest rate adjustment date of 3.00%. After the initial rate adjustment date, the 2/28 ARMs and the 3/27 ARMs adjust every six months, allow for a maximum periodic rate adjustment of 1.50%, have a lifetime cap on interest rate adjustments of 7.00% above the initial interest rate of the loan and allow for a minimum rate generally equal to the initial interest rate of the loan. Certain of Nationstar Mortgage’s fixed, 2/28 ARM and 3/27 ARM loans contain an interest only feature whereby the mortgagor initially makes monthly payments of interest only on the outstanding balance. At the expiration of this interest only period, the mortgagor makes monthly payments of principal and interest sufficient to fully repay the loan over the remaining term. The 5/25 ARMs amortize over 30 years, have an initial interest rate adjustment date which is 60 months after the date of origination and allow for a maximum rate adjustment on the initial interest rate adjustment date of 2.00%. After the initial rate adjustment date, the 5/25 ARMs adjust every 12 months, allow for a maximum periodic rate adjustment of 2.00%, have a lifetime cap on interest rate adjustments of 6.00% above the initial interest rate of the loan and allow for a minimum rate generally equal to the initial interest rate of the loan.

The principal amounts of the home equity loans originated by Nationstar Mortgage generally range from a minimum of $5,000 to a maximum of $1,000,000. The collateral securing loans originated by Nationstar Mortgage are generally one- to four-family residences, including condominiums, townhomes and manufactured housing treated as real property under applicable state law. These properties may or may not be occupied by the owner. It is Nationstar Mortgage’s policy not to accept commercial properties, mixed-use properties or unimproved land as collateral. Rural property requires a 5% reduction in loan-to-value ratio. Second mortgages require a 5% reduction in loan-to-value ratio on owner occupied property. Nationstar Mortgage generally does not originate second lien home equity loans where any senior mortgage lien allows for open-end advances or negative amortization, is a private party mortgage or has shared appreciation provisions.

Nationstar Mortgage has established a “piggyback” program under which Nationstar Mortgage may originate a first and second lien home equity loan with the same borrower and secured by the same property simultaneously. Under the “piggyback” program, the loan-to-value ratio of the first mortgage must meet standard “A+” or “A-1” product guidelines. The second mortgage is allowed a combined loan-to-value ratio of up to 100%. Under the program, second mortgages must meet, in addition to standard program requirements, certain other requirements, including a maximum loan size of $200,000, a maximum loan term of 360 months, collateral consisting of a single family owner occupied property, income documentation from the borrower as described below, a minimum risk (FICO) score of 580, no judgments, charge-offs or tax liens in excess of $2,000 within the last two years, no bankruptcy or notice of default filings by the borrower may have occurred during the preceding two years and an “A-1” or better credit standard.  Nationstar Mortgage also established a “one loan” program under which the loan-to-value ratio of a first (and only) mortgage is allowed to be up to 100%, subject to all other criteria of the “piggyback” program.

The home equity loans underwritten under the Standard Non-Conforming Program are underwritten pursuant to the “Full Documentation” residential loan program, the “Limited Documentation” residential loan program or the “Stated Income” residential loan program. Under each of these programs, Nationstar Mortgage reviews the home equity loan applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the home equity loan, reviews the type and use of the property being financed and reviews the property for compliance with Nationstar Mortgage’s standards. In determining an applicant’s ability to repay a six-month ARM, Nationstar Mortgage uses a qualifying rate equal to six-month LIBOR plus a margin. In determining an applicant’s ability to repay a 2/28 ARM, a 3/27 ARM or a 5/25 ARM, Nationstar Mortgage uses a qualifying rate equal to six-month LIBOR plus a margin, minus a percentage amount up to 3.50%. It is Nationstar Mortgage’s policy for its underwriting process to consist of a thorough credit review and a thorough appraisal review on each home equity loan by its underwriting department. In addition, Nationstar Mortgage performs a separate appraisal review by its appraisal review department on home equity loans not appraised by a Nationstar Mortgage preferred appraisal management company and loans considered to be higher risk loans. These higher risk loans include Limited Documentation Program loans, Stated Income Program loans, loans secured by multi-unit properties, loans secured by non-owner occupied collateral, loans with higher loan-to-value ratios, loans involving non-approved appraisers and loans with higher loan amounts. Finally, Nationstar Mortgage performs a full compliance review to ensure that all documents have been properly prepared, all applicable disclosures given in a timely fashion and all federal and state regulations properly complied with. Appraisals are performed by third party, independent, fee-based, state-licensed appraisers generally approved by Nationstar Mortgage’s staff appraiser and generally conforming to current Fannie Mae and/or Freddie Mac secondary market requirements for residential property appraisals. Each appraisal includes, among other things, an inspection of the interior and exterior of the subject property and data from sales within the same general location as the subject property where available.

Nationstar Mortgage’s underwriting criteria require it to determine the income of each borrower and the source of funds (if applicable). Under the Full Documentation Program, it is Nationstar Mortgage’s policy that home equity loans to borrowers who are salaried employees be supported by current employment information in addition to employment history. This information for salaried borrowers is verified based on any of the following: written confirmation from employers, one or more pay-stubs, recent W-2 tax forms or recent tax returns. In addition, a telephone confirmation of employment is made. Under the Limited Documentation Program, self-employed borrowers are qualified based upon monthly income calculated from current tax return or six to twelve months of current bank statement deposits.  A copy of business license or other similar documentation is obtained to verify existence of business and acceptable cash flow. Under the Stated Income Program, borrowers are qualified based upon monthly income as stated on the home equity loan application and telephone confirmation of employment. Self-employed borrowers under the Stated Income Program are required to submit a business license, current bank statements, or other acceptable form of documentation and verification with directory assistance to ensure existence of the business.

Verification of the applicant’s source of funds (if any) is generally required under purchase money programs in the form of a standard verification of deposit, current bank statement or other acceptable documentation. Twelve months of mortgage payments or rental history must be verified by lender or landlord. If appropriate compensating factors exist, Nationstar Mortgage may waive certain documentation requirements for individual borrowers. All documentation should be no more than 60 days old at underwriting and no more than 90 days old at the time of the funding of the related loan. Upon completion of a home equity loan’s underwriting and processing, the closing of the loan is scheduled with a closing attorney or agent approved by Nationstar Mortgage. The closing attorney or agent is responsible for completing the loan closing transaction in accordance with applicable law and Nationstar Mortgage’s operating procedures. Title insurance that insures Nationstar Mortgage’s interest as mortgagee and evidence of adequate homeowner’s insurance naming Nationstar Mortgage and its assignees as an additional insured party are required on all loans.

Mortgage Life Insurance. Nationstar Mortgage is currently underwriting some of its home equity loans with mortgage life insurance that is underwritten by an unrelated third party. This insurance provides for the payment of indebtedness upon the death of the insured. This insurance may be underwritten as either joint insurance (covering both borrower and co-borrower) or single insurance (covering the primary borrower only). The maximum coverage amount of the mortgage life insurance is $125,000 and is based upon a net payoff basis. The term of the coverage is generally limited to five years. Borrowers pay for the mortgage life insurance by payment of monthly premiums that are not financed as part of the home equity loan balance. The insured can voluntarily cancel the policy at any time and the policy can be cancelled by the insurer if three monthly premiums become delinquent. Loans originated prior to March 1, 2002 may have included credit life insurance whereby the borrower paid a single premium for the purchase of such credit life insurance which was financed as part of the home equity loan balance.

Involuntary Unemployment Insurance. Nationstar Mortgage is currently underwriting some of its home equity loans with involuntary unemployment insurance that is underwritten by an unrelated third party. This insurance provides for the payment of monthly loan payments upon the insured’s loss of income due to (i) individual or mass layoff, (ii) general strike, unionized labor dispute or lockout or (iii) termination by an employer, unless such termination occurred because of willful misconduct. The insurance covers the primary borrower only. The maximum coverage amount of the involuntary unemployment insurance is $1,000 per month. The insurance payments are generally limited to six months. Borrowers pay for the involuntary unemployment insurance by payment of monthly premiums that are not financed as part of the home equity loan balance. The insured can cancel the policy at any time, and the insurer can cancel the policy if three monthly premiums become delinquent.

Nationstar Mortgage’s Underwriting Criteria

“A+” Risk. Under the “A+” risk category, the prospective borrower must have within the prior 12 month period no 30-day late payments on an existing mortgage. Judgments over $5,000 are not permitted within the past two years. No bankruptcy or foreclosure may have occurred during the preceding two years commencing from the date of discharge or three years from the date the foreclosure was filed. No state or federal tax liens greater than $5,000 are permitted in the last year. A maximum loan-to-value ratio of 90% for home equity loans originated under the Full Documentation Program (90% for the Limited Documentation Program or 85% for the Stated Income Program) is permitted for a home equity loan of less than $1,000,000 on an owner-occupied property. A maximum loan-to-value ratio of 85% for a home equity loan originated under the Full Documentation Program (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a home equity loan of less than $500,000 on non-owner occupied property. The maximum debt service-to-income ratio is 50%. The prospective borrower must also have a minimum risk (FICO) score of 580.

“A-1” Risk. Under the “A-1” risk category, the prospective borrower must have a maximum of one 30-day late payment in the last 12 months on an existing mortgage. Consecutive 30-day delinquencies may be considered as a single late. This is limited to 30-days late only. Judgments over $5,000 within the last two years are not allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding two years (bankruptcy may be allowed if the bankruptcy of the borrower occurred more than one year ago and the borrower has had no 30-day late payments within the last 12 months). A maximum loan-to-value ratio of up to 95% (90% for the Limited Documentation Program or 85% for the Stated Income Program) is permitted for a home equity loan on a one to four-family owner-occupied property. A maximum loan-to-value ratio of up to 85% (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $1,000,000 for a single family property and $500,000 for a two-to-four family property under the Full Documentation Program. The maximum loan amount is $500,000 for a home equity loan on a one to four-family property under the Limited Documentation Program or Stated Income Program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by Nationstar Mortgage on a limited basis. The prospective borrower must also have a minimum risk (FICO) score of 560 (525 if under the Full Documentation Program and loan-to-value ratio of less than or equal to 80%).

“A-2” Risk. Under the “A-2” risk category, the prospective borrower must have a maximum of three 30-day late payments and no 60-day late payments within the last 12 months on an existing home equity loan. Collection accounts, charge-offs or judgments within the last two years are allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding two years (bankruptcy may be allowed if the bankruptcy of the borrower occurred more than one year ago and the borrower has had no 30-day late payments within the last 12 months). A maximum loan-to-value ratio of up to 90% (85% for the Limited Documentation Program or 80% for the Stated Income Program) is permitted for a home equity loan on a one to four-family owner occupied property. A maximum loan-to-value ratio of up to 80% (75% for the Limited Documentation Program or 65% for the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate of the home equity loan. The maximum loan amount is $1,000,000 for a single family property and $500,000 for a two-to-four family property under the Full Documentation Program. The maximum loan amount is $500,000 for a home equity loan on a one to four-family property under the Limited Documentation Program or Stated Income Program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by Nationstar Mortgage on a limited basis. The prospective borrower must also have a minimum risk (FICO) score of 525.

“B” Risk. Under the “B” risk category, the prospective borrower must have no 60-day late payments within the last 12 months on an existing home equity loan on the subject property. Open collections and/or charge-offs and judgments within the last 24 months are permitted and are not required to be paid from the proceeds of the home equity loan. No bankruptcy or foreclosure by the borrower may have occurred during the preceding 12 months. A maximum loan-to-value ratio of 85% (80% for the Limited Documentation Program or 75% for the Stated Income Program) is permitted for a home equity loan on a one to four-family owner occupied property. A maximum loan-to-value ratio of 75% (70% for the Limited Documentation Program or 65% for the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $750,000 for a one to four-family property under the Full Documentation Program. The maximum loan amount is $500,000 for home equity loans originated under the Limited Documentation Program or Stated Income Program. The prospective borrower must also have a minimum risk (FICO) score of 500.

“C-1” Risk. Under the “C-1” risk category, the prospective borrower may have experienced significant credit problems in the past. A maximum of one 60-day late payment within the last 12 months is acceptable on an existing home equity loan. The existing home equity obligation can be up to 60 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs within the last 24 months. However, collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the home equity loan. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding 12 months. A maximum loan-to-value ratio of 80% (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a home equity loan on a one to four-family owner-occupied property. A maximum loan-to-value ratio of 70% (65% for the Limited Documentation Program) is permitted for a home equity loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $350,000 for a home equity loan on a one to four-family owner-occupied or non-owner occupied property. The prospective borrower must also have a minimum risk (FICO) score of 500.

“C-2” Risk. Under the “C-2” risk category, the prospective borrower may have experienced significant credit problems in the past. A maximum of two 60-day late payments or one 90-day late payment within 12 months is acceptable on an existing home equity loan on the subject property. The existing home equity obligation can be up to 90 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs during the past 24 months and collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the home equity loan. No foreclosure or notice of default filings by the borrower may have occurred during the preceding 12 months. Any bankruptcy must be discharged. A maximum loan-to-value ratio of 75% is permitted for a home equity loan on a one to four-family owner-occupied property. A maximum loan-to-value ratio of 65% is permitted for a home equity loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $350,000. The prospective borrower must also have a minimum risk (FICO) score of 500.

“D” Risk. Under the “D” risk category, the prospective borrower may have experienced significant credit problems in the past. As to non-mortgage credit, significant prior defaults may have occurred. The borrower is sporadic in some or all areas with a disregard for timely payment or credit standing. With respect to an existing home equity loan on the subject property, the home equity loan may be no more than one time 120 days late and may be in foreclosure proceedings. The existing home equity loan is not required to be current at the time the application is submitted. The borrower may have open collections, charge-offs and judgments, which are generally paid through the loan proceeds if the amount exceeds $5,000. Bankruptcy or notice of default filings by the borrower may be present at the time of the loan. A maximum loan-to-value ratio of 70% is permitted for a home equity loan on a one to four-family owner-occupied property. A maximum loan to value ratio of 50% is permitted for a home equity loan on non-owner occupied one to four-family property. The maximum loan amount is $350,000. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan. The prospective borrower must also have a minimum risk (FICO) score of 500.

Exceptions. As described above, Nationstar Mortgage uses the foregoing categories and characteristics as underwriting guidelines only. On a case-by-case basis, it may determine that the prospective borrower warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception or an exception from certain requirements of a particular risk category. An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others:

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reduced loan-to-value ratio;

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good property maintenance;

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mortgage history consistent with the risk category upgrade;

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stable employment;

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disposable income;

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the length of residence in the subject property; and

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minimum risk (FICO) score greater than or equal to 580.

Accordingly, Nationstar Mortgage may classify certain home equity loan applications in a more favorable risk category than other home equity loan applications that, in the absence of these compensating factors, would satisfy only the criteria of a less favorable risk category.

Servicing

General. The sponsor has been servicing loans since March 1997, when it assumed the default management cycle of loans previously handled by CTX Mortgage Company, LLC, a seller/servicer of primarily conforming mortgage loans. Nationstar Mortgage or one of its affiliates originates all of the loans it services, other than those purchased by it from wholesale sources. Servicing encompasses, among other activities, the following processes: billing and collection of payments when due, movement and reporting of cash to the payment clearing bank accounts, customer help, reconveyance, recovery of delinquent installments, instituting foreclosure and liquidation of the underlying collateral. Nationstar Mortgage’s most current rating as a residential subprime loan servicer is “RPS2” by Fitch Ratings, dated November 14, 2006. Nationstar Mortgage was ranked “above average” as a residential subprime loan servicer by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. in December 2004.

Nationstar Mortgage services all loans in its Lewisville, Texas servicing facility using a mid-range AS-400 based servicing platform, known as LSAMS, for which it purchased a separate user license in August of 1997. The LSAMS system is also employed by other large servicers in the subprime and prime mortgage loan industries. Nationstar Mortgage has purchased an additional servicing system from London Bridge Corporation, known as FORTRACS. This event-tracking system, working in tandem with LSAMS, can separately track (i) mortgaged properties in foreclosure, (ii) borrower bankruptcies and (iii) mortgaged properties acquired by foreclosure or otherwise in connection with defaulted home equity loans (commonly referred to as REO property). FORTRACS has generally increased Nationstar Mortgage’s ability to track and monitor loans in the default process.

Nationstar Mortgage’s operating and compliance policies and procedures are published on its intranet system and updated to comply with state and federal legal and regulatory requirements.

Nationstar Mortgage’s default management policy has been designed to identify collection problems so as to facilitate a prompt response to the delinquent borrower’s situation. Early identification of a significant collection problem is especially critical in the subprime mortgage environment.

Borrowers are mailed a monthly billing statement approximately two weeks prior to their payment’s scheduled due date. Collection activity on an account begins as soon as five days after the scheduled due date if a payment is not made. Nationstar Mortgage uses a custom behavioral risk scoring model to prioritize the calling of customers in the early stages of delinquency and utilizes a Davox predictive power dialer to assist with productivity of calls. New loans that do not perform in accordance with their loan terms are specifically identified for collection work performed by managers and, if necessary, the originating operation. Notices and special collection letters are used in the normal collection process.

The collection strategy is to determine the facts surrounding the delinquency, obtain customer agreement for the solution and attempt to preclude future delinquency on the part of the borrower. Generally, when a promise for payment is obtained from the borrower by the collector, LSAMS will target the loan in the “queue” for the date of the promised payment. If the payment is made, the account is removed from the collection queue. If the arrangement for payment was not kept, the loan is placed back in the call route for the collector to contact and follow up on the previous arrangements for payment. If the payment is received per the arrangements and no future promise or target dates are noted on LSAMS, the loan will be removed from the collection cycle unless the account becomes delinquent in the future.

Generally, when a loan appears in the LSAMS default management system, the collector will telephone the borrower to discuss the past due payment situation. Standard collection form letters, approved by Nationstar Mortgage’s legal department, are generally utilized in conjunction with telephone calling, in order to reach the delinquent borrower. Documentation of collection activity is critically important in the default management process. Collectors have access on LSAMS to borrower demographics, telephone numbers, loan payment history and all previous collection notes, to assist in the collection of a past due account. Nationstar Mortgage’s policy requires that managers in the collection department monitor the collectors’ work on LSAMS and offer them appropriate guidance and training.

Nationstar Mortgage’s policy is to send out a notice of demand when an account is classified as a 60-day delinquent account. This may be done sooner if the circumstances of a particular account indicate that legal action appears likely. This letter will give the customer 30 days’ notice of Nationstar Mortgage’s intent to initiate foreclosure action on the loan. If an alternative to foreclosure is appropriate, a recommended course of action will be prescribed by senior servicing management. Servicing and collection practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower vary from state to state.

Prior to bidding at a foreclosure sale, Nationstar Mortgage performs an in-depth market value analysis of the mortgaged property on all defaulted loans. This analysis which is performed by the appraisal review department, includes a current appraisal or broker price opinion of the mortgaged property conducted by an independent vendor from Nationstar Mortgage’s approved network of appraisers or real estate brokers. Nationstar Mortgage uses the market value analysis to develop its strategy for bidding, repairs, and sale of the property.

If Nationstar Mortgage acquires title to a property at a foreclosure sale or through other means, the REO property department immediately begins working on the file by obtaining at least two local real estate brokers to inspect the property and provide an estimate of repairs needed and a recommended list price. Repairs are performed if it is determined that they will increase the net liquidation proceeds and speed of disposal.

If the property is not vacated when it is acquired, a local attorney will be hired to commence eviction proceedings or small cash incentives may be offered the customer to vacate the property in marketable condition. Once it has listed a foreclosed property, the REO property department will follow up closely with the listing agent to ensure that the collateral is secure and that it is being aggressively marketed.

The REO sales team markets properties through a network of over 2,000 approved real estate brokers. Nationstar Mortgage utilizes an online purchase offer management system to track and respond promptly to offers submitted by the real estate brokers. The REO closing department handles all paperwork required to transfer the property in the final sale. Nationstar Mortgage’s REO policies and procedures support expeditious disposition of REO property to maximize recovery.

If a loan is liquidated for less than its unpaid principal balance plus accrued interest, reimbursement of liquidation expenses and servicer advances, or if Nationstar Mortgage determines that a delinquent loan is nonrecoverable, a realized loss will be incurred. A separate loss recovery unit is responsible for pursuing deficiency balances after completion of the foreclosure action. This unit evaluates relevant information on loans that resulted in a realized loss, searches for recovery opportunities and attempts recovery of funds through various collection methods.

Nationstar Mortgage will exercise its discretion consistent with customary servicing procedures and its rights under the relevant servicing agreements, with respect to the enforcement and servicing of loans in such manner as will maximize the receipt of principal and interest, including but not limited to the waiver of ancillary fees, such as late charges and prepayment penalties, and the modification of the loans.

Nationstar Mortgage will not agree to any modification, waiver or amendment of any provision of any loan unless, in its good faith judgment, the modification, waiver or amendment will minimize the loss that might otherwise be experienced with respect to the loan, but only in the event of a payment default with respect to the loan o r in the event that a payment default with respect to the loan is reasonably foreseeable by Nationstar Mortgage. However, with respect to loans held in Nationstar Mortgage -sponsored term securitizations, no such modification, waiver or amendment may extend the maturity date of the loan beyond the date that is six months after the latest final scheduled distribution date of the classes of offered securities of the related issuing entity that remain outstanding. In addition, Nationstar Mortgage may modify, waive or amend any provision of a loan if required to do so by statute or a court of competent jurisdiction.

Nationstar Mortgage outsources the tracking and follow-up on homeowners and flood insurance for loans without escrows. Nationstar Mortgage follows an established process of sending Nationstar Mortgage -approved letters notifying the customer of non-receipt of proof of insurance renewal. This three-letter process is supplemented with phone calls made to the homeowner’s insurance agent. If proof of insurance has still not been received following this process, Nationstar Mortgage will obtain a collateral protection insurance policy on the borrower’s behalf and at the borrower’s expense. Nationstar Mortgage has a master policy with the collateral protection insurance provider, which protects against errors and omissions with a blanket policy covering Nationstar Mortgage’s balance on the loan. For property taxes on loans without escrows, Nationstar Mortgage obtains tax service contracts on the loans from a major vendor, which tracks all properties for the payment of property taxes by the homeowner.

Nationstar Mortgage offers full tax and insurance escrow services to its new customers. These escrow services involve collecting monthly pro-rated tax and insurance amounts from borrowers and controlling the payments to taxing authorities and insurers.

Nationstar Mortgage, as servicer, reports borrower information monthly to the major credit reporting agencies.

Borrower Bankruptcy. Under the Federal Bankruptcy Code (Title 11 of the United States Code), as amended by the Bankruptcy Amendments and Federal Judgeship Act of 1984, as well as the Bankruptcy Abuse Prevention and Consumer Protection Act, a borrower may be entitled to protection from both the immediate foreclosure by Nationstar Mortgage upon the mortgaged property and the collection by Nationstar Mortgage of past due payments. In addition, a borrower’s bankruptcy filing could limit the ability of Nationstar Mortgage to seek and secure a deficiency judgment against the borrower where such judgment may be allowed by state law.

In the case of a Chapter 7 bankruptcy filing by a borrower, unless and until Nationstar Mortgage secures a reaffirmation agreement from the borrower, the process of collecting payments on the loan or foreclosing on the mortgaged property may be delayed by the filing. If a reaffirmation agreement is executed by the borrower and approved by the bankruptcy court, and is not otherwise rejected in the bankruptcy proceedings, the borrower may retain the mortgaged property and will be obligated to continue to make loan payments. If the borrower elects not to reaffirm the loan, the borrower is deemed to have surrendered the mortgaged property.

In addition to filings under Chapter 7 of the Bankruptcy Code, borrowers may seek protection from enforcement of loan obligations pursuant to Chapter 13 of the Bankruptcy Code. Courts have broad discretion in the administration of bankruptcies pursuant to Chapter 13, including the discretion to restructure the loan by reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the loan and reducing the lender’s security interest, including classifying the lender as an unsecured lender, or making other modifications to the loan the court deems appropriate.

Upon receipt of notice of the filing of a bankruptcy by a borrower, Nationstar Mortgage will verify the validity of the filing by the use of its PACER bankruptcy reporting system. In the case of a Chapter 7 bankruptcy filing, a reaffirmation agreement will be provided by Nationstar Mortgage to counsel for the borrower. If the borrower fails to execute a reaffirmation agreement, the mortgaged property is deemed surrendered and Nationstar Mortgage may begin the process to recover the property.

In the case of a Chapter 13 bankruptcy filing, Nationstar Mortgage will file a proof of claim to protect the loan amount and secured nature of the claim. If a borrower fails to make post-petition mortgage payments, or plan payments of arrearages, during the pendency of a Chapter 13 bankruptcy, Nationstar Mortgage will seek relief from the automatic stay and proceed to recover the mortgaged property.

Material Changes in Servicing Procedures. There have been no material changes to Nationstar Mortgage’s servicing policies and procedures during the past three years.

The Sponsor’s Securitization Program

Nationstar Mortgage, as sponsor, originator and servicer, began securitizing home equity loans in February 1998. Since that time, it has completed 34 asset-backed securities transactions involving approximately $21.0 billion aggregate principal amount of home equity loans. Nationstar Mortgage generally securitizes its home equity loans on a quarterly basis.

Certain of the Nationstar Mortgage -sponsored securitization transactions were structured as “wrapped” transactions, involving the guaranty by an insurance company of principal and interest on the offered securities of the issuing entity. In servicing these “wrapped” transactions, some of which have terminated as a result of the exercise of “clean up call” options, Nationstar Mortgage, from time to time, (i) exercised rights pursuant to the related pooling and servicing agreement to repurchase home equity loans from the related issuing entity or (ii) renegotiated with the insurer, through amendments or waivers, the “servicer termination tests” contained in the agreement, which tests related to defined loss or delinquency performance triggers, in each case to maintain compliance with the agreement’s servicer performance requirements.

As of May 18, 2007, Nationstar Mortgage was exceeding certain “servicer termination test” performance triggers on a “wrapped” transaction. In connection with the sale of Centex Home Equity Company, LLC to FIF HE Holdings LLC, the insurers agreed, subject to certain conditions, to waive any servicer termination events arising from the change of control of Centex Home Equity Company, LLC or certain performance triggers.  These waivers do not limit the rights of the insurers to remove Nationstar Mortgage as servicer upon the occurrence of any servicer termination event, other than the ones described above.

Although Nationstar Mortgage has received no notification of any intent to remove or replace it as servicer on that transaction, there can be no assurance that an insurer will not act to remove or replace Nationstar Mortgage as servicer with respect to any “wrapped” transaction as to which Nationstar Mortgage is exceeding “servicer termination test” triggers.

Nationstar Mortgage has never been terminated as a servicer on any securitization transaction it has serviced.

The over-collateralization requirements of a Nationstar Mortgage -sponsored securitization transaction may change during the life of the transaction based on the performance of the underlying home equity loans. Performance is measured by defined loss or delinquency performance tests. From time to time, for certain of the Nationstar Mortgage -sponsored securitizations, the required over-collateralization was increased or was prevented from stepping down as a result of these tests.

DESCRIPTION OF THE SECURITIES

General

Each series of notes will be issued pursuant to an indenture between the related issuing entity and the entity named in the related prospectus supplement as indenture trustee with respect to the series. In addition, for a series of notes, a sale and servicing agreement will be entered into among the depositor, the seller, the servicer, the issuing entity and the indenture trustee, and a trust agreement will be entered into among the depositor, the seller and an owner trustee. A form of indenture, sale and servicing agreement and trust agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. Certificates will be issued in series pursuant to a pooling and servicing agreement among the depositor, the seller, the servicer and the entity named in the related prospectus supplement as the trustee. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. A series may consist of both notes and certificates. For purposes of this prospectus, the term “trustee” will be used to refer to the trustee with respect to a series of certificates or the indenture trustee with respect to a series of notes. The term “agreement” or “agreements” will refer to the relevant agreement or agreements in the context in which the term appears.

The following summaries describe the material provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus by reference as part of the summaries contained in this prospectus.

Each series of securities will consist of one or more classes of securities, one or more of which may be:

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compound interest securities, with respect to which, for a certain specified period of time, instead of requiring payment of interest, all or a portion of the accrued interest is capitalized, that is, added to the principal balance on each distribution date. At the end of this period, interest payments will be made on a principal balance that includes the capitalized interest;

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variable interest securities, with respect to which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, as set forth in the related prospectus supplement;

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planned amortization class securities, with respect to which payments of principal are made in accordance with a schedule specified in the related prospectus supplement, based on certain assumptions stated in the prospectus supplement;

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zero coupon securities, which are entitled to receive payments of principal only;

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principal only securities, which are entitled solely or primarily to distributions of principal and identified as set forth in the prospectus supplement; or

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interest only securities, which are entitled solely or primarily to distributions of interest as set forth in the related prospectus supplement.

A series may also include one or more classes of subordinated securities. The right to receive principal and/or interest on a subordinated security is subordinated to the rights of more senior classes to distribution of principal and/or interest, and the subordinated securities may also be allocated losses and shortfalls prior to senior classes. Securities may also be issued to represent a retained interest in the residual value of the issuing entity.

The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

Payments of principal of and interest on a series of securities will be made on the distribution dates specified in the related prospectus supplement (which may be different for each class for the payment of principal and interest) by check mailed to holders of the securities of the series registered as holders at the close of business on the record date applicable to the relevant distribution date, as specified in the related prospectus supplement, at their addresses appearing on the security register. However, payments may be made by wire transfer (which will be at the expense of the holder requesting payment by wire transfer) in certain circumstances described in the related prospectus supplement. In addition, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of the security before the distribution date on which the final principal payment on any security is expected to be made to the holder of the security.

Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. All payments with respect to the home equity loans for a series, together with reinvestment income on these payments, amounts withdrawn from any reserve fund and amounts available pursuant to any other credit enhancement will be deposited into the Certificate Account (in the case of a series of certificates) or the Distribution Account (in the case of a series of notes), as specified in the related agreement. If provided in the related agreement, these amounts may be net of certain amounts payable to the servicer or other persons specified in the agreement. These net amounts will then be available to make payments on the securities of the series on the next applicable distribution date. See “Accounts—Certificate and Distribution Accounts.”

The securities will not represent an interest in or obligation of, and the home equity loans are not guaranteed by, the sponsor, the depositor, the trustee, the owner trustee (if applicable), the seller, the servicer or any of their affiliates, except as described in this prospectus or the accompanying prospectus supplement.

Book-Entry Securities

If specified in the related prospectus supplement, one or more classes of securities may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking société anonyme (“Clearstream, Luxembourg”) or the Euroclear System (“Euroclear”) in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing its security.

Unless and until physical certificates representing the securities are issued, it is anticipated that the only certificateholder or noteholder, as applicable, will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through DTC or, in Europe, Clearstream, Luxembourg and Euroclear, and their participants.

The beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for this purpose. In turn, the financial intermediary’s ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Beneficial owners will receive all distributions of principal of, and interest on, the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess certificates or notes, the DTC rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

Beneficial owners will not receive or be entitled to receive physical certificates representing their respective interests in the securities, except under the limited circumstances described below. Unless and until physical certificates are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of these securities, which account must be maintained with their participants. Under the DTC rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during subsequent securities settlement processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg was originally incorporated in 1970 under the name of “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. In January 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”), merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Cedelbank) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company, Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. In connection with the merger, the Board of Directors of New CI decided to rename the companies in the group to give them a cohesive brand name. The new brand name that was chosen is “Clearstream”. Effective January 14, 2000, New CI was renamed “Clearstream International, société anonyme”. On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”. In addition, on January 17, 2000, DBC was renamed “Clearstream Banking AG”. As a result, there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Börse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to banks and securities brokers and dealers. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of Euroclear (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing these payments to the beneficial owners that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since these payments will be forwarded by the trustee to Cede & Co. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant European depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited due to the lack of physical certificates for book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the applicable issuing entity will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

DTC has advised the trustee that, unless and until physical certificates representing the securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the relevant agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the relevant operating agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant European depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Physical certificates representing the securities of a series will be issued to beneficial owners, or their nominees, rather than to DTC, only if:

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DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the seller or the trustee is unable to locate a qualified successor; or

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after the occurrence of a servicer termination event or an event of default, the beneficial owners of each class of the series of securities representing percentage interests aggregating at least 51% of such class advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interests of beneficial owners. We refer you to “The Agreements—Removal and Resignation of Servicer” and “—Optional Termination—Events of Default; Termination Under Indenture” for a discussion of what constitutes a servicer termination event and an event of default.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all applicable beneficial owners of the occurrence of the event and the availability through DTC of physical certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue physical certificates representing the securities, and thereafter the trustee will recognize the holders of the physical certificates as certificateholders or noteholders, as applicable, under the applicable agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

Neither the sponsor, the depositor, the seller, the servicer, the owner trustee (if applicable), the trustee or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Valuation of the Home Equity Loans

If specified in the related prospectus supplement for a series of certificates or notes, each home equity loan included in the related issuing entity for a series will be assigned an initial “asset value.” Generally, the related agreement will specify that at any time the asset value of the home equity loans will be equal to the product of the asset value percentage as set forth in the related agreement and the lesser of:

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the stream of remaining regularly scheduled payments on the home equity loans, net of certain amounts payable as expenses, together with income earned on each scheduled payment received through the day preceding the next distribution date at the “assumed reinvestment rate,” if any, discounted to present value at the highest interest rate on the certificates or notes of the series over periods equal to the interval between payments on the certificates or notes; and

•

the then principal balance of the home equity loans.

Generally, the related agreement will specify that the initial asset value of the home equity loans will be at least equal to the principal amount of the certificates or notes of the related series at the date of issuance.

The assumed reinvestment rate, if any, for a series will be the highest rate permitted by the relevant rating agency or a rate insured by means of a surety bond, guaranteed investment contract or other arrangement satisfactory to the rating agency. If the assumed reinvestment rate is insured in this manner, the related prospectus supplement will set forth the terms of the relevant insurance arrangement.

Payments of Interest

The securities of each class by their terms entitled to receive interest will bear interest (which is generally calculated on the basis of a 360 day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on these securities will be payable on the distribution date specified in the related prospectus supplement. If so specified in the related prospectus supplement, the distribution date for the payment of interest of a class may be different from, or occur more or less frequently than, the distribution date for the payment of principal with respect to the class. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the home equity loans included in the related issuing entity and/or as prepayments occur with respect to these home equity loans. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on the related distribution date. Interest rates for the fixed-rate certificates and notes will be determined semi-annually or annually (as specified in the related prospectus supplement) in accordance with the Eurodollar Synthetic Forward Curve (“EDSF”). Interest rates for the variable rate certificates and notes will be determined in accordance with and adjust monthly based upon one-month LIBOR. Generally, LIBOR will be calculated on each LIBOR determination date with reference to the London interbank offered rate for one-month United States dollar deposits which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time. If the rate does not appear on Reuters Screen LIBOR01 Page, the rate for that day will be determined on the basis of the rates at which one-month deposits in United States dollars are offered by certain reference banks specified in the related prospectus supplement at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m. (New York City time) on that day for one-month loans in United States dollars to leading European banks.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the distribution date.

Payments of Principal

On each distribution date, principal payments will be made to the holders of securities on which principal is then payable, to the extent set forth in the related prospectus supplement. These payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the relevant classes in the manner, at the times and in the priority set forth in the prospectus supplement. The holders of one or more classes of securities may have the right to request that principal distributions allocable to the applicable class of securities be distributed directly to the holder. If the requests of holders exceed the amount of principal to be distributed, the requests generally will be filled in the order in which they were received. If the amount of principal to be distributed exceeds the amount of requests, the trustee will select random lots of $1,000 each to receive the relevant principal distribution. Thus, some holders of the applicable class of securities may receive no principal distributions or a disproportionate amount of principal distributions. If specified in the related prospectus supplement, the distribution date for the payment of principal of a class may be different from, or occur more or less frequently than, the distribution date for the payment of interest for the class.

Final Scheduled Distribution Date

The final scheduled distribution date with respect to each class of notes is the date no later than the date on which principal will be fully paid. The prospectus supplement may use the term “final payment date” or “final maturity date” to refer to the final scheduled distribution date with respect to a class of notes. With respect to each class of certificates, the final scheduled distribution date will be the date on which the entire aggregate principal balance is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to the relevant series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. Since payments on the home equity loans will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of a class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, as a result of delinquencies, defaults and liquidations of the home equity loans in the issuing entity, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to a series. See “—Weighted Average Life of the Securities” below.

Weighted Average Life of the Securities

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Generally, the weighted average life of a class of securities will be influenced by the rate at which the amount financed under the home equity loans included in the issuing entity for a series is paid, which may be in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the weighted average life of each class of securities, and the percentage of the original principal amount of each class of securities that would be outstanding on specified distribution dates for the series, in each case based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the home equity loans included in the related issuing entity are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

There is, however, no assurance that prepayment of the home equity loans included in the related issuing entity will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments and servicing decisions also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the home equity loans either from time to time or over the lives of the home equity loans.

The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the home equity loans for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the home equity loans for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the home equity loans. If any home equity loans for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the assumed reinvestment rate for the series.

Ratings

Any class of securities issued under this prospectus and the related prospectus supplement may be rated by one or more of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings or other rating agencies, as specified in the related prospectus supplement. Any such rating will be based on, among other things, the adequacy of the value of the assets of the related issuing entity and any credit enhancement with respect to the class of securities, and will reflect the rating agency’s assessment solely of the likelihood that holders of the class of securities will receive payments to which the holders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related home equity loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The ratings should not be deemed a recommendation to purchase, hold or sell the securities, because they do not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating.

There is also no assurance that any security rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant.

THE ISSUING ENTITIES

General

The notes of each series will be secured by the pledge of the assets of the related issuing entity, and the certificates of each series will represent interests in the assets of the related issuing entity. The assets of each issuing entity of each series will include:

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the home equity loans; and

•

any mortgaged property that secured a home equity loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession so as to become an REO property.

The securities will be non-recourse obligations of the related issuing entity. The assets of each issuing entity specified in the related prospectus supplement for a series or class of securities will serve as collateral only for that series or one or more classes of securities. Holders of a series or class of notes, as applicable, may only proceed against the collateral securing their series or class of notes in the case of a default with respect to their series or class of notes and may not proceed against any assets of the depositor, the seller or the servicer or the related issuing entity not pledged to secure their notes.

The home equity loans for a series will be transferred by the seller to the depositor and from the depositor to the issuing entity. Home equity loans relating to a series will be master serviced by the servicer pursuant to the related agreement.

If specified in the related prospectus supplement, a issuing entity relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the seller and the trustee of the issuing entity specified in the related prospectus supplement.

With respect to each issuing entity, prior to the initial offering of the related series of securities, the issuing entity will have no assets or liabilities. No issuing entity is expected to engage in any activities other than acquiring, managing and holding the related home equity loans and the additional assets described in this prospectus and specified in the related prospectus supplement and proceeds of the assets, issuing securities, making payments and distributions on the securities and certain related activities. No issuing entity is expected to have any source of capital other than its assets and any related credit enhancement.

If specified in the related prospectus supplement, additional home equity loans may be added to the issuing entity through pre-funding or revolving periods. If there is a pre-funding period, the length of the pre-funding period for the trust to acquire additional home equity loans with amounts on deposit in the pre-funding account will be disclosed in the related prospectus supplement. The length of the pre-funding period will not extend for more than one year from the date of issuance of the related series of certificates or notes. The portion of the proceeds for the pre-funding account will not involve more than 50% of the proceeds of the offering of the related series of certificates or notes. The additional home equity loans will be required to have the same general characteristics as the original home equity loans in the related pool, with such variations as are specified in the related prospectus supplement.

If there is a revolving period, the length of the revolving period for the trust to acquire additional home equity loans with the cash flows from the related pool of trust home equity loans will be disclosed in the related prospectus supplement. The length of the revolving period will not extend for more than three years from the date of issuance of the related series of certificates or notes. In addition, the additional home equity loans will be required to have the same general characteristics as the original home equity loans in the related pool, with such variations as are specified in the related prospectus supplement.

Additional home equity loans may be added to the issuing entity only through pre-funding or revolving periods.

An agreement may provide that additional home equity loans may be added to the issuing entity if:

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the home equity loans were originated or acquired by the seller in the ordinary course of its business;

•

the inclusion of the home equity loans will maintain or increase the level of overcollateralization; and

•

the inclusion of the home equity loans will not result in the withdrawal or downgrading of the ratings then assigned to the series.

In addition, an agreement may provide that home equity loans may be removed from a trust fund from time to time if the actual level of overcollateralization exceeds the amount of overcollateralization required to be maintained and removal will not result in the withdrawal or downgrading of the ratings then assigned to the securities of the related series.

The depositor will have discretion over the addition of home equity loans to the issuing entity through pre-funding or revolving periods. The servicer will have discretion over the substitution of home equity loans in the issuing entity.

The Home Equity Loans

The home equity loans for a series may consist, in whole or in part, of closed-end home equity loans secured by first or second mortgages primarily on one-to four-family residential properties. The home equity loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below.

The full principal amount of a home equity loan is advanced at origination of the loan and, except for balloon loan, generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each home equity loan is calculated on the basis of the outstanding principal balance of the loan multiplied by the applicable home equity loan interest rate and, in the case of simple interest loans, further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan. Interest on home equity loans also may be calculated on an actuarial basis, in which case each monthly payment consists of a decreasing amount of interest and an increasing amount of principal, and the payment either earlier or later then the due date for each payment will not affect the relative applications of principal and interest. The home equity loans for a series may include home equity loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms, and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. The original terms to stated maturity of home equity loans will generally not exceed 360 months.

The mortgaged properties will include single family property, which consists of one- to four-family attached or detached residential housing, including condominium units and cooperative dwellings, and may include mixed-use property. A condominium unit is an individual housing unit in a multi-unit building, buildings or group of buildings (whether or not attached to each other), with respect to which the owner has exclusive ownership and possession, and also includes the owner’s individual interest in all common areas of the building or buildings. By contrast, a cooperative dwelling is an individual housing unit owned by a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Internal Revenue Code. Mixed-use properties may consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. These uses, which may not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related prospectus supplement. The properties may be located in suburban or metropolitan districts. Any non-residential use must be in compliance with local zoning laws and regulations.

The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. The mortgaged properties also may include module or manufactured homes which are treated as real estate under local law. Except for condominium units and cooperative dwellings, each single family property must be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least as long as the term of the related home equity loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

The aggregate principal balance of home equity loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for determining that a given percentage of the home equity loans are secured by single family property that is owner-occupied will be either (1) the making of an oral representation by the mortgagor at origination of the home equity loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or (2) a finding that the address of the underlying mortgaged property is the mortgagor’s mailing address as reflected in the servicer’s or the applicable sub-servicer’s records. The mortgaged properties also may include non-owner occupied investment properties and vacation and second homes.

Additional Information About the Home Equity Loans

The related prospectus supplement for each series will provide information with respect to the home equity loans that are home equity loans as of a statistical calculation date specified in the prospectus supplement. This information will include to the extent relevant:

•

the aggregate unpaid principal balance of the home equity loans;

•

the range of interest rates, and the weighted average interest rate, on the home equity loans, and, in the case of adjustable rate home equity loans, the range and weighted average of the current home equity loan interest rates and any lifetime rate caps;

•

the range of the outstanding principal balances, and the average outstanding principal balance, of the home equity loans;

•

the weighted average original and remaining term-to-stated maturity of the home equity loans and the range of original and remaining terms-to-stated maturity, if applicable;

•

the range and weighted average of “combined loan-to-value ratios” (defined below) for the home equity loans;

•

the percentage (by outstanding principal balance as of the statistical calculation date) of home equity loans that accrue interest at adjustable or fixed interest rates;

•

any special hazard insurance policy or bankruptcy bond or other enhancement relating to the home equity loans;

•

the geographic distribution of the mortgaged properties securing the home equity loans;

•

the percentage of home equity loans (by principal balance as of the statistical calculation date) that are secured by single family properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

•

the lien priority of the home equity loans; and

•

the delinquency status and year of origination of the home equity loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of home equity loans for a series. The characteristics of the home equity loans for a series as of the cut-off date established for the assignment of the home equity loans to the issuing entity may differ from the characteristics presented in the prospectus supplement as of the statistical calculation date. However, the depositor does not believe that the home equity loans as they will be constituted on the cut-off date will deviate in any material respect from the home equity loan pool characteristics that are described in the prospectus supplement.

The “combined loan-to-value ratio” of a home equity loan is the percentage equivalent of a fraction, the numerator of which is the sum of (1) the original principal amount of the home equity loan at its date of origination and (2) the outstanding principal amount of any senior loan on the mortgaged property at the time of origination of the home equity loan, and the denominator of which is the “appraised value” (defined below) of the mortgaged property at the date of origination.

“Appraised value” means, with respect to property securing a home equity loan, the lesser of the appraised value determined in an appraisal obtained at origination of the home equity loan or sales price of the property at that time.

If information of the nature described above about the home equity loans is not known to the seller at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the SEC within four business days after the initial issuance of the securities.

ACCOUNTS

Certificate and Distribution Accounts

A separate Principal and Interest Account will be established for each series of securities for receipt of all amounts received on or with respect to the home equity loans. Certain amounts on deposit in the Principal and Interest Account and certain amounts available pursuant to any credit enhancement, as provided in the related prospectus supplement, will be deposited into one or more Certificate Accounts (in the case of a series of certificates) or Distribution Accounts (in the case of a series of notes). Funds in these accounts generally will be invested in eligible investments maturing, with certain exceptions, not later, in the case of funds in the Principal and Interest Account, than the day the funds are due to be deposited in the Certificate or Distribution Account or otherwise distributed and, in the case of funds in the Certificate or Distribution Account, than the business day preceding the next distribution date for the related series of securities. For purposes of this prospectus, the term “Certificate Account” may be used in place of “Distribution Account.”

We refer you to “—Eligible Investments” and “The Agreements—Deposits to Principal and Interest Account and Certificate Account” below for more detail.

Prefunding and Capitalized Interest Accounts

If specified in the related prospectus supplement, a issuing entity will include one or more Prefunding Accounts, that are segregated trust accounts established and maintained with the trustee for the related series. If so specified, on the closing date for the series, a prefunded amount representing a portion of the proceeds of the sale of the securities limited to 50% of the aggregate principal amount of the series may be deposited in the Prefunding Account and may be used to purchase additional home equity loans during a prefunding period, not to exceed six months, specified in the related prospectus supplement. Pending the purchase of additional home equity loans, funds deposited in the Prefunding Account will be invested in eligible investments. If any prefunded amount remains on deposit in the Prefunding Account at the end of the prefunding period, this amount will be applied in the manner specified in the related prospectus supplement to prepay the notes or the certificates of the applicable series.

Each additional home equity loan must satisfy the eligibility criteria specified in the related prospectus supplement and related agreements. This eligibility criteria will be determined in consultation with the relevant rating agencies and any credit enhancer prior to the issuance of the related series and are designed to ensure that if the additional home equity loans were included as part of the initial home equity loans, the credit quality of the assets as a whole would continue to be consistent with the initial rating on the securities. The eligibility criteria will apply to the aggregate pool of home equity loans, including the original and the additional home equity loans, and must include a minimum weighted average interest rate, a maximum weighted average remaining term to maturity and a maximum weighted average combined loan-to-value ratio. Depending on the composition of the original home equity loans and the type of credit enhancement, additional eligibility criteria, such as a minimum interest rate, a maximum principal balance, a limitation on geographic concentration and a limit on certain types of home equity loans such as balloon loans or loans secured by other than primary residences, may need to be satisfied. The seller will certify to the trustee that all conditions precedent to the transfer of the additional home equity loans, including the satisfaction of the eligibility criteria applicable to the issuing entity, have been satisfied. It is a condition to the transfer of any additional home equity loans to the issuing entity that no rating agency, after receiving prior notice of the proposed transfer of the additional home equity loans to the issuing entity, advises the seller or the trustee or any credit enhancer that the conveyance of the additional home equity loans will result in a qualification, modification or withdrawal of its then current rating of any class of notes or certificates of the series. Following the transfer of additional home equity loans to the issuing entity, the aggregate characteristics of the home equity loans then held in the issuing entity may vary from those of the initial home equity loans. As a result, the additional home equity loans may adversely affect the performance of the related securities.

If a Prefunding Account is established, one or more Capitalized Interest Accounts, which must be segregated trust accounts, may be established and maintained with the trustee for the related series. On the relevant closing date, a portion of the proceeds of the sale of the securities will be deposited in the Capitalized Interest Account and used to pay interest accrued on the securities and, if specified in the related prospectus supplement, certain fees or expenses (such as trustee fees and credit enhancement fees) that are not covered by interest generated by the home equity loans in the issuing entity during the prefunding period and available to pay these amounts. Pending use for this purpose, amounts on deposit in the Capitalized Interest Account will be invested in eligible investments. If specified in the related prospectus supplement, amounts on deposit in the Capitalized Interest Account may be released to the seller prior to the end of the prefunding period subject to the satisfaction of certain tests specified in the related prospectus supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the prefunding period will be distributed to the person specified in the related prospectus supplement.

Eligible Investments

Each agreement generally will define eligible investments to include the following (if the rating agencies that rate the relevant series of securities do not include Standard & Poor’s or Moody’s, the ratings referred to below will instead refer to the equivalent ratings of any other rating agency that rates the series):

•

direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, if these obligations are backed by the full faith and credit of the United States, Fannie Mae senior debt obligations and Freddie Mac senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

•

Freddie Mac participation certificates which guaranty timely payment of principal and interest;

•

Fannie Mae mortgaged-backed securities (other than stripped mortgage securities);

•

repurchase agreements with a term of 30 days or less collateralized by obligations specified in the three subparagraphs above, if the unsecured short-term or long-term debt obligations of the party agreeing to repurchase these obligations are rated “A-1+” or “AA” (or better), respectively, by Standard & Poor’s and “P-1” or “Aa2” (or better), respectively, by Moody’s;

•

federal funds, certificates of deposit, time deposits and bankers’ acceptances of any domestic bank, if the unsecured short-term debt obligations of the bank have been rated “A-1” by Standard & Poor’s and “P-1” by Moody’s;

•

commercial paper (having original maturities of not more than 270 days) which has been rated by each of Standard & Poor’s and Moody’s in its highest unsecured short-term debt rating category;

•

interests in any money market fund which has a rating of either “AAAm” or “AAAm-G” by Standard & Poor’s and “Aaa” by Moody’s; and

•

deposits of any bank or savings and loan association which has a long-term deposit rating of “AA-” or better by Standard & Poor’s and “A2” or better by Moody’s and has combined capital, surplus and undivided profits of at least $50,000,000.

However, no instrument described above may evidence either the right to receive (1) only interest with respect to the obligations underlying the instrument or (2) both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments with respect to the instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. In addition, no instrument may be purchased at a price greater than par if the instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

To the extent any investment would require registration of the issuing entity as an investment company, that investment will not constitute an eligible investment.

The servicer will select the eligible investments in which the amounts on deposit in the relevant accounts will be invested. If any amounts are needed for disbursement from any account held by the trustee and sufficient uninvested funds are not available to make such disbursement, the trustee will sell or otherwise convert to cash as directed by the servicer a sufficient amount of the investments in the account. Any investment earnings or losses on funds held in an account will be for the account of the servicer, except that, for the Certificate Account, any gain from investment earned on the business day immediately preceding a distribution date will be retained by the trustee.

Revolving Period and Amortization Period; Retained Interest

If the related prospectus supplement so provides, there may be a revolving period commencing on the date of issuance of a class or classes of notes or certificates of a series and ending on the date set forth in the prospectus supplement during which limited or no principal payments will be made to one or more classes of notes or certificates of the related series identified in the prospectus supplement. Some or all collections of principal otherwise allocated to these classes of notes or certificates may be:

•

utilized during the revolving period to acquire additional home equity loans which satisfy the criteria specified above and the criteria set forth in the related prospectus supplement;

•

held in an account and invested in eligible investments for later distribution to holders; or

•

applied to those notes or certificates, if any, specified in the related prospectus supplement that are in amortization.

An amortization period is a period during which an amount of principal is payable to holders of a series which, during the revolving period, were not entitled to payments of principal. If specified in the related prospectus supplement, during an amortization period all or a portion of principal collections on the home equity loans may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates specified in the related prospectus supplement as then being entitled to payments of principal. In addition, if specified in the related prospectus supplement, amounts deposited in certain accounts for the benefit of one or more classes of notes or certificates may be released from time to time or on a specified date and applied as a payment of principal on those classes of notes or certificates. The related prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each series which has a revolving period may also issue to the depositor or one of its affiliates a retained interest security, which is an undivided beneficial interest in the series not represented by the other securities issued by the depositor. As further described in the related prospectus supplement, the value of the retained interest security will fluctuate as the outstanding amount of notes and certificates of the related series is reduced.

ENHANCEMENT

The amounts and types of credit enhancement arrangements and the provider of the credit enhancement, if applicable, with respect to a series or any class of securities will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, credit enhancement for any series of securities may cover one or more classes of notes or certificates, and accordingly may be exhausted for the benefit of a particular class of notes or certificates and afterwards be unavailable to other classes of notes or certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related prospectus supplement.

If specified in the related prospectus supplement, credit enhancement may only take the form of:

•

a financial guaranty insurance policy, which will be issued by a monoline insurance company and which, subject to the terms of the policy, will guarantee timely payment of interest on, and ultimate (as opposed to timely) payment of principal of, the applicable class or classes of securities;

•

overcollateralization, which will equal the excess of the aggregate principal balance of the home equity loans over the aggregate principal balance of the securities. Overcollateralization may be created by the initial or subsequent deposit of home equity loans or may build over time from the application of certain excess cash amounts generated by the home equity loans to accelerate the amortization of the applicable class or classes of securities;

•

crosscollateralization, where one or more forms of credit enhancement permitted by this prospectus that is available to primarily support payments on the securities of one loan group or one class of securities may be used to support payments on the securities of another loan group or class of securities;

•

a letter of credit, which will be issued by a bank or other financial institution in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from certain excess cash amounts generated by the home equity loans. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest;

•

a cash reserve fund, which may be partially or fully funded on the date of issuance or may be funded over time from certain excess cash amounts generated by the home equity loans. Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit;

•

insurance policies, such as mortgage insurance, hazard insurance and other insurance policies, which may insure a portion of the home equity loans against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies;

•

subordinated securities, which will be subordinated in the right to receive distributions to one or more other classes of more senior securities of the same series, some or all of which may themselves be subordinated to other classes in the series. Subordination may be with respect to distributions of interest, principal or both. In addition, all or portions of certain types of losses on the home equity loans may be allocated to one or more classes of subordinate securities prior to their allocation to other classes of more senior securities in the applicable series; or

•

any combination of the foregoing.

The presence of credit enhancement is intended to increase the likelihood of receipt by the holders of securities of the full amount of principal and interest due on their securities and to decrease the likelihood that the holders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, such as basis risk and liquidity risk, to the extent and under the conditions specified in the related prospectus supplement. Forms of credit enhancement may provide for one or more classes of securities to be paid in foreign currencies. The credit enhancement for a class of securities generally will not provide protection against all risks of loss and may not guarantee repayment of all principal and interest on the securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, holders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one class of securities of a series, holders of one class will be subject to the risk that the credit enhancement will be exhausted by the claims of holders of other classes.

Derivative Instruments

If so specified in the prospectus supplement relating to a series of securities, the trust will enter into, or obtain an assignment of, one or more derivative products, which may only include (i) a swap to convert floating or fixed rate payments, as applicable, on the home equity loans into fixed or floating rate payments, as applicable, on the securities, or (ii) a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the home equity loans and/or the securities.  In addition, if so specified in the prospectus supplement relating to a series of securities, the trust may enter into one or more currency swaps.

The related prospectus supplement will describe the material terms and risks associated with each such derivative agreement and the risks associated with the related counterparty. The prospectus supplement relating to the series of securities also will set forth information relating to the applicable significance estimate and significance percentage (as such terms are defined in Regulation AB), and, to the extent required, the corporate status, ownership and credit quality of the counterparty or counterparties to each such derivative instrument in accordance the provisions of Regulation AB.

The related prospectus supplement will provide disclosure required by Item 301 of Regulation S-K if the aggregate significance percentage related to any entity or group of affiliated entities providing derivative instruments is 10% or more, but less than 20%, for such entity or group of affiliated entities.  The related prospectus supplement will provide disclosure required by Regulation S-X if the aggregate significance percentage related to any entity or group of affiliated entities providing derivative instruments is 20% or more for such entity or group of affiliated entities.

THE AGREEMENTS

The provisions of the applicable pooling and servicing agreement, trust agreement, sale and servicing agreement and indenture will vary depending on the nature of the securities to be issued thereunder and the nature of the related issuing entity. The following summaries describe the material provisions of the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus by reference as part of the summaries contained in this prospectus.

General

At the time of issuance of the securities of a series, the seller will transfer, convey and assign to the depositor and the depositor will transfer, convey and assign to the issuing entity all right, title and interest of the seller and the depositor in the home equity loans to be transferred to the depositor and the issuing entity for that series. The assignment will include all principal collected and interest due on or with respect to the home equity loans after the cut-off date to the extent specified in the related prospectus supplement (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

Repurchase and Substitution of Non-Conforming Home Equity Loans

Under the applicable agreement, as of the closing date for a series of securities, the seller and the servicer will make certain representations and warranties about the home equity loans transferred to the issuing entity.

These representations and warranties will include representations and warranties regarding:

•

title to and encumbrances on the home equity loans;

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the type of mortgaged property securing the home equity loans;

•

the loan-to-value ratios of the home equity loans;

•

the schedule of monthly payments on the home equity loans;

•

the priority, validity and enforceability of the mortgages securing the home equity loans;

•

delinquency information for the home equity loans;

•

the condition of the mortgaged properties;

•

compliance of the home equity loans with applicable laws, and whether any of the loans are “high cost” loans as defined by applicable predatory or abusive lending laws;

•

title insurance, hazard insurance and flood insurance with respect to the mortgaged properties;

•

the validity and binding effect of the obligations of the borrowers under the home equity loans;

•

the geographic concentrations of the home equity loans;

•

compliance of the mortgaged properties and the use and occupancy thereof with applicable laws, including environmental laws; and

•

the underwriting of the home equity loans, the accuracy of the information submitted by the borrowers for the home equity loans and the appraisal of the mortgaged properties.

Pursuant to the related agreement, upon the discovery by the depositor, the seller, the credit enhancer, if any, the servicer, any sub-servicer, any holder, the custodian for the home equity loans or the trustee that the representations and warranties of the seller or the servicer about the home equity loans are untrue in any material respect as of the closing date, with the result that the interests of the holders or of the credit enhancer are materially and adversely affected, the party discovering the breach is required to give prompt written notice to the other parties.

Upon the earlier of the seller’s discovery, or its receipt from any of the other parties of notice, of breach of a representation or warranty with respect to a home equity loan or the time that an existing untrue statement results in a situation that materially and adversely affects the interests of the holders or the credit enhancer, if any, in the home equity loan, the seller will be required promptly to cure the breach in all material respects or the seller will, on or prior to the second Monthly Remittance Date (defined under “Deposits to Principal and Interest Account and Certificate Account” below) immediately succeeding the discovery, receipt of notice or applicable time:

•

substitute each home equity loan which has given rise to the requirement for action by the seller with a “Qualified Replacement Mortgage” (as defined in the related agreement) and deliver an amount equal to the applicable Substitution Amount (defined below) to the trustee, to be deemed part of the collections remitted by the servicer on the applicable Monthly Remittance Date; or

•

purchase the home equity loan from the trust at a purchase price equal to the applicable Loan Purchase Price (defined below), which will be delivered to the trustee along with the Monthly Remittance Amount (defined under “Deposits to Principal and Interest Account and Certificate Account” below) remitted by the servicer on the applicable Monthly Remittance Date.

Despite any contradictory provision of the related agreement, if a REMIC election is made with respect to the issuing entity, no repurchase or substitution of any home equity loan not in default or as to which no default is imminent may be made unless the seller obtains for the trustee and any credit enhancer an opinion of counsel experienced in federal income tax matters stating that a repurchase or substitution of this kind would not constitute a “prohibited transaction” (within the meaning of the Internal Revenue Code) for the REMIC or otherwise subject the REMIC to tax and would not jeopardize the status of the REMIC as such, which we refer to as a “REMIC Opinion”, addressed and acceptable to the trustee and any credit enhancer. The seller will also deliver an officer’s certificate to the trustee and any credit enhancer concurrently with the delivery of a Qualified Replacement Mortgage stating that the home equity loan meets the requirements of a Qualified Replacement Mortgage and that all other conditions to substitution of the Qualified Replacement Mortgage have been satisfied.

Any home equity loan as to which repurchase or substitution was delayed pursuant to the related agreement will be repurchased or substituted for (subject to compliance with the provisions of the related agreement) upon the earlier of the occurrence of a default or imminent default with respect to the home equity loan and receipt by the trustee and the credit enhancer, if any, of a REMIC Opinion.

The obligation of the seller to so substitute or repurchase any home equity loan as to which a representation or warranty is untrue in any material respect and has not been remedied constitutes the sole remedy available to the holders and the trustee.

“Loan Purchase Price” means an amount equal to the outstanding principal balance of a home equity loan as of the date of purchase (assuming that the Monthly Remittance Amount remitted by the servicer on the applicable Monthly Remittance Date has already been remitted), plus all accrued and unpaid interest on the home equity loan at the coupon rate to but not including the date of purchase together with (without duplication) the aggregate amount of (1) all unreimbursed Delinquency Advances and Servicing Advances already made with respect to the home equity loan, (2) all Delinquency Advances which the servicer has so far failed to remit with respect to the home equity loan, (3) all reimbursed Delinquency Advances and Servicing Advances to the extent that the reimbursement is not made from the mortgagor and (4) any costs and damages incurred by the issuing entity in connection with any violation by the home equity loan of any predatory or abusive lending law.

“Substitution Amount” means an amount equal to the excess, if any, of the outstanding principal balance of the home equity loan being replaced over the outstanding principal balance of the replacement home equity loan, together with (without duplication) the aggregate amount of (1) all unreimbursed Delinquency Advances and unreimbursed Servicing Advances made, (2) all accrued and unpaid interest and (3) any costs and damages incurred by the issuing entity in connection with any violation by the home equity loan of any predatory or abusive lending law, with respect to the home equity loan being replaced.

See “—Advances; Compensating Interest” for a definition of what constitutes a “Delinquency Advance” and a “Servicing Advance”.

We refer you to “FEDERAL INCOME TAX CONSEQUENCES” and “ERISA CONSIDERATIONS” for a more detailed discussion of federal income tax and ERISA implications.

Assignment of Home Equity Loans

Pursuant to the related agreement, the seller will transfer, assign, set over and otherwise convey without recourse to the depositor and the depositor will transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the holders all right, title and interest of the seller in and to each home equity loan and all its right, title and interest in and to all principal received on each home equity loan on and after the cut-off date and interest due on each home equity loan after the cut-off date. However, the seller will reserve and retain all its right, title and interest in and to principal received (including prepayments of the home equity loans) and interest due on each home equity loan prior to the cut-off date. As a protective measure only, the seller will also grant to the depositor and the depositor will also grant to the trustee a first priority, perfected security interest in the issuing entity in case the transfer of the home equity loans is considered by a court of law or equity to be a loan and not a sale.

In connection with the transfer and assignment of the home equity loans, the seller will be required to:

(1)

deliver without recourse to the trustee or a custodian (which may be an affiliate or agent of the trustee) on behalf of the trustee, on the date the home equity loans are assigned to the issuing entity, with respect to each of the loans, which will be identified in a schedule of home equity loans in the relevant agreement:

•

the original mortgage note, endorsed in blank or to the order of the trustee;

•

either (a) the original title insurance policy or a copy certified by the issuer of the title insurance policy or, if not available, the original title insurance commitment or a copy certified as a true copy by the closing agent or the seller, (b) if title insurance is not available in the applicable state, the relevant attorney’s opinion of title, or (c) for home equity loans the original principal balance of which is $40,000 or less, a property report describing the status of title to the mortgaged property and a related indemnity in favor of the seller, issued by a title company qualified to do business in the jurisdiction where the mortgaged property is located;

•

originals or copies certified by the closing agent or the seller of all intervening assignments, if any, showing a complete chain of title from origination to the seller, including warehousing assignments, if recorded;

•

originals of all assumption and modification agreements, if any;

•

either the original mortgage, with evidence of recording (if the original mortgage has been returned to the seller from the applicable recording office), a copy of the mortgage (if the original mortgage has not been returned to the seller) certified by the closing agent or the seller, or a copy of the mortgage certified by the public recording office in those instances where the original recorded mortgage has been lost or retained by the recording office; and

•

the original assignment of mortgage to the trustee in recordable form;

(2)

cause, within 60 days following the date the home equity loans are assigned to the issuing entity, assignments of the mortgages to the trustee to be submitted for recording in the appropriate jurisdictions. Alternatively, except as provided in the related agreement, the seller may furnish to the trustee, any credit enhancer and the rating agencies, by the date that the home equity loans are assigned to the issuing entity, at the seller’s expense, an opinion of counsel with respect to the relevant jurisdiction that recording is not required to perfect the trustee’s interests in the related home equity loans (in form satisfactory to the trustee, any credit enhancer and the rating agencies); and

(3)

deliver (a) the title insurance policy, attorney’s opinion of title or property report, (b) the original mortgages and (c) the recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the custodian on behalf of the trustee within 15 days of receipt by the seller (but in any event, with respect to a mortgage as to which original recording information has been made available to the seller, within one year after the date the home equity loans are assigned to the issuing entity).

With respect to up to 10% of the home equity loans in an issuing entity, the depositor may deliver all or a portion of each related mortgage file to the trustee or the custodian not later than 20 days after the date the home equity loans are assigned to the issuing entity.

The trustee will agree, for the benefit of the holders, to cause the custodian to review each file with respect to the home equity loans within 45 days after the date that the home equity loans are assigned to the issuing entity (or the date of receipt of any documents delivered to the trustee after the closing date), to ascertain that all required documents (or certified copies of documents) have been executed and received. If during this 45-day period the custodian finds any document constituting a part of a file which is not properly executed, has not been received or is unrelated to the home equity loans or that any home equity loan does not conform in a material respect to the description set forth in the schedule of home equity loans in the relevant agreement, the custodian will promptly notify the depositor, the seller, the holders and the credit enhancer, if any. The seller will agree in the related agreement to use reasonable efforts to remedy a material defect in a document constituting part of a file of which it is notified by the custodian.

If, however, within 90 days after notice to it with respect to the defect, the seller has not remedied the defect and the defect materially and adversely affects the interest in the related home equity loan of the holders or any credit enhancer, the seller will be required on the next succeeding Monthly Remittance Date to (or will cause an affiliate of the seller to) (1) substitute in lieu of the home equity loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the trustee (to be deemed part of the collections remitted by the servicer on the Monthly Remittance Date) or (2) purchase the home equity loan from the trust at a purchase price equal to the applicable Loan Purchase Price, which will be delivered to the trustee along with the Monthly Remittance Amount remitted by the servicer on the Monthly Remittance Date. If a REMIC election is made with respect to the issuing entity, no substitution or purchase of a home equity loan that is not in default or as to which no default is imminent will be made unless the seller obtains for the trustee and any credit enhancer a REMIC Opinion acceptable to the trustee and any credit enhancer.

In addition, the custodian on behalf of the trustee has agreed to undertake a review during the 12th month after the closing date indicating the current status of the exceptions previously indicated on the pool certification with respect to the applicable agreement. After delivery of this final certification, the custodian, on behalf of the trustee, and the servicer will provide to the trustee and the credit enhancer, if any, at least monthly, updated certifications indicating the then current status of exceptions, until all exceptions have been eliminated.

Deposits to Principal and Interest Account and Certificate Account

Pursuant to the related agreement, the servicer will be required to create and maintain a Principal and Interest Account, in the name of the trustee, as a segregated account with one or more depository institutions, which may be affiliates of the servicer. All funds in the Principal and Interest Account are required to be held uninvested or invested in eligible investments, as defined in the related agreement. Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the next Monthly Remittance Date. Any investment earnings and losses on funds held in the Principal and Interest Account are for the account of the servicer, and net losses must be promptly replenished by the servicer.

Within two business days of receipt, the servicer will be required to deposit to the Principal and Interest Account all principal received and interest due on the home equity loans (net of the servicing fee) on and after the related cut-off date, including any prepayments of the home equity loans, any Net Liquidation Proceeds (defined below) and any income from REO properties, but net of the following:

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Net Liquidation Proceeds to the extent that Net Liquidation Proceeds exceed the sum of (a) the loan balance of the related home equity loan immediately prior to liquidation, (b) accrued and unpaid interest on the home equity loan (net of the servicing fee) to the date of liquidation and (c) the amount of any reduction of the loan balance of the related home equity loan by a court in an insolvency proceeding;

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principal (including prepayments of the home equity loans) collected and interest due on the home equity loans prior to the cut-off date;

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reimbursements for unreimbursed Delinquency Advances and unreimbursed Servicing Advances (in each case, solely from amounts recovered on the related home equity loan); and

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reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal or interest on a home equity loan by a mortgagor which are subsequently returned by a depository institution as unpaid.

The servicer may make withdrawals for its own account from the Principal and Interest Account for the following purposes:

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on each Monthly Remittance Date, to pay itself the servicing fee to the extent not otherwise retained;

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to withdraw net investment earnings on amounts on deposit in the Principal and Interest Account;

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to withdraw amounts that have been deposited to the Principal and Interest Account in error;

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to reimburse itself for unreimbursed Delinquency Advances and unreimbursed Servicing Advances (in each case, solely from amounts recovered on the related home equity loan);

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to reimburse itself for nonrecoverable Delinquency Advances and nonrecoverable Servicing Advances to the extent provided under “Advances; Compensating Interest” below or as described in the related prospectus supplement; and

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to clear and terminate the Principal and Interest Account following the termination of the issuing entity.

The servicer will remit to the trustee for deposit in the Certificate Account the Monthly Remittance Amount (defined below) allocable to a Remittance Period (defined below) not later than the related Monthly Remittance Date (defined below). On each distribution date for a series of securities, the trustee will withdraw amounts from the Certificate Account and make the distributions with respect to the securities in accordance with the provisions of the related agreement.

“Monthly Remittance Amount” means as of any Monthly Remittance Date:

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all interest received during the related Remittance Period with respect to the home equity loans (other than interest received on or after the cut-off date that accrued on the home equity loans during the calendar month prior to the cut-off date);

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all Compensating Interest (defined under “Advances; Compensating Interest” below) paid by the servicer on the Monthly Remittance Date;

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the portion of the Loan Purchase Price amounts and Substitution Amounts relating to interest on the home equity loans paid by the seller or the servicer on or prior to the Monthly Remittance Date;

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the interest portion of all Net Liquidation Proceeds actually collected by the servicer with respect to the home equity loans during the related Remittance Period;

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the principal actually collected by the servicer with respect to home equity loans during the related Remittance Period;

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the outstanding principal balance of each home equity loan that was purchased from the trustee on or prior to the Monthly Remittance Date, to the extent the outstanding principal balance was actually deposited in the Principal and Interest Account on or prior to the Monthly Remittance Date;

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any Substitution Amounts relating to principal delivered by the seller in connection with a substitution of a home equity loan to the extent these Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to the Monthly Remittance Date;

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the principal portion of all Net Liquidation Proceeds actually collected by the servicer with respect to the home equity loans during the related Remittance Period; and

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investment losses required to be deposited on the Monthly Remittance Date.

“Monthly Remittance Date” means the date specified in the related prospectus supplement on which funds on deposit in the Principal and Interest Account are remitted to the Certificate Account.

“Net Liquidation Proceeds” means the proceeds of any liquidation of a home equity loan net of (1) expenses incurred by the servicer (including unreimbursed Servicing Advances) in connection with the liquidation and (2) unreimbursed Delinquency Advances relating to the home equity loan.

“Remittance Period” means with respect to any Monthly Remittance Date, the calendar month preceding the Monthly Remittance Date.

Advances; Compensating Interest

Delinquency Advances. On each Monthly Remittance Date, the servicer will be required to advance to the trustee for deposit to the Certificate Account, out of the servicer’s own funds or from collections on any home equity loans that are not required to be distributed on the distribution date occurring during the month in which the advance is made (but which will be reimbursed by the servicer on or before any subsequent Monthly Remittance Date on which the collection used to make the advance is required to be part of the Monthly Remittance Amount), any delinquent payment of interest with respect to each delinquent home equity loan, which was not received on or prior to the last day of the related Remittance Period and was not already advanced by the servicer. Advances out of the servicer’s own funds are called “Delinquency Advances”. The servicer may reimburse itself for any Delinquency Advances paid from the servicer’s own funds, from late collections on the related home equity loan and from the proceeds realized upon liquidation of the related home equity loan. The servicer may also recover unreimbursed Delinquency Advances from certain amounts on deposit in the Certificate Account as specified in the related prospectus supplement.

If the servicer determines in its reasonable business judgment in accordance with the servicing standards of the related agreement that any proposed Delinquency Advance if made would not be recoverable, the servicer will not be required to make a Delinquency Advance with respect to the home equity loan. To the extent that the servicer previously has made Delinquency Advances with respect to a home equity loan that the servicer subsequently determines to be nonrecoverable, the servicer will be entitled to reimbursement for the Delinquency Advance from collections on any of the home equity loans in the related issuing entity.

Servicing Advances. Except to the extent that the servicer determines they will not be recoverable, the servicer will be required to pay all “out of pocket” costs and expenses incurred in the performance of its servicing obligations, including:

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expenditures in connection with a foreclosed home equity loan prior to its liquidation, including expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation;

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the cost of any enforcement or judicial proceedings, including foreclosures; and

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the cost of the management and liquidation of REO property (including broker’s fees).

These costs and expenses are “Servicing Advances”. The servicer may recover a Servicing Advance from the mortgagor on whose behalf the advance was made to the extent permitted by the related home equity loan or, if not recovered from the mortgagor, from proceeds realized upon the liquidation of the related home equity loan or from certain amounts on deposit in the Certificate Account as specified in the related prospectus supplement. To the extent that the servicer previously has made Servicing Advances with respect to a home equity loan that the servicer subsequently determines to be nonrecoverable, the servicer will be entitled to reimbursement for the Servicing Advance from collections on any of the home equity loans in the related issuing entity.

Compensating Interest. If any prepayment in full of a home equity loan occurs during any calendar month, the servicer must deposit any difference between the interest collected from the mortgagor in connection with the payoff and the full month’s interest at the coupon rate on the home equity loan that would be due on the related due date for the home equity loan (but not in excess of the aggregate servicing fee for the related Remittance Period), to the Principal and Interest Account on the next succeeding Monthly Remittance Date. This difference in interest is called “Compensating Interest”. This Compensating Interest will be included in the Monthly Remittance Amount to be made available to the trustee on such Monthly Remittance Date.

Advance Facility

If specified in the related agreement, the servicer may enter into a facility with any person which provides that the person — called an “advancing person” — may fund Delinquency Advances and/or Servicing Advances, although no facility of this type shall reduce or otherwise affect the servicer’s obligation to fund the Delinquency Advances and/or Servicing Advances. Any Delinquency Advances and/or Servicing Advances made by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the servicer.

Optional Repurchase of Defaulted Home Equity Loans

Subject to certain limitations contained in the related agreement, the servicer will have the right and the option, but not the obligation, to purchase for its own account any home equity loan which becomes delinquent for the number of consecutive monthly installments set forth in the related prospectus supplement or any home equity loan as to which enforcement proceedings have been brought by the servicer. However, the servicer may not purchase a home equity loan unless it has delivered a REMIC Opinion to any credit enhancer and the trustee, at its own expense. The purchase price for this home equity loan will be equal to the Loan Purchase Price, which must be deposited in the Principal and Interest Account on the next Monthly Remittance Date.

Realization Upon Defaulted Home Equity Loans

The servicer is required to have liquidated any home equity loan relating to an REO property that has not been liquidated within 35 months of effecting ownership at a price that the servicer deems necessary to comply with this requirement, or within a period of time that, in the opinion of counsel nationally recognized in federal income tax matters, is permitted under the Internal Revenue Code.

Hazard Insurance

The servicer will be required to have hazard insurance maintained with respect to mortgaged property and to advance sums on account of the premiums if not paid by the mortgagor if permitted by the terms of the home equity loan.

Servicing

Nationstar Mortgage or another servicer(s) specified in the related prospectus supplement, Nationstar Mortgage will also serve as the servicer of each home equity loan. The servicer will be entitled to a periodic servicing fee as compensation in an amount specified in the prospectus supplement. The servicer may retain the servicing fee from the interest portion of each monthly payment on the home equity loans. In addition, the servicer will be entitled to retain, as additional servicing compensation, prepayment charges, release fees, bad check charges, assumption fees, late payment charges, prepayment penalties, any other servicing-related fees or Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to the related agreement, and similar items.

The servicer may assign its obligations under the related agreement, provided it obtains the written consent of the trustee and any credit enhancer; however, the assignee must meet the eligibility requirements for a successor servicer set forth under “— Removal and Resignation of Servicer” below.

General Servicing Standard

The servicer will be required to service the home equity loans in accordance with the related agreement and the terms of the home equity loans.

The servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the home equity loans, and, to the extent the procedures are consistent with the related agreement and the terms and provisions of any applicable insurance policy, to follow collection procedures for all home equity loans at least as rigorous as those described in Fannie Mae’s Servicing Guide.

The servicer may in its discretion waive or permit to be waived (if the waiver or permission is occasioned by the default or reasonably foreseeable default of a home equity loan or is consistent with the continued treatment of the homes equity loan as a “qualified mortgage” (as defined in the Internal Revenue Code)) any late payment charge, assumption fee or any other fee or charge which the servicer would be entitled to retain as additional servicing compensation. In the event the servicer consents to the deferment of the due dates for payments due on a home equity loan, the servicer must nevertheless pay any required Delinquency Advances with respect to the interest payments extended by the servicer as if the interest portion of the installment had not been deferred.

The servicer will have the right under the related agreement (upon receiving the prior written consent of the credit enhancer, if any) to accept applications of mortgagors for consent to partial releases of mortgages, alterations and removal, demolition or division of mortgaged properties. No application for approval may be considered by the servicer unless:

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the provisions of the related mortgage have been complied with;

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the loan-to-value ratio and debt-to-income ratio after any release does not exceed the loan-to-value ratio and debt-to-income ratio of the home equity loan on the cut-off date or any later date that the home equity loan was acquired by the trust;

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any increase in the loan-to-value ratio does not exceed 5% unless approved in writing by the credit enhancer, if any; and

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the lien priority of the related mortgage is not affected.

The servicer may not agree to any modification, waiver or amendment of any provision of any home equity loan unless, in the servicer’s good faith judgment, the modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to the home equity loan and only in the event of a payment default with respect to the home equity loan or if a payment default with respect to the home equity loan is reasonably foreseeable by the servicer. However, no modification, waiver or amendment may extend the maturity date of the home equity loan beyond the date that is six months after the latest final scheduled distribution date of all the classes of offered securities then outstanding issued by the issuing entity. Despite any conflicting provisions in the related agreement, the servicer will be permitted to modify, waive or amend any provision of a home equity loan if required by statute or a court of competent jurisdiction to do so.

Sub-Servicing Arrangements

The servicer, with the prior written consent of any credit enhancer, may under the related agreement enter into sub-servicing agreements with qualified sub-servicers for any servicing and administration of home equity loans. A qualified sub-servicer must be in compliance with the laws of each state necessary to enable it to perform its obligations under the sub-servicing agreement, have experience servicing home equity loans that are similar to the home equity loans in the related issuing entity and have equity of not less than $5,000,000 (as determined in accordance with generally accepted accounting principles).

The servicer will be required to provide notice of the appointment of any sub-servicer to the trustee, the holders, any credit enhancer and each rating agency and to obtain confirmation from each rating agency that the appointment of a sub-servicer will not result in any withdrawal or downgrade of the then-current ratings on the securities (without giving effect to any credit enhancement provided by the credit enhancer). A sub-servicing agreement will not relieve the servicer of its obligations under the related agreement, and the servicer’s obligations will be the same as if it alone were servicing and administering the home equity loans. The servicer will be entitled to enter into any agreement with a sub-servicer for indemnification of the servicer by the sub-servicer and nothing contained in the sub-servicing agreement will limit or modify the terms of the related agreement.

Certain Matters Regarding the Servicer

The servicer has agreed to indemnify and hold the trustee, the depositor, each holder and any credit enhancer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the trustee, the depositor, each holder and any credit enhancer may sustain in any way related to the failure of the servicer to perform its duties and service the home equity loans in compliance with the terms of the related agreement, except to the extent limited in the related agreement. The servicer must immediately notify the trustee, the depositor, each holder and any credit enhancer if a claim is made by a third party with respect to the related agreement, and the servicer must assume the defense of any claim and pay all expenses in connection with the claim, including reasonable counsel fees. It must also promptly pay, discharge and satisfy any judgment or decree that may be entered against the servicer, the trustee, the depositor, each holder and/or any credit enhancer with respect to the claim. The trustee must reimburse the servicer from amounts otherwise distributable on residual interest securities for the related series for all amounts advanced by the servicer as described in this paragraph, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the servicer to perform its duties in compliance with the related agreement. The indemnification provisions will survive the termination of the related agreement and the payment of the outstanding securities.

Evidence as to Compliance

The related agreement for each series will require each servicer, the trustee, any securities administrator, each custodian, each subservicer and any other party that is participating in the function of servicing the home equity loans (including those entities to which servicing functions are outsourced) to provide to the depositor and any other party specified in the related agreement, on an annual basis on or before March 20, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance, all in accordance with Item 1122 of Regulation AB. In addition, the related agreement will require each servicer, the trustee, any securities administrator, each custodian, each subservicer and any other party that is participating in the function of servicing the home equity loans (including those entities to which servicing functions are outsourced) to provide to the depositor and any other party specified in the related agreement, on an annual basis on or before March 20 a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the related agreement has been made under such officer’s supervision and (b) to the best of that officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the related agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

Merger, Conversion, Consolidation or Succession to Business of Servicer

Any corporation, limited liability company or other entity into which the servicer is merged or converted or with which it is consolidated, or any corporation, limited liability company or other entity resulting from any merger, conversion or consolidation to which the servicer is a party, or any corporation, limited liability company or other entity succeeding to all or substantially all of the business of the servicer, will be the successor to the servicer under the relevant agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the relevant agreement, provided that such corporation, limited liability company or other entity meets the qualifications set forth under “—Removal and Resignation of Servicer” below and the resulting corporation, limited liability company or other entity has a tangible net worth of at least $15,000,000.

For this purpose, “tangible net worth” means the difference between: (a) the tangible assets of the servicer and its affiliates calculated in accordance with generally accepted accounting principles, as reduced by adequate reserves in each case where a reserve is appropriate; and (b) all indebtedness, including subordinated debt, of the servicer and its affiliates; provided that (i) intangible assets such as patents, trademarks, trade names, copyrights, licenses, goodwill, organization costs, advances or loans to, or receivables from, directors, officers, employees or affiliates, prepaid assets, amounts relating to covenants not to compete, pension assets, deferred charges or treasury stock of any securities unless the same are readily marketable in the United States of America or are entitled to be used as a credit against federal income tax liabilities, shall not be included in the calculation of (a) above, (ii) securities included as tangible assets shall be valued at their current market price or cost, whichever is lower and (iii) any write-up in book value of any assets shall not be taken into account.

Removal and Resignation of Servicer

The credit enhancer, if any, or the trustee (with the consent of the credit enhancer, if any), or, if there is no credit enhancer, the holders of at least 51% of the interests represented by the securities of the series then outstanding, will have the right, pursuant to the related agreement, to remove the servicer upon the occurrence of certain events specified in the related agreement, which we refer to as “servicer termination events”, including:

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certain acts of bankruptcy or insolvency of the servicer;

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certain failures of the servicer to perform its obligations under the related agreement (which may include certain performance tests related to the delinquency rate and cumulative losses of the home equity loans, which tests may be amended or eliminated by the credit enhancer, if any, without the consent of the holders); or

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the failure of the servicer to cure material breaches of its representations in the related agreement.

The servicer is not permitted to resign from the obligations and duties imposed on it under the related agreement except upon written consent of the trustee or a determination that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, as long as the activities in question are of a type and nature carried on by the servicer on the date of the related agreement. Any determination permitting the resignation of the servicer must be evidenced by an opinion of counsel confirming these matters, which must be delivered, and reasonably acceptable, to the trustee and any credit enhancer.

Upon removal or resignation of the servicer, the trustee may solicit bids for a successor servicer as described in the related agreement. Until a successor servicer is appointed pursuant to the terms of the related agreement, the trustee must serve in the capacity of successor servicer. The credit enhancer, if any, may appoint any successor servicer other than the trustee. If the credit enhancer, if any, does not appoint a successor servicer, the trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint or petition a court of competent jurisdiction to appoint any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by Freddie Mac or Fannie Mae that has equity of not less than $5,000,000, and is acceptable to any credit enhancer, as the successor to the servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer. Upon the occurrence of a servicer termination event in connection with a failure by the servicer to make a required Delinquency Advance, the servicer will be deemed to have been automatically removed as servicer and the trustee will immediately become the successor servicer.

No removal or resignation of the servicer will become effective until the trustee or another successor servicer shall have assumed the servicer’s responsibilities and obligations in accordance with the related agreement.

Upon removal or resignation of the servicer, the servicer, at its own expense, must promptly deliver to the trustee or successor servicer all the books and records that the servicer has maintained for the home equity loans, and any collections due to the issuing entity then being held by the servicer and any collections received by the servicer thereafter must be remitted to the trustee or successor servicer.

The compensation of any successor servicer (other than the trustee) will be the amount agreed to between the successor servicer and the trustee (up to a maximum of 0.50% per annum on the outstanding principal balance of each home equity loan), together with the other servicing compensation in the form of assumption fees, late payment charges and similar items provided in the related agreement. If the trustee becomes the successor servicer, the trustee will receive as its compensation the same compensation paid to the servicer immediately prior to the servicer’s resignation or removal.

If the servicer resigns or is replaced, the servicer must reimburse the issuing entity and the holders for the costs and expenses associated with the transfer of servicing to the replacement servicer, subject to a maximum reimbursement to all parties of $25.00 for each home equity loan then included in the issuing entity.

The trustee must give notice to the depositor, the holders, the seller and the rating agencies of any servicer termination event of which the trustee becomes aware.

The Trustee

The trustee or indenture trustee under each pooling and servicing agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will also be named in the related prospectus supplement. The commercial bank, national banking association, trust company or other person serving as trustee, indenture trustee or owner trustee may have normal banking relationships with the sponsor, the seller, the depositor and the servicer and their affiliates.

Reporting Requirements

On each distribution date the trustee will be required to report in writing (based on information provided to the trustee by the servicer) to each holder, each rating agency and the credit enhancer, if any:

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the applicable record dates, accrual dates and determination dates for calculating distributions and actual distribution dates for the distribution period;

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cash flow received and the sources thereof for distributions, fees and expenses;

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calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment;

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fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses;

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payments accrued or paid with respect to enhancement, with an identification of the general purpose of such payments and the party receiving such payments;

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principal, interest and other distributions accrued and paid on the securities by type and by class or series and any principal or interest shortfalls or carryovers;

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the amount of excess cash flow or excess spread and the disposition of excess cash flow;

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beginning and ending principal balances of the securities;

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interest rates applicable to the pool assets and the securities, to the extent applicable;

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any amounts drawn on any credit enhancement and the amount of coverage remaining under any such enhancement, to the extent applicable;

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number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, including weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts;

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delinquency and loss information for the period;

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information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements;

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any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

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material breaches of pool asset representations or warranties or transaction covenants;

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information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

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the amount of the distribution with respect to each class of securities (based on a security in the original principal amount of $1,000);

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the amount of the distribution allocable to principal, separately identifying the aggregate amount of any prepayments in full or partial prepayments or other recoveries of principal included in the principal amount paid on the home equity loans (based on a security in the original principal amount of $1,000);

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the amount of the distribution allocable to interest (based on a security in the original principal amount of $1,000);

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if the distribution (net of any payment by any credit enhancer) to the holders of any class of securities on the distribution date was less than the amounts distributable to these holders on the distribution date, the related carry-forward amount resulting from the shortfall;

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the amount of any payment by any credit enhancer included in the amounts distributed to the holders of each class of securities on the distribution date;

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the beginning and ending principal balances of each class of securities which will be outstanding after giving effect to any payment of principal on the distribution date;

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the amount of any overcollateralization amount, target overcollateralization amount or collateralization deficit remaining after giving effect to all distributions and transfers on the distribution date;

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the total of any Substitution Amounts or Loan Purchase Price amounts included in the distribution;

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the weighted average coupon rate of the home equity loans in the aggregate or in each home equity loan group (if applicable);

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other information that the credit enhancer or any holder of securities may reasonably request with respect to delinquent home equity loans;

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the largest home equity loan balance with respect to all the home equity loans or in each home equity loan group (if applicable);

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the interest rate for each class of securities on the distribution date and the home equity loan pass-through rate on any securities subject to an available funds or weighted average coupon limitation;

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during any prefunding period, the loan balance of any home equity loans added to the trust during the related Remittance Period;

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during any prefunding period, the remaining amounts in the Prefunding Account as of the last day of the related Remittance Period; and

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any other information specified in the related prospectus supplement or related agreement.

Certain obligations of the trustee to provide information to the holders are conditioned upon the trustee’s having received the information from the servicer.

In addition, on each distribution date the trustee will be required to distribute to each holder, the credit enhancer, if any, and the rating agencies, together with the information described above, the following information prepared by the servicer and furnished to the trustee:

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the number and aggregate principal balances of home equity loans (1) 30-59 days delinquent, 60-89 days delinquent, or 90 or more days delinquent, as of the close of business on the last day of the Remittance Period immediately preceding the distribution date, (2) the number and aggregate loan balances of all home equity loans, as of the close of business on the last day of the Remittance Period immediately preceding the distribution date, and (3) the percentage that each of the amounts specified in clause (1) represents as a percentage of the amounts specified in clause (2);

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the status and the number and dollar amounts of all home equity loans in foreclosure proceedings as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

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the number of mortgagors and the loan balances of the related mortgages involved in bankruptcy proceedings as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

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the number of mortgagors and the loan balances of the home equity loans that are “balloon” loans as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

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the existence and status of any REO properties as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

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the book value of any REO properties as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

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the realized losses incurred on the home equity loans for the Remittance Period immediately preceding the distribution date and the cumulative realized losses incurred on the home equity loans from the closing date to and including the Remittance Period immediately preceding the distribution date; and

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the amount of Net Liquidation Proceeds realized on the home equity loans during the Remittance Period immediately preceding the distribution date.

Removal of Trustee for Cause

The trustee may be removed upon the occurrence of any one of the following events, whatever the reason for the event and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

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failure by the trustee to make distributions of available amounts;

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breaches of covenants and representations by the trustee;

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certain acts of bankruptcy or insolvency on the part of the trustee; or

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failure to meet the standards of trustee eligibility as set forth in the related agreement.

If any of these events occurs and is continuing, then (1) the credit enhancer, if any, or (2) with the prior written consent of any credit enhancer (which may not be unreasonably withheld), the depositor and the holders of a majority of the interests represented by the securities of the series then outstanding, or (3) if there are no securities then outstanding, the owners of the residual interest securities, may appoint a successor trustee.

Governing Law

The agreements and each security will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed in New York.

Amendments

The trustee, the depositor, the seller and the servicer, with the consent of the credit enhancer, if any, may, at any time and from time to time and without notice to or the consent of the holders, amend the related agreements:

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if accompanied by an approving opinion of counsel experienced in federal income tax matters, to remove the restriction against the transfer of a residual interest security to a “disqualified organization” (as defined in the Internal Revenue Code);

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to comply with the requirements of the Internal Revenue Code, including any amendments necessary to maintain REMIC status;

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to cure any ambiguity;

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to correct or supplement any provision in the related agreement that is inconsistent with any other provisions in the agreement;

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to amend the provisions of the agreement relating to the issuing entity’s SEC reporting obligations to comply with any changes to the laws applicable to such reporting obligations; or

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for any other purpose, if the amendment will not adversely affect in any material respect the interest of the holders (an amendment will be deemed not to have such an effect if it will not result in a reduction of the then current rating of the securities of a series, without regard to any financial guaranty insurance policy).

In no event may the amendment change in any manner the amount of, or delay the timing of, payments required to be distributed to any holder without the consent of that holder, change the percentage interest of the holders required to consent to any amendment, without the consent of the holders of all outstanding securities of the class or classes affected, or affect the terms or provisions of any financial guaranty insurance policy.

Termination of the Trust

The related agreement will provide that the trust will terminate upon the payment to the holders (from amounts other than those available under any financial guaranty insurance policy) of all amounts required to be paid to the holders upon the later to occur of:

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the final payment or other liquidation of the last home equity loan in the issuing entity (or any advance made with respect to the home equity loan);

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the disposition of all property acquired in respect of any home equity loan remaining in the issuing entity; and

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any time that an optional termination of the trust is effected as described below under “—Optional Termination”.

To effect an optional termination, the trustee must be furnished with an opinion of counsel experienced in federal income tax matters acceptable to the credit enhancer, if any, and the trustee to the effect that the optional termination constitutes a “qualified liquidation” under the Internal Revenue Code.

Optional Termination

At its option, the servicer may effect an optional termination of the trust (which may also be referred to as a clean up call) to the extent specified in the related prospectus supplement on any date when the aggregate outstanding loan balance of the home equity loans is 10% (or such other percentage as is specified in the related prospectus supplement) or less than the sum of the loan balances of all the home equity loans in the trust as of the date the home equity loans were transferred to the trust.

If specified in the related prospectus supplement, the servicer may effect an optional termination of the trust by purchasing from the issuing entity all (but not fewer than all) remaining home equity loans, in whole only, and the related mortgaged property, acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the issuing entity, at a purchase price which will equal an amount up to the sum of (a) the greater of (i) 100% of the fair market value of the home equity loans (disregarding accrued interest) and (ii) 100% of the then outstanding principal balance of the securities, plus (b) all accrued and unpaid interest on the securities (other than any interest rate cap carryover amounts) plus (c) certain reimbursement amounts. Upon such termination of the trust, the holders will be paid the principal balance of the securities plus any previously accrued but unpaid interest on the securities (other than any interest rate cap carryover amounts) in accordance with the payment priorities described in the related prospectus supplement, thereby effecting early retirement of the securities.

Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, from which no appeal is taken within the permitted appeal period, or if any appeal is taken, following a final determination with respect to the appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a “REMIC” pursuant to Section 860D of the Internal Revenue Code, the credit enhancer, if any, or the holders with the consent of the credit enhancer, if any, may within 30 calendar days following the final determination, direct the trustee on behalf of the issuing entity to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Internal Revenue Code.

Events of Default; Termination Under Indenture. Events of default under the indenture for each series of notes include:

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a default for 30 days or more in the payment of any principal of or interest on any note;

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failure to perform any other covenant of the issuing entity in the indenture which continues for a period of 60 days after notice is given in accordance with the procedures described in the related prospectus supplement;

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any representation or warranty made with respect to or affecting the series by the seller or the issuing entity in the indenture or in any certificate or other writing delivered pursuant to or in connection with the indenture having been incorrect in any material respect as of the time made, and the breach is not cured within 60 days after notice is given in accordance with the procedures described in the related prospectus supplement;

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certain events of bankruptcy, insolvency, receivership or liquidation of the seller or the issuing entity; or

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any other event of default provided with respect to the notes.

If an event of default with respect to any outstanding notes occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes with, if specified in the related prospectus supplement, the consent of the credit enhancer, may declare the principal amount (or, if the notes are zero coupon securities, the portion of the principal amount specified in the terms of that series, as provided in the related prospectus supplement) of all the notes to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes.

If, following an event of default with respect to any series of notes, the notes have been declared to be due and payable, the trustee may, in its discretion, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been any acceleration of payment. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default unless:

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the holders of 100% of the then aggregate outstanding amount of the notes consent to the sale;

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the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes at the date of the sale; or

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the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been accelerated, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes.

In the event that the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of the event of default, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

In the event that the principal of the notes of a series is declared due and payable as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of their notes less the amount of the discount which is unamortized.

Subject to the provisions of the indenture relating to the duties of the trustee, even if an event of default has occurred and is continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction of the holders. Subject to these provisions for indemnification and certain other limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. The holders of a majority of the then aggregate outstanding amount of the notes may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes affected.

The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of the series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

In addition to this discharge, with certain limitations, the indenture will provide that, if specified with respect to the notes of any series, the related issuing entity will be discharged from any and all obligations with respect to the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any resulting defeasance and discharge of the notes, holders of notes would be able to look only to this money and/or direct obligations for all further payment of principal and interest, if any, on their notes.

REMIC Administrator

For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the issuing entity may be performed by a REMIC administrator, who may be the seller or an affiliate of the seller.

CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS

The following discussion contains summaries of certain legal aspects of home equity loans which are general in nature. Because certain of these legal aspects are governed by applicable state law (which may differ substantially from state to state), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the home equity loans are situated.

Home Equity Loans

The home equity loans for a series will be secured by either mortgages, deeds of trust, security deeds, deeds to secure debt or similar security instruments, depending upon the prevailing practice in the state in which the property subject to a home equity loan is located. The filing of a mortgage, deed of trust, deed to secure debt or similar security instrument creates a lien or title interest upon the real property covered and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

Priority between mortgages and deeds of trust (or other instruments of record) generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, certain federal liens (including certain federal criminal liens, environmental liens and tax liens), certain mechanics and materialmen’s liens, and other liens given priority by applicable law.

There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a home equity loan, the borrower executes a separate undertaking to make payments on the mortgage note. Under a deed of trust or similar security instrument, the homeowner or borrower, called the “grantor,” grants the security property to a third-party grantee, called the “trustee,” for the benefit of the lender, called the “beneficiary.” The deed of trust gives the trustee the authority, if the borrower defaults and upon the instructions of the beneficiary, to sell the security property in a “foreclosure” or “trustee’s sale” and to apply the sale proceeds to the secured debt. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, particularly in deed of trust transactions, the directions of the beneficiary.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action, and foreclosure of a deed of trust may be accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in effecting service on necessary parties and from restrictions imposed by bankruptcy courts. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement or pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers. Enforcement of a deed of trust is accomplished in most cases by a trustee’s sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law. In certain states, such as California, the lender must exhaust the security through foreclosure (either judicially or non-judicially) prior to other efforts to collect the balance of the promissory note. Whether a lender may thereafter collect on the unpaid balance of the loan is governed by the anti-deficiency statute in the applicable state governing the collectibility of deficiency balances.

The trustee’s sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder’s final bid in cash (or an equivalent satisfactory to the trustee) prior to and as a condition to recognizing the bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a “credit bid” up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee’s fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale.

A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee’s deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser’s title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee’s sale or judicial foreclosure under a junior deed of trust generally has no effect on the first deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a “due-on-sale” clause contained in the senior deed of trust.

We refer you to “—Due-on-Sale Clauses in Home Equity Loans” below for more detail.

The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of the foreclosure action and sale and expenses related to maintaining and servicing the mortgage loan during such time (e.g., taxes) and then in satisfaction of the indebtedness secured by the deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action is equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was excusable or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title to and other facts about the property and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is relatively uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is more common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment can be obtained. Afterward, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender (or other purchaser at the foreclosure sale) will assume the burdens of ownership, including servicing any senior mortgage or deed of trust, obtaining hazard insurance, paying taxes and making any repairs at its own expense necessary to render the property suitable for sale. The lender commonly will attempt to resell the property and will obtain the services of a real estate broker and pay the broker’s commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Rights of Redemption

In some states, after foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a statutory or non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest, expenses of foreclosure and reasonable expenses incurred in maintaining the property. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption will defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In many states, there is no right to redeem property after a trustee’s sale under a deed of trust, unless a deficiency judgment is sought by the lender. As a result, lenders may choose to forego their right to a deficiency judgment to expedite the start of the marketing process for such foreclosed mortgage.

When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the lender for the cure generally becomes a part of the indebtedness secured by the junior deed of trust.

Junior Home Equity Loans; Rights of Senior Home Equity Loans

The home equity loans included in the issuing entity for a series of securities will be secured by mortgages or deeds of trust which may be junior to one or more other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the issuing entity (and therefore the holders of the securities), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the home equity loan to be sold upon default of the mortgagor, thus extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior mortgage loan in full and, in some states, may cure the default and bring the senior mortgage loan current, in either event adding the amounts expended to the balance due on the junior home equity loan. In some states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the issuing entity may be or become subject to liens for real estate taxes and other obligations. Although the seller generally does not cure defaults under a senior deed of trust or other lien, it is the seller’s standard practice to protect its interest by monitoring any sale of which it is aware and bidding for property if it determines that it is in the seller’s best interests to do so.

The standard form of the mortgage or deed of trust used by most institutional lenders, like that used by the seller, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the mortgage or deed of trust securing its loan, to apply any proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the mortgage or deed of trust, in any order that the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the junior indebtedness.

Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the grantor or mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right to perform the obligation itself, at its election, with the mortgagor or grantor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor. The mortgage or deed of trust typically provides that all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. However, some states calculate the deficiency as the difference between the outstanding indebtedness and the greater of the fair market value of the property and the sales price of the property. Other states require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security; however, in some of these states, the lender, following judgment on its personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors and military personnel, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Foreclosure is permitted during the pendency of this proceeding only with court permission Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the federal bankruptcy code to cure a monetary default with respect to a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (as long as no sale of the property has yet occurred) prior to the filing of the debtor’s Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a home equity loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the home equity loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications cannot be applied to the terms of a home equity loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs to the extent the value of the security exceeds the debt.

In a Chapter 11 case under the federal bankruptcy code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and/or be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The federal bankruptcy code provides priority to certain tax liens over the lender’s security. This may delay or interfere with the enforcement of rights in respect of a defaulted home equity loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of home equity loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In most cases, this liability will affect assignees of the loans.

Due-on-Sale Clauses in Home Equity Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the home equity loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to home equity loans that were originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and that were originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment Charges and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for a prepayment charge or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment charges are typically retained by servicers of home equity loans as additional servicing compensation. The regulations of the Office of Thrift Supervision (“OTS”) prohibit the imposition of a prepayment charge or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender. The absence of a restraint on prepayment or the inability to enforce prepayment charge provisions in the home equity loan documents (particularly with respect to home equity loans having higher interest rates) may increase the likelihood of refinancing or other early retirements of the home equity loans.

Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permitted the collection of prepayment charges in connection with certain types of eligible home equity loans preempting any contrary state law prohibitions. However, recent changes to the OTS regulations implementing the Parity Act make home equity loans originated on or after July 1, 2003 subject to state law restrictions on prepayment charges.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family home equity loans may be prepaid in full or in part without penalty. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to home equity loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of these home equity loans.

Applicability of Usury Laws

Many states have usury laws which limit the interest and other amounts that may be charged under certain loans. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations will not apply to certain types of residential first home equity loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to home equity loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of the state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on home equity loans covered by Title V. State laws apply to residential second mortgages; however, some state usury limitations do not apply to residential second mortgages.

Environmental Legislation

A federal statute, the Comprehensive Environmental Response, Compensation and Liability Act, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a cleanup action on account of hazardous wastes or hazardous substances released or disposed of on the property. A lien of this type generally will have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage or deed of trust. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, they would probably not be imposed on a secured lender (such as the applicable issuing entity) if it promptly marketed the foreclosed property for resale. In the event that a issuing entity acquired title to a property securing a home equity loan and cleanup costs were incurred in respect of the property, the holders of the securities might incur a delay or a reduction in the payment if the costs were required to be paid by the issuing entity.

Servicemembers Civil Relief Act

Under the Servicemembers Civil Relief Act, borrowers who enter military service after the origination of their home equity loan, including a borrower who was a member of the National Guard or was in reserve status and is called to active duty after the origination of their home equity loan:

•

are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including home equity loans) incurred prior to the commencement of military service for the duration of military service;

•

may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on obligations entered into prior to military service for the duration of military service; and

•

may have the maturity of obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

The Servicemembers Civil Relief Act applies to borrowers who are in military service, including members of the Air Force, Army, Navy, Marines, National Guard, Reserves, Coast Guard and U.S. Public Health Officers assigned to duty with the military. If a borrower’s obligation to repay amounts otherwise due on a home equity loan included in an issuing entity for a series is relieved pursuant to the Servicemembers Civil Relief Act, none of the issuing entity, the servicer, the seller, the trustee or the owner trustee (if applicable) will be required to advance these amounts, and any resulting loss may reduce the amounts available to be paid to the holders of the securities. California has a law very similar to the Servicemembers Civil Relief Act.

USE OF PROCEEDS

The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

•

to establish any reserve fund, Prefunding Account or Capitalized Interest Account;

•

to pay costs of structuring and issuing the securities, including the costs of obtaining credit enhancement; and

•

to acquire the home equity loans from the seller, who in turn will use the proceeds for general corporate purposes.

FEDERAL INCOME TAX CONSEQUENCES

General

This section sets forth certain federal income tax opinions of McKee Nelson LLP, special counsel to the seller (“Federal Tax Counsel”) and a summary, based on the advice of Federal Tax Counsel, of the material federal income tax consequences of the purchase, ownership and disposition of the securities offered hereby. The summary focuses primarily upon investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a security, prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), any reference to the “holder” means the beneficial owner of a security.

The summary is based upon the provisions of and the regulations promulgated under the Internal Revenue Code including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and a change could apply retroactively.

The federal income tax consequences to holders will vary depending on whether:

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the securities of a series are classified as indebtedness for federal income tax purposes;

•

an election is made to treat the issuing entity (or certain assets of the issuing entity) relating to a particular series of securities as a real estate mortgage investment conduit (REMIC) under the Internal Revenue Code;

•

the securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the issuing entity for a series; or

•

for federal income tax purposes the issuing entity relating to a particular series of securities is classified as a partnership or is disregarded as an entity separate from its owner.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series.

Opinions

Federal Tax Counsel is of the opinion that:

(i)

if a prospectus supplement indicates that one or more classes of non-REMIC securities of the related series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable agreement are complied with, the securities so designated will be considered indebtedness for federal income tax purposes and, for federal income tax purposes, the related issuing entity will not be an association, publicly traded partnership, or taxable mortgage pool taxable as a corporation;

(ii)

if a prospectus supplement indicates that one or more REMIC elections will be made with respect to the related issuing entity, assuming that these elections are timely made and all of the provisions of the applicable agreement are complied with:

•

each segregated pool of assets specified as a REMIC in the agreement will constitute a REMIC for federal income tax purposes;

•

the class or classes of securities of the related series which are designated as “regular interests” in the prospectus supplement will be considered “regular interests” in a REMIC for federal income tax purposes; and

•

the class of securities of the related series which is designated as the “residual interest” in the prospectus supplement will be considered the sole class of “residual interests” in the applicable REMIC for federal income tax purposes; and

(iii)

if a prospectus supplement indicates that an issuing entity will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement, the issuing entity will be a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code and will not be an association taxable as a corporation, and a holder of the related certificates will be treated for federal income tax purposes as the owner of an undivided interest in the home equity loans included in the issuing entity.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service (“IRS”) or any third-party.

Taxation of Debt Securities (Including Regular Interest Securities)

Interest and Acquisition Discount. Securities representing regular interests in a REMIC (“Regular Interest Securities”) are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest (other than original issue discount (“OID”)) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities are referred to in this section collectively as “Debt Securities.”

Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with OID. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Internal Revenue Code and the Treasury regulations issued under these provisions of the Internal Revenue Code (the “OID Regulations”). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities, and certain provisions expressly provide that they do not apply to debt instruments that have prepayment provisions such as those applicable to the Debt Securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include the OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. OID must be included in income in advance of the receipt of the cash representing that income. However, the amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Internal Revenue Code. The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). In the case of Debt Securities that are Regular Interest Securities, if less than a substantial amount of a particular class is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. For other Debt Securities if less than a substantial amount is sold the issue price would be the price paid by the underwriter or may not be established for Debt Securities retained by the Depositor or a affiliate of the Depositor until such Debt Securities are transferred to third parties. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, interest payments will not be qualified stated interest unless the interest payments are “unconditionally payable.” The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment of interest (other than late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (an “interest weighted security”).

Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between distribution dates but ends prior to each distribution date. Any interest that accrues prior to the closing date may be treated under the OID Regulations either as part of the issue price and the stated redemption price at maturity of the Debt Securities or as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In these cases, for the sole purpose of determining whether OID is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument’s issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument’s stated principal amount over its issue price. The term “interest period” may also be used to refer to the “accrual period” with respect to interest on a class of notes or certificates.

Under the de minimis rule, OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method. See “—Election to Treat All Interest as Original Issue Discount.”

The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the “daily portions’ of the OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the home equity loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the Debt Security in all prior periods, other than qualified stated interest payments.

The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing these debt instruments (a “Pay-Through Security”), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the “Prepayment Assumption”). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the home equity loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the home equity loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that home equity loans will be prepaid at that rate or at any other rate.

The seller may adjust the accrual of OID on a class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the home equity loans, although the OID Regulations do not provide for these adjustments. If the IRS were to require that OID be accrued without these adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable prospectus supplement specifies otherwise, the trustee intends, based on the OID Regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a Debt Security will also be required to include OID in gross income, but a holder who purchases a Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security’s issue price) to offset OID by comparable economic accruals of portions of excess.

Effects of Defaults and Delinquencies. Holders will be required to report income with respect to their securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the home equity loans, except possibly to the extent that it can be established that these amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a home equity loan default. However, the timing and character of these losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

Interest Weighted Securities. It is not clear how income should be accrued on Debt Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on home equity loans underlying Pass-Through Securities (defined below) (“Interest Weighted Securities”). The issuing entity intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Internal Revenue Code with respect to all taxable debt instruments held by the holder, as described below.

Variable Rate Debt Securities. Under the OID Regulations, Debt Securities paying interest at a variable rate (a “Variable Rate Debt Security”) are subject to special rules. A Variable Rate Debt Security will qualify as a “variable rate debt instrument” if:

•

its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Security by more than a specified de minimis amount;

•

it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•

it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except the de minimis amount specified above.

A “qualified floating rate” is any variable rate where the rate variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (1) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (2) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations.

In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a “Presumed Single Qualified Floating Rate”). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security’s issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Nevertheless, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Nevertheless, a variable rate of interest on a Variable Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of the variable rate during the first half of the Variable Rate Debt Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Security’s term. Further, an objective rate does not include a rate that is based on information that is within the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a “qualified inverse floating rate” if the objective rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

The OID Regulations also provide that if a Variable Rate Debt Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Security’s issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a “Presumed Single Variable Rate”). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Security’s issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

For Variable Rate Debt Securities that qualify as a “variable rate debt instrument” under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a “Single Variable Rate Debt Security”), OID is computed as described above based on the following:

•

stated interest on the Single Variable Rate Debt Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest;

•

by assuming that the variable rate on the Single Variable Rate Debt Security is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Security with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for the Single Variable Rate Debt Security; and

•

the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described above.

In general, any Variable Rate Debt Security other than a Single Variable Rate Debt Security (a “Multiple Variable Rate Debt Security”) that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Multiple Variable Rate Debt Security. The OID Regulations generally require that the Multiple Variable Rate Debt Security be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Security’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Security.

In the case of a Multiple Variable Rate Debt Security that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Security provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Security as of the Multiple Variable Rate Debt Security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Security is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Multiple Variable Rate Debt Security is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the OID rules to the “equivalent” fixed rate debt instrument in the manner described above. A holder of the Multiple Variable Rate Debt Security will account for this OID and qualified stated interest as if the holder held the “equivalent” fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that these amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Security during the accrual period.

If a Variable Rate Debt Security does not qualify as a “variable rate debt instrument” under the OID Regulations, then the Variable Rate Debt Security would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Security would be taxed if the Debt Security were treated as a contingent payment debt obligation.

The IRS has issued final regulations (the “Contingent Regulations”) governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply however to debt instruments to which Internal Revenue Code Section 1272(a)(6) is applicable, such as a Pay-Through Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Internal Revenue Code Section 1272(a)(6). Until the Treasury issues guidelines to the contrary, the trustee intends to base its computation of OID on Pay-Through Securities as described in this prospectus. However, because no regulatory guidance exists under Internal Revenue Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Internal Revenue Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the Debt Security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until the regulations are issued, the market discount would in general accrue either (1) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (2) in the ratio of (a) in the case of securities (or in the case of a Pass-Through Security, as set forth below, the home equity loans underlying the Security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the home equity loans underlying the Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Internal Revenue Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the home equity loans), the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying home equity loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the Debt Security (or in the case of a Pass-Through Security, an underlying home equity loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a Debt Security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired afterwards by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

Current treasury regulations (the “Amortizable Bond Premium Regulations”) dealing with amortizable bond premium specifically do not apply to prepayable debt instruments subject to Internal Revenue Code Section 1272(a)(6) such as the Pay-Through Securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or OID) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

Sale or Exchange. A holder’s tax basis in its Debt Security is the price the holder pays for a Debt Security, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Debt Security, measured by the difference between the amount realized and the Debt Security’s basis as so adjusted, will generally be capital gain or loss, assuming that the Debt Security is held as a capital asset. In the case of a Debt Security held by a bank, thrift, or similar institution described in Section 582 of the Internal Revenue Code, however, gain or loss realized on the sale or exchange of a Debt Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includible in the holder’s income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder’s holding period, over the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security. In addition, if the loss from the Sale of a Security exceeds a threshold amount (which may require aggregating with other related losses) a holder may be required to disclose to the IRS by filing a Form 8886. Investors should consult their tax advisors about the need to file such forms.

Status of Regular Interest Securities

Regular Interest Securities and securities representing a residual interest in a REMIC (“Residual Interest Securities”) (both types of securities collectively referred to as “REMIC Securities”) will be “real estate assets” for purposes of Section 856(c)(4)(A) of the Internal Revenue Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Internal Revenue Code (assets qualifying under one or both of those sections, applying each section separately, “qualifying assets”) to the extent that the REMIC’s assets are qualifying assets. However, if at least 95 percent of the REMIC’s assets are qualifying assets, then 100 percent of the REMIC Securities will be qualifying assets. Similarly, income on the REMIC Securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code, subject to the limitations of the preceding two sentences. In addition to home equity loans, the REMIC’s assets will include payments on home equity loans held pending distribution to holders of REMIC Securities, amounts in reserve accounts (if any) and other credit enhancements (if any). The home equity loans generally will be qualifying assets under both of the foregoing sections of the Internal Revenue Code. However, home equity loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Internal Revenue Code. In addition, to the extent that the principal amount of a home equity loan exceeds the value of the property securing the home equity loan, it is unclear and Federal Tax Counsel is unable to opine whether the home equity loans will be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on loans and held pending distribution to holders of Regular Interest Securities (“cash flow investments”) will be treated as qualifying assets.

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), these expenses will be deductible only to the extent that these expenses, plus other “miscellaneous itemized deductions” of the holder, exceed 2% of the holder’s adjusted gross income and the holder may not be able to deduct these fees and expenses to any extent in computing its alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced (subject to phase-outs that apply prior to 2011) by the lesser of (1) 3% of the excess of adjusted gross income over a threshold amount (which is adjusted for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to this type of holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (2) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. The expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

Tiered REMIC Structures. For certain series of securities, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs (“Tiered REMICs”) for federal income tax purposes. Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on these securities is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC’s assets, including stated interest and any OID or market discount on loans and other assets, and (2) deductions, including stated interest and OID accrued on Regular Interest Securities, amortization of any premium with respect to home equity loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest Security that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the home equity loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed 2% of the holder’s adjusted gross income and the holder may not be able to deduct these fees and expenses to any extent in computing its alternative minimum tax liability. Further, subject to phase-outs that apply prior to 2011, such deductions are subject to an additional reduction based on the income of the holder. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the closing date (generally, the day that the interests are issued). This aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

The OID provisions of the Internal Revenue Code apply to loans of individuals originated on or after March 2, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on these loans will be equivalent to the method under which holders of Pay-Through Securities accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include this discount in income, but without regard to the de minimis rules.

We refer you to “Taxation of Debt Securities (Including Regular Interest Securities)” above for more detail.

A REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (presumably taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before this date, it is possible that the premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

•

subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

•

subject to a limited exception, the sale or other disposition of a cash flow investment;

•

the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Internal Revenue Code; or

•

the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the closing date. The holders of Residual Interest Securities will generally be responsible for the payment of any of these taxes imposed on the REMIC. To the extent not paid by these holders or otherwise, however, these taxes will be paid out of the issuing entity and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

The holder of a Residual Interest Security will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interest Securities in proportion to their respective holdings on that day.

The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to this income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the home equity loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interest Securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which the loss arises. A holder’s basis in a Residual Interest Security will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which holders should consult their tax advisers.

Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of the payment exceeds a holder’s adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of the excess.

Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in Treasury regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations.

We refer you to “Tax Treatment of Foreign Investors” for more detail.

The REMIC provisions of the Internal Revenue Code provide three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

The excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for the quarterly period of (1) 120% of the long term applicable federal rate on the closing date multiplied by (2) the adjusted issue price of the Residual Interest Security at the beginning of the quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded.

We refer you to “—Restrictions on Ownership and Transfer of Residual Interest Securities” and “Tax Treatment of Foreign Investors” below for more detail.

Inducement Fees. The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. Prospective purchasers of the REMIC residual certificates should consult their own tax advisors regarding the tax consequences of receiving any inducement fee.

Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any “disqualified organization.” Disqualified organizations include the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Internal Revenue Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Internal Revenue Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit disqualified organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee has furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

If a Residual Interest Security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the Residual Interest Security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners (“electing large partnerships”) will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if these electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

The REMIC Regulations provide that a transfer of a “noneconomic residual interest” will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a “noneconomic residual interest” unless, at the time of the transfer:

•

the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35 percent; and

•

the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on this excess inclusion accrue, sufficient to pay these taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had “improper knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if:

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the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future;

•

the transferee represents to the transferor that the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and intends to pay the taxes associated with owning the residual interest as they come due;

•

the transferee represents to the transferor that it will not cause income from the Residual Interest Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Interest Security, is, in fact, not transferred to such permanent establishment or fixed base; and

•

one of the following two tests is satisfied, either:

(a)

the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

(i)

the present value of any consideration given to the transferee to acquire the interest;

(ii)

the present value of the expected future distributions on the interest; and

(iii)

the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Internal Revenue Code, for the month of such transfer and the compounding period used by the transferee; or

(b)

(i)  the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)

the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)

the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that the test contained in either clause (a) or (b) be met as a condition to transfer of a Residual Interest Security. Holders of Residual Interest Securities are advised to consult their tax advisors as to whether or in what amount any such payment should be made upon transfer thereof.

A different formulation of these transfer restriction rules applies to transfers of Residual Interest Securities by or to foreign transferees.

We refer you to “Tax Treatment of Foreign Investors” for more detail.

Mark to Market Rules. A Residual Interest Security cannot be marked to market under Internal Revenue Code Section 475.

Administrative Matters

The REMIC’s books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General. As further described below, each holder of a security issued by an issuing entity that is a grantor trust (a “Pass-Through Security”) must report on its federal income tax return the gross income from the portion of the home equity loans that is allocable to its Pass-Through Security and may deduct the portion of the expenses incurred or accrued by the issuing entity that is allocable to its Pass-Through Security, at the same time and to the same extent as these items would be reported by the holder if it had purchased and held directly this interest in the home equity loans and received or accrued directly its share of the payments on the home equity loans and incurred or accrued directly its share of expenses incurred or accrued by the issuing entity when those amounts are received, incurred or accrued by the issuing entity.

A holder of a Pass-Through Security that is an individual, estate, or trust will be allowed deductions for these expenses only to the extent that the sum of those expenses and the holder’s other miscellaneous itemized deductions exceeds 2% of the holder’s adjusted gross income. Further, subject to certain phase outs that apply prior to 2011 the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over a threshold amount (which is adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. Moreover, a holder of a Pass-Through Security that is not a corporation cannot deduct these expenses for purposes of the alternative minimum tax (if applicable). These deductions will include servicing, guarantee and administrative fees paid to the servicer of the home equity loans. As a result, the issuing entity will report additional taxable income to holders of Pass-Through Securities in an amount equal to their allocable share of these deductions, and certain holders of Pass-Through Securities may have taxable income in excess of the cash received.

Status of the Pass-Through Securities. The Pass-Through Securities will be “real estate assets” for purposes of Section 856(c)(4)(A) of the Internal Revenue Code and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code (assets qualifying under one or both of those sections, applying each section separately, “qualifying assets”) to the extent that the grantor trust’s assets are qualifying assets. Further, the Pass-Through Securities may not be “real estate assets” to the extent loans held by the trust are not secured by real property, and may not be “loans secured by an interest in real property” to the extent loans held by the grantor trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets.

Taxation of Pass-Through Securities Under Stripped Bond Rules. The federal income tax treatment of the Pass-Through Securities will depend on whether they are securities (“Stripped Securities”) subject to the “stripped bond” rules of section 1286 of the Internal Revenue Code. The Pass-Through Securities will be Stripped Securities if stripped interest-only certificates are issued. In addition, whether or not stripped interest-only certificates are issued, the IRS may contend that the stripped bond rules apply on the ground that the servicer’s servicing fee, or other amounts, if any, paid to (or retained by) the servicer or its affiliates, as specified in the applicable prospectus supplement, represent greater than an arm’s length consideration for servicing the home equity loans and should be characterized for federal income tax purposes as an ownership interest in the home equity loans. The IRS has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a “stripped coupon” under the rules of Internal Revenue Code Section 1286.

If interest retained for the servicer’s servicing fee or other interest is treated as a “stripped coupon,” the Pass-Through Securities will either be subject to the OID rules or the market discount rules. A holder of a Pass-Through Security will account for any discount on the Pass-Through Security as market discount rather than OID if either (1) the amount of OID with respect to the Pass-Through Security was treated as zero under the OID de minimis rule when the Pass-Through Security was stripped or (2) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the home equity loans. If neither of the above exceptions applies, the OID rules will apply to the Pass-Through Securities.

If the OID rules apply, the holder of a Pass-Through Security (whether a cash or accrual method taxpayer) will be required to report interest income from the Pass-Through Security in each taxable year equal to the income that accrues on the Pass-Through Security in that year calculated under a constant yield method based on the yield of the Pass-Through Security (or, possibly, the yield of each mortgage underlying the Pass-Through Security) to the holder. This yield would be computed at the rate (assuming monthly compounding) that, if used in discounting the holder’s share of the payments on the mortgages, would cause the present value of those payments to equal the price at which the holder purchased the Pass-Through Security. With respect to certain categories of debt instruments including “any pool of debt instruments the yield on which may be affected by reason of prepayments (or to the extent provided in regulations, by reason of other events),” Section 1272(a)(6) of the Internal Revenue Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. If required to report interest income on the Pass-Through Securities to the IRS under the stripped bond rules, it is anticipated that the trustee will calculate the yield of the Pass-Through Securities based on a representative initial offering price of the Pass-Through Securities and a reasonable assumed rate of prepayment of the home equity loans (although the yield may differ from the yield to any particular holder that would be used in calculating the interest income of the holder). The prospectus supplement for each series of Pass-Through Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the home equity loans will prepay at that rate or at any other rate.

If a home equity loan is prepaid in full, the holder of a Pass-Through Security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the home equity loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see “Sales of Pass-Through Securities” below) that is allocable to the home equity loan. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

Taxation of Pass-Through Securities If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Pass-Through Security, then the holder will be required to include in income its share of the interest payments on the home equity loans in accordance with its tax accounting method. In addition, if the holder purchased the Pass-Through Security at a discount or premium, the holder will be required to account for this discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Internal Revenue Code and, in the case of discount other than OID, whether this other discount exceeds a de minimis amount. In the case of OID, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of this discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the home equity loans. However, OID could arise with respect to a home equity loan (“ARM”) that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The OID for ARMs generally will be determined under the principles discussed in “Taxation of Debt Securities (Including Regular Interest Securities)—Variable Rate Debt Securities.”

If discount other than OID exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of the discount accrued through this month and not previously included in income, but limited, with respect to the portion of the discount allocable to any home equity loan, to the amount of principal on the home equity loan received by the grantor trust in that month. Because the home equity loans will provide for monthly principal payments, this discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount accrues (and therefore at a rate not significantly slower than the rate at which the discount would be included in income if it were OID). The holder may elect to accrue the discount under a constant yield method based on the yield of the Pass-Through Security to the holder (or possibly based on the yields of each home equity loan). In the absence of such an election, it may be necessary to accrue the discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Pass-Through Security will be considered to be zero if it is less than the product of (1) 0.25% of the principal amount of the home equity loans allocable to the Pass-Through Security and (2) the weighted average life (in complete years) of the home equity loans remaining at the time of purchase of the Pass-Through Security.

If a holder purchases a Pass-Through Security at a premium, the holder may elect under Section 171 of the Internal Revenue Code to amortize the portion of the premium that is allocable to a home equity loan under a constant yield method based on the yield of the home equity loan to the holder, provided that the home equity loan was originated after September 27, 1985. Premium allocable to a home equity loan originated on or before that date should be allocated among the principal payments on the home equity loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

It is not clear whether the foregoing adjustments for market discount or premium would be made based on the scheduled payments on the home equity loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

If a home equity loan is prepaid in full, the holder of a Pass-Through Security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the home equity loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see “Sales of Pass-Through Securities” below) that is allocable to the home equity loan. Adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

Miscellaneous Tax Aspects

Backup Withholding. A holder, other than a holder of a Residual Interest Security, may, under certain circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or OID on the securities. This withholding generally applies if the holder of a security:

•

fails to furnish the trustee with its taxpayer identification number (“TIN”);

•

furnishes the trustee an incorrect TIN;

•

fails to report properly interest, dividends or other “reportable payments” as defined in the Internal Revenue Code; or

•

under certain circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain foreign investors, that is, investors that for United States federal income tax purposes are treated as:

•

corporations or partnerships created outside of the United States;

•

individuals that are not citizens or residents of the United States; or

•

foreign estates or trusts within the meaning of Internal Revenue Code Section 7701.

Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the holders and to the servicer for each calendar year the amount of any “reportable payments” during the year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to issuing entities which are treated as partnerships for federal income tax purposes, unless interest (including OID) paid on a security (other than a Residual Interest Security) is considered to be “effectively connected” with a trade or business conducted in the United States by a foreign investor, the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax.

See “—Tax Consequences to Holders of the Certificates Issued by a Partnership—Tax Consequences to Foreign Certificateholders.” Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from these interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to foreign investors. Holders of Pass-Through Securities however, may be subject to withholding to the extent that the home equity loans were originated on or before July 18, 1984.

Interest and OID of a foreign investor are not subject to withholding if they are effectively connected with a United States business conducted by the holder and the holder timely provides an IRS Form W-8ECI. They will, however, generally be subject to the regular United States income tax.

Payments to holders of Residual Interest Securities who are foreign investors will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that this income does not qualify for exemption from United States withholding tax as “portfolio interest.” The extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax.

Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a foreign investor will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign investor transfers a Residual Interest Security to a United States person (that is, a person that is not a foreign investor), and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Internal Revenue Code.

We refer you to “Taxation of Holders of Residual Interest Securities—Excess Inclusions” for more detail.

Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a security by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) this gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Tax Characterization of the Trust as a Partnership

If an issuing entity is intended to be a partnership for federal income tax purposes the applicable agreements will provide that the nature of the income of the issuing entity will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates will be structured as a private placement under an IRS safe harbor, so that the issuing entity will not be characterized as a publicly traded partnership taxable as a corporation, and that no action will be taken that is inconsistent with the treatment of the issuing entity as a partnership (such as election to treat the issuing entity as a corporation for federal income tax purposes). If, however, the issuing entity has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the issuing entity as a corporation for federal income tax purposes.

Certain entities classified as “taxable mortgage pools” are subject to corporate level tax on their net income. A “taxable mortgage pool” is generally defined as an entity that meets the following requirements:

(1)

the entity is not a REMIC;

(2)

substantially all of the assets of the entity are debt obligations, and more than 50 percent of these debt obligations consists of real estate mortgages (or interests in real estate mortgages);

(3)

the entity is the obligor under debt obligations with two or more maturities; and

(4)

payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets.

With respect to requirement (3), equity interests that have maturities that correspond to maturity classes of debt may be treated as debt for purposes of determining whether there are two or more maturities. If the issuing entity were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Federal Tax Counsel will deliver its opinion for an issuing entity which is intended to be a partnership for federal income tax purposes, as specified in the related prospectus supplement, generally to the effect that the issuing entity will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the agreements and related documents will be complied with, and on Federal Tax Counsel’s conclusion that either the number of classes of debt obligations issued be the issuing entity, or the nature of the assets held by the issuing entity will exempt the issuing entity from treatment as a taxable mortgage pool.

Tax Consequences to Holders of the Notes Issued by a Partnership

Treatment of the Notes as Indebtedness. The issuing entity will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Except as otherwise provided in the related prospectus supplement, Federal Tax Counsel will advise the seller that the notes will be classified as debt for federal income tax purposes. Consequently, holders of notes will be subject to taxation as described in “Taxation of Debt Securities (Including Regular Interest Securities)” above for Debt Securities which are not Regular Interest Securities.

Debt Securities generally will be subject to the same rules of taxation as Regular Interest Securities issued by a REMIC, as described above, except that:

(1)

income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method;

(2)

the special rule treating a portion of the gain on sale or exchange of a Regular Interest Security as ordinary income is inapplicable to Debt Securities. See “— FEDERAL INCOME TAX CONSEQUENCES — Taxation of Debt Securities (including Regular Interest Securities) — Sale or Exchange” above and

(3)

the character and timing of any Realized Losses may be governed by Internal Revenue Code Section 165(g) relating to worthless securities rather than by Internal Revenue Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

Possible Alternative Treatment of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign investors generally would be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, income to certain tax-exempt entities would be “unrelated business taxable income,” and individual holders might be subject to certain limitations on their ability to deduct their share of the issuing entity’s expenses.

Tax Consequences to Holders of the Certificates Issued by a Partnership

Treatment of the Issuing Entity as a Partnership. In the case of an issuing entity intended to qualify as a partnership for federal income tax purposes, the issuing entity and the seller will agree, and the certificateholders will agree by their purchase of certificates, to treat the issuing entity  as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the issuing entity, the partners of the partnership being the certificateholders, and the notes, if any, being debt of the partnership, or if there is a single certificateholder for federal income tax purposes, to disregard the issuing entity as an entity separate from the certificateholder. However, the proper characterization of the arrangement involving the certificates, the notes, the issuing entity and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the issuing entity. Generally, provided the certificates are issued at or close to face value, any characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates have interest rates which would qualify as contingent interest under the OID regulations, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to these certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. As a partnership, the issuing entity will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account its allocated share of income, gains, losses, deductions and credits of the issuing entity. The issuing entity’s income will consist primarily of interest and finance charges earned on the home equity loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of home equity loans. The issuing entity’s deductions will consist primarily of interest and OID accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of home equity loans.

The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the issuing entity for each month equal to the sum of:

(1)

the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for that month and interest on amounts previously due on the certificates but not yet distributed;

(2)

prepayment premium payable to the certificateholders for the applicable month; and

(3)

any other amounts of income payable to the certificateholders for the applicable month.

All remaining taxable income of the issuing entity will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating income of the issuing entity should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the issuing entity might not have sufficient cash to make current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on income of this issuing entity even if they have not received cash from the issuing entity to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the issuing entity.

If a certificate is purchased at a discount or a premium to its stated balance, the timing and character of income associated with such discount or premium is uncertain. The rules that relate to the timing and character with respect to discount and premium on a debt instrument do not apply to equity interests in a partnership. If notes are also issued, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the Internal Revenue Code.

An individual taxpayer’s share of expenses of the issuing entity (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part (including for purposes of calculating alternative minimum taxes) and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the issuing entity.

The issuing entity intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each home equity loan, the issuing entity might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. It is believed that the home equity loans will not have been issued with OID and, therefore, the trust should not have OID income. However, the purchase price paid by the issuing entity for the home equity loans may be greater or less than the remaining principal balance of the home equity loans at the time of purchase. If so, the home equity loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a home equity loan by home equity loan basis.)

If the issuing entity acquires the home equity loans at a market discount or premium, the issuing entity will elect to include this discount in income currently as it accrues over the life of the home equity loans or to offset the premium against interest income on the home equity loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Under Section 708 of the Internal Revenue Code, the issuing entity will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period. If a termination occurs, the issuing entity will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the issuing entity as a new partnership. The issuing entity will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the issuing entity may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the issuing entity might not be able to comply due to lack of data.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to the related certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the issuing entity. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the home equity loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The issuing entity does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.

Losses on the sale of a certificate in excess of a threshold amount (which may require inclusion of other losses) could trigger the requirement to disclose the loss by filing an IRS Form 8886 and investors should discuss the need to file such form with their tax advisors.

Allocations Between Sellers and Transferees. In general, the issuing entity’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the issuing entity might be reallocated among the certificateholders. The issuing entity’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuing entity’s assets will not be adjusted to reflect that higher (or lower) basis unless there is a “substantial basis reduction” within the meaning of Section 734 of the Internal Revenue Code or unless the trust were to file an election under Section 754 of the Internal Revenue Code. A Trust that qualifies as a “securitization partnership” within the meaning of Section 743(f) of the Internal Revenue Code cannot be treated as having a substantial basis reduction with respect to the sale of the certificates. With respect to the election under Section 754 of the Internal Revenue Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity currently does not intend to make an election. As a result, certificateholders might be allocated a greater or lesser amount of income of the issuing entity than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the issuing entity. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the issuing entity and will report each certificateholder’s allocable share of items of income of the issuing entity and expense to holders and the IRS on Schedule K-1. The issuing entity will provide the Schedule K-1 information to nominees that fail to provide the issuing entity with the information statement described below and these nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner:

•

the name, address and identification number of the relevant person;

•

whether this person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

•

certain information on certificates that were held, bought or sold on behalf of this person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.

The seller will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the issuing entity.

Tax Consequences to Foreign Certificateholders. It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign investors because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for these purposes, the issuing entity will withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold. The issuing entity expects to withhold pursuant to Section 1446 of the Internal Revenue Code on the portion of its taxable income that is allocable to certificateholders that are foreign investors, as if the income were effectively connected to a U.S. trade or business, at the maximum rate applicable to corporations for foreign holders that are taxable as corporations and at the maximum rate applicable to individuals for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures.

Each certificateholder that is a foreign investor might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the issuing entity’s income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the issuing entity taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign investor generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the issuing entity. If these interest payments are properly characterized as guaranteed payments (absent a reduction pursuant to an applicable treaty), certificateholders should expect to be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In this case, a foreign investor would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code and, if necessary, adequately demonstrates this status.

STATE TAX CONSEQUENCES

In addition to the federal income tax consequences described in “FEDERAL INCOME TAX CONSEQUENCES,” potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Internal Revenue Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”). Such transactions are treated as “prohibited transactions” under Section 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Internal Revenue Code unless an exemption applies. The underwriters of the securities, each master servicer or other servicer, any credit enhancer, any swap or cap provider, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Internal Revenue Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan Assets. In 29 C.F.R. §2510.3-101 (the “Plan Assets Regulation”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Internal Revenue Code. The Plan Assets Regulation provides that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulation applies. The certificates offered hereby (the “Certificates”) will be deemed an equity interest for purposes of the Plan Assets Regulation, and the seller can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Assets Regulation. As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the issuing entity and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the issuing entity and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Underwriter Exemption

The DOL has issued to each of a number of underwriters of mortgage and asset-backed securities individual prohibited transaction exemptions each of which was most recently amended and restated by Prohibited Transaction Exemption 2007-5 (collectively, the “Exemption”), which is applicable to Certificates which meet its requirements whenever one of such underwriters or their affiliates is the sole underwriter, the manager or co-manager of an underwriting syndicate or the selling or placement agent for the offering of the Certificates. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Internal Revenue Code provided that the conditions set forth in the Exemption are satisfied. These transactions include (1) the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single-family, mixed-use and multi-family residential mortgage loans, home equity loans or receivables and (2) the purchase, sale and holding of securities which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption. Included among the general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for relief under the Exemption are:

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First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

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Second, the loans held by the issuing entity must be fully secured (other than one to four-family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below). (Mortgage loans, home equity loans, obligations and receivables will be collectively referred to herein as “loans.”)

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Third, the Certificates may be subordinated, provided they are issued in “designated transactions” (as described below) and are backed by fully-secured loans.

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Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc., Fitch Ratings, DBRS Limited or DBRS, Inc. (each, a “Rating Agency”).

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Fifth, the trustee and the indenture trustee generally cannot be affiliates of any other member of the “Restricted Group” other than an underwriter. The Restricted Group consists of (i) any underwriter as defined in the Exemption, (ii) the seller, (iii) the master servicer, (iv) each servicer, (v) the insurer, (vi) the counterparty of any “interest swap” (as described below) held as an asset of the issuing entity and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the issuing entity as of the date of initial issuance of the Certificates.

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Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the seller pursuant to the assignment of the loans to the related issuing entity must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any other servicer must represent not more than reasonable compensation for such person’s services under the related agreement and reimbursement of such person’s reasonable expenses in connection therewith.

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Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must generally have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of Certificates; and (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Certificates.

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Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. The seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

Types of Issuing Entities. Under the Exemption, permitted issuing entities include owner-trusts, as well as grantor trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the seller in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Designated Transactions. In the case where the Certificates are backed by issuing entity assets which are residential, home equity, manufactured housing, multi-family or commercial loans which are described and defined in the Exemption as designated transactions (“Designated Transactions”), the Exemption permits the Certificates issued by the issuing entity in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated. The related prospectus supplement will specify whether the assets in the issuing entities will be considered Designated Transactions for purposes of the Exemption. In addition, one subset of Designated Transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that (a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same issuing entity; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the issuing entity is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the issuing entity and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the issuing entity) which are secured by the same collateral.

Insurance Company General Accounts. In the event that Certificates do not meet the requirements of the Exemption solely because they are subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

Permitted Assets. The exemption permits an interest-rate swap to be an asset of an issuing entity which issues Certificates acquired by Plans in an initial offering or in the secondary market. If such certificates are purchased by a qualified plan investor, an interest-rate swap (or if purchased by or on behalf of the issuing entity) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted issuing entity asset if it: (a) is an “eligible Swap;” (b) is with an “eligible swap counterparty;” (c) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap”; and (d) permits the issuing entity to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid; and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a)-(d) above.

An “eligible swap counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that if a swap counterparty is relying on its short-term rating to establish such eligibility, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency and provided further that if the class of certificates with which the swap is associated has a final maturity date of more than one year from the date of issuance of such certificates, and such swap is a ratings dependent swap such counterparty is required by the terms of the swap agreement to establish any collateralization or other arrangement satisfactory to the Rating Agencies in the event of a ratings downgrade of the swap counterparty.

A “qualified plan investor” is a Plan or Plans on whose behalf the decision to buy such class of Certificates is made by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary is either: (a) a “qualified professional asset manager” under Prohibited Transaction Class Exemption (“PTCE”) 84-14 (see below), (b) an “in-house asset manager” under 96-23 PTCE 96-23 (see below) or (c) has total assets (both, Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap and the rating of the counterparty), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the servicer fails to meet these obligations, Plans that hold Certificates must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the issuing entity in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the issuing entity an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the issuing entity (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may be held as an asset of the issuing entity with respect to Certificates purchased by Plans if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the issuing entity and an eligible counterparty; and (f) it has an Allowable Notional Amount.

Pre-Funding Accounts. The Exemption extends exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the issuing entity within a specified period following the closing date (“DOL Pre-Funding Period”) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided the pre-funding arrangements satisfy a number of conditions.

Revolving Pool Features. The Exemption only covers Certificates backed by “fixed” pools of loans which require that all the loans must be transferred to the issuing entity or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding is used). Accordingly, Certificates issued by issuing entities which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Internal Revenue Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans. However, no exemption is provided from certain restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, the Exemption provides relief to fiduciaries of plans, other than Excluded Plans, from certain self-dealing and conflict of interest prohibited transactions if the following requirements are met; each Plan’s investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class; after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of an issuing entity containing assets which are sold or serviced by the same entity; in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates in which Plans have invested, and at least 50% of the aggregate interests in the issuing entity, are acquired by persons independent of the Restricted Group, and no plan’s fiduciary (or any affiliate of such fiduciary) is an obligor with respect to more than 5% of the fair market value of the obligations contained in the investment pool.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the assets of the issuing entity would be treated as “plan assets” of a Plan for the purposes of ERISA and the Internal Revenue Code only if the Plan acquires an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes offered hereby (the “Notes”) are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans. However, without regard to whether the Notes are treated as an “equity interest” for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the issuing entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

The Exemption permits issuing entities which are grantor trusts, owner-trusts or REMICs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the issuing entity’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the issuing entity and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the issuing entity. However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of Notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption (“PTCE”) 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the Notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Adequate consideration means fair market value as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the DOL. However, even if the conditions specified one of these exemptions are met, the scope of the relief provided under such exemptions might or might not cover all acts which might be construed as prohibited transactions.

Each prospectus supplement will contain information concerning considerations relating to ERISA and the Internal Revenue Code that are applicable to the related securities. Before purchasing securities in reliance on the Exemption, the Investor-Based Exemptions or any administrative or statutory exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

Any Plan investor who proposes to use “plan assets” of any Plan to purchase securities of any series or class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Internal Revenue Code of the acquisition and ownership of such securities.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the requirements of ERISA or Internal Revenue Code Section 4975. However, they may elect to be qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or Internal Revenue Code Section 4975. A fiduciary of any such plan should make its own determination as to the propriety of an investment in securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any such similar law.

LEGAL INVESTMENT

The securities will not constitute “mortgage-related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 unless the related prospectus supplement specifies that the securities will constitute “mortgage related securities.” Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and the extent to which the securities constitute legal investments for them.

PLAN OF DISTRIBUTION

The securities offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described in the paragraph below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the securities of a particular series may be made through a combination of two or more of these methods. These methods are as follows:

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by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

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by placements by the depositor with institutional investors through dealers; and

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by direct placements by the depositor with institutional investors.

If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of the securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

In connection with the sale of the securities offered, underwriters may receive compensation from the depositor or from purchasers of such securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933.

It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be underwriters within the meaning of the Securities Act of 1933 in connection with reoffers and resales by them of the offered securities. Holders of offered securities should consult with their legal advisors in this regard prior to any reoffer or resale.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for the seller by McKee Nelson LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

The depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in the prospectus supplement and this prospectus, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the SEC. For further information, we refer investors to the registration statement and the related exhibits.

The depositor, acting in its capacity as depositor for an issuing entity, will be required to file certain reports for the issuing entity with the SEC pursuant to the requirements of the Securities Exchange Act of 1934. These reports will include annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports. The depositor may suspend filing reports for an issuing entity if and when these reports are no longer required under the Exchange Act.

Materials filed with the SEC can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its Public Reference Room, 100 F St. NE, Washington, D.C. 20549, and at its Regional Offices located as follows, Midwest Regional Office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and Northeast Regional Office, 233 Broadway, New York, New York 10279. The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the depositor. The address of the internet web site is (http://www.sec.gov).

The trustee on behalf of any issuing entity will provide without charge to each person to whom this prospectus is delivered, on written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless these exhibits are specifically incorporated by reference into the information incorporated in this prospectus). Requests should be directed to the corporate trust office of the trustee specified in the related prospectus supplement. These documents will also be available on the trustee’s website, as specified in the related prospectus supplement.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus and any prospectus supplement. Investors should not rely on any information or representations not contained in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered under this prospectus and the applicable prospectus supplement and are not an offer of the securities to any person in any state or other jurisdiction in which an offer would be unlawful. The delivery of this prospectus does not imply that information contained in the prospectus is correct as of any time subsequent to its date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed with the SEC by the depositor for the issuing entity referred to in the accompanying prospectus supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of any offering of the securities issued by the issuing entity will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus should be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement modified or superseded in this manner should not be deemed, except as modified or superseded, to constitute a part of this prospectus.

$710,534,000 (APPROXIMATE)

NATIONSTAR HOME EQUITY LOAN
ASSET BACKED CERTIFICATES, SERIES 2007-C

Nationstar Home Equity Loan Trust 2007-C
as Issuing Entity

Nationstar Mortgage LLC
as Sponsor, Originator and Servicer
Nationstar Funding LLC
as Depositor
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PRELIMINARY PROSPECTUS SUPPLEMENT
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BANC OF AMERICA SECURITIES LLC	Citi
RBS GREENWICH CAPITAL
, 2007